As filed with the Securities and Exchange Commission on January 28, 2012

Registration No. 333-184594

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO THE FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Westbury Bancorp, Inc. and

Savings Plan for Employees of Westbury Bank (the “401(k) Plan”)

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	46-1834307
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

200 South Main Street

West Bend, Wisconsin 53095

(262) 334-5563

(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Mr. Raymond F. Lipman

President and Chief Executive Officer

200 South Main Street

West Bend, Wisconsin 53095

(262) 334-5563

(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent for Service)

Copies to:

Kip Weissman, Esq.

Adam P. Wheeler, Esq.

Luse Gorman Pomerenk & Schick, P.C.

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per share	Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.01 par value per share	5,142,541 shares		$10.00	$51,425,410	(1)	$7,015	(2)
Participation interests	1,160,000 interests	(2)					(3)

(1)          Estimated solely for the purpose of calculating the registration fee.

(2)          Previously paid.

(3)          The securities of Westbury Bancorp, Inc. to be purchased by the 401(k) Plan as adopted by Westbury Bank are included in the amount shown for the common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such plan.  The prospectus supplement for the 401(k) Plan will be filed by amendment.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

WESTBURY BANK

401(k) PROFIT SHARING PLAN

Offering of Participation Interests in up to 1,160,000 Shares of

WESTBURY BANCORP, INC.

COMMON STOCK

In connection with the conversion of Westbury Bank (“Westbury Bank”) from the mutual to the stock form of organization and the related offering of shares of common stock of Westbury Bancorp, Inc., Westbury Bancorp, Inc. and Westbury Bank are allowing participants in the Westbury Bank 401(k) Profit Sharing Plan (the “Plan”) to invest up to 15% of their account balances in the common stock of Westbury Bancorp, Inc.

Westbury Bank adopted the Plan, effective as of October 15, 2012, for the benefit of Westbury Bank’s employees. The Plan replaced the prior plan (the “Prior Plan”) that was originally adopted effective as of January 1, 1985.  The account balances of active employees of Westbury Bank have been transferred from the Prior Plan to the Plan.

Based upon the value of the Plan assets at October 15, 2012, the trustee of the Plan could purchase or acquire up to 1,160,000 shares of the common stock of Westbury Bancorp, Inc., at the purchase price of $10.00 per share.  This prospectus supplement relates to the initial election of Plan participants to direct the trustee of the Plan to invest up to 15% of their Plan account balances in stock units representing an ownership interest in the common stock of Westbury Bancorp, Inc. at the time of the stock offering.

The prospectus of Westbury Bancorp, Inc., dated                     , 2013, accompanies this prospectus supplement.  It contains detailed information regarding the conversion and stock offering of Westbury Bancorp, Inc. common stock and the financial condition, results of operations and business of Westbury Bancorp, Inc. and Westbury Bank.  This prospectus supplement provides information regarding the Plan.  You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see the “Risk Factors” section of the prospectus.

The interests in the Plan and the offering of Westbury Bancorp, Inc. common stock have not been approved or disapproved by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Securities and Exchange Commission or any other federal or state agency.  Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement and in the prospectus are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by Westbury Bancorp, Inc. of interests or shares of common stock pursuant to the Plan.  No one may use this prospectus supplement to re-offer or resell interests or shares of common stock acquired through the Plan.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  Westbury Bancorp, Inc., Westbury Bank and the Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.  Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock or stock units representing an ownership interest in Westbury Bancorp, Inc. common stock shall under any circumstances imply that there has been no change in the affairs of Westbury Bancorp, Inc. or any of its subsidiaries or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is                          , 2013.

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THE OFFERING

Securities Offered

Westbury Bancorp, Inc. is offering stock units in the Westbury Bank 401(k) Profit Sharing Plan adopted by Westbury Bank (the “Plan”). The stock units represent indirect ownership of Westbury Bancorp, Inc. common stock through the Westbury Bancorp, Inc. Stock Fund established under the Plan in connection with the stock offering. The Plan may acquire up to 1,160,000 shares of Westbury Bancorp, Inc. common stock in the stock offering for the accounts of active employees. Only employees of Westbury Bank may become participants in the Plan and only participants may purchase stock units in the Westbury Bancorp, Inc. Stock Fund. Your investment in stock units in connection with the stock offering through the Westbury Bancorp, Inc. Stock Fund is subject to the purchase priorities contained in the Plan of Conversion and Reorganization of WBSB Bancorp, MHC.

Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Westbury Bancorp, Inc. is contained in the accompanying prospectus. The address of the principal executive office of Westbury Bancorp, Inc. and Westbury Bank is 200 South Main Street, West Bend, Wisconsin 53095. Westbury Bank’s telephone number is (262) 334-5563.

All elections to purchase stock units in the Westbury Bancorp, Inc. Stock Fund in the stock offering under the Plan and any questions about this prospectus supplement should be addressed to Nancie P. Heaps, Senior Vice President of Human Resources, Westbury Bank, 200 South Main Street, West Bend, Wisconsin 53095, telephone number: (262) 334-5563, ext. 1209; fax: (262) 335-6028; email: Nancie.Heaps@westburybankwi.com.

Questions about the common stock being offered or about the prospectus may be directed to the Stock Information Center at (      )                               .

Election to Purchase Common Stock in the Offering: Priorities

In connection with the conversion and stock offering, you may elect to transfer up to 15% of your account balances in the Plan to the Westbury Bancorp, Inc. Stock Fund, to be used to purchase common stock of Westbury Bancorp, Inc. issued in the stock offering. The trustee of the Westbury Bancorp, Inc. Stock Fund will purchase common stock of Westbury Bancorp, Inc. to be held as stock units in accordance with your directions. However, such directions are subject to purchase limitations in the Plan of Conversion and Reorganization of WBSB Bancorp, Inc, MHC.

The shares of common stock of Westbury Bancorp, Inc. are being offered at $10 per share in a subscription offering and community offering. In the offering, the shares are being offered in the following descending order of priority:

Subscription Offering:

(1)   First, to depositors of Westbury Bank with aggregate account balances of at least $50 as of the close of business on June 30, 2011.

(2)   Second, to Westbury Bank’s tax-qualified plans, including the employee stock ownership plan.

(3) Third, to depositors of Westbury Bank with aggregate account balances of at least $50 as of the close of business on December 31, 2012.

(4)   Fourth, to depositors of Westbury Bank as of [                              ].

If there are shares remaining after all of the orders in the subscription offering have been filled, shares may be offered in a community offering to the general public.

If you fall into subscription offering categories (1), (3), or (4) above, you have subscription rights to purchase Westbury Bancorp, Inc. common stock in the subscription offering and you may use funds in the Plan to pay for the stock units. You may also be able to purchase stock units representing an ownership interest in shares of Westbury Bancorp, Inc. common stock in the subscription offering even though you are ineligible to purchase through subscription offering categories (1), (3), or (4) if Westbury Bancorp, Inc. determines to allow the Plan to purchase stock through subscription offering category (2), reserved for its tax-qualified employee plans. If the Plan is not included in category (2), then any order for stock units placed by those ineligible to subscribe in categories (1), (3), and (4) will be considered an order placed in the community offering. Subscription offering orders, however, will have preference over orders placed in a community offering.

You may also be able to purchase Westbury Bancorp, Inc. common stock outside of the Plan. You will separately receive offering materials in the mail, including a Stock Order Form. If you wish to purchase stock outside of the Plan, you must complete and submit the Stock Order Form and payment, using the reply envelope provided.

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The amount that you elect to transfer from your existing account balances for the purchase of stock units representing an ownership interest in shares of Westbury Bancorp, Inc. common stock in the stock offering will be removed from your existing accounts and transferred to an interest-bearing cash account, pending the closing of the conversion, which will occur up to several weeks after the stock offering period ends.

At the closing of the conversion, and subject to a determination as to whether all or any portion of your order may be filled (based on your purchase priority and whether the stock offering is over-subscribed and whether the Plan will purchase through category 2), the amount that you have transferred to purchase stock units will be placed in the Westbury Bancorp, Inc. Stock Fund and allocated to your Plan account.

In the event the stock offering is oversubscribed, i.e., there are more orders for shares of common stock than shares available for sale in the stock offering, and the trustee is unable to use the full amount allocated by you to purchase shares of common stock in the stock offering, the amount that cannot be invested in shares of common stock, and any interest earned, will be reinvested in the other investment funds of the Plan in accordance with your then existing investment election (in proportion to your investment direction for future contributions). If you do not have an existing election as to the investment of future contributions, then such amounts will be transferred to and invested in the applicable Smart Retirement Fund (based upon your normal retirement date), pending your reinvestment in another fund of your choice.

If you choose not to direct the investment of your account balances towards the purchase of any shares in the offering, your account balances will remain in the investment funds of the Plan as previously directed by you.

Composition and Purpose of Stock Units

The Westbury Bancorp, Inc. Stock Fund will initially invest 95% of its assets in the common stock of Westbury Bancorp, Inc. and hold 5% in cash. Accordingly, stock units will not be valued at the same price as the common stock of Westbury Bancorp, Inc.

The Westbury Bancorp, Inc. Stock Fund will maintain a cash component for liquidity purposes. Liquidity is required in order to facilitate daily transactions such as investment transfers or distributions from the Westbury Bancorp, Inc. Stock Fund. Following the stock offering, each day, the stock unit value of the Westbury Bancorp, Inc. Stock Fund will be determined by dividing

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the total market value of the Westbury Bancorp, Inc. Stock Fund at the end of the day by the total number of units held in the Westbury Bancorp, Inc. Stock Fund by all participants as of the previous day’s end. The change in stock unit value reflects the day’s change in stock price, any cash dividends accrued and the interest earned on the cash component of the Westbury Bancorp, Inc. Stock Fund, less any investment management fees. The market value and unit holdings of your account in the Westbury Bancorp, Inc. Stock Fund will be reported to you on your regular Plan participant statements and you may also view your account balances by internet access to your account.

Value of the Plan Assets	As of October 15, 2012, the market value of the assets of the Plan was approximately $11,500,000, all of which was attributable to active employees of Westbury Bank.

In Order to Participate in the Offering

Enclosed is a Special Investment Election Form on which you can elect to transfer up to 15% of your account balance in the Plan to the Westbury Bancorp, Inc. Stock Fund for the purchase of stock units at $10 each in the offering. If you wish to use up to 15% of your account balance in the Plan to purchase common stock issued in the offering (which will be designated as “stock units” in the Plan), you should indicate that decision on the Special Investment Election Form. If you do not wish to purchase stock units in the offering through the Plan, you must still fill out the Special Investment Election Form and check the box for “No Election” in Section D of the form. In either case, return the Special Investment Election Form to Nancie P. Heaps, Senior Vice President of Human Resources, Westbury Bank, as indicated below, no later than           ,                   , 2013 at     :00 p.m., Central Time.

How to Order

You can elect to transfer up to 15% of your account balance in the Plan to the Westbury Bancorp, Inc. Stock Fund for the purchase of stock units. This is done by following the procedures described below. Please note the following stipulations concerning this election:

•     You can direct up to 15% of your current account balance to the Westbury Bancorp, Inc. Stock Fund. (See the Prospectus of Westbury Bancorp, Inc. for additional purchase limitations).

•     Your election is subject to a minimum purchase of 25 shares which equates to $250.00.

•     Your election is subject to a maximum purchase of 15,000

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shares which equals $150,000. (See the Prospectus of Westbury Bancorp, Inc. for additional purchase limitations.)

•     The election period for purchases through the Plan closes                       ,                   , 2013, at     :00 p.m., Central Time.

•     After your election is accepted, funds will be transferred from each of your designated accounts and the transferred amount will remain in an interest bearing account until the conversion closes.  At that time, the common shares purchased based on your election will be transferred to the Westbury Bancorp, Inc. Stock Fund and any remaining funds will be transferred out of the interest bearing account for investment in other funds under the Plan, based on your election currently on file for future contributions. If you do not have an election on file for future contributions, any remaining funds will be transferred to the applicable Smart Retirement Fund (based upon your normal retirement date) to be reinvested by you in your discretion.

•     The amount transferred to the interest bearing account needs to be segregated and held until the conversion closes.  Therefore, this money is not available for distributions, loans or withdrawals.

•     During the offering period, however, you will continue to have the ability to transfer amounts not invested in the Westbury Bancorp, Inc. Stock Fund among all the other investment funds on a daily basis.

You are allowed only one election to transfer funds to the Westbury Bancorp, Inc. Stock Fund. Follow these steps to make your election to use up to 15% of your account balance in the Plan to purchase shares in the stock offering:

•     Use the enclosed Special Investment Election Form to transfer up to 15% of your account balance to the Westbury Bancorp, Inc. Stock Fund to purchase stock in the offering. Your interests in the fund will be represented by stock units. Indicate next to each fund in which you are invested, the percentage of that fund you wish to transfer to the Westbury Bancorp, Inc. Stock Fund.

•     Please print your name and social security number on the Special Investment Election Form.

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•      Please complete Section D of the Special Investment Election Form - Purchaser Information -  indicating your individual purchase priority and provide the information requested on your accounts in Westbury Bank.

•     Sign and date the Special Investment Election Form and return it by hand delivery, regular mail or fax to the person designated immediately below.

Order Deadline

If you wish to purchase common stock (which will be denominated in stock units) with your Plan account balances, your Special Investment Election Form must be received by Nancie P. Heaps, Senior Vice President of Human Resources, Westbury Bank, 200 South Main Street, West Bend, Wisconsin 53095, telephone number (262) 334-5563, ext. 1209; fax (262) 335-6028; no later than     :00 p.m., Central Time, on               ,                            , 2013.  To allow for processing, this deadline is prior to the offering period deadline for the return of Stock Order Forms (which is                                  , 2013).  If you have any questions with respect to the Special Investment Election Form, please contact Nancie P. Heaps.

Irrevocability of Transfer Direction

You may not revoke your Special Investment Election Form once it has been delivered to Nancie P. Heaps.  You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock in the offering among all of the other investment funds on a daily basis.

Other Purchases in Your Account During the Offering Period

Whether or not you choose to purchase stock in the offering through the Plan, you will at all times have complete access to those amounts in your account that you do not apply towards purchases in the offering.  For example, you will be able to purchase other funds within the Plan with that portion of your account balance that you do not apply towards purchases in the offering during the offering period.  Such purchases will be made at the prevailing market price in the same manner as you make such purchases now, i.e., through telephone transfers and internet access to your account.  You can only purchase stock units in the offering through the Plan by returning your Special Investment Election Form to Nancie P. Heaps, Senior Vice President of Human Resources, Westbury Bank, by the due date.  You cannot purchase stock units in the offering by means of telephone transfers or the internet.  That portion of your Plan account balance that you elect to apply towards the purchase of stock units in the offering will be irrevocably committed to such purchase.

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Direction to Purchase Westbury Bancorp, Inc. Stock Fund Units after the Offering

After the conversion closes, you will again have complete access to any amount that you directed towards the purchase of shares in the offering.  For example, after the conversion closes, you may sell any shares that you purchased in the offering.  Special restrictions may apply to transfers directed to and from the Westbury Bancorp, Inc. Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Westbury Bancorp, Inc.

Purchase Price of Common Stock in the Offering

The trustee will pay $10 per share of common stock in the stock offering, which will be the same price paid by all other persons for a share of common stock in the stock offering.  No sales commission will be charged for common stock purchased in the stock offering.

After the offering, the trustee will acquire common stock in open market transactions at the prevailing price.  The trustee will pay transaction fees, if any, associated with the purchase, sale or transfer of the common stock after the offering.

Nature of a Participant’s Interest in the Common Stock

The common stock acquired by the trustee will be denominated in stock units in trust for the participants of the Plan.  Stock units acquired by the trustee at your direction will be allocated to your account.

Voting Rights of Common Stock

The Plan provides that you may direct the trustee how to vote any shares of Westbury Bancorp, Inc. common stock held by the Westbury Bancorp, Inc. Stock Fund, represented by the stock units credited to your account.  If the trustee does not receive your voting instructions, the Plan administrator will exercise these rights as it determines in its discretion and will direct the trustee accordingly.  All voting instructions will be kept confidential.

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DESCRIPTION OF THE PLAN

Introduction

Westbury Bank originally adopted the Plan effective as of January 1, 1985 and amended and restated the Plan effective as of January 1, 2012.  In connection with the conversion of Westbury Bank from the mutual to stock form of organization and the establishment of a new stock holding company, Westbury Bank desires to permit employees who participate in the Plan to purchase common stock of Westbury Bancorp, Inc.

The Plan is a single employer tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Westbury Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code.  Westbury Bank will adopt any amendments to the Plan that may be necessary to ensure the continuing qualified status of the Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act of 1974 (“ERISA”).  The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA.  As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase plan).  The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA.  The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan.  Copies of the Plan are available to all employees by filing a request with Nancie P. Heaps, Senior Vice President of Human Resources, Westbury Bank; telephone number: (262) 334-5563, ext. 1209; fax: (262) 335-6028; email: Nancie.Heaps@westburybankwi.com. You are urged to read carefully the full text of the Plan.

Eligibility and Participation

As an employee of Westbury Bank, you become eligible to participate in the Plan upon attainment of age 21 and completion of six months of employment.  Union employees and leased employees are excluded from participation in the Plan. Your entry date into the Plan will be the first day of the Plan Year quarter coinciding with or next following the date you satisfy the eligibility requirements.

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Contributions under the Plan

Elective Deferrals.  You are permitted to defer on a pre-tax basis any whole percentage or dollar amount of your Plan Salary, up to 100%, subject to certain restrictions imposed by the Code, and to have that amount contributed to the Plan on your behalf.  If you do not have in effect a salary reduction agreement, the employer will automatically withhold a deferral amount of 3% from your compensation, subject to automatic scheduled increases. For purposes of the Plan, your compensation generally means your total compensation that is subject to income tax and paid to you by your employer during the plan year.  In 2012, the compensation of each participant taken into account under the Plan is limited to $250,000.  (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code).

In connection with the stock offering, you may, as described above, direct the trustee to invest up to 15% of your Plan account in the Westbury Bancorp, Inc. Stock Fund as a one-time special election.  Following the stock offering, you may elect to defer up to 15% of your elective salary deferral contributions or matching contributions into the Westbury Bancorp, Inc. Stock Fund and you may also elect to transfer into the Westbury Bancorp, Inc. Stock Fund up to 15% of your account balances invested in other funds under the Plan.

Employer Non-elective Profit Sharing Contributions. Westbury Bank may make discretionary employer nonelective profit sharing contributions to the Plan.

Limitations on Contributions

Limitations on Employee Salary Deferrals. For the Plan Year beginning January 1, 2012, the amount of your before-tax contributions may not exceed $17,000 per calendar year.

Catch-up Contributions. If you have made the maximum amount of regular before-tax contributions allowed by the Plan or other legal limits and you have attained at least age 50 (or will reach age 50 prior to the end of the Plan Year), you are also eligible to make an additional catch-up contribution.  You may authorize your employer to withhold a specified dollar amount of your compensation for this purpose.  For 2012, the maximum catch-up contribution is $5,500.

Vesting under the Plan

Vesting.  At all times, you have a fully vested, nonforfeitable interest in your elective deferral contributions.  Employer profit sharing contributions are subject to a vesting schedule at the rate of 20% per year, commencing upon completion of two years of service, and will be 100% vested upon completion of six years of service.  Notwithstanding the foregoing, participants will become fully vested in the event of their death or total and permanent disability.

Investment of Contributions and Account Balances

All amounts credited to your accounts under the Plan are held in the Plan’s trust (the “Trust”).

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Prior to the effective date of the offering, you were provided the opportunity to direct the investment of your account into one of the following funds:

Wells Fargo Stable Return

PIMCO Total Return A (PTTAX)

Vanguard Inflation Protected Securities Admiral (VAIPX)

Templeton Global Bond Adv (TGBAX)

T. Rowe Price Capital Appreciation (PRWCX)

Oakmark Equity & Income I (OAKBX)

BlackRock Global Allocation A (MDLOX)

Dodge & Cox Stock (DODGX)

T. Rowe Price Mid Cap Value (TRMCX)

Vanguard 500 Index Signal (VIFSX)

Fidelity Advisor New Insights A (FNIAX)

Heartland Value Plus (HRVIX)

Vanguard Mid Cap Index Signal (VMISX)

T. Rowe Price Small Cap Value (PRSVX)

Dodge & Cox International Stock (DODFX)

American Funds EuroPacific Growth R4 (REREX)

Oppenheimer Developing Markets Y (ODVYX)

DWS RREEF Real Estate A (RRRAX)

T. Rowe Price New Era (PRNEX)

JPMorgan Smart Retirement Income A (JSRAX)

JPMorgan Smart Retirement 2010 A (JSWAX)

JPMorgan Smart Retirement 2020 A (JSTAX)

JPMorgan Smart Retirement 2030 A (JSMAX)

JPMorgan Smart Retirement 2040 A (SMTAX)

JPMorgan Smart Retirement 2050 A (JTSAX)

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Performance History

The following table provides performance data with respect to the above investment funds as of June 30, 2012:

	YTD Returns as of June	Returns as of June 30, 2012
Fund Name	30, 2012	1 Year	3 Year	5 Year	10 Year
Wells Fargo Stable Return	0.78%	1.70%	2.19%	2.87%	3.52%
PIMCO Total Return A (PTTAX)	5.55%	6.54%	8.23%	8.75%	6.50%
Vanguard Inflation Protected Securities Admiral (VAIPX)	4.02%	11.91%	9.59%	8.22%	7.06%
Templeton Global Bond Adv (TGBAX)	6.14%	-0.86%	8.91%	9.41%	11.00%
T. Rowe Price Capital Appreciation (PRWCX)	6.94%	4.34%	13.64%	3.49%	8.25%
Oakmark Equity & Income I (OAKBX)	4.14%	-1.04%	9.87%	3.75%	7.44%
BlackRock Global Allocation A (MDLOX)	3.47%	-3.69%	7.84%	2.73%	8.75%
Dodge & Cox Stock (DODGX)	9.81%	-0.91%	14.40%	-3.64%	5.18%
T. Rowe Price Mid Cap Value (TRMCX)	7.90%	-2.91%	15.42%	0.93%	8.47%
Vanguard 500 Index Signal (VIFSX)	9.47%	5.42%	16.39%	0.24%	5.29%
Fidelity Advisor New Insights A (FNIAX)	10.55%	5.16%	15.71%	2.28%	—
Heartland Value Plus (HRVIX)	4.73%	-6.00%	15.88%	3.87%	10.16%
Vanguard Mid Cap Index Signal (VMISX)	7.23%	-2.77%	19.60%	0.66%	7.83%
T. Rowe Price Small Cap Value (PRSVX)	7.51%	1.47%	18.10%	2.25%	8.84%
Dodge & Cox International Stock (DODFX)	3.32%	-15.71%	7.83%	-4.99%	8.10%
American Funds EuroPacific Growth R4 (REREX)	5.30%	-12.95%	7.14%	-2.59%	7.37%
Oppenheimer Developing Markets Y (ODVYX)	8.18%	-9.98%	14.35%	4.26%	17.83%
DWS RREEF Real Estate A (RRRAX)	14.06%	11.43%	32.18%	2.41%	10.89%
T. Rowe Price New Era (PRNEX)	-5.37%	-21.43%	7.23%	-3.60%	9.01%
JPMorgan Smart Retirement Income A (JSRAX)	4.67%	2.44%	9.84%	3.55%	—
JPMorgan Smart Retirement 2010 A (JSWAX)	4.80%	2.53%	10.52%	2.77%	—
JPMorgan Smart Retirement 2020 A (JSTAX)	6.79%	1.48%	13.24%	2.00%	—
JPMorgan Smart Retirement 2030 A (JSMAX)	7.80%	-1.07%	14.00%	0.80%	—
JPMorgan Smart Retirement 2040 A (SMTAX)	8.20%	-1.77%	14.20%	0.62%	—
JPMorgan Smart Retirement 2050 A (JTSAX)	8.28%	-1.64%	14.25%	—	—

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Description of the Investment Funds

The following is a description of each of the funds:

Wells Fargo Stable Return.  The Fund is managed to protect principal while providing the potential for higher rates of return than other conservative investments, such as money market funds. To achieve this, the Fund invests in instruments which are not expected to experience price fluctuation in most economic or interest rate environments. It invests in a diversified pool of investment contracts issued by high quality financial institutions. The Fund is appropriate for investors seeking more income than money market funds without the price fluctuation of stock or bond funds.

PIMCO Total Return A (PTTAX).  The investment seeks maximum total return, consistent with preservation of capital and prudent investment management. The fund normally invests at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. It invests primarily in investment grade debt securities, but may invest up to 10% of total assets in high-yield securities (“junk bonds”). The fund may invest up to 15% of its total assets in securities and instruments that are economically tied to emerging market countries.

Vanguard Inflation Protected Securities Admiral (VAIPX).  The investment seeks to provide inflation protection and income consistent with investment in inflation-indexed securities. The fund invests at least 80% of its assets in inflation-indexed bonds issued by the U.S. government, its agencies and instrumentalities, and corporations. It may invest in bonds of any maturity; however, its dollar-weighted average maturity is expected to be in the range of 7 to 20 years. At a minimum, all bonds purchased by the fund will be rated “investment grade” or, if unrated, will be considered by the advisor to be investment grade.

Templeton Global Bond Adv (TGBAX).  The investment seeks Current income with capital appreciation and growth of income. The fund normally invests at least 80% of its net assets in “bonds.” Bonds include debt securities of any maturity, such as bonds, notes, bills and debentures. It invests predominantly in bonds issued by governments and government agencies located around the world, including inflation indexed securities. In addition, the fund’s assets will be invested in issuers located in at least three countries (including the U.S.). It may invest up to 25% of its total assets in bonds that are rated below investment grade. The fund is nondiversified.

T. Rowe Price Capital Appreciation (PRWCX).  The investment seeks long-term capital appreciation. The fund will normally invest at least 50% of its total assets in the common stocks of established U.S. companies that the advisor believes have above average potential for capital growth. The remaining assets are generally invested in convertible securities, corporate and government debt, bank loans, and foreign securities, in keeping with the fund’s objective. It may invest up to 25% of its total assets in foreign securities. The fund may invest up to 25% of its total assets in below investment grade debt securities (“junk bonds”) and bank loans.

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Oakmark Equity & Income I (OAKBX).  The investment seeks income and preservation and growth of capital. The fund invests primarily in a diversified portfolio of U.S. equity and debt securities (although the fund may invest up to 35% of its total assets in equity and debt securities of non-U.S. issuers). It is intended to present a balanced investment program between growth and income by investing approximately 40-75% of its total assets in common stock, and up to 60% of its assets in U.S. government securities and debt securities. The fund also may invest up to 20% of its assets in unrated or lower rated debt securities, sometimes called junk bonds.

BlackRock Global Allocation A (MDLOX).  The investment seeks to provide high total investment return. The fund invests in a portfolio of equity, debt and money market securities. It may invest up to 35% of its total assets in “junk bonds,” corporate loans and distressed securities. The fund may also invest in Real Estate Investment Trusts (“REITs”). It has no geographic limits on where it may invest and may invest in the securities of companies of any market capitalization.

Dodge & Cox Stock (DODGX).  The investment seeks long-term growth of principal and income. The fund invests primarily in a diversified portfolio of common stocks. It normally will invest at least 80% of its total assets in common stocks, including depositary receipts evidencing ownership of common stocks. The fund may also purchase other types of securities, for example, preferred stocks, and debt securities which are convertible into common stock.

T. Rowe Price Mid Cap Value (TRMCX).  The investment seeks to provide long-term capital appreciation. The fund will normally invest at least 80% of its net assets (including any borrowings for investment purposes) in companies whose market capitalization (number of shares outstanding multiplied by share price) falls within the range of the companies in either the S&P MidCap 400 Index or the Russell Midcap Value Index. While most assets will typically be invested in U.S. common stocks, it may invest in foreign stocks in keeping with the fund’s objectives.

Vanguard 500 Index Signal (VIFSX).  The investment seeks to track the performance of a benchmark index that measures the investment return of large-capitalization stocks. The fund employs an indexing investment approach designed to track the performance of the Standard & Poor’s 500 Index, a widely recognized benchmark of U.S. stock market performance that is dominated by the stocks of large U.S. companies. It attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.

Fidelity Advisor New Insights A (FNIAX).  The investment seeks capital appreciation. The fund invests primarily in common stocks. It invests in domestic and foreign issuers. The fund invests in securities of companies whose value the adviser believes is not fully recognized by the public. It invests in either “growth” stocks or “value” stocks or both. The fund uses fundamental analysis of factors such as each issuer’s financial condition and industry position, as well as market and economic conditions to select investments.

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Heartland Value Plus (HRVIX).  The investment seeks long term capital appreciation and modest current income. The fund invests primarily in a concentrated number (generally 40 to 70) of small-capitalization equity securities selected on a value basis. A majority of its assets are generally invested in dividend paying common stocks. It primarily invests in companies with market capitalizations between $250 million and $4 billion at the time of purchase.

Vanguard Mid Cap Index Signal (VMISX).  The investment seeks to track the performance of a benchmark index that measures the investment return of mid-capitalization stocks. The fund employs an indexing investment approach designed to track the performance of the MSCI US Mid Cap 450 Index, a broadly diversified index of stocks of midsizeU.S. companies. It attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.

T. Rowe Price Small Cap Value (PRSVX).  The investment seeks long-term capital growth. The fund will invest at least 80% of its net assets (including any borrowings for investment purposes) in companies with a market capitalization that is within or below the range of companies in the Russell 2000 Index. It may invest in foreign stocks in keeping with the fund’s objectives. The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

Dodge & Cox International Stock (DODFX).  The investment seeks long-term growth of principal and income. The fund invests primarily in a diversified portfolio of equity securities issued by non-U.S. companies from at least three different countries, including emerging markets. It normally invests at least 80% of its total assets in common stocks, preferred stocks, securities convertible into common stocks, and securities that carry the right to buy common stocks of non- U.S. companies. The fund invests primarily in medium-to-large well established companies based on standards of the applicable market.

American Funds EuroPacific Growth R4 (REREX).  The investment seeks long-term growth of capital. The fund invests primarily in common stocks of issuers in Europe and the Pacific Basin that the investment adviser believes have the potential for growth. Growth stocks are stocks that the investment adviser believes have the potential for above average capital appreciation. It normally invests at least 80% of net assets in securities of issuers in Europe and the Pacific Basin. The fund may invest a portion of its assets in common stocks and other securities of companies in countries with developing economies and/or markets.

Oppenheimer Developing Markets Y (ODVYX).  The investment seeks capital appreciation aggressively. The fund mainly invests in common stocks of issuers in emerging and developing markets throughout the world and may invest up to 100% of total assets in foreign securities. It normally invests at least 80% of net assets, plus borrowings for investment purposes, in equity securities of issuers whose principal activities are in at least three developing markets. The fund primarily invests in companies with high growth potential.

DWS RREEF Real Estate A (RRRAX).  The investment seeks long-term capital appreciation and current income. The fund will invest at least 80% of its net assets, plus the amount of any borrowing for investment purposes (calculated at the time of any investment), in

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equity securities of real estate investment trusts (“REITs”) and real estate companies. It may also invest a portion of its assets in other types of securities. These securities may include short-term securities, bonds, notes, securities of companies not principally engaged in the real estate industry, non-leveraged stock index futures contracts and other similar securities. The fund is nondiversified.

T. Rowe Price New Era (PRNEX).  The investment seeks to provide long-term capital growth. The fund will normally invest a minimum of two-thirds of fund assets in the common stocks of natural resource companies whose earnings and tangible assets could benefit from accelerating inflation. At least half of fund assets will be invested in U.S. securities, but up to 50% of total assets may be invested in foreign securities. It may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

JPMorgan Smart Retirement Income A (JSRAX).  The investment seeks current income and some capital appreciation. The fund is a “fund of funds” that invests in other J.P. Morgan funds (underlying funds), and is generally intended for investors who are retired or about to retire soon. It is designed to provide exposure to a variety of asset classes through investments in underlying funds, with an emphasis on fixed income funds over equity funds and other funds.

JPMorgan Smart Retirement 2010 A (JSWAX).  The investment seeks total return with a shift to current income and some capital appreciation over time as the fund approaches and passes the target retirement date. The fund is a fund of funds that invests in other J.P. Morgan Funds including fixed income funds, high yield and emerging markets debt funds, REIT funds, U.S. equity funds, international equity funds, commodities funds and money market funds. It may also invest directly in securities and other financial instruments, including derivatives. The adviser uses an asset allocation strategy designed for investors expecting to retire around the year 2020.

JPMorgan Smart Retirement 2020 A (JSTAX).  The investment seeks total return with a shift to current income and some capital appreciation over time as the fund approaches and passes the target retirement date. The fund is a fund of funds that invests in other J.P. Morgan Funds including fixed income funds, high yield and emerging markets debt funds, REIT funds, U.S. equity funds, international equity funds, commodities funds and money market funds. It may also invest directly in securities and other financial instruments, including derivatives. The adviser uses an asset allocation strategy designed for investors expecting to retire around the year 2020.

JPMorgan Smart Retirement 2030 A (JSMAX).  The investment seeks total return with a shift to current income and some capital appreciation over time as the fund approaches and passes the target retirement date. The fund is a fund of funds that invests in other J.P. Morgan Funds including fixed income funds, high yield and emerging markets debt funds, REIT funds, U.S. equity funds, international equity funds, commodities funds and money market funds. It may also invest directly in securities and other financial instruments, including derivatives. The adviser uses an asset allocation strategy designed for investors expecting to retire around the year 2030.

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JPMorgan Smart Retirement 2040 A (SMTAX).  The investment seeks total return with a shift to current income and some capital appreciation over time as the fund approaches and passes the target retirement date. The fund is a fund of funds that invests in other J.P. Morgan Funds including fixed income funds, high yield and emerging markets debt funds, REIT funds, U.S. equity funds, international equity funds, commodities funds and money market funds. It may also invest directly in securities and other financial instruments, including derivatives. The adviser uses an asset allocation strategy designed for investors expecting to retire around the year 2040.

JPMorgan Smart Retirement 2050 A (JTSAX).  The investment seeks total return with a shift to current income and some capital appreciation over time as the fund approaches and passes the target retirement date. The fund is a fund of funds that invests in other J.P. Morgan Funds including fixed income funds, high yield and emerging markets debt funds, REIT funds, U.S. equity funds, international equity funds, commodities funds and money market funds. It may also invest directly in securities and other financial instruments, including derivatives. The adviser uses an asset allocation strategy designed for investors expecting to retire around the year 2050.

Westbury Bancorp, Inc. Stock Fund.  In connection with the stock offering, the Plan now offers the Westbury Bancorp, Inc. Stock Fund as an additional choice to the investment options described above.  Westbury Bancorp, Inc. Stock Fund invests primarily in the shares of common stock of Westbury Bancorp, Inc.  In connection with the stock offering, you may, in the manner described earlier, direct the trustee to invest up to 15% of your Plan account in Westbury Bancorp, Inc. Stock Fund as a one-time special election.  Subsequent to the stock offering, you may elect to invest up to 15% of your elective deferral contributions or matching contributions in Westbury Bancorp, Inc. Stock Fund; you may also elect to transfer into Westbury Bancorp, Inc. Stock Fund up to 15% of your accounts currently invested in other funds under the Plan.

Westbury Bancorp, Inc. Stock Fund consists primarily of investments in the shares of common stock of Westbury Bancorp, Inc.  After the stock offering, the trustee of the Plan will use all amounts held by it in Westbury Bancorp, Inc.  Stock Fund to purchase additional shares of common stock of Westbury Bancorp, Inc.

As of the date of this prospectus supplement, there is no established market for Westbury Bancorp, Inc. common stock.  Accordingly, there is no record of the historical performance of Westbury Bancorp, Inc. Stock Fund.  Performance of Westbury Bancorp, Inc. Stock Fund depends on a number of factors, including the financial condition and profitability of Westbury Bancorp, Inc. and Westbury Bank and market conditions for shares of Westbury Bancorp, Inc. common stock generally.

Investments in Westbury Bancorp, Inc. Stock Fund involve specials risks common to investments in the shares of common stock of Westbury Bancorp, Inc.

For a discussion of material risks you should consider, see the “Risk Factors” section of the attached prospectus and the section of the Prospectus Supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

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Withdrawals and Distributions from the Plan

Applicable federal law requires the Plan to impose substantial restrictions on the right of a Plan participant to withdraw amounts held for his or her benefit under the Plan prior to the participant’s termination of employment with Westbury Bank.  A substantial federal tax penalty may also be imposed on withdrawals made prior to the participant’s attainment of age 59 1/2, regardless of whether such a withdrawal occurs during the participant’s employment with Westbury Bank or after termination of employment.

Withdrawal from your Account while Employed.  In general, employer contributions credited on your behalf are available for in-service withdrawal if you have reached the age of 59 ½, in the event you incur a financial hardship or a disability.

Distribution upon Termination of Employment.  Distributions may be made as soon as administratively feasible following termination of employment. Distributions may be made in lump sums, in substantially equal installments or in partial withdrawals equal to the minimum amount required to be distributed to the participant each year under IRS regulations.  Distributions will generally be made in cash; however, employer stock may be distributed in kind.  Distributions of amounts of $5,000 or less will be made only in lump sums.  The participant consent is required only if the distribution is over $5,000.

Death.  In the event of your death, the value of your entire account will be payable to your beneficiary.

Administration of the Plan

The Trustee.  The trustee of the Plan is Wilmington Trust Retirement and Institutional Services Company (“Wilmington Trust”). Wilmington Trust serves as trustee for all the investment funds under the Plan.

Plan Administrator.  Pursuant to the terms of the Plan, the Plan is administered by the Plan administrator.  The address of the Plan administrator is Westbury Bank, Attention: Nancie P. Heaps, Senior Vice President of Human Resources, Westbury Bank, 200 South Main Street, West Bend, Wisconsin 53095, telephone number: (262) 334-5563, ext. 1209.  The Plan administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants.  The Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

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Amendment and Termination

It is the intention of Westbury Bank to continue the Plan indefinitely.  Nevertheless, Westbury Bank may terminate the Plan at any time.  If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, you will have a fully vested interest in your accounts.  Westbury Bank reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Westbury Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Plan assets to another plan, the Plan requires that you would, if either the Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then terminated.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Plan.  Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances.  Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.  Please consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.

As a “tax-qualified retirement plan,” the Code affords the Plan special tax treatment, including:

(1)           the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

(2)           participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)           earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Westbury Bank will administer the Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on

18

account of the participant’s death, disability or separation from service, or after the participant attains age 59 ½, and consists of the balance credited to participants under the Plan and all other profit sharing plans (and in some cases all other stock bonus plans), if any, maintained by Westbury Bank.  The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this Plan and any other profit sharing plans maintained by Westbury Bank, which is included in the distribution.

Westbury Bancorp, Inc. Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Westbury Bancorp, Inc. common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Westbury Bancorp, Inc. common stock, that is, the excess of the value of Westbury Bancorp, Inc. common stock at the time of the distribution over its cost or other basis of the securities to the trust.  The tax basis of Westbury Bancorp, Inc. common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Westbury Bancorp, Inc. common stock at the time of distribution, less the amount of net unrealized appreciation.  Any gain on a subsequent sale or other taxable disposition of Westbury Bancorp, Inc. common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Westbury Bancorp, Inc. common stock.  Any gain on a subsequent sale or other taxable disposition of Westbury Bancorp, Inc. common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain.  The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan to another qualified plan or to an individual retirement account (IRA) in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities

There has been an important change in Federal law that provides specific rights concerning investments in employer securities, such as Westbury Bancorp, Inc. common stock.  Because you may in the future have investments in Westbury Bancorp, Inc. Stock Fund under the Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The Plan must allow you to elect to move any portion of your account that is invested in the Westbury Bancorp, Inc. Stock Fund from that investment into other investment alternatives under the Plan.  You may contact the Plan Administrator shown above for specific information regarding this new right, including how to make this election.  In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification.  All of the investment options under the Plan are available to you if you decide to diversify out of the Westbury Bancorp, Inc. Stock Fund.

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The Importance of Diversifying Your Retirement Savings.  To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio.  Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money.  This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly.  If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified.  Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the Plan.  No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk.  Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in Westbury Bancorp, Inc. common stock through the Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the Plan to help ensure that your retirement savings will meet your retirement goals.

Additional ERISA Considerations

As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan’s assets by participants and beneficiaries.  The Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary.  The effect of this is two-fold.  First, you will not be deemed a “fiduciary” because of your exercise of investment discretion.  Second, no person who otherwise is a fiduciary, such as Westbury Bank, the Plan Administrator, or the Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

Because you will be entitled to invest up to 15% of your account balance in the Plan in Westbury Bancorp, Inc. common stock, the regulations under Section 404(c) of ERISA require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA.  These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of

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public companies such as Westbury Bancorp, Inc.  Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership.  Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Westbury Bancorp, Inc., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission.  Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of Westbury Bancorp, Inc.’s fiscal year.  Discretionary transactions in and beneficial ownership of the common stock through the Westbury Bancorp, Inc. Stock Fund of the Plan by officers, directors and persons beneficially owning more than 10% of the common stock of Westbury Bancorp, Inc. generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by Westbury Bancorp, Inc. of profits realized by an officer, director or any person beneficially owning more than 10% of Westbury Bancorp, Inc.’s common stock resulting from non-exempt purchases and sales of Westbury Bancorp, Inc. common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met.  These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases within the Westbury Bancorp, Inc. Stock Fund for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the assets available for plan benefits at December 31, 2011, is available upon written request to the Plan Administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of the common stock has been passed upon by Luse Gorman Pomerenk & Schick, A Professional Corporation, Washington, D.C., which firm acted as special counsel to Westbury Bancorp, Inc. in connection with Westbury Bancorp, Inc.’s stock offering.

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PROSPECTUS

Westbury Bancorp, Inc.

(Proposed Holding Company for Westbury Bank)

Up to 4,427,500 Shares of Common Stock

Westbury Bancorp, Inc., a Maryland corporation, is offering shares of common stock for sale in connection with the conversion of WBSB Bancorp, MHC from the mutual to the stock form of organization.  All shares of common stock are being offered for sale at a price of $10.00 per share.  We expect that our common stock will be listed on the Nasdaq Capital Market under the symbol “WBB” upon conclusion of the stock offering.  There is currently no public market for the shares of our common stock.  We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

We are offering up to 4,427,500 shares of common stock for sale on a best efforts basis.  We may sell up to 5,091,625 shares of common stock because of demand for the shares or changes in market conditions without resoliciting subscribers.  We must sell a minimum of 3,272,500 shares in order to complete the offering.

We are offering the shares of common stock in a “subscription offering.”  Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering.” We also may offer for sale shares of common stock not purchased in the subscription offering or community offering through a “syndicated community offering” to be managed by Keefe, Bruyette & Woods, Inc. In addition to the shares that we will sell in the offering, we will also contribute a total of $1.0 million to a charitable foundation that we are establishing, such contribution to consist of a number of shares of our common stock equal to 1.0% of the shares sold in the offering (32,725 shares or $327,250 in stock at the minimum offering and 44,275 shares or $442,750 in stock at the maximum offering, or up to 50,916 shares or $509,160 in stock at the adjusted maximum offering) and the remainder in cash ($672,750 at the minimum offering and $557,250 at the maximum offering, or $490,840 at the adjusted maximum).

The minimum number of shares of common stock you may order is 25 shares.  The maximum number of shares of common stock that an individual can order by himself in the subscription offering is 15,000 shares, and the maximum number of shares of common stock that an individual with an associate or group of persons acting in concert in all categories of the offering can order is 30,000 shares.  The offering is expected to expire at 12:00 noon, Central Time, on [expiration date].  We may extend this expiration date without notice to you until [extension date], or such later date as the Federal Reserve Board may approve, to the extent such approval is required, which may not be beyond [2 year extension].  Once submitted, orders are irrevocable.  However, if the offering is extended beyond [extension date], or the number of shares of common stock to be sold is increased to more than 5,091,625 shares or decreased to fewer than 3,272,500 shares, we will resolicit subscribers, giving them an opportunity to change or cancel their orders.  Funds received during the offering will be held in a segregated account at Westbury Bank, and will earn interest at 0.15% per annum, which is our current statement savings rate.

Keefe, Bruyette & Woods, Inc. will assist us in selling our shares of common stock on a best efforts basis.  Keefe, Bruyette & Woods, Inc. is not required to purchase any shares of the common stock that are being offered for sale.  Purchasers will not pay a commission to purchase shares of common stock in the offering. Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in the common stock, but is under no obligation to do so.

Upon completion of the conversion, Westbury Bancorp, Inc. will be a savings and loan holding company registered with the Federal Reserve Board, and will be subject to regulations, inspections, supervision and reporting requirements of the Federal Reserve Board.  See “Supervision and Regulation” for more information.

This investment involves a degree of risk, including the possible loss of your investment.

Please read “Risk Factors” beginning on page 21.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum

Number of shares	3,272,500	3,850,000	4,427,500	5,091,625
Gross offering proceeds	$32,725,000	$38,500,000	$44,275,000	$50,916,250
Estimated offering expenses (excluding selling agent fees)	$1,790,000	$1,790,000	$1,790,000	$1,790,000
Estimated selling agent fees(1) (2)	$425,337	$504,963	$584,589	$676,158
Estimated net proceeds	$30,509,663	$36,205,037	$41,900,411	$48,450,092
Estimated net proceeds per share	$9.32	$9.40	$9.46	$9.52

(1)         See “The Conversion and Plan of Distribution—Marketing and Distribution; Compensation” for a discussion of Keefe, Bruyette & Woods, Inc.’s compensation for this offering.

(2)         Assumes all shares are sold in the subscription offering, and excludes reimbursable expenses and conversion agent fees.  If all shares of common stock are sold in the syndicated community offering, excluding shares purchased by the employee stock ownership plan and shares purchased by insiders of Westbury Bancorp, Inc., for which no selling agent commissions would be paid, the maximum selling agent commissions and expenses would be $1,822,849 at the minimum, $2,141,352 at the midpoint, $2,459,854 at the maximum and $2,826,133 at the maximum, as adjusted. See “The Conversion and Plan of Distribution—Marketing and Distribution; Compensation” for a discussion of fees to be paid to Keefe, Bruyette & Woods, Inc. and other FINRA member firms in the event that all shares are sold in a syndicated community offering.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

For assistance, please call the Stock Information Center, toll free, at (      )       -        .

KEEFE, BRUYETTE & WOODS

The date of this prospectus is [•], 2013.

westbury bank

Lake Michigan
West Bend
Madison
Milwaukee
41
43
45
90
94

Westbury Bank

★ Corporate Office

200 South Main Street
West Bend, Wisconsin 53095

WISCONSIN

Full Service Branches

1. N112 W17171 Mequon Road
Germantown, Wisconsin 53022
2. 1052 Fond du Lac Avenue
Kewaskum, Wisconsin 53040
3. N168 W21921 Main Street
Jackson, Wisconsin 53037
4. 1616 South Main Street
West Bend, Wisconsin 53095
5. 2501 West Washington Street
West Bend, Wisconsin 53095
6. 1195 East Commerce Boulevard
Slinger, Wisconsin 53086
7. 25 South Wacker Drive
Hartford, Wisconsin 53027
8. N5 W25901 County Line Road
Colgate, Wisconsin 53017
9. 1717 Wolf Road
Richfield, Wisconsin 53076
10. 4301 W. Brown Deer Road
Brown Deer, Wisconsin 53223
11. 17160 W. North Avenue
Brookfield, Wisconsin 53005

SUMMARY

The following summary highlights material information in this prospectus. It may not contain all the information that is important to you. For additional information, you should read this entire prospectus carefully, including the Consolidated Financial Statements and the notes to the Consolidated Financial Statements.

In this prospectus, the terms “we, “our,” and “us” refer to Westbury Bancorp, Inc., Westbury Bank, WBSB Bancorp, MHC and WBSB Bancorp, Inc., unless the context indicates another meaning.

Westbury Bank

Westbury Bank is a federally-chartered savings bank headquartered in West Bend, Wisconsin.  Westbury Bank was organized as a state-chartered mutual savings and loan association in 1926 under the name West Bend Savings and Loan Association.  In 1993, West Bend Savings and Loan Association converted to a state-chartered savings bank and changed its name to West Bend Savings Bank.  We reorganized into the mutual holding company structure in 2001 by forming WBSB Bancorp, MHC, our federally chartered mutual holding company, and converting West Bend Savings Bank to a federally-chartered savings bank.  WBSB Bancorp, MHC owns 100% of the outstanding shares of common stock of WBSB Bancorp, Inc., a federal corporation, which in turn owns 100% of the outstanding shares of common stock of Westbury Bank.

In 1999, we determined that we would be more competitive and profitable if we transitioned over time a significant portion of operations to a commercial bank model.  Accordingly, since that time, we have increased our focus on non-residential lending, including commercial business, commercial real estate and multi-family lending, while remaining an active residential lender.  Because commercial lending is based on relationships, we have hired specialized commercial lending officers, as well as personnel with experience managing commercial loan administration, collection and workouts.

In 2008, in an effort to increase our capital levels to support our increased commercial lending operations, we acquired Continental Savings Bank, a traditional thrift with $203.6 million in assets, $23.9 million in equity and seven offices in the Milwaukee metropolitan area, in a merger of mutually-owned institutions.  In connection with the merger, West Bend Savings Bank changed its name to Westbury Bank.

Management of Non-Performing Assets

During the nationwide economic downturn, our market area experienced increased levels of unemployment and decreasing real estate values.  The December 2011 unemployment rates were 6.1% in Washington County, 5.7% in Waukesha County and 7.8% in Milwaukee County.  From 2008 to 2011, median home prices declined from $197,500 to $180,000, or 8.9%, in Washington County, from $240,000 to $219,000, or 8.8%, in Waukesha County, and from $149,000 to $102,000, or 32.0%, in Milwaukee County.  In addition, a number of industries in our market area and in Milwaukee, where a number of our customers are employed and where a number of our commercial customers conduct significant business, experienced reduced sales revenues or were forced to significantly reduce operations.  As a result, we experienced an increase in delinquent and classified loans, particularly commercial real estate and multi-family loans originated by the former Continental Savings Bank.  In response, we have undertaken aggressive initiatives to identify problem assets and to enhance asset quality.  These initiatives include increasing our allowance for loan losses by taking significant provisions, charging down and writing off non-performing assets, engaging in an intensive review of our loan portfolio and as a result classifying additional loans, limiting the growth of our loan portfolio, and devoting significant resources to developing and implementing enhanced loan underwriting, administration and collections policies and procedures.  This has contributed to a significant decline in our results of operations, including net losses of $7.6 million and $1.4 million, respectively, for the years ended December 31, 2011 and December 31, 2010, with an improvement to net income of $575,000 for the nine months ended September 30, 2012.

Due to our losses, asset quality issues, capital constraints and the lower interest rate environment, beginning in 2009, management has endeavored to reduce our balance sheet in order to improve our capital ratios.  At December 31, 2012, Westbury Bank was in compliance with regulatory capital ratios; however, because its tier 1 leverage ratio was 7.89% and its total risk-based capital ratio was 11.79% at that date, Westbury Bank was not in compliance with the capital plan it had submitted to its regulator, the Office of the Comptroller of the Currency (the “OCC”), and was not in compliance with the individual minimum capital requirement imposed by the OCC, each of which requires Westbury Bank to maintain a tier 1 leverage ratio of 8.00% and a total risk-based capital ratio of 12.00%.  See “—Regulatory Matters.”  At September 30, 2012, we had total assets of $526.0 million, total deposits of $466.8 million and total equity of $46.9 million, compared to total assets of $625.4 million, total deposits of $556.3 million and total equity of $53.2 million at December 31, 2010.

Changes in Branches and Staffing

The economic downturn coincided with significant changes in our customers’ banking habits, particularly a decrease in the amount of business conducted at physical branches as customers began to rely on internet banking and other technological advances for their day-to-day transactions.  Accordingly, in addition to our asset quality improvement initiatives, we have also undertaken aggressive measures to reduce our expenses and allocate resources to best meet our customers’ banking needs.  As part of this process, since 2009, we have sold or closed 13 branches (including five branches previously operated by Continental Savings Bank), reduced the number of employees, substantially reduced other non-interest expenses (excluding non-recurring losses from the sale of foreclosed real estate), and paid off existing Federal Home Loan Bank advances to reduce interest expenses.

Our Business Operations

We provide financial services to individuals, families and businesses through our twelve banking offices located in Washington County, Waukesha County and northern Milwaukee County and two home loan centers from which we originate residential mortgages.  We also operate three free-standing ATMs at locations other than our branches, and offer online and mobile banking services, participation in a nationwide ATM network and wealth management services.  See “Business of Westbury Bank.”  Although our current operations are not focused in central and southern Milwaukee County, we are affected by conditions in central and southern Milwaukee County because our loan portfolio includes a significant number of loans originated by the former Continental Savings Bank that are secured by real estate or that have borrowers located in central and southern Milwaukee County.  In addition, a number of our customers who reside in Washington or Waukesha Counties are employed in the city of Milwaukee, and the operations of our commercial loan customers depend in part on sales of products and services to individuals or other businesses located in the city of Milwaukee.

Our principal business consists of attracting retail deposits from the general public in our market area and investing those deposits, together with funds generated from operations, and to a lesser extent, borrowings, in one- to four-family residential real estate loans, commercial and multi-family real estate loans, commercial business loans, and, to a lesser extent, construction loans and consumer loans, including home equity lines of credit and automobile loans.  Unlike most thrift institutions, a significant majority of our deposits are transaction accounts, which we believe are less susceptible to large-scale withdrawals than certificates of deposit as a result of changes in interest rates, and which we believe have a lower cost of funds over various interest cycles.  At September 30, 2012, approximately 76.7% of our deposits were transaction accounts, which we attribute to successful branding initiatives, especially with respect to younger customers.  We also purchase investment securities consisting primarily of securities issued by the United States government and its agencies and government-sponsored enterprises, mortgage-backed securities and collateralized mortgage obligations issued by government-sponsored enterprises and municipal securities.

We believe we are well-positioned to become a premier banking institution in our core market area by leveraging our competitive strengths — personalized, superior customer service; extensive knowledge of our local markets; high visibility community involvement; and technology driven financial products — to take advantage of opportunities created by customer dislocations resulting from large bank consolidations in our market area and by customers seeking individual attention and convenient state-of-the-art services.  We plan to continue to address our asset quality issues by aggressively identifying and pursuing the resolution of non-performing and classified loans, and by continuing to implement enhanced loan underwriting, administration and collections policies and procedures.  We plan to continue to improve our results of operations by increasing our organic origination of commercial business, commercial real estate and multi-family loans, selling a significant portion of the fixed-rate residential mortgage loans that we originate and retaining variable rate mortgage loans.  Finally, we plan to continue to update existing technologies and implement new technologies to enhance the customer experience and improve the efficiency of our operations.

Westbury Bank’s executive offices are located at 200 South Main Street, West Bend, Wisconsin 53095.  Our telephone number at this address is (262) 334-5563.  Our website address is www.westburybankwi.com.  Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

Westbury Bancorp, Inc.

Westbury Bancorp, Inc. is a newly formed Maryland corporation that will own all of the outstanding shares of common stock of Westbury Bank upon completion of the mutual-to-stock conversion and the offering.  Westbury Bancorp, Inc. was incorporated on August 10, 2012 as a wholly owned subsidiary of WBSB Bancorp, Inc., and has not engaged in any business to date.

Our executive offices are located at 200 South Main Street, West Bend, Wisconsin 53095.  Our telephone number at this address is (262) 334-5563.

Business Strategy

Our goal is to operate Westbury Bank as a profitable, independent, community-oriented commercial bank delivering attractive returns to our shareholders by providing superior customer service and innovative financial products to individuals and small businesses in our market area.  We believe a disciplined approach to managing the size, composition and growth of our balance sheet, including the use of improved financial modeling techniques to price products favorably and competitively and manage expenses, will enable us to optimize profitability.  We also expect that the additional capital provided by the offering will assist us in obtaining termination of the agreements we have entered into with our regulators, which would lift significant restrictions imposed on our operations.

Highlights of our current business strategy following the completion of this stock offering include, subject to regulatory approval where applicable and market conditions:

•                                          continuing to improve our asset quality by reducing our loan delinquencies and improving our risk profile through enhancements of our loan underwriting, administration and collection procedures;

•                                          increasing our commercial business, commercial real estate and multi-family lending by leveraging community relationships to diversify and enhance the yield of our loan portfolio;

•                                          continuing to originate low-cost core deposits to fund our operations, with particular focus on transaction accounts, to reduce our interest rate sensitivity and generate fee income;

•                                          continuing to originate residential real estate loans to maintain our status as a community-oriented bank, while selling fixed-rate and longer-term variable-rate loans and retaining shorter-term variable-rate loans to manage our interest rate risk, manage the maturity of our loan portfolio, and generate gains on sale and servicing fee income; and

•                                          leveraging our competitive strengths — personalized, superior customer service, extensive knowledge of our local markets, high visibility community activity and technology-driven financial products — to attract and retain customers in our market area.

These strategies are intended to guide our investment of the net proceeds of the offering.  We intend to continue to pursue our business strategy after the conversion and the offering, subject to changes necessitated by future market conditions and other factors.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy” for a further discussion of our business strategy.

Regulatory Matters

In February 2010, each of WBSB Bancorp, MHC and WBSB Bancorp, Inc. entered into a Memorandum of Understanding (“MOU”) with their former regulator, the Office of Thrift Supervision (the “OTS”).  The MOUs provide that they will, among other things:

•                                          submit a business and capital plan that provides for plans and strategies to (i) increase and maintain consolidated tangible capital at levels commensurate with the risk profile, (ii) achieve net income levels resulting in profitability and adequate debt service, (iii) reduce the debt to capital ratio, and (iv) review all risks associated with business activities on a monthly basis and enhance income to address such risks;

•                                          not incur, issue, renew or rollover any debt or increase any lines of credit without prior written non-objection of the OTS; and

•                                          not declare or pay any cash dividends or repurchase or redeem any capital stock without the written non-objection of the OTS.

Each of WBSB Bancorp, MHC and WBSB Bancorp, Inc. has submitted the required business and capital plans, and such plans were previously approved by the OTS.  In addition, we must operate within the parameters of the business and capital plans, and any proposed material deviations from such plans will require regulatory approval prior to deviating from our business plans.  Management believes that each of WBSB Bancorp, MHC and WBSB Bancorp, Inc. has complied with the restrictions imposed by the MOU and has significantly complied with the provisions of the business and capital plan.  However, WBSB Bancorp, MHC and WBSB Bancorp, Inc. were not, as of December 31, 2012, in compliance with the target income and capital levels set forth in the approved business and capital plan, primarily as a result of operating losses during the fiscal year ended September 30, 2011 and the three months ended December 31, 2011.  Effective July 21, 2011, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) assumed supervisory authority with respect to WBSB Bancorp, MHC and WBSB Bancorp, Inc. (including enforcement of the MOU).  We expect that Westbury Bancorp, Inc. will be subject to the MOU following the conversion.

On November 5, 2012, the OCC notified Westbury Bank that the OCC had established an Individual Minimum Capital Requirement (“IMCR”) that requires Westbury Bank to maintain a tier 1 leverage capital ratio of 8.00% and a total risk-based capital ratio of 12.00% beginning December 31, 2012.  At December 31, 2012, Westbury Bank’s tier 1 leverage capital ratio was 7.89% and its total risk-based capital ratio was 11.79%.

In addition, on October 29, 2012, Westbury Bank entered into a Formal Written Agreement with the OCC (the “Formal Written Agreement”), which superseded and replaced an MOU entered into between Westbury Bank and the OTS in February 2010.  The Formal Written Agreement caused Westbury Bank to be designated as in “troubled condition” and as not an “eligible institution” under applicable regulations.  As a result, Westbury Bank is not eligible for expedited processing of any applications that it might file, must obtain the approval of the OCC prior to effecting any change in its directors or executive officers, and is subject to significant restrictions on the payment of compensation to its executive officers.  In addition, pursuant to the Formal Written Agreement, Westbury Bank agreed, among other things, to:

•                                          submit a business and capital plan that provides for plans and strategies including (i) specific plans for the maintenance of adequate capital given Westbury Bank’s risk profile, (ii) projections for growth and capital requirements based upon a detailed analysis of Westbury Bank’s assets, liabilities, earnings, fixed assets and off-balance sheet activities, (iii) projections of the sources and timing of additional capital to meet Westbury Bank’s current and future needs, and (iv) the primary sources from which

Westbury Bank will strengthen its capital structure to meet its needs and contingency plans that identify alternative methods should the primary sources not be available;

•                                          adopt a written program to improve Westbury Bank’s credit administration practices, including policies, procedures and controls as necessary to ensure (i) timely and accurate credit risk ratings based on regulatory definitions of “special mention,” “substandard,” “doubtful,” and “loss”, (ii) compliance of Westbury Bank’s appraisal and evaluation program with applicable regulations and guidance, (iii) timely and effective follow-up and implementation of loan review findings and exceptions, (iv) satisfactory and perfected collateral documentation, (v) that extensions of credit are granted to any borrower only after obtaining and analyzing current and satisfactory credit information and performing and documenting analysis of the borrower’s financial position and repayment sources, (vi) timely loan charge-offs and accurate reporting of troubled debt restructurings, (vii) annual credit reviews, (viii) conformance with loan policy requirements, (ix) adequate systems to track and analyze credit and collateral exceptions, (x) the accuracy and integrity of internal management information and loan filing systems, and (xi) systems to track and analyze concentrations of credit, significant economic factors, and general conditions and their potential impact on the credit quality of Westbury Bank’s loan and lease portfolios;

•                                          revise its written policies and procedures for maintaining an adequate allowance for loan and lease losses to include, at a minimum, (i) policies and procedures for determining whether a loan is impaired and measuring the amount of impairment consistent with GAAP, (ii) policies and procedures for segmenting the loan portfolio and estimating loss on groups of loans that are consistent with GAAP and requiring the documentation of support for its estimation of credit losses, and (iii) procedures for validating Westbury Bank’s allowance for loan and lease losses methodology;

•                                          if the position of Chief Credit Officer becomes vacant, appoint a capable person with executive authority to ensure compliance with the Formal Written Agreement and the safe and sound operation of functions within that position’s responsibility, which appointment shall be subject to the review and notice of disapproval of the OCC;

•                                          not declare any dividend or capital distribution unless Westbury Bank (i) is in compliance with its approved capital program, (ii) is in compliance with applicable regulations governing dividends and capital distributions, and (iii) has received the prior written non-objection of the OCC;

•                                          take immediate and continuing action to protect its interest in all criticized assets, including adopting individual workout plans for criticized assets that equal or exceed $500,000, and reviewing  to resolve the basis of criticism of all classified, special mention and delinquent assets or credit relationships that equal or exceed $500,000;

•                                          not extend any additional credit to or for the benefit of any borrower who has a loan or other extension of credit that is criticized and whose aggregate loans or other extensions of credit exceed $250,000 only if (i) the Board of Directors determines that the extension of additional credit is necessary to promote the best interests of Westbury Bank and records in writing its reasons for this determination, and (ii) a comparison to Westbury Bank’s written program with respect to that asset shows that such plan to collect or strengthen the criticized asset will not be compromised; and

•                                          appoint a Compliance Committee that will be responsible for monitoring and coordinating Westbury Bank’s adherence to the provisions of the Formal Written Agreement and reporting regularly to the OCC.

Westbury Bank has submitted the required plans to the OCC, and such plans are under review by the OCC.

Description of the Conversion

Westbury Bank is a federal stock savings bank.  WBSB Bancorp, Inc., a federal corporation, owns 100% of the outstanding capital stock of Westbury Bank and 100% of the outstanding capital stock of Westbury Bancorp, Inc., a Maryland corporation formed to be the holding company for Westbury Bank following the conversion.  WBSB Bancorp, MHC is a federally chartered mutual holding company that owns 100% of the outstanding stock of WBSB Bancorp, Inc.  WBSB Bancorp, MHC has no stockholders.  Pursuant to the terms of WBSB Bancorp, MHC’s Plan of Conversion:

•                                                  WBSB Bancorp, MHC will merge with and into WBSB Bancorp, Inc., with WBSB Bancorp, Inc. surviving.  All shares of WBSB Bancorp, Inc. common stock held by WBSB Bancorp, MHC will be cancelled and the members of WBSB Bancorp, MHC will receive liquidation interests in WBSB Bancorp, Inc.

•                                                  WBSB Bancorp, Inc. will merge with Westbury Bancorp, Inc., with Westbury Bancorp, Inc. surviving.  All shares of Westbury Bancorp, Inc. common stock held by WBSB Bancorp, Inc. will be cancelled, and the liquidation interests in WBSB Bancorp, Inc. will be exchanged for interest in a liquidation account established by Westbury Bancorp, Inc. for the benefit of the eligible account holders and supplemental eligible account holders.

As part of the conversion, we are offering for sale in a subscription offering, a community offering and potentially a syndicated community offering, shares of common stock of Westbury Bancorp, Inc.  Upon completion of the conversion and offering, Westbury Bank will be a wholly owned subsidiary of Westbury Bancorp, Inc.

The following diagram depicts our corporate structure prior to the conversion and offering:

WBSB Bancorp, MHC

100% of common stock

WBSB Bancorp, Inc.

100% of common stock	100% of common stock

Westbury Bancorp, Inc.	Westbury Bank

The following diagram depicts our corporate structure after the conversion and offering are completed:

Public Shareholders
Minimum: 3,305,225 shares
Maximum: 4,471,775 shares
Maximum, as adjusted: 5,142,541 shares

(including our directors and officers, the employee
stock ownership plan and our charitable foundation)

100% of common stock

Westbury Bancorp, Inc.

100% of common stock

Westbury Bank

Reasons for the Conversion

Our primary reasons for converting and raising additional capital through the offering are:

•                                          to improve our capital position to support our risk profile during a period of economic uncertainty for the financial services industry and to assure compliance with regulatory capital requirements and additional capital levels set forth in capital plans that we have submitted to our regulators;

•                                          to support organic loan and deposit growth beyond levels possible utilizing only retained earnings;

•                                          to have greater flexibility to access the debt and equity capital markets;

•                                          to invest in new technologies that will enable the expansion and enhancement of products and services we offer to our customers;

•                                          to attract, retain and incentivize qualified personnel by establishing stock-based benefit plans for management and employees;

•                                          to establish a charitable foundation to support charitable organizations operating in our communities and fund the foundation with cash and shares of our common stock;

•                                          to provide customers and members of our community with the opportunity to acquire an ownership interest in Westbury Bank; and

•                                          to have greater flexibility to structure and finance opportunities for expansion into new markets, including through de novo branching, branch acquisitions or acquisitions of other financial institutions, although we have no current arrangements or agreements with respect to any such transactions.

Beginning in 2008, we were impacted by the steep economic downturn, including significant declines in real estate values in our market area, and experienced higher than normal levels of loan delinquencies and foreclosures. Additionally, the significant changes in the financial services industry that have occurred in recent years as a result of the collapse of the financial markets in 2008 and the severe nationwide economic recession that followed, have severely strained the financial and managerial resources of community banks and will continue to do so in the future.  We believe that Westbury Bank will be better equipped to address these challenges by raising additional capital and adopting the stock holding company structure.

As of December 31, 2012, Westbury Bank was considered “well capitalized” for regulatory purposes; however, because its tier 1 leverage ratio was 7.89% and its total risk-based capital ratio was 11.79% at that date, Westbury Bank was not in compliance with the capital plan it had submitted to the OCC, and was not in compliance with the IMCR, each of which requires Westbury Bank to maintain a tier 1 leverage capital ratio of at least 8.00% and a total risk-based capital ratio of at least 12.00%.   The proceeds from the stock offering will further improve our capital position during a period of significant economic, regulatory and political uncertainty and will enable us to comply with regulatory capital requirements and with the additional capital requirements set forth in the capital plan submitted to our regulators.

Terms of the Conversion and the Offering

We are offering between 3,272,500 and 4,427,500 shares of common stock to eligible depositors of Westbury Bank, to our employee benefit plans and, to the extent shares remain available, to the general public.  The number of shares of common stock to be sold may be increased to up to 5,091,625 as a result of demand for the shares or changes in the market for financial institution stocks.  Unless the number of shares of common stock to be offered is increased to more than 5,091,625 or decreased to less than 3,272,500, or the offering is extended beyond [extension date], subscribers will not have the opportunity to change or cancel their stock orders.

The purchase price of each share of common stock to be issued in the offering (other than shares we are contributing to our charitable foundation) is $10.00.  Investors will not be charged a commission to purchase shares of common stock in the offering.

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a “subscription offering” in the following descending order of priority:

•                                          First, to depositors of Westbury Bank with aggregate account balances of at least $50 as of the close of business on June 30, 2011.

•                                          Second, to Westbury Bank’s tax-qualified employee benefit plans (including the employee stock ownership plan we are establishing in connection with the conversion and our 401(k) plan), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock issued in the offering (including shares contributed to our charitable foundation).  We expect our employee stock ownership plan to purchase 8% of the shares of common stock issued in the conversion (including shares contributed to our charitable foundation).

•                                          Third, to depositors of Westbury Bank with aggregate account balances of at least $50 as of the close of business on December 31, 2012.

•                                          Fourth, to depositors of Westbury Bank as of [voting record date].

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given to natural persons (including trusts of natural persons) residing in the Wisconsin counties of Washington, Waukesha and Milwaukee.

How We Determined the Offering Range

The amount of common stock that we are offering is based on an independent appraisal of the estimated market value of Westbury Bancorp, Inc. assuming the conversion and the offering are completed.  RP Financial, LC, our independent appraiser, has estimated that, as of November 23, 2012, this market value (including the cash and shares to be contributed to the charitable foundation) ranged from $33.1 million to $44.7 million, with a midpoint of $38.9 million.  Based on this valuation and a $10.00 per share price, the number of shares of common stock being offered for sale by us will range from 3,272,500 shares to 4,427,500 shares.  The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.

RP Financial, Inc. also considered that we intend to contribute a total of $1.0 million to a charitable foundation that we are establishing in connection with the conversion, such contribution to consist of a number of shares of our common stock equal to 1.0% of the shares sold in the offering (32,725 shares or $327,250 in stock at the minimum offering and 44,275 shares or $442,750 in stock at the maximum offering, up to 50,916 shares or $509,160 in stock at the adjusted maximum offering) and the remainder in cash ($672,750 at the minimum offering and $557,250 at the maximum offering, or $490,840 at the adjusted maximum). The intended contribution of cash and shares of common stock to the charitable foundation has the effect of reducing our estimated pro forma valuation. See “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation.”

The appraisal is based in part on an analysis of a peer group of ten publicly traded savings institutions that RP Financial, LC considered comparable to us. The peer group consists of the following ten companies with assets between $215.0 million and $2.5 billion as of September 30, 2012 or June 30, 2012 (the latest date for which complete financial data is publicly available).

Company Name and Ticker Symbol	Exchange	Headquarters	Total Assets
			(in millions)
Bank Mutual Corp. (BKMU)	NASDAQ	Milwaukee, WI	$2,485
United Community Financial Corp. (UCFC)	NASDAQ	Youngstown, OH	$1,831
CFS Bancorp, Inc. (CITZ)	NASDAQ	Munster, IN	$1,119
HopFed Bancorp, Inc. (HFBC)	NASDAQ	Hopkinsville, KY	$997
PVF Capital Corp. (PVFC)	NASDAQ	Solon, OH	$779
HMN Financial, Inc. (HMNF)	NASDAQ	Rochester, MN	$644
First Clover Leaf Financial Corp. (FCLF)	NASDAQ	Edwardsville, IL	$552
Citizens Community Bancorp, Inc. (CZWI)	NASDAQ	Eau Claire, WI	$533	(1)
Wolverine Bancorp, Inc. (WBKC)	NASDAQ	Midland, MI	$284

First Federal of Northern Michigan Bancorp, Inc. (FFNM)	NASDAQ	Alpena, MI	$215

(1)         As of June 30, 2012.

RP Financial has informed the Company that it sought to provide meaningful comparative data to limit the need to perform subjective valuation adjustments with respect to institutions that did not share common characteristics with Westbury Bank.  As a result, a comparable institution’s dissimilar asset size may be outweighed by similarities with respect to other characteristics that are more exemplary of an institution’s value than asset size.

The peer group selection process was limited to publicly traded thrifts pursuant to the regulatory conversion guidelines, which limit the number of potential comparable companies for inclusion in the peer group to 112 full stock publicly traded companies.  As noted in the appraisal report, the selection process for the peer group involved two geographic screens to the universe of all public thrifts that were eligible for inclusion in the peer group.

•                                                                  Wisconsin Thrift Institutions.  Given the impact of the regional market on investors’ perception of a financial institution’s value, RP Financial first looked to the Wisconsin regional market.  There are two publicly-traded full stock savings institutions based in Wisconsin and both were included in the peer group.  While Bank Mutual based in Milwaukee is substantially larger than the Company in terms of its total assets and market capitalization, RP Financial included Bank Mutual in the peer group because of similarities to Westbury Bank’s pro forma capital ratios, asset quality and recent earnings history and owing to the fact that Bank Mutual was subject to a regulatory agreement.

•                                                                  Midwest Thrift Institutions.  Given the limited number of publicly-traded full stock savings institutions based in Wisconsin, RP Financial next looked to the broader market comprised of thrift institutions with assets between $200 million and $2.1 billion based in other states in the mid-western region of the United States because other mid-western markets are impacted similarly to Westbury Bank’s Wisconsin market.

Considerations that RP Financial incorporated into the peer group selection criteria, other than asset size, include the following, all of which impact an investor’s perception of the value of the stock of a financial institution:

•                                                                  Core Return on Assets less than 0.30% for the trailing twelve months;

•                                                                  Non-Performing Assets/Total Assets ratios between 2% and 7.5%; and

•                                                                  the fact that seven of the ten thrifts included in the peer group were subject to regulatory agreements related to safety and soundness issues.

The following table presents a summary of selected pricing ratios for Westbury Bancorp, Inc. and the peer group companies identified by RP Financial, LC. Ratios are based on earnings for the twelve months ended September 30, 2012 (or the last twelve months for which data is available) and stock price information as of November 23, 2012. Compared to the median pricing of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a discount of 8.6% on a price-to-book value basis and a discount of 12.6% on a price-to-tangible book value basis. The price-to-earnings multiples were not meaningful for either Westbury Bancorp, Inc. or the peer group due to operating losses or low earnings.

	Price-to-book value ratio	Price-to-tangible book value ratio
Westbury Bancorp, Inc. (pro forma)
Maximum, as adjusted	57.74%	57.74%
Maximum	53.73%	53.73%
Minimum	45.21%	45.21%

Valuation of peer group companies using stock prices as of November 23, 2012
Averages	59.85%	60.98%
Medians	58.78%	61.49%

Compared to the average pricing ratios of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a discount of 10.2% on a price-to-book basis and a discount of 11.9% on a price-to-tangible book basis. This means that, at the maximum of the offering range, a share of our common stock would be less expensive than the peer group on a book value and tangible book value basis.

The independent appraisal does not indicate per share market value. Do not assume or expect that the valuation of Westbury Bancorp, Inc. as indicated above means that, after the conversion and the offering, the shares of common stock will trade at or above the $10.00 offering price. Furthermore, the pricing ratios presented above were utilized by RP Financial, LC to estimate our market value and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Plan of Distribution—Determination of Share Price and Number of Shares to be Issued.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25. Generally, no individual, or individuals exercising subscription rights through a single qualifying account held jointly, may purchase more than 15,000 shares ($150,000) of common stock. Additionally, if any of the following persons purchase shares of common stock, their purchases, in all categories of the offering, will be combined with your purchases and may not exceed 30,000 shares ($300,000):

•                                          your spouse or relatives of you or your spouse living in your house;

•                                          most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior management position; or

•                                          other persons who may be your associates or persons acting in concert with you.

See the detailed descriptions of “acting in concert” and “associate” in “The Conversion and Plan of Distribution—Limitations on Common Stock Purchases.”

Subject to the approval of the Federal Reserve Board, we may increase or decrease the purchase limitations at any time. Please see “The Conversion and Plan of Distribution—Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

(1)                                 personal check, bank check or money order, payable to Westbury Bancorp, Inc.; or

(2)                                 authorization of withdrawal from Westbury Bank deposit accounts designated on the order form.

Regulations prohibit Westbury Bank from knowingly lending funds or extending credit to any persons to purchase shares of common stock in the offering. You may not use cash, wires or a check drawn on a Westbury Bank line of credit, and we will not accept third-party checks (a check written by someone other than you) payable to you and endorsed over to Westbury Bancorp, Inc. If you request that we place a hold on your checking account for the subscription amount, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. Once we receive your executed order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time. You may not authorize direct withdrawal from a Westbury Bank retirement account.  See “—Using Retirement Account Funds to Purchase Shares of Common Stock.”

In order to purchase shares of common stock in the subscription offering and community offering, you must submit a completed order form, together with full payment payable to Westbury Bancorp, Inc. or authorization to withdraw funds from one or more of your Westbury Bank deposit accounts. We will not be required to accept incomplete order forms, unsigned order forms, or orders submitted on photocopied or facsimiled order forms. We must receive all order forms prior to 12:00 noon, Central Time, on [expiration date]. We are not required to accept order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate withdrawal instructions. A postmark prior to [expiration date] will not entitle you to purchase shares of common stock unless we receive the envelope by [expiration date]. You may submit your order form and payment by overnight delivery to the indicated address on the order form, by bringing your order form to our Stock Information Center or to any branch office or by mail using the return envelope provided. Due to recent reductions in U.S. Postal Service 1st Class Mail delivery standards, we encourage subscribers to consider in-person or overnight delivery to enhance the likelihood that your order is received before the deadline.

Please see “The Conversion and Plan of Distributions—Procedure for Purchasing Shares—Payment for Shares” for a complete description of how to purchase shares in the stock offering.

Using Retirement Account Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your individual retirement account, or “IRA.” If you wish to use funds that are currently in your IRA or other retirement account held at Westbury Bank, the funds you wish to use for the purchase of common stock will have to be transferred to a brokerage account with a broker who is willing and able to facilitate your purchase in the offering. It may take several weeks to transfer your Westbury Bank IRA to an independent trustee, so please allow yourself sufficient time to take this action. Depositors interested in using funds in an individual retirement account or any other retirement account to purchase shares of common stock should contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Please see “The Conversion and Plan of Distribution—Procedure for Purchasing Shares—Payment for Shares” and “—Using Retirement Account Funds” for a complete description of how to use IRA funds to purchase shares in the stock offering.

How We Intend to Use the Proceeds From the Offering

Assuming we sell 5,091,625 shares of common stock in the stock offering (the adjusted maximum of the offering range), and we have net proceeds of $48.5 million, we intend to distribute the net proceeds as follows:

•                                          $24.23 million (50.0% of the net proceeds) will be invested in Westbury Bank;

•                                          $4.11 million (8.5% of the net proceeds) will be loaned to our employee stock ownership plan to fund its purchase of our shares of common stock;

•                                          $491,000 (1.0% of the net proceeds) will be contributed our charitable foundation;

•                                          $1.25 million (2.6% of the net proceeds) will be used to repay principal and interest outstanding on two notes, including $300,000 on a note issued to a limited liability company owned by our executive officers and directors, the proceeds of which were used to establish an escrow account to fund interest-only payments, on our behalf, on a short-term note issued to an unaffiliated bank; and

•                                          $18.37 million (37.9% of the net proceeds) will be retained by Westbury Bancorp, Inc.

We may use the funds we receive for investments, to pay cash dividends, to repurchase shares of common stock and for other general corporate purposes, subject to regulatory approval as applicable. Westbury Bank may use the proceeds it receives from Westbury Bancorp, Inc. to support increased lending, to increase deposits, to offer other products and services and to increase its capital position. The net proceeds retained by Westbury Bancorp, Inc. and Westbury Bank also may be used for future business expansion through acquisitions of banks, thrifts and other financial services companies, and opening or acquiring branch offices. We have no current arrangements or agreements with respect to any such acquisitions or branch offices. Initially, a substantial portion of the net proceeds will be invested in short-term investments and other securities consistent with our investment policy.

We do not anticipate the number of shares we sell in the stock offering will result in significant changes in the respective use of proceeds by Westbury Bank and Westbury Bancorp, Inc. Please see the section of this prospectus entitled “How We Intend to Use the Proceeds From the Offering” for more information on the proposed use of the proceeds from the offering, including a table showing the distribution of net proceeds at different points in the offering range.

Our Issuance of Cash and Shares of Our Common Stock to Westbury Bank Charitable Foundation

To further our commitment to our local community, we intend to establish a charitable foundation as part of the conversion and stock offering. Assuming we receive approval from our members to fund the charitable foundation with shares of our common stock and cash, we intend to contribute a total of $1.0 million to a charitable foundation that we are establishing, such contribution to consist of a number of shares of our common stock equal to 1.0% of the shares sold in the offering (32,725 shares or $327,250 in stock at the minimum offering and 44,275 shares or $442,750 in stock at the maximum offering, or up to 50,916 shares or $509,160 in stock at the adjusted maximum offering) and the remainder in cash ($672,750 at the minimum offering and $557,250 at the maximum offering, or $490,840 at the adjusted maximum). As a result of the issuance of shares to the charitable foundation, we will record an after-tax expense of approximately $608,000 during the quarter in which the stock offering is completed.

The charitable foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we operate. The charitable foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets, and is expected to make contributions totaling approximately $50,000 in its first year of operation.

Issuing shares of common stock to the charitable foundation will:

•                                          dilute the voting interests of purchasers of shares of our common stock in the stock offering; and

•                                          result in an expense, and a reduction in earnings, during the quarter in which the contribution is made, equal to the full amount of the contribution to the charitable foundation, offset in part by a corresponding tax benefit.

The establishment and funding of the charitable foundation has been approved by the Boards of Directors of WBSB Bancorp, MHC, WBSB Bancorp, Inc., Westbury Bank and Westbury Bancorp, Inc. and is subject to approval by members of WBSB Bancorp, MHC. If the members do not approve the funding of the charitable foundation with shares of our common stock and cash, we may, in our discretion, complete the conversion and stock offering without the inclusion of the charitable foundation and without resoliciting subscribers. We may also determine, in our discretion, not to complete the conversion and stock offering if the members do not approve the charitable foundation.

The amount of common stock that we would offer for sale would be greater if the offering were to be completed without the formation and funding of the Westbury Bank Charitable Foundation. For a further discussion of the financial impact of the charitable foundation, including its effect on those who purchase shares in the offering, see “Risk Factors—Risks Related to this Stock Offering—The contribution of shares to the charitable foundation will dilute your ownership interest and adversely affect net income in the year we complete the stock offering,” “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation” and “Westbury Bank Charitable Foundation.”

You May Not Sell or Transfer Your Subscription Rights

Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the shares of common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal or state regulatory agencies, against anyone who we believe has sold or given away his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights.

Deadline for Orders of Common Stock

If you wish to purchase shares of common stock in the offering, we must receive a properly completed original stock order and certification form, together with full payment for the shares of common stock no later than 12:00 noon, Central Time, on [expiration date]. You may submit your order form and payment by overnight delivery to the indicated address on the order form, by bringing your stock order form to our Stock Information Center or to any of our branch offices, or by mail using the return envelope provided.

Steps We May Take If We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 3,272,500 shares of common stock (not counting shares to be contributed to our charitable foundation), we may take steps to issue the minimum number of shares of common stock in the offering range. Specifically, we may:

•                                          increase the purchase limitations; and/or

•                                          seek the approval, to the extent required, of the Federal Reserve Board, to extend the offering beyond [extension date], so long as we resolicit subscriptions that we have previously received in the offering.

If we extend the offering beyond [extension date], we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. If a subscriber does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be, and, in our sole discretion, some other large subscribers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.

Possible Change in the Offering Range

RP Financial, LC will update its appraisal before we complete the offering. If, as a result of demand for the shares, or changes in market conditions, RP Financial, LC determines that our pro forma market value has increased, we may sell up to 5,091,625 shares in the offering without further notice to you.  If our pro forma market value at that time is either below $33.1 million or above $51.4 million, then, after consulting with the Federal Reserve Board, we may:

•                                          terminate the stock offering and promptly return all funds;

•                                          set a new offering range and give all subscribers the opportunity to confirm, modify or rescind their purchase orders for shares of Westbury Bancorp, Inc.’s common stock; or

•                                          take such other actions as may be permitted, to the extent such permission is required, by the Federal Reserve Board and the Securities and Exchange Commission.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of members of WBSB Bancorp, MHC that is being called to vote upon the conversion and to approve the establishment and funding of the charitable foundation, and at any time after member approval with the approval, to the extent such approval is required, of the Federal Reserve Board.

We must sell a minimum of 3,272,500 shares to complete the offering. If we terminate the offering because we fail to sell the minimum number of shares (not counting shares that we will contribute to the charitable foundation) or for any other reason, we will promptly return your funds with interest at our statement savings rate, currently 0.15% per annum, and we will cancel deposit account withdrawal authorizations.

Purchases by Executive Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 170,000 shares of common stock in the offering, or 5.2% of the shares to be sold at the minimum of the offering range (excluding shares issued to our charitable foundation). Our directors and executive officers will pay the same $10.00 per share price for the common stock as all other subscribers in the offering. Purchases of the common stock by our directors and executive officers are for investment purposes for these individuals and not with a view towards resale, and pursuant to applicable conversion regulations, our directors and executive officers, generally, will not be permitted to sell any shares of the common stock that they purchase in the offering for a period of at least one year from the closing of the conversion and offering. See “Subscriptions by Directors and Officers.”

Benefits to Management and Potential Dilution to Stockholders Following the Conversion

We expect our tax-qualified employee stock ownership plan to purchase 8% of the total number of shares of common stock that we issue in the conversion (including shares contributed to our charitable foundation), or 357,742 shares of common stock, assuming we sell the maximum of the shares proposed to be sold.

We also intend to implement one or more stock-based benefit plans. Stockholder approval of these plans will be required, and the stock-based benefit plans cannot be implemented until at least six months after the completion of the conversion pursuant to applicable regulations. We have not yet determined whether we will present these plans for stockholder approval within 12 months following the completion of the conversion or more than 12 months after the completion of the conversion. If presented more than 12 months after the completion of the conversion, these plans would require the approval of our stockholders by a majority of votes cast; otherwise, they would require the approval of our stockholders by a majority of votes eligible to be cast. Further, there are a number of restrictions that would apply to these plans if adopted within one year of the conversion, including limits on awards to non-employee directors and officers and vesting. See “Management of Westbury Bancorp, Inc.—Stock-Based Benefit Plans.” For example, if adopted within 12 months following the completion of the conversion, the stock-based benefit plans will reserve a number of shares of common stock equal to not more than 4% of the shares issued in the conversion (including shares contributed to our charitable foundation) for restricted stock awards to key employees and directors, at no cost to the recipients, and will also reserve a number of stock options equal to not more than 10% of the shares of common stock issued in the conversion (including shares contributed to our charitable foundation) for key employees and directors.

If 4% of the shares of common stock issued in the conversion (including shares contributed to our charitable foundation) are awarded under a stock-based benefit plan and come from authorized but unissued shares of common stock, stockholders would experience dilution of up to approximately 3.85% in their ownership interest in Westbury Bancorp, Inc. If 10% of the shares of common stock issued in the conversion (including shares contributed to our charitable foundation) are issued upon the exercise of options granted under a stock-based benefit plan and come from authorized but unissued shares of common stock, stockholders would experience dilution of approximately 9.09% in their ownership interest in Westbury Bancorp, Inc.

In connection with the conversion, we expect to enter into employment agreements and change in control agreements with certain of our officers, subject to regulatory approval of these agreements. See “Management of Westbury Bancorp, Inc.—Executive Officer Compensation” and “Risk Factors—Risks Related to This Stock Offering—We intend to enter into employment agreements and change in control agreements with certain of our officers, which may increase our compensation costs or increase the costs of acquiring us” for a further discussion of these agreements, including their terms and potential costs, as well as a description of other benefits arrangements.

The following table summarizes the number of shares of common stock and aggregate dollar value of grants (valuing each share granted at the offering price of $10.00) that will be available under our employee stock ownership plan and one or more stock-based benefit plans if such plans are adopted within one year following the completion of the conversion and the offering. The table shows the dilution to stockholders if all these shares are issued from authorized but unissued shares, instead of shares purchased in the open market. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all employees. A portion of the stock award and stock option grants shown in the table below may be made to non-management employees.

	Number of Shares to be Granted or Purchased(3)			Dilution Resulting	Value of Grants (1)
	At Minimum of Offering Range	At Adjusted Maximum of Offering Range	As a Percentage of Common Stock to be Issued (2)	From Issuance of Shares for Stock Benefit Plans	At Minimum Offering Range	At Adjusted Maximum Offering Range
					(Dollars in thousands)

Employee stock ownership plan	264,418	411,403	8.00%	—	$2,644	$4,114
Stock awards	132,209	205,702	4.00	3.85%	1,322	2,057
Stock options	330,523	514,254	10.00	9.09%	1,329	2,067
Total	727,150	1,131,359	22.00%	12.28%	$5,295	$8,238

(1)         The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $4.02 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 0%; an expected option life of 10 years; a risk-free interest rate of 1.67%; and a volatility rate of 28.36% based on an index of publicly traded thrift institutions. The actual expense of stock options granted under a stock-based benefit plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted, which may or may not be the Black-Scholes model.

(2)         The stock-based benefit plans may award a greater number of options and shares, respectively, if the plans are adopted more than 12 months after the completion of the conversion.

(3)        For plans adopted within 12 months of the completion of the conversion, applicable regulations permit stock awards to encompass up to 4.0% and the ESOP and stock awards to encompass in the aggregate up to 12.0% of the shares issued, provided Westbury Bank has tangible capital of 10.0% or more following the conversion.

The actual value of restricted stock awards will be determined based on their fair value (the closing market price of shares of common stock of Westbury Bancorp, Inc.) as of the date grants are made. The following table presents the total value of all shares to be available for awards of restricted stock under the stock-based benefit plan, assuming the shares for the plan are purchased or issued in a range of market prices from $8.00 per share to $14.00 per share at the time of the grant.

Share Price	132,210 Shares Awarded at Minimum of Offering Range	155,540 Shares Awarded at Midpoint of Offering Range	178,870 Shares Awarded at Maximum of Offering Range	205,700 Shares Awarded at Maximum of Offering Range, As Adjusted
(In thousands, except share price information)

$8.00	$1,057,680	$1,244,320	$1,430,960	$1,645,600
10.00	1,322,100	1,555,400	1,788,700	2,057,000
12.00	1,586,520	1,866,480	2,146,440	2,468,400
14.00	1,850,940	2,177,560	2,504,180	2,879,800

The grant-date fair value of the stock options granted under the stock-based benefit plans will be based, in part, on the closing price of shares of common stock of Westbury Bancorp, Inc. on the date the options are granted. The fair value will also depend on the various assumptions utilized in the option-pricing model ultimately adopted. The following table presents the total estimated value of the stock options to be available for grant under the stock-based benefit plans, assuming the range of market prices for the shares are $8.00 per share to $14.00 per share at the time of the grant.

Exercise Price	Grant-Date Fair Value Per Option	330,523 Options at Minimum of Range	388,850 Options at Midpoint of Range	447,178 Options at Maximum of Range	514,254 Options at Maximum of Range, As Adjusted
(In thousands, except share price information)

$8.00	$3.22	$1,064,282	$1,252,097	$1,439,912	$1,655,898
10.00	4.02	1,328,700	1,563,177	1,797,654	2,067,301
12.00	4.82	1,593,118	1,874,257	2,155,396	2,478,704
14.00	5.63	1,860,842	2,189,226	2,517,609	2,895,250

Market for Common Stock

We anticipate that the common stock sold in the offering will be listed on the Nasdaq Capital Market under the symbol “WBB” following the completion of the stock offering. See “Market for the Common Stock.”

Our Policy Regarding Dividends

Our Board of Directors will have the authority to declare dividends on our common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. In addition, each of WBSB Bancorp, MHC and WBSB Bancorp, Inc. have previously entered into an MOU with the OTS pursuant to which they are not permitted to pay dividends without prior regulatory approval, and we expect that Westbury Bancorp, Inc. will be subject to the MOU following the conversion such that Westbury Bancorp, Inc. is also prohibited from paying dividends without prior regulatory approval. See “Our Policy Regarding Dividends.”

Conditions to Completion of the Conversion and the Offering

We cannot complete the conversion and the offering unless:

•                                          the plan of conversion and reorganization is approved by a majority of votes eligible to be cast by members of WBSB Bancorp, MHC. A special meeting of members to consider and vote upon the plan of conversion and reorganization and to vote upon the establishment and funding of the charitable foundation has been set for [meeting date];

•                                          we have received orders to purchase at least the minimum number of shares of common stock offered; and

•                                          we receive all required final approvals of the Federal Reserve Board to complete the conversion and the offering and receive the approval of the Federal Reserve Board on the holding company application we have filed with this agency.

Material Income Tax Consequences

The conversion qualifies as a tax-free reorganization. Neither Westbury Bancorp, Inc., WBSB Bancorp, Inc., Westbury Bank, WBSB Bancorp, MHC nor Eligible Account Holders, Supplemental Eligible Account Holders or Other Members will recognize any gain or loss as a result of the conversion. See “The Conversion and Plan of Distribution—Material Income Tax Consequences” for a complete discussion of the income tax consequences of the transaction.

Emerging Growth Company Status

The Jumpstart Our Business Startups Act (the “JOBS Act”), which was signed into law on April 5, 2012, has made numerous changes to the federal securities laws to facilitate access to capital markets. Under the JOBS Act, a company with total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year qualifies as an “emerging growth company.” We qualify as an “emerging growth company” and believe that we will continue to qualify as an “emerging growth company” for five years from the completion of the stock offering.

As an “emerging growth company” we have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Additionally, we are in the process of evaluating the benefits of relying on the reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Act, (iii) hold non-binding stockholder votes regarding annual executive compensation or executive compensation payable in connection with a merger or similar corporate transaction, (iv) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (v) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

How You Can Obtain Additional Information

Our branch office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our information hotline at [•] to speak to a representative of Keefe, Bruyette & Woods, Inc. Representatives are available by telephone Monday through Friday from 9:00 a.m. to 5:00 p.m., Central Time. You may also meet in person with a representative by visiting our stock information center located at our branch office at 200 South Main Street, West Bend, Wisconsin. The stock information center is open weekdays during the offering, except for bank holidays, on Mondays from 12:00 noon to 5:00 p.m., on Tuesdays through Thursdays from 9:00 a.m. to 5:00 p.m., and on Fridays from 9:00 a.m. to 12:00 noon, Central Time.

TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF [EXPIRATION DATE] IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED OR HAND-DELIVERED ANY LATER THAN FIVE DAYS OR TWO DAYS, RESPECTIVELY, PRIOR TO [EXPIRATION DATE].

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in our shares of common stock.

Risks Related to Our Business

A significant portion of our loans are commercial real estate, multi-family and commercial business loans,  which carry greater credit risk than loans secured by owner occupied one- to four-family real estate, and we intend to increase our focus on these types of loans.

At September 30, 2012, $194.2 million, or 50.8%, of our loan portfolio consisted of commercial real estate, multi-family and commercial business loans.  Given their larger balances and the complexity of the underlying collateral, commercial real estate, multi-family and commercial business loans generally expose a lender to greater credit risk than loans secured by owner occupied one- to four-family real estate.  These loans also have greater credit risk than residential real estate for the following reasons:

•                                          commercial real estate loans — repayment is dependent on income being generated in amounts sufficient to cover operating expenses and debt service.

•                                          multi-family — repayment is dependent on income being generated in amounts sufficient to cover property maintenance and debt service.

•                                          commercial business loans — repayment is generally dependent upon the successful operation of the borrower’s business.

If loans that are collateralized by real estate or other business assets become troubled and the value of the collateral has been significantly impaired, then we may not be able to recover the full contractual amount of principal and interest that we anticipated at the time we originated the loan, which could cause us to increase our provision for loan losses and adversely affect our operating results and financial condition.

The majority of our commercial real estate and multi-family loans are secured by non-owner-occupied properties.  These loans expose us to greater risk of non-payment and loss than loans secured by owner-occupied properties because repayment of such loans depend primarily on the tenant’s continuing ability to pay rent to the property owner, who is our borrower, or, if the property owner is unable to find a tenant, the property owner’s ability to repay the loan without the benefit of a rental income stream. In addition, the physical condition of non-owner-occupied properties is often below that of owner-occupied properties due to lax property maintenance standards, which has a negative impact on the value of the collateral properties.  Furthermore, some of our non-owner-occupied borrowers have more than one loan outstanding with us, which may expose us to a greater risk of loss compared to residential and commercial borrowers with only one loan.

Furthermore, a key component of our strategy is to continue to increase our origination of commercial business, commercial real estate and multi-family loans to diversify our loan portfolio and increase our yields.  The proposed increase in these types of loans significantly increases our exposure to the risks inherent in these types of loans.

Our focus on commercial real estate, multi-family and commercial business lending has resulted in higher losses in our loans and increased allowance for loan losses.

Since 2009, we have experienced elevated levels of non-performing and classified assets, and elevated levels of charge-offs, particularly in our commercial real estate, multi-family and commercial business loan portfolio.  We had $5.2 million, $8.3 million, $17.2 million and $22.6 million of non-performing commercial real estate, multi-family and commercial business loans at September 30, 2012 and December 31, 2011, 2010 and 2009, respectively.  We had $15.7 million, $12.4 million, $20.7 million and $26.5 million of classified commercial real estate, multi-family and commercial business loans at September 30, 2012 and December 31, 2011, 2010 and 2009, respectively.  We had net charge-offs of $2.1 million, $4.1 million, $2.1 million and $1.6 million related to commercial real estate, multi-family and commercial business loans for the nine month period ended September 30, 2012 and the years ended December 31, 2011, 2010 and 2009, respectively.

At September 30, 2012 and December 31, 2011, 2010 and 2009, we had allocated $4.6 million, or 69.3% of our allowance for loan losses, $5.4 million, or 75.7% of our allowance for loan losses, $2.8 million, or 55.5% of our allowance for loan losses, and $2.7 million, or 59.3% of our allowance for loan losses, respectively, to our commercial real estate, multi-family and commercial business loan portfolio.  Although management believes it has identified the majority of our problem assets, because we intend to continue to improve our policies and procedures for identifying problem assets, our classified assets could increase significantly.  It is also our experience that a significant number of classified loans originated by the former Continental Savings Bank historically have become non-performing loans. Delinquencies and loan losses related to commercial real estate, multi-family and commercial business loans could increase more than we have provided for in our allowance for loan losses as we continue to review our existing portfolio and as we continue to emphasize this type of lending activity.

We have a high concentration of loans secured by real estate in our market area.  Adverse economic conditions, both generally and in our market area, could adversely affect our financial condition and results of operations.

At September 30, 2012, $285.4 million, or 74.6% of our loan portfolio, consisted of loans secured by real estate in Washington, Waukesha and Milwaukee Counties, Wisconsin.  We have relatively few loans outside of our market area, and, as a result, we have a greater risk of loan defaults and losses in the event of a further economic downturn in our market area, as adverse economic conditions may have a negative effect on the ability of our borrowers to make timely payments of their loans.  During the last several years, economic conditions and real estate values within our market area have declined significantly.  We believe that such conditions have contributed to our non-performing assets, loan charge-offs and our provisions for loan losses.

More generally, the United States experienced a severe economic recession in 2008 and 2009, the effects of which have continued during 2010, 2011 and 2012.  Recent growth has been slow and unemployment remains at high levels; as a result, economic recovery is expected to be slow.  Loan portfolio quality has remained poor at many financial institutions reflecting, in part, the weak United States economy and high unemployment rates.  In addition, the value of real estate collateral supporting many commercial real estate and multi-family loans and home mortgages throughout the United States has declined.  The real estate downturn also has resulted in reduced demand for the construction of new housing and increased delinquencies in construction, residential and commercial mortgage loans in many markets across the United States.

We believe that the unfavorable economic conditions of the past several years will continue to have an unfavorable impact on our operations as long as they persist.

A significant portion of our non-performing assets and classified assets are commercial real estate, multi-family and commercial business loans acquired in connection with our merger with another institution, many of which are secured by real estate and other assets located in an area that experienced a more significant economic downturn than our primary market area.  If we are unable to successfully resolve these assets, we could be forced to write down these loans or increase our provision for loan losses, which would negatively affect our financial condition and results of operations.

In 2008, we acquired Continental Savings Bank in a merger of mutually-owned institutions.  In connection with this merger, we acquired a significant portfolio of commercial real estate, multi-family and commercial business loans, many of which are secured by real estate or have borrowers located in Milwaukee County.  The economic downturn in 2008 and 2009, which had a more profound impact in Milwaukee County than in our primary market area, resulted in a large number of these loans becoming non-performing or classified assets.

Although we have made efforts to resolve these assets, as of September 30, 2012, approximately $3.0 million, or 11.7%, of the commercial real estate, multifamily and commercial business loans originated by Continental Savings Bank were non-performing assets.  These loans comprised approximately 29.3% of our total non-performing loans at September 30, 2012.  Loans originated by Continental Savings Bank prior to the merger accounted for $3.0 million, or 58.1% of our total non-performing commercial real estate, multi-family and commercial business loans at September 30, 2012, $5.2 million, or 53.1% of the total at December 31, 2011, $12.4 million, or 94.7% of the total at December 31, 2010, and $20.2 million, or 93.5% of total at December 31, 2009.  Loans originated by Continental Savings Bank prior to the merger accounted for $1.7 million in net charge-offs, or 50.4% of our total net charge-offs for the nine months ended September 30, 2012, $2.4 million or 64.9% of total net charge-offs during the year ended December 31, 2011, $1.0 million or 76.9% of total net charge-offs during the year ended December 31, 2010, and  $1.7 million or 70.8% of total net charge-offs during the year ended December 31, 2009.

We do not have an operating history in Milwaukee County or an extended customer relationship with former customers of Continental Savings Bank.  We may be unable to successfully resolve problem loans that we did not originate, which could force us to write down these loans or increase our provision for loan losses, either of which could negatively affect our financial condition and results of operations.

Our provision for loan losses and net loan charge-offs have increased significantly in recent years, and we may be required to make further increases in our provision for loan losses and to charge-off additional loans in the future, which could adversely affect our results of operations.  If our allowance for loan losses is not sufficient to cover actual loan losses, we may be required to make additional provisions for loan losses, which would cause our earnings to decrease.

Partly in response to the increase in the size of our commercial real estate, multi-family and commercial business loan portfolio, and the increase in the amount of such loans that are non-performing or classified, we recorded provisions for loan losses of $3.0 million, $7.5 million, $3.1 million and $2.2 million, respectively, for the periods ended September 30, 2012 and December 31, 2011, 2010 and 2009 that were charged against income for those periods, and incurred net charge-offs of $3.4 million, $5.4 million, $2.6 million and $1.7 million, respectively, during the same periods.  As a result, our allowance for loan losses has fluctuated, decreasing by $426,000 during the nine months ended September 30, 2012, and increasing by $2.1 million, $498,000, and $557,000, respectively, during the years ended December 31, 2011, 2010 and 2009.  While our allowance for loan losses was $6.7 million, or 1.75% of total loans, at September 30, 2012, we may be required to make additional material additions to our allowance for loan losses that would materially decrease our net income.  See “—A significant portion of our loans are commercial real estate, multi-family and commercial business loans, which carry greater credit risk than loans secured by owner occupied one- to four-family real estate, and we intend to increase our focus on these types of loans.”

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers, our borrowers’ cash flow and the value of the real estate and other assets serving as collateral for the repayment of many of our loans.  In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions.  If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover probable incurred losses in our loan portfolio, resulting in additions to our allowance.

Lending money is a substantial part of our business and each loan carries a certain risk that it may not be repaid in accordance with its terms, or that any underlying collateral will not be sufficient to assure repayment. This risk is affected by, among other things, cash flow of the borrower and/or the project being financed, the changes and uncertainties as to the future value of the collateral, in the case of a collateralized loan, the duration of the loan, the character and creditworthiness of a particular borrower, and changes in economic and industry conditions.

The determination of the appropriate level of the allowance for loan losses inherently involves a high degree of subjectivity and requires us to make significant estimates of current credit risks and future trends, all of which may undergo material changes.  Continuing deterioration in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside of our control, may require an increase in the allowance for loan losses. In addition, bank regulatory agencies periodically review our allowance for loan losses and may require an increase in the provision for possible loan losses or the recognition of further loan charge-offs, based on judgments different than those of management.  In addition, if charge-offs in future periods exceed the allowance for loan losses we will need additional provisions to replenish the allowance for loan losses.  Any additional provisions will result in a decrease in net income and possibly capital, and may have a material adverse effect on our financial condition and results of operations.

We have agreed with our regulators to not take certain actions without approval, including the payment of dividends.  These restrictions limit the flexibility of our operations, which could adversely affect the value of the common stock.

Westbury Bank has entered into a Formal Written Agreement with the OCC, which provides that Westbury Bank will not declare any dividend or capital distribution unless it is in compliance with its written capital plan and applicable regulations and has received the prior written non-objection of the OCC.  In addition, Westbury Bank is subject to an IMCR imposed by the OCC that requires Westbury Bank to maintain a tier 1 leverage capital ratio of 8.00% and a total risk-based capital ratio of 12.00%.

In addition, each of WBSB Bancorp, MHC and WBSB Bancorp, Inc. previously entered into an MOU with the OTS pursuant to which they are not permitted to declare or pay cash dividends, repurchase or redeem capital stock, or incur any debt or increase lines of credit without regulatory approval.  WBSB Bancorp, MHC and WBSB Bancorp, Inc. also agreed to maintain compliance with a business and capital plan designed to increase and maintain capital at higher levels than would otherwise be required in order to support our risk profile, achieve certain net income levels and reduce debt to capital ratios, and review risks associated with business activities on a monthly basis.  We expect that Westbury Bancorp, Inc. will be subject to the MOU following the conversion.

Compliance with the business and capital plans and the remediation plan could significantly restrict our operations, particularly if we are required to use available funds to increase or maintain capital ratios rather than to support lending or other business operations.  Because we must obtain regulatory approval prior to deviating from our business plans, we are restricted in our ability to be flexible and responsive to changing conditions.  In addition, our earnings could be reduced if we are required to take additional provision for loan losses, or to write down or write off non-performing or classified loans.  Our ability to pay dividends and repurchase stock will be restricted unless we are able to obtain regulatory approval to do so, or until the MOUs are lifted.

At December 31, 2012, because its tier 1 leverage ratio was 7.89% and its total risk-based capital ratio was 11.79% at that date, Westbury Bank was not in compliance with the capital plan it had submitted to the OCC, and was not in compliance with the IMCR imposed by the OCC, each of which requires Westbury Bank to maintain a tier 1 leverage ratio of 8.00% and a total risk-based capital ratio of 12.00%.  Failure to comply with the IMCR, our business and capital plans or our remediation plan could subject us to regulatory enforcement actions by the Federal Reserve Board or the OCC, which enforcement actions could further restrict our business operations.

If our foreclosed real estate is not properly valued or if our reserves are insufficient, our earnings could be reduced.

We obtain updated valuations in the form of appraisals and broker price opinions when a loan has been foreclosed and the property taken in as foreclosed real estate and at certain other times during the holding period of the asset. Our net book value (“NBV”) in the loan at the time of foreclosure and thereafter is compared to the updated fair value of the foreclosed property less estimated selling costs (fair value).  A charge-off is recorded for any excess in the asset’s NBV over its fair value less estimated selling costs.  If our valuation process is incorrect, or if property values decline, the fair value of our foreclosed real estate may not be sufficient to recover our carrying value in such assets, resulting in the need for additional charge-offs.  Significant charge-offs to our foreclosed real estate could have a material adverse effect on our financial condition and results of operations.  In addition, bank regulators periodically review our foreclosed real estate and may require us to recognize further charge-offs.  Any increase in our charge-offs may have a material adverse effect on our financial condition and results of operations.

We have a significant amount of net operating losses that we may not be able to utilize in a timely fashion.

In recent years, we have generated significant net operating losses and unrealized tax losses (collectively, “NOLs”).  As of September 30, 2012, we had an estimated NOL carryforward of approximately $11.5 million.  These NOLs generally may be carried forward for a 20-year period to offset future taxable income and reduce our federal income tax liability.  As a result of our reorganization and conversion from the two-tier mutual holding company structure to a fully-converted stock holding company and our contemporaneous stock offering, we may incur an “ownership change” under Section 382 of the Internal Revenue Code (“Section 382”).  An ownership change will occur if after the reorganization, the persons who are considered “owners” of the mutual holding company before the reorganization, i.e., our members, own less than 50% of the stock holding company’s common stock immediately after the reorganization.  This could occur if we are required to sell a significant number of our shares in a community or syndicated offering to persons other than our members.  In addition, an ownership change will occur if, over a rolling three-year period, the percentage of the company stock owned by shareholders holding 5% or more of our common stock has increased by more than 50 percentage points over the lowest percentage of common stock owned by such shareholders during the three year period.

In general, if a company incurs an ownership change under Section 382, the company’s ability to utilize an NOL carryforward to offset its taxable income becomes limited to a certain amount per year.  This limitation is computed by multiplying our fair market value immediately before the ownership change (if the ownership change occurs as a result of the conversion and stock offering, the fair market value that would be taken into consideration is that of the mutual holding company) by a rate equal to the long-term tax-exempt rate for the month in which the ownership change occurs.  Based on management’s analysis, we determined that an ownership change under Section 382 will limit our ability to use the NOL carryforward to offset our taxable income to an estimated maximum amount of $1.3 million and $2.1 million per year, respectively, assuming we sell the minimum and adjusted maximum number of shares in the offering. The NOL carryforwards expire substantially beginning in 2028.

If we are unable to offset our taxable income to the maximum permitted amount, we would incur additional income tax liability, which would adversely affect our results of operations.

Impairment of our deferred tax assets could require charges to earnings, which could result in a negative impact on our results of operations.

Deferred tax assets are only recognized to the extent it is more likely than not they will be realized. Should our management determine it is not more likely than not that the deferred tax assets will be realized, a valuation allowance with a charge to earnings would be reflected in the period. At September 30, 2012 and December 31, 2011, our net deferred tax asset was $4.0 million and $4.4 million, respectively, which included a valuation allowance of $2.4 million, and all of which was disallowed for regulatory capital purposes.  Based on the levels of taxable income in prior years and management’s expectation of profitability in the current year and future years, management has determined that no additional valuation allowance was required at September 30, 2012 or December 31, 2011.  If we are required in the future to take an additional valuation allowance with respect to our deferred tax asset, our financial condition and results of operations would be negatively affected.

Future changes in interest rates could reduce our profits and asset values.

Future changes in interest rates could impact our financial condition and results of operations.

Net income is the amount by which net interest income and non-interest income exceeds non-interest expense and the provision for loan losses. Net interest income makes up a majority of our income and is based on the difference between:

•                                          interest income earned on interest-earning assets, such as loans and securities; and

•                                          interest expense paid on interest-bearing liabilities, such as deposits and borrowings.

We are vulnerable to changes in interest rates including the shape of the yield curve because of a mismatch between the terms to repricing of our assets and liabilities.  Historically, our assets repriced more quickly than our liabilities, which made us vulnerable to decreases in interest rates.  For the years ended December 31, 2011 and 2010, our net interest margin was 3.52% and 3.36%, respectively. Our asset/liability management committee utilizes a computer simulation model to provide an analysis of estimated changes in net interest income in various interest rate scenarios.  At September 30, 2012, in the event of an immediate 100 basis point decrease in interest rates, our model projects a decrease in our net interest income of 1.9%, and in the event of an immediate 100 basis point increase in interest rates, our model projects an increase in our net interest income of 1.8%.

Changes in interest rates also affect the current market value of our interest-earning securities portfolio.  Generally, the value of securities moves inversely with changes in interest rates.  At September 30, 2012, the fair value of our securities classified as available for sale totaled $64.5 million.  Unrealized net gains on available-for-sale securities totaled $1.9 million at September 30, 2012 and are reported, net of tax, as a separate component of shareholders’ equity.  However, a rise in interest rates could cause a decrease in the fair value of securities available for sale in future periods which would have an adverse effect on shareholders’ equity. Additionally, increases in interest rates may decrease loan demand and/or make it more difficult for borrowers to repay adjustable-rate loans.   Conversely, a reduction in interest rates can result in increased prepayments of loans and mortgage-backed and related securities, as borrowers refinance their debt in order to reduce their borrowing costs.  This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities.

Historically low interest rates may adversely affect our net interest income and profitability.

In recent years it has been the policy of the Federal Reserve Board to maintain interest rates at historically low levels through its targeted federal funds rate and the purchase of mortgage-backed securities. As a result, market rates on the loans we have originated and the yields on securities we have purchased have been at lower levels than available prior to 2008. This has been a significant factor in the decrease in the amount of our interest income to $24.0 million for the year ended December 31, 2011 from $26.9 million for the year ended December 31, 2010, and to $16.3 million for the nine months ended September 30, 2012 from $18.3 million for the nine months ended September 30, 2011.   As a general matter, our interest-bearing assets reprice or mature slightly more quickly than our interest-earning liabilities, which has resulted in decreases in net interest income as interest rates decreased.  However, our ability to lower our interest expense is limited at these interest rate levels while the average yield on our interest-earning assets may continue to decrease.  The Federal Reserve Board has indicated its intention to maintain low interest rates for the next several years.  Accordingly, our net interest income (the difference between interest income earned on assets and interest expense paid on liabilities) may continue to decrease, which will have an adverse effect on our profitability.

Income from secondary mortgage market operations is volatile, and we may incur losses or charges with respect to our secondary mortgage market operations which would negatively affect our earnings.

A key component of our strategy is to increase the extent to which we sell in the secondary market the longer term fixed-rate residential mortgage loans that we originate, earning non-interest income in the form of gains on sale. When interest rates rise, the demand for mortgage loans tends to fall and may reduce the number of loans available for sale.  In addition to interest rate levels, weak or deteriorating economic conditions also tend to reduce loan demand.  Although we originate, and intend to continue originating, loans on a “best efforts” basis, and we sell, and intend to continue selling, loans in the secondary market without recourse, we are required and will continue to be required to give customary representations and warranties to the buyers.  If we breach those representations and warranties, the buyers will be able to require us to repurchase the loans and we may incur a loss on the repurchase.  Because we generally retain the servicing rights on the loans we sell in the secondary market, we are required to record a mortgage servicing right asset, which we test quarterly for impairment.  The value of mortgage servicing rights tend to increase with rising interest rates and to decrease with falling interest rates. If we are required to take an impairment charge, our earnings could be adversely affected.

Government responses to economic conditions may adversely affect our operation, financial condition and earnings.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), among other things, has changed and will continue to change the bank regulatory framework, created an independent Consumer Financial Protection Bureau that has assumed the consumer protection responsibilities of the various federal banking agencies, and established more stringent capital standards for banks and bank holding companies.  The legislation will also result in new regulations affecting the lending, funding, trading and investment activities of banks and bank holding companies.   The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Westbury Bank, including the authority to prohibit “unfair, deceptive or abusive” acts and practices.  Banks and savings institutions with $10.0 billion or less in assets will continue to be examined by their applicable bank regulators.  The new legislation also gives state attorneys general the ability to enforce applicable federal consumer protection laws.  The Dodd-Frank Act also requires the federal banking agencies to promulgate rules requiring mortgage lenders to retain a portion of the credit risk related to securitized loans.  Bank regulatory agencies also have been responding aggressively to concerns and adverse trends identified in examinations.  Ongoing uncertainty and adverse developments in the financial services industry and the domestic and international credit markets, and the effect of new legislation and regulatory actions in response to these conditions, may adversely affect our operations by restricting our business activities, including our ability to originate or sell loans, modify loan terms, or foreclose on property securing loans.

In addition, the federal banking regulators have recently issued proposed rules that, if adopted, will significantly increase regulatory capital requirements.  Among other things, the proposed rules would introduce a new minimum common equity tier 1 capital ratio of 4.5% of risk-weighted assets and increase the minimum tier 1 capital ratio from 4.0% to 6.0% of risk-weighted assets.  There would also be a new “capital conservation buffer” that would require an institution to hold an additional 2.5% of common equity tier 1 capital to risk-based assets in order to avoid restriction on dividends and executive compensation.  The proposed rules would also impose stricter capital deduction requirements and revise the current risk-weighting categories.

These measures are likely to increase our costs of doing business and increase our costs related to regulatory compliance, and may have a significant adverse effect on our lending activities, financial performance and operating flexibility.  In addition, these risks could affect the performance and value of our loan and investment securities portfolios, which also would negatively affect our financial performance.

Strong competition within our market areas may limit our growth and profitability.

Competition in the banking and financial services industry is intense.  In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere.  Some of our competitors have greater name recognition and market presence that benefit them in attracting business, and offer certain services that we do not or cannot provide.  In addition, larger competitors may be able to price loans and deposits more aggressively than we do, which could affect our ability to grow and remain profitable on a long-term basis.  Our profitability depends upon our continued ability to successfully compete in our market area.  If we must raise interest rates paid on deposits or lower interest rates charged on our loans, our net interest margin and profitability could be adversely affected.  For additional information see “Business of Westbury Bank—Market Area and Competition.”

The financial services industry could become even more competitive as a result of new legislative, regulatory and technological changes and continued consolidation. Banks, securities firms and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of our competitors have fewer regulatory constraints and may have lower cost structures. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services as well as better pricing for those products and services than we can.

We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

We are dependent upon the services of the members of our senior management team who direct our strategy and operations.  We have benefited from consistency within our senior management team, with our top four executives averaging over 14 years of service with Westbury Bank and over a combined 69 years of financial institution experience.  Members of our senior management team, or commercial lending specialists who possess expertise in our markets and key business relationships, could be difficult to replace.  Our loss of these persons, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets.  See “Management of Westbury Bancorp, Inc.”

The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

As a result of the completion of this offering, we will become a public reporting company. We expect that the obligations of being a public company, including the substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a stand-alone public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we would expect to file with the SEC.  Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price.  In addition, we may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. As a result, we may need to rely on outside consultants to provide these services for us until qualified personnel are hired. These obligations will increase our operating expenses and could divert our management’s attention from our operations.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision, and examination by the Federal Reserve Board, the OCC and, to a lesser extent, the Federal Deposit Insurance Corporation (the “FDIC”).  Such regulators govern the activities in which we may engage, primarily for the protection of depositors.  These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of a financial institution, the classification of assets by a financial institution, and the adequacy of a financial institution’s allowance for loan losses.  Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, could have a material impact on us and our operations.  Because our business is highly regulated, the laws, rules and applicable regulations are subject to regular modification and change.  Laws, rules and regulations may be adopted in the future that could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects.  See “Supervision and Regulation” for a discussion of the regulations to which we are subject.

The expiration of full FDIC insurance on certain non-interest-bearing transaction accounts may increase our costs and reduce our liquidity levels.  Increased FDIC insurance assessments could significantly increase our expenses.

On December 31, 2012, full FDIC insurance on certain non-interest-bearing transaction accounts is scheduled to expire.  Full insurance coverage does not apply to money market deposit accounts or negotiable order of withdrawal accounts.  The reduction in FDIC insurance on other types of accounts may cause depositors to place such funds in fully insured interest-bearing accounts, which would increase our costs of funds and negatively affect our results of operations, or may cause depositors to withdraw their deposits and invest uninsured funds in investments perceived as being more secure, such as securities issued by the United States Treasury. This may reduce our liquidity, or require us to pay higher interest rates to maintain our liquidity by retaining deposits.

In addition, the FDIC may increase deposit insurance fees and expenses.  In particular, if our regulators issue downgraded ratings of Westbury Bank in connection with their examinations, the FDIC could impose significant additional fees and assessments on us.

Changes in accounting standards could affect reported earnings.

The accounting standard setters, including the Financial Accounting Standards Board, the Securities and Exchange Commission and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our consolidated financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

Future legislative or regulatory actions responding to perceived financial and market problems could impair our rights against borrowers.

There have been proposals made by members of Congress and others that would reduce the amount distressed borrowers are otherwise contractually obligated to pay under their mortgage loans and limit an institution’s ability to foreclose on mortgage collateral. If proposals such as these, or other proposals limiting our rights as a creditor, are implemented, we could experience increased credit losses or increased expense in pursuing our remedies as a creditor.

We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business.  A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our current market and contiguous areas.  As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers and associates.  If our reputation is negatively affected, by the actions of our employees, by our inability to conduct our operations in a manner that is appealing to current or prospective customers, or otherwise, our business and, therefore, our operating results may be materially adversely affected.

Risks Related to this Stock Offering

The future price of our common stock may be less than the purchase price in the stock offering.

If you purchase shares of common stock in the stock offering, you may not be able to sell them at or above the purchase price in the stock offering.  The purchase price in the offering is based upon an independent third-party appraisal of the pro forma market value of Westbury Bank, pursuant to federal banking regulations and subject to review and approval by the Federal Reserve Board.  The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock.  Our aggregate pro forma market value as reflected in the final independent appraisal may exceed the market price of our shares of common stock after the completion of the offering, which may result in our stock trading below the initial offering price of $10.00 per share.

After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions.  Publicly traded stocks, including stocks of financial institutions, often experience substantial market price volatility.  These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

The capital we raise in the stock offering will reduce our return on equity.  This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers.  For the nine months ended September 30, 2012, we had an annualized return on equity of 1.60%, compared to an average return on equity of 1.17% based on trailing twelve-month earnings for all publicly traded, full converted savings institutions as of September 30, 2012 or the most recent date for which information is available.  Following the stock offering, we expect our consolidated equity to increase from $46.9 million at September 30, 2012 to between $73.1 million at the minimum of the offering range and $89.0 million at the adjusted maximum of the offering range.  Based upon our earnings for the nine months ended September 30, 2012, and these pro forma equity levels, our projected annualized return on equity will be 0.52% and 0.20% at the minimum and adjusted maximum of the offering range, respectively. We expect our return on equity to remain relatively low until we are able to leverage the additional capital we receive from the stock offering.  Although we anticipate increasing net interest income using proceeds of the stock offering, our return on equity will be reduced by the capital raised in the stock offering, higher expenses from the costs of being a public company, and added expenses associated with our employee stock ownership plan and the stock-based benefit plans we intend to adopt.  Until we can increase our net interest income and non-interest income, our return on equity may reduce the value of our shares of common stock. See “Pro Forma Data” for an illustration of the financial impact of the offering.

The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in the year we complete the stock offering.

We intend to establish and fund a charitable foundation in connection with the conversion and stock offering.  We intend to contribute a total of $1.0 million to a charitable foundation that we are establishing in connection with the conversion, such contribution to consist of a number of shares of our common stock equal to 1.0% of the shares sold in the offering (32,725 shares or $327,250 in stock at the minimum offering and 44,275 shares or $442,750 in stock at the maximum offering, up to 50,916 shares or $509,160 in stock at the adjusted maximum offering) and the remainder in cash ($672,750 at the minimum offering and $557,250 at the maximum offering, or $490,840 at the adjusted maximum).  The amount of our contribution will not be dependent upon the amount of the net proceeds raised in the stock offering.

The contribution will have an adverse effect on our net income for the quarter and year in which we make the issuance and contribution to the charitable foundation.  The after-tax expense of the contribution will reduce net income in the year in which we complete the stock offering by approximately $608,000.  Persons purchasing shares in the stock offering will have their ownership and voting interests in Westbury Bancorp, Inc. diluted by up to 0.98% at the minimum of the offering range due to the issuance of shares of common stock to the charitable foundation.

Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

We believe that the contribution to the charitable foundation will be deductible for federal income tax purposes. However, the Internal Revenue Service may disagree with our determination and not grant tax-exempt status to the charitable foundation. If the contribution is not deductible, we would not receive any tax benefit from the contribution.  It is expected that the value of the contribution of cash and shares will be $1.0 million, which would result in after-tax expense of approximately $608,000 during the year ended December 31, 2013.  In the event that the Internal Revenue Service does not grant tax-exempt status to the charitable foundation or the contribution to the charitable foundation is otherwise not tax deductible, we would recognize as after-tax expense the full value (i.e., $1.0 million) of the entire contribution.

In addition, even if the contribution is tax deductible, we may not have sufficient profits to be able to use the deduction fully. Pursuant to the Internal Revenue Code, an entity is permitted to deduct up to 10% of its taxable income (income before income taxes) in any one year for charitable contributions.  Any contribution in excess of the 10% limit may be deducted for federal and state income tax purposes over each of the five years following the year in which the charitable contribution is made.  Accordingly, a charitable contribution could, if necessary, be deducted over a six-year period.  Our pre-tax income over this period may not be sufficient to fully use this deduction.  With certain exceptions, Wisconsin tax law follows the federal income tax laws and taxable income is computed in the same manner as taxable income is computed for federal income tax purposes.

Our stock-based benefit plans will increase our costs, which will reduce our income.

We anticipate that our employee stock ownership plan will purchase 8% of the total shares of common stock issued in the conversion (including shares contributed to the charitable foundation) with funds borrowed from Westbury Bancorp, Inc.  We will record annual employee stock ownership plan expense in an amount equal to the fair value of shares of common stock committed to be released to employees.  If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

We also intend to adopt a stock-based benefit plan after the stock offering that would award participants restricted shares of our common stock (at no cost to them) and/or options to purchase shares of our common stock.  The number of shares of restricted stock or stock options reserved for issuance under any initial stock-based benefit plan may not exceed 4% and 10% (including shares issued to the charitable foundation), respectively, of our total outstanding shares, if these plans are adopted within 12 months after the completion of the conversion.  We may grant shares of common stock and stock options in excess of these amounts provided the stock-based benefit plan is adopted more than one year following the stock offering.  The estimated grant-date fair value of the options utilizing a Black-Scholes option pricing analysis is $4.02 per option granted.  Assuming this value is amortized over a five-year vesting period, the corresponding annual pre-tax expense associated with the stock options would be $413,460 at the adjusted maximum.  In addition, assuming that all shares of restricted stock are awarded at a price of $10.00 per share, and that the awards vest over a five-year period, the corresponding annual pre-tax expense associated with restricted stock awarded under the stock-based benefit plan would be $411,400 at the adjusted maximum.  However, if we grant shares of common stock or options in excess of these amounts, such grants would increase our costs further.

The shares of restricted stock granted under the stock-based benefit plan will be expensed by us over their vesting period at the fair market value of the shares on the date they are awarded.  If the shares of restricted stock to be granted under the plan are repurchased in the open market (rather than issued directly from authorized but unissued shares by Westbury Bancorp, Inc.) and cost the same as the purchase price in the stock offering, the reduction to stockholders’ equity due to the plan would be between $1.3 million at the minimum of the offering range and $2.1 million at the adjusted maximum of the offering range.  To the extent we repurchase shares of common stock in the open market to fund the grants of shares under the plan, and the price of such shares exceeds the offering price of $10.00 per share, the reduction to stockholders’ equity would exceed the range described above.  Conversely, to the extent the price of such shares is below the offering price of $10.00 per share, the reduction to stockholders’ equity would be less than the range described above.

The implementation of stock-based benefit plans will dilute your ownership interest.

We intend to adopt one or more stock-based benefit plans, which will allow participants to be awarded shares of common stock (at no cost to them) and/or options to purchase shares of our common stock, following the stock offering.  If these stock-based benefit plans are funded from the issuance of authorized but unissued shares of common stock, stockholders would experience a reduction in ownership interest totaling 12.28%.

Although the implementation of the stock-based benefit plan will be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined whether we will adopt stock-based benefit plans more than one year following the stock offering.  Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase our costs and the dilution to other shareholders.

If we adopt stock-based benefit plans within one year following the completion of the stock offering, then we may grant shares of common stock or stock options under our stock-based benefit plans for up to 4% and 10%, respectively, of our total outstanding shares including shares held by the charitable foundation.  The amount of stock awards and stock options available for grant under the stock-based benefit plans may exceed these amounts, provided the stock-based benefit plans are adopted more than one year following the stock offering.  Although the implementation of the stock-based benefit plan will be subject to stockholder approval, the determination as to the timing of the implementation of such a plan will be at the discretion of our Board of Directors. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans will increase our costs, which will reduce our income.”  Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of stock-based benefit plans will dilute your ownership interest.”

We intend to enter into employment agreements and change in control agreements with certain of our officers, which may increase our compensation costs upon the occurrence of certain events or increase the cost of acquiring us.

Following the conversion and subject to the receipt of necessary regulatory approvals, we intend to enter into employment agreements with each of our President and Chief Executive Officer, our Chief Financial Officer, our Senior Vice President of Lending and one additional officer, and a change in control agreement with one additional officer.  In the event of termination of employment other than for cause, or in the event of certain types of termination following a change in control, as set forth in the employment agreements and change in control agreement, and assuming the agreements were in effect, the agreements will provide for cash severance benefits that would cost us up to $1.3 million in the aggregate based on information as of September 30, 2012.  These amounts may be reduced, if necessary, to an amount that would not qualify the payments to be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended.  In addition, even if we are not permitted by our regulators to enter into the new employment or change in control agreements, we are currently party to an employment agreement with our President and Chief Executive Officer that provides for cash severance benefits that would cost us up to $657,000, based on information as of September 30, 2012, in the event of certain terminations.   For additional information see “Management of Westbury Bancorp, Inc.—Executive Officer Compensation.”

We have broad discretion in using the proceeds of the stock offering.  Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.

We intend to invest between $16.2 million and $21.0 million of the net proceeds of the offering (or $24.2 million at the adjusted maximum of the offering range) in Westbury Bank.  We may use the remaining net proceeds to invest in short-term investments, repurchase shares of common stock, pay dividends, finance the acquisition of financial institutions, or for other general corporate purposes.  We also expect to use a portion of the net proceeds we retain to fund a loan for the purchase of shares of common stock in the offering by the employee stock ownership plan and to repay principal and interest outstanding on two short-term notes.  Westbury Bank may use the net proceeds it receives to fund new loans, enhance existing products and services, invest in securities, expand its banking franchise by acquiring new branches or by acquiring other financial institutions or other financial services companies, or for other general corporate purposes.  However, with the exception of the loan to the employee stock ownership plan, contributions to our charitable foundation and the repayment of short-term notes, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. Also, certain of these uses, such as opening new branches or acquiring other financial institutions, paying dividends and repurchasing common stock, may require the approval of the OCC or the Federal Reserve Board.  We have not established a timetable for investing the net proceeds, and, accordingly, we may not invest the net proceeds at the time that is most beneficial to Westbury Bancorp, Inc., Westbury Bank or the shareholders.  For additional information see “How We Intend To Use The Proceeds From This Offering.”

Certain provisions of our articles of incorporation and bylaws, and state and federal law could discourage hostile acquisitions of control of Westbury Bancorp, Inc., which could negatively affect our stock value.

Certain provisions in our articles of incorporation and bylaws may discourage attempts to acquire Westbury Bancorp, Inc., pursue a proxy contest for control of Westbury Bancorp, Inc., assume control of Westbury Bancorp, Inc. by a holder of a large block of common stock, and remove Westbury Bancorp, Inc.’s management, all of which shareholders might think are in their best interests. These provisions include:

•                                  restrictive requirements regarding eligibility for service on the board of directors, including age restrictions, residency requirements, a prohibition on service by persons who are or have been the subject of certain legal or regulatory proceedings, a prohibition on service by persons who are party to agreements that may affect their voting discretion, a prohibition on service by persons who have lost more than one campaign for election, and a prohibition on service by nominees or representatives (as defined in applicable Federal Reserve Board regulations) of another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service;

•                                  the election of directors to staggered terms of three years;

•                                  provisions requiring advance notice of shareholder proposals and director nominations;

•                                  a limitation on the right to vote more than 10% of the outstanding shares of common stock;

•                                  a prohibition on cumulative voting;

•                                  a requirement that the calling of a special meeting by shareholders requires the request of a majority of all votes entitled to be cast at the special meeting;

•                                  a requirement that directors may only be removed for cause and by a majority of the votes entitled to be cast;

•                                  the board of directors’ ability to cause Westbury Bancorp, Inc. to issue preferred stock; and

•                                  the requirement of the vote of 80% of the votes entitled to be case in order to amend certain provisions of the articles of incorporation, including those set forth above.

For further information, see “Restrictions on Acquisition of Westbury Bancorp, Inc.—Westbury Bancorp, Inc.’s Articles of Incorporation and Bylaws.”

Federal regulations prohibit, for three years following the completion of a mutual-to-stock conversion, the offer to acquire or the acquisition of more than 10% of any class of equity security of Westbury Bank or Westbury Bancorp, Inc. without the prior approval of the Federal Reserve Board. In addition, the business corporation law of Maryland, the state where Westbury Bancorp, Inc. is incorporated, provides for certain restrictions on acquisition of Westbury Bancorp, Inc. See “Restrictions on Acquisitions of Westbury Bancorp, Inc.—Maryland Corporate Law,” “—Westbury Bank’s Charter” and “—Change in Control Regulations.”

A significant percentage of our common stock will be held of controlled by our directors and executive officers and benefit plans.

Our board of directors and executive officers intend to purchase in the aggregate approximately 5.2% and 3.9% of our common stock (excluding shares issued to our charitable foundation) at the minimum and maximum of the offering range, respectively. These purchases, together with the purchase by the employee stock ownership plan of 8.0% of the aggregate shares sold in the offering, as well as the potential acquisition of common stock through the proposed equity incentive plan will result in ownership by insiders of Westbury Bancorp, Inc. and Westbury Bank in excess of 26% of the total shares issued in the offering at the maximum of the offering range. The ownership by executive officers, directors and our stock plans could result in actions being taken that are not in accordance with other shareholders’ wishes, and could prevent any action requiring a supermajority vote under our articles of incorporation and bylaws (including the amendment of certain protective provisions of our articles and bylaws discussed immediately above).

There may be a limited trading market in our common stock, which would hinder your ability sell our common stock and may lower the market price of the stock.

We have never issued capital stock and there is no established market for our common stock.  We expect that our common stock will be listed on the Nasdaq Capital Market under the symbol “WBB”, subject to completion of the offering and compliance with certain conditions.  Keefe Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so or to continue to do so once it begins. The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker.  The number of active buyers and sellers of the shares of common stock at any particular time may be limited.  Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment.  In addition, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan, our directors and executive officers and our charitable foundation, is likely to be quite limited.  As a result, it is unlikely that an active trading market for the common stock will develop or that, if it develops, it will continue.  If you purchase shares of common stock, you may not be able to sell them at or above $10.00 per share.  Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock.  This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 ( the “JOBS Act”). We are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, reduced disclosure about our executive compensation and omission of compensation discussion and analysis, and an exemption from the requirement of holding a non-binding advisory vote on executive compensation. In addition, we will not be subject to certain requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”), including the additional level of review of our internal control over financial reporting as may occur when outside auditors attest as to our internal control over financial reporting. As a result, our stockholders may not have access to certain information they may deem important.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period. Taking advantage of any of these exemptions may adversely affect the value and trading price of our common stock.

We have elected to delay the adoption of new and revised accounting pronouncements, which means that our financial statements may not be comparable to those of other public companies.

As an “emerging growth company” we have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Our growth or future losses may require us to raise additional capital in the future, but that capital may not be available when it is needed or the cost of that capital may be very high.

We are required by federal regulatory authorities to maintain adequate levels of capital to support our operations.  We believe the net proceeds of this offering will be sufficient to permit Westbury Bank to maintain regulatory capital compliance for the foreseeable future. Nonetheless, we may at some point need to raise additional capital to support continued growth.

Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside our control, and on our financial condition and performance. Accordingly, we may not be able to raise additional capital if needed on terms that are acceptable to us, or at all. If we cannot raise additional capital when needed, our operations could be materially impaired and our financial condition and liquidity could be materially and adversely affected. In addition, if we are unable to raise additional capital when required by the Federal Reserve Board or the OCC, we may be subject to adverse regulatory action. See “Supervision and Regulation.”

We may take other actions to meet the minimum required sales of shares if we cannot find enough purchasers in the community.

If we are not able to reach the minimum of the offering range, we may do any of the following: increase the maximum purchase limitations and allow all maximum purchase subscribers to increase their orders to the new maximum purchase limitations; terminate the offering and promptly return all funds; set a new offering range, notifying all subscribers of the opportunity to confirm, cancel or change their orders; or take such other actions as may be permitted, to the extent such permission is required, by the Federal Reserve Board.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth selected consolidated historical financial and other data of WBSB Bancorp, MHC and subsidiaries for the periods and at the dates indicated.  The information at and for the nine months ended September 30, 2012 and at and for the years ended December 31, 2011 and 2010 is derived in part from, and should be read together with, the audited financial statements and notes thereto of WBSB Bancorp, MHC and subsidiaries beginning at page F-1 of this prospectus.  The information at and for the years ended December 31, 2009, 2008 and 2007 is derived in part from audited financial statements that are not included in this prospectus.  The information at and for the nine months ended September 30, 2011 is unaudited and reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The following information is only a summary, and should be read in conjunction with our financial statements and notes beginning on page F-1 of this prospectus.

	At September	At December 31,
	30, 2012	2011	2010	2009	2008	2007(1)
	(In thousands)
Selected Financial Condition Data:

Total assets	$526,466	$578,618	$625,393	$643,508	$676,996	$640,684
Cash and cash equivalents	33,141	21,497	50,193	26,162	25,084	20,026
Securities available-for-sale	64,532	99,119	70,288	61,238	107,203	73,442
Federal Home Loan Bank stock	2,670	3,652	3,652	3,652	3,652	3,652
Loans held for sale	3,022	3,640	4,327	3,014	4,920	2,257
Loans, net	375,899	396,439	436,820	487,263	484,151	490,283
Real estate held for investment	8,451	10,810	11,204	11,431	11,834	10,343
Foreclosed real estate	2,728	4,300	5,289	9,042	2,091	2,951
Office properties and equipment, net	13,290	14,874	17,066	17,889	19,177	19,731
Cash surrender value of life insurance	11,940	11,629	11,210	10,786	10,382	8,334
Mortgage servicing rights	1,893	2,387	2,832	2,621	2,099	1,548
Total Liabilities	479,602	532,504	572,170	588,298	621,656	582,966
Deposits	466,758	524,277	556,325	561,079	564,093	522,550
Federal Home Loan Bank advances	—	—	7,000	19,000	47,000	55,329
Notes payable	1,254	3,439	3,343	3,699	5,681	3,442
Other liabilities	4,920	4,344	5,210	4,174	4,578	1,645
Shareholders’ equity	46,864	46,114	53,223	55,210	55,340	57,718

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007(1)
	(In thousands)
Selected Operating Data:
Interest and dividend income	$16,338	$18,329	$24,039	$26,868	$30,765	$34,362	$35,370
Interest expense	2,266	4,380	5,737	8,771	12,993	17,161	19,231
Net interest income	14,072	13,724	18,302	18,097	17,772	17,201	16,139
Provision for loan losses	3,019	3,990	7,533	3,057	2,240	1,721	1,222
Net interest income after provision for loan losses	11,053	9,344	10,769	15,040	15,532	15,480	14,917
Service fees on deposit accounts	3,592	3,364	4,656	5,411	5,580	5,892	4,779
Gain on sales of loans, net	2,021	775	874	2,408	2,265	1,197	721
Insurance and securities sales commissions	724	608	808	867	1,028	1,108	1,168
Gain (loss) on sale of branches and other assets	202	991	894	(14)	386	358	—
Rental income from real estate operations	661	907	1,170	1,856	1,559	1,704	1,573
Other non-interest income	1,016	1,537	1,815	1,146	2,936	1,291	1,199
Total non-interest income	8,216	8,182	10,217	11,674	13,754	11,550	9,440
Noninterest expense	18,465	21,842	29,805	29,676	30,068	28,716	24,293
Income (loss) before income taxes	804	(4,316)	(8,819)	(2,962)	(782)	(1,686)	64
Income tax expense (benefit)	229	(973)	(1,199)	(1,544)	(823)	(1,154)	(578)
Net income (loss)	$575	$(3,343)	$(7,620)	$(1,418)	$41	$(532)	$642

(1)               Because WBSB Bancorp, MHC utilized pooling accounting at the time of the merger with Continental Savings Bank in 2008, amounts for the year ended December 31, 2007 are adjusted to show the effects of the merger as if it had occurred January 1, 2007.

	At or For the the Nine Months Ended September 30,		At or For the Years Ended December 31,
	2012	2011	2011	2010	2009	2008	2007(1)

Selected Financial Ratios and Other Data:
Performance Ratios:
Return on assets (ratio of net income (loss) to average total assets)(2)	0.14%	(0.71)%	(1.25)%	(0.22)%	0.01%	(0.06)%	0.10%
Return on equity (ratio of net income (loss) to average equity)(2)	1.60%	(8.32)%	(14.41)%	(2.58)%	0.01%	(0.65)%	1.11%
Interest rate spread (2), (3)	3.83%	3.42%	3.46%	3.31%	2.80%	2.75%	2.99%
Net interest margin (2), (4)	3.91%	3.47%	3.52%	3.36%	2.99%	2.98%	2.92%
Efficiency ratio(5)	82.85%	99.71%	104.51%	99.68%	95.38%	99.88%	94.97%
Efficiency ratio, adjusted(6)	60.02%	69.58%	89.03%	87.31%	89.08%	101.14%	94.97%
Noninterest expense to average total assets(2)	4.47%	4.67%	4.89%	4.64%	4.51%	4.29%	3.88%
Average interest-earning assets to average interest-bearing liabilities	112.04%	104.45%	105.38%	103.09%	108.68%	107.55%	97.98%
Loans to deposits	80.62%	77.96%	75.62%	78.52%	87.18%	85.83%	93.83%

Asset Quality Ratios:
Nonperforming assets to total assets	2.50%	3.01%	3.29%	4.76%	5.60%	2.21%	0.85%
Nonperforming loans to total loans	2.72%	3.70%	3.66%	5.54%	5.86%	2.12%	0.50%
Total classified assets to total assets	5.09%	4.57%	3.65%	5.54%	6.07%	2.43%	0.99%
Allowance for loan losses to nonperforming loans	64.10%	45.92%	48.22%	20.37%	15.51%	37.91%	114.99%
Allowance for loan losses to total loans	1.75%	1.69%	1.76%	1.13%	0.91%	0.80%	0.58%
Net charge-offs to average outstanding loans during the period(2)	1.14%	0.65%	1.28%	0.55%	0.34%	0.13%	0.30%

Capital Ratios:
Average equity to average assets	8.71%	8.59%	8.67%	8.60%	8.53%	8.87%	9.20%
Equity to total assets at end of period	8.91%	8.16%	7.97%	8.51%	8.58%	8.17%	9.01%
Total capital to risk-weighted assets(7)	11.46%	10.58%	10.94%	12.40%	11.59%	13.13%	13.34%
Tier 1 capital to risk-weighted assets(7)	10.20%	9.57%	9.81%	11.39%	10.88%	12.28%	12.69%
Tier 1 capital to average assets(7)	7.68%	6.96%	6.45%	8.08%	8.10%	8.00%	8.57%

Other Data:
Number of full service offices	12	15	13	15	22	25	25
Full time equivalent employees	156	173	176	195	213	235	243

(1)         Because WBSB Bancorp, MHC utilized pooling accounting at the time of the merger with Continental Savings Bank in 2008, amounts for the year ended December 31, 2007 are adjusted to show the effects of the merger as if it had occurred January 1, 2007.

(2)         Annualized for the nine month periods ended September 30, 2012 and September 30, 2011.

(3)         Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(4)         Represents net interest income as a percent of average interest-earning assets for the period.

(5)         Represents noninterest expense divided by the sum of net interest income and noninterest income.

(6)         Represents noninterest expense, excluding net loss from operation and sale of foreclosed real estate, divided by the sum of net interest income and noninterest income, less non-recurring gains on sales of branches and other assets.

(7)         Represents capital ratios of Westbury Bank.

RECENT DEVELOPMENTS

The following tables set forth selected consolidated historical financial and other data of WBSB Bancorp, MHC and subsidiaries for the periods and at the dates indicated.  The information at and for the nine months ended September 30, 2012 is derived in part from, and should be read together with, the audited financial statements and notes thereto of WBSB Bancorp, MHC and subsidiaries beginning at page F-1 of this prospectus.  The information at and for the three months ended December 31, 2012 and December 31, 2011 is unaudited and reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.  The results of operations for the three months ended December 31, 2012 are not necessarily indicative of the results to be achieved for the remainder of the fiscal year ending September 30, 2013 or any other period.

	At December 31, 2012	At September 30, 2012
	(In thousands)
Selected Financial Condition Data:

Total assets	$523,822	$526,466
Cash and cash equivalents	49,054	33,141
Securities available-for-sale	57,451	64,532
Federal Home Loan Bank stock	2,670	2,670
Loans held for sale	2,217	3,022
Loans, net	367,757	375,899
Real estate held for investment	6,323	8,451
Foreclosed real estate	1,912	2,728
Office properties and equipment, net	12,878	13,290
Cash surrender value of life insurance	12,048	11,940
Mortgage servicing rights	1,764	1,893
Total Liabilities	476,465	479,602
Deposits	469,103	466,758
Federal Home Loan Bank advances	—	—
Notes payable	1,254	1,254
Other liabilities	5,515	4,920
Shareholders’ equity	47,357	46,864

	For the Three Months Ended December 31,
	2012	2011
	(In thousands)
Selected Operating Data:

Interest and dividend income	$5,036	$5,710
Interest expense	626	1,132
Net interest income	4,410	4,578
Provision for loan losses	330	3,153
Net interest income after provision for loan losses	4,080	1,425
Service fees on deposit accounts	1,149	1,292
Gain on sales of loans, net	952	629
Insurance and securities sales commissions	223	200
Gain (loss) on sale of branches and other assets	(22)	(97)
Rental income from real estate operations	159	263
Other non-interest income	414	(252)
Total non-interest income	2,875	2,035
Noninterest expense	5,690	7,963
Income (loss) before income taxes	1,265	(4,503)
Income tax expense (benefit)	424	(226)
Net income (loss)	$841	$(4,277)

	At or For the Three Months Ended December 31,
	2012	2011
Selected Financial Ratios and Other Data:
Performance Ratios:
Return on assets (ratio of net income (loss) to average total assets)(1)	0.64%	(2.83)%
Return on equity (ratio of net income (loss) to average equity)(1)	7.14%	(33.26)%
Interest rate spread (1), (2)	3.98%	3.54%
Net interest margin (1), (3)	3.97%	3.53%
Efficiency ratio(4)	78.11%	120.41%
Efficiency ratio, adjusted(5)	64.05%	111.69%
Noninterest expense to average total assets(1)	4.33%	5.26%
Average interest-earning assets to average interest-bearing liabilities	98.27%	97.84%
Loans to deposits	78.40%	75.62%

Asset Quality Ratios:
Nonperforming assets to total assets	2.24%	3.29%
Nonperforming loans to total loans	2.63%	3.66%
Total classified assets to total assets	4.69%	3.65%
Allowance for loan losses to nonperforming loans	60.79%	48.22%
Allowance for loan losses to total loans	1.60%	1.76%
Net charge-offs to average outstanding loans during the period(1)	1.13%	0.75%

Capital Ratios:
Average equity to average assets	8.95%	8.49%
Equity to total assets at end of period	9.04%	7.97%
Total capital to risk-weighted assets(6)	11.79%	10.94%
Tier 1 capital to risk-weighted assets(6)	10.54%	9.81%
Tier 1 capital to average assets(6)	7.89%	6.45%

Other Data:
Number of full service offices	12	13
Full time equivalent employees	154	176

(1)         Annualized.

(2)         Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(3)        Represents net interest income as a percent of average interest-earning assets for the period.

(4)         Represents noninterest expense divided by the sum of net interest income and noninterest income.

(5)         Represents noninterest expense, excluding net loss from operation and sale of foreclosed real estate, divided by the sum of net interest income and noninterest income, less non-recurring gains on sales of branches and other assets.

(6)         Represents capital ratios of Westbury Bank.

Comparison of Financial Condition at December 31, 2012 and September 30, 2012

Total Assets.  Total assets decreased by $2.6 million, or 0.5%, to $523.8 million at December 31, 2012 from $526.5 million at September 30, 2012.  The decrease was primarily the result of decreases in securities available-for-sale of $7.1 million, loans of $8.1 million and real estate held for investment of $2.1 million, offset by an increase in cash and cash equivalents of $15.9 million.

Net Loans.  Net loans decreased by $8.1 million, or 2.2%, to $367.8 million at December 31, 2012 from $375.9 million at September 30, 2012.  During the three months ended December 31, 2012 we originated $51.6 million of one- to four-family residential real estate loans, selling $48.4 million at a premium. Commercial real estate and multi-family real estate loans increased $1.0 million, or 0.6%, commercial business loans decreased $803,000, or 3.5%, and consumer loans decreased $1.5 million, or 5.6%, during the three month period ended December 31, 2012.  Decreases in loan origination reflect strong competition for commercial business, commercial real estate and multi-family loans in our market area in the current low interest rate environment, as well as our decision to manage loan growth in order to improve capital ratios and reduce expenses.

Investment Securities.  Investment securities available for sale decreased $7.1 million, or 11.0%, to $57.4 million at December 31, 2012 from $64.5 million at September 30, 2012 as a result of our decision to manage our balance sheet to improve capital ratios and reduce expenses.  Mortgage-backed securities decreased $10.6 million, or 25.7%, to $30.6 million at December 31, 2012 from $41.2 million at September 30, 2012, U.S. government and agency securities were unchanged at $3.0 million at both December 31, 2012 and September 30, 2012, and municipal securities increased $3.5 million, or 17.2%, to $23.8 million at December 31, 2012 from $20.3 million at September 30, 2012.  The yield on our investment securities decreased to 2.23% at December 31, 2012 from 2.52% at September 30, 2012 as a result of the maturity and the sales of securities during the period, resulting in realized gains of $219,000.  The decrease in yield was offset by the purchase of $3.1 million of mortgage-backed securities during the three months ended December 31, 2012.  Net unrealized gain on securities declined $348,000 from September 30, 2012 to December 31, 2012, reflecting the market values of the remaining securities after the significant reduction in the size of the portfolio.  At December 31, 2012, investment securities classified as available-for-sale consisted entirely of government-sponsored mortgage-backed securities, government-sponsored debentures, and municipal securities with a focus on suitable government-sponsored securities to augment risk-based capital.

Foreclosed Real Estate.  Foreclosed real estate held for sale decreased $816,000, or 29.9% to $1.9 million at December 31, 2012 from $2.7 million at September 30, 2012, as we sold $1.4 million of foreclosed properties, foreclosed on $336,000 of non-performing loans and recorded valuation adjustments of $80,000.  At December 31, 2012 our foreclosed real estate included primarily one- to four-family residential real estate, multi-family and commercial real estate properties, the largest of which was vacant land with a carrying value of $551,000.

Bank Owned Life Insurance.  Bank-owned life insurance (“BOLI”), which provides us with a funding source for our employee benefit plan obligations, increased $108,000, to $12.0 million at December 31, 2012 from $11.9 million at September 30, 2012.  We are the beneficiary and owner of the BOLI policies, and as such, the investment is carried at the cash surrender value of the underlying policies.  BOLI also generally provides us other income that is non-taxable.  Regulations generally limit our investment in BOLI to 25% of our tier 1 capital plus our allowance for loan losses.  At December 31, 2012, this limit was $11.6 million, and we had invested $12.0 million in BOLI at that date.  We exceeded regulatory limitations as a result of a reduction in capital caused by the loss incurred in the three month period ended December 31, 2011.  We expect that additional capital raised in connection with the conversion and offering will result in our compliance with regulatory limitations.

Deposits.  Deposits increased $2.3 million, or 0.5%, to $469.1 million at December 31, 2012 from $466.8 million at September 30, 2012.  Our core deposits, which we consider to be our non-interest bearing and interest bearing checking accounts, passbook and statement savings accounts, and variable rate money market accounts, checking, money market and savings accounts, increased $8.5 million, or 2.4%, to $366.3 million at December 31, 2012 from $357.8 million at September 30, 2012.  Certificates of deposit and other time deposits decreased $6.1 million, or 5.6%, to $102.8 million at December 31, 2012 from $108.9 million at September 30, 2012.   The decrease in certificates of deposit is attributed primarily to customers’ reinvestment decisions resulting from the decline in then-current interest rates.

Other Liabilities.  Notes payable were unchanged at $1.3 million at December 31, 2012 and September 30, 2012.  Other liabilities increased $595,000 or 12.1%, to $5.5 million at December 31, 2012 from $4.9 million at September 30, 2012, reflecting routine fluctuations and payments made related to our defined benefit plan, advance payments by borrowers for property taxes and insurance, and income taxes.

Total Equity.  Total equity increased $493,000, or 1.1%, to $47.4 million at December 31, 2012 from $46.9 million at September 30, 2012.  The increase resulted primarily from net income of $841,000 during the three months ended December 31, 2012, offset by a decline of $348,000 in unrealized gains on securities.

Delinquent Loans

The following table sets forth our loan delinquencies, including non-accrual loans, by type and amount at the dates indicated.

	Loans Delinquent For
	30-59 Days		60-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
At December 31, 2012:
Real estate loans:
One- to four-family	24	$2,261	10	$1,259	36	$3,307	70	$6,827
Multi-family	—	—	—	—	—	—	—	—
Commercial	3	1,649	2	156	3	1,866	8	3,671
Construction and land	1	247	—	—	—	—	1	247
Total real estate	28	4,157	12	1,415	39	5,173	79	10,745
Commercial business loans	2	74	—	—	1	45	3	119
Consumer loans:
Home equity lines of credit	13	542	3	14	6	222	22	778
Education	13	99	4	44	19	219	36	362
Automobile	2	2	—	—	—	—	2	2
Other consumer loans	3	8	2	1	1	1	6	10
Total consumer loans	31	651	9	59	26	442	66	1,152
Total	61	$4,882	21	$1,474	66	$5,660	148	$12,016

At September 30, 2012:
Real estate loans:
One- to four-family	22	$1,747	11	$1,112	30	$3,034	63	$5,893
Multi-family	—	—	—	—	—	—	—	—
Commercial	—	—	1	169	5	2,376	6	2,545
Construction and land	1	53	—	—	1	108	2	161
Total real estate	23	1,800	12	1,281	36	5,518	71	8,599
Commercial business loans	4	153	—	—	—	—	4	153
Consumer loans:
Home equity lines of credit	7	453	3	248	11	288	21	989
Education	7	61	8	85	10	114	25	260
Automobile	3	5	2	5	2	3	7	13
Other consumer loans	—	—	—	—	2	6	2	6
Total consumer loans	17	519	13	338	25	411	55	1,268
Total	44	$2,472	25	$1,619	61	$5,929	130	$10,020

The increase in delinquent loans at December 31, 2012 compared to September 30, 2012 is primarily attributed to one commercial relationship with four loans totaling $1.9 million that became 30-59 days past due during the three month period, and the normal seasonal increase in one-to-four family loan delinquencies of $514,000.

Classified Assets

We had classified or held as special mention the following assets as of the date indicated:

	At December 31,	At September 30,
	2012	2012
	(In thousands)
Classified Loans:
Loss	—	—
Doubtful	—	—
Substandard — performing:
Real estate loans:
One- to four-family	$2,750	$2,536
Multi-family	182	546
Commercial	8,151	8,610
Construction and land	1,070	448
Total real estate loans	12,153	12,140
Commercial business loans	1,108	1,374
Consumer loans:
Home equity lines of credit	143	407
Other consumer loans	—	—
Total consumer loans	143	407
Total substandard — performing	13,404	13,921

Substandard — Nonperforming:
Real estate loans:
One- to four-family	4,015	4,248
Multi-family	2,735	2,789
Commercial	1,905	2,376
Construction and land	—	108
Total real estate loans	8,655	9,521
Commercial business loans	84	—
Consumer loans:
Home equity lines of credit	243	310
Other consumer loans	31	45
Total consumer loans	274	355
Total substandard — nonperforming	9,013	9,876

Total classified loans(1)	22,417	23,797

Securities(2)	229	230
Foreclosed real estate	1,912	2,728

Total classified assets	$24,558	$26,755

Special mention:
Real estate loans:
One- to four-family	$124	$1,174
Multi-family	937	—
Commercial	2,802	1,795
Construction and land	—	177
Total real estate loans	3,863	3,146
Commercial business loans	322	780
Consumer loans:
Home equity lines of credit	—	—
Other consumer loans	—	—
Total consumer loans	—	—
Total special mention	4,185	3,926

Total classified assets and special mention loans	$28,743	$30,681

(1)         Includes $2.9 million and $3.2 million, respectively, at December 31, 2012 and September 30, 2012 of homogenous one- to four-family real estate mortgage loans, home equity lines of credit and other consumer loans that were not, at those dates, subject to detailed internal evaluation or formally risk-rated by the Bank, but that were, at such dates, 90 or more days past due and not covered by private mortgage insurance, and, in accordance with internal policy, are included herein as substandard because the loans are non-performing.

(2)         Represents municipal bonds that management believed it was appropriate to classify as substandard as a result of downgraded ratings issued by the ratings agencies.

The decrease in classified assets from September 30, 2012 to December 31, 2012 was primarily due to the disposition of foreclosed real estate and the repayment of classified loans.

Non-Performing Assets

The following table sets forth information regarding our non-performing assets and troubled debt restructurings at the dates indicated.  The information reflects net charge-offs but not specific reserves.  Troubled debt restructurings include loans where the borrower is experiencing financial difficulty and for which either a portion of interest or principal has been forgiven or an extension of term granted, or for loans modified at interest rates materially less than current market rates.

	At December 31, 2012	At September 30, 2012
	(Dollars in thousands)
Nonaccrual loans:
Real estate loans:
One- to four-family	$4,557	$4,610
Multi family	2,735	2,789
Commercial	1,905	2,376
Construction and land	—	108
Total real estate	9,197	9,883
Commercial business loans	84	—
Consumer loans:
Home equity lines of credit	243	310
Education	263	199
Automobile	—	3
Other consumer loans	31	42
Total consumer loans	537	554
Total nonaccrual loans(1)	9,818	10,437

Loans greater than 90 days delinquent and still accruing:
Real estate loans:
One- to four-family	—	—
Multi-family	—	—
Commercial	—	—
Construction and land	—	—
Total real estate	—	—
Commercial business loans	—	—
Consumer loans:
Home equity lines of credit	—	—
Education	—	—
Automobile	—	—
Other consumer loans	—	—
Total consumer loans	—	—
Total delinquent loans accruing	—	—

Total non-performing loans	9,818	10,437

Foreclosed assets:
One- to four-family	230	591
Multi-family	234	410
Commercial real estate	481	684
Construction and land	967	1,043
Commercial assets	—	—
Consumer	—	—
Total foreclosed assets	1,912	2,728

Total nonperforming assets	$11,730	$13,165

Performing troubled debt restructurings	$6,140	$6,115

Ratios:
Nonperforming loans to total loans	2.63%	2.73%
Nonperforming assets to total assets	2.24%	2.50%
Nonperforming assets and troubled debt restructurings to total assets	3.41%	3.67%

(1)         Includes $1.4 million and $1.3 million, respectively, of troubled debt restructurings that were on non-accrual status at December 31, 2012 and September 30, 2012.

Interest income that would have been recorded for the three months ended December 31, 2012, had non-accruing loans been current according to their original terms amounted to $133,000.  Interest of approximately $11,000 related to these loans was included in interest income for the three months ended December 31, 2012.

Other Loans of Concern.   There were no other loans at December 31, 2012 that are not already disclosed where there is information about possible credit problems of borrowers that caused management to have serious doubts about the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure of such loans in the future.

Comparison of Operating Results for the Three Months Ended December 31, 2012 and December 31, 2011

General.  Net income for the three months ended December 31, 2012 was $841,000, compared to net loss of $(4.3 million) for the three months ended December 31, 2011, an increase of $5.1 million. The increase in net income was primarily due to a decrease in provision for loan losses of $2.8 million and a decrease in noninterest expense of $2.3 million.

Interest and Dividend Income. Interest and dividend income decreased $674,000, or 11.8%, to $5.0 million for the three months ended December 31, 2012 from $5.7 million for the three months ended December 31, 2011. This decrease was primarily attributable to a $501,000 decrease in interest and fee income on loans receivable.  The average balance of loans during the three months ended December 31, 2012 decreased $41.4 million to $371.5 million from $412.9 for the three months ended December 31, 2011. The average yield on loans increased by 3 basis points to 5.06% for the three months ended December 31, 2012 from 5.03% for the three months ended December 31, 2011.  The average balance of investment securities decreased $36.8 million to $57.7 million for the three months ended December 31, 2012 from $94.5 million for the three months ended December 31, 2011, while the average yield on investment securities increased by 14 basis points to 2.23% for the three months ended December 31, 2012 from 2.09% for the three months ended December 31, 2011. Resulting income on securities declined, primarily as the result of lower average balances. The increased yields reflected the modestly higher interest rate environment.

Interest Expense. Total interest expense decreased $506,000, or 45.8%, to $626,000 for the three months ended December 31, 2012 from $1.1 million for the three months ended December 31, 2011.  Interest expense on deposit accounts decreased $403,000, or 40.1%, to $601,000 for the three months ended December 31, 2012 from $1.0 million for the three months ended December 31, 2011.  The decrease was primarily due to a decrease in the average cost of interest-bearing deposits to 0.53% for the three months ended December 31, 2012 from 0.77% for the three months ended December 31, 2011, reflecting the declining interest rate environment, and by a decrease of $71.8 million, or 13.7%, in the average balance of deposits to $451.3 million for the three months ended December 31, 2012 from $523.0 million for the three months ended December 31, 2011.

Interest expense on Federal Home Loan Bank of Chicago advances decreased $80,000 to $0 for the three months ended December 31, 2012 from $80,000 for the three months ended December 31, 2011.  The average balance of advances decreased by $5.7 million to $0 for the three months ended December 31, 2012 from $5.7 million for the three months ended December 31, 2011, as we repaid our entire outstanding balance in March, 2012.

Net Interest Income. Net interest income decreased $168,000, or 3.7%, to $4.4 million for the three months ended December 31, 2012 from $4.6 million for the three months ended December 31,

2011.  The decrease reflected decrease in the average net loan balance of $41.4 million, or 10.0%, from $412.9 for the three months ended December 31, 2011 to $371.5 million for the three months ended December 31, 2012 and a decrease in the average interest bearing deposits of $71.7 million, or 13.7% from $523.1 million for the three months ended December 31, 2011 to $451.3 million for the three months ended December 31, 2012.  The decreases in average balances outstanding were offset by an increase in our interest rate spread to 3.98% for the three months ended December 31, 2012 from 3.54% for the three months ended December 31, 2011, and an increase in our net interest margin to 3.97% for the three months ended December 31, 2012 from 3.53% for the three months ended December 31, 2011.  The increase in our interest rate spread and net interest margin reflected the more rapid repricing of our interest-bearing liabilities in a decreasing interest rate environment compared to our interest-earning assets.

Provision for Loan Losses.  Based on our analysis of the factors described in “Critical Accounting Policies—Allowance for Loan Losses,” we recorded a provision for loan losses of $330,000 for the three months ended December 31, 2012 and $3.1 million for the three months ended December 31, 2011.  The allowance for loan losses was $6.0 million, or 1.6% of total loans, at December 31, 2012, compared to $6.7 million, or 1.7% of total loans,  at September 30, 2012 and $7.1 million, or 1.8% of total loans, at December 31, 2011.  Total nonperforming loans were $9.8 million at December 31, 2012, compared to $10.4 million at September 30, 2012 and $14.8 million at December 31, 2011.  As a percentage of nonperforming loans, the allowance for loan losses was 60.8% at December 31, 2012 compared to 45.9% at September 30, 2012 and 48.2% at December 31, 2011.  Total classified assets were $24.6 million at December 31, 2012, compared to $26.8 million at September 30, 2012 and $23.6 million at December 31, 2011.

The allowance for loan losses reflects the estimate we believe to be appropriate to cover incurred probable losses which were inherent in the loan portfolio at December 31, 2012 and December 31, 2011.

Other Income.  Other income increased $840,000, or 41.3%, to $2.9 million for the three months ended December 31, 2012 from $2.0 million for the three months ended December 31, 2011. The increase was primarily related to an increase in the gain on sale of residential mortgage loans of $323,000 to $952,000 for the three months ended December 31, 2012 from $629,000 for the three months ended December 31, 2011.

Other Expense.  Other expense decreased $2.3 million, or 29.0%, to $5.7 million for the three months ended December 31, 2012 from $8.0 million for the three months ended December 31, 2011. The decrease primarily reflected a decrease in salaries and employee benefits expense and commission expense of $1.6 million and a decrease in occupancy expense of $267,000, both of which are associated with the closing or sale of branches and related reductions in staff full time equivalents, and an $803,000 decrease in net loss from operation and sale of foreclosed real estate, offset by an increase of $389,000 in other expense relating primarily to professional services.

Provision for Income Taxes.  Income tax expense was $424,000 for the three months ended December 31, 2012 compared to a tax benefit of $226,000 for the three months ended December 31, 2011.  The effective tax rate as a percent of pre-tax income (loss) was 33.5% and (5.0%) for the three months ended December 31, 2012 and 2011, respectively.  The increase in the effective tax rate for the three months ended December 31, 2012 was due to the return to profitability during 2012.

Analysis of Net Interest Income

Net interest income represents the difference between the income we earn on interest-earning assets and the interest expense we pay on interest-bearing liabilities. Net interest income also depends upon the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on them.  The following tables set forth average balance sheets, average yields and costs, and certain other information at or for the periods indicated.  Average balances are derived from daily average balances for all periods.  Non-accrual loans were included in the computation of average balances, but have been reflected in the tables as loans carrying a zero yield. No tax equivalent yield adjustments have been made.  The yields set forth below include the effect of loan fees, discounts and premiums that are amortized or accreted to interest income.

	At December	For the Three Months Ended December 31,
	31, 2012	2012			2011
		Average
	Average	Outstanding			Average
	Yield/Cost	Balance	Interest	Yield/Cost	Outstanding Balance	Interest	Yield/Cost
	(Dollars in thousands)
Assets:
Loans	4.88%	$371,518	$4,695	5.05%	$412,889	$5,197	5.03%
Securities	1.97	57,698	322	2.23	94,542	493	2.09
Fed funds sold and other interest-earning deposits	0.39	15,543	19	0.49	12,048	20	0.66
Total interest-earning assets		444,759	5,036	4.53	519,479	5,710	4.40
Noninterest-earning assets		81,257			86,007
Total assets		$526,016			$605,486

Liabilities and equity:
Checking accounts	0.51%	$199,922	154	0.31%	$233,589	$286	0.49%
Passbook and statement savings	0.22	118,577	63	0.21	121,964	81	0.27
Variable rate money market	0.23	27,170	16	0.24	35,482	53	0.60
Certificates of deposit	1.26	105,657	368	1.39	132,030	584	1.77
Total interest bearing deposits		451,326	601	0.53	523,065	1,004	0.77
FHLB advances	—	—	—		5,696	80	5.62
Notes payable	6.26	1,254	25	7.97	2,208	48	8.70
Total interest-bearing liabilities		452,580	626	0.55	530,969	1,132	0.85
Noninterest-bearing demand deposits		22,373			17,841
Other liabilities		3,968			5,244
Total liabilities		478,921			554,054
Equity		47,095			51,432
Total liabilities and equity		$526,016			$605,486

Net interest income			$4,410			$4,578
Net interest rate spread(1)				3.98%			3.54%
Net interest-earning assets		$(7,821)			$(11,490)
Net interest margin(1)				3.97%			3.53%
Average of interest-earning assets to interest-bearing liabilities				98%			98%

(1)         Annualized.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “believe,” “contemplate,” “continue,” “intend,” “target” and words of similar meaning.  These forward-looking statements include, but are not limited to:

•                                          statements of our goals, intentions and expectations;

•                                          statements regarding our business plans, prospects, growth and operating strategies;

•                                          statements regarding the asset quality of our loan and investment portfolios; and

•                                          estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this prospectus.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•                                          our ability to manage our operations under the current adverse economic conditions nationally and in our market area;

•                                          adverse changes in the financial industry, securities, credit and national local real estate markets (including real estate values);

•                                          significant increases in our loan losses, including as a result of our inability to resolve classified assets, and management’s assumptions in determining the adequacy of the allowance for loan losses;

•                                          credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and in our allowance for loan losses and provision for loan losses;

•                                          our ability to comply with the terms of the Formal Written Agreement and the MOU, including business and capital plans submitted to our regulators, and the IMCR imposed by the OCC, and our ability to successfully conduct our operations while subject to regulatory restrictions on our activities;

•                                          competition among depository and other financial institutions;

•                                          our success in increasing our commercial business, commercial real estate and multi-family lending;

•                                          our success in introducing new financial products;

•                                          our ability to attract and maintain deposits;

•                                          our ability to improve our asset quality even as we increase our non-residential lending;

•                                          changes in interest rates generally, including changes in the relative differences between short term and long term interest rates and in deposit interest rates, that may affect our net interest margin and funding sources;

•                                          fluctuations in the demand for loans, which may be affected by the number of unsold homes, land and other properties in our market areas and by declines in the value of real estate in our market area;

•                                          changes in consumer spending, borrowing and savings habits;

•                                          further declines in the yield on our assets resulting from the current low interest rate environment;

•                                          risks related to a high concentration of loans secured by real estate located in our market area;

•                                          the results of examinations by our regulators, including the possibility that our regulators may, among other things, require us to increase our reserve for loan losses, write down assets, change our regulatory capital position, limit our ability to borrow funds or maintain or increase deposits, or prohibit us from paying dividends, which could adversely affect our dividends and earnings;

•                                          changes in the level of government support of housing finance;

•                                          our ability to enter new markets successfully and capitalize on growth opportunities;

•                                          changes in consumer spending, borrowing and savings habits;

•                                          changes in laws or government regulations or policies affecting financial institutions, including the Dodd-Frank Act, which could result in, among other things, increased deposit insurance premiums and assessments, capital requirements, regulatory fees and compliance costs;

•                                          changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

•                                          changes in our organization, compensation and benefit plans;

•                                          loan delinquencies and changes in the underlying cash flows of our borrowers;

•                                          risks and costs associated with operating as a publicly traded company;

•                                          changes in the financial condition or future prospects of issuers of securities that we own; and

•                                          other economic, competitive, governmental, regulatory and operational factors affecting our operations, pricing, products and services described elsewhere in this prospectus.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.  Please see “Risk Factors” beginning on page 21.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $30.5 million and $41.9 million, or $48.5 million if the offering range is increased by 15%.  Please see “Pro Forma Data” for additional information.

We intend to distribute the net proceeds from the stock offering as follows:

	Based Upon the Sale at $10.00 Per Share of
	3,272,500 Shares		3,850,000 Shares		4,427,500 Shares		5,091,625 Shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)

Stock offering proceeds	$32,725		$38,500		$44,275		$50,916
Less offering expenses	2,215		2,295		2,375		2,466
Net offering proceeds	$30,510	100.0%	$36,205	100.0%	$41,900	100.0%	$48,450	100.0%

Use of net proceeds:
To Westbury Bank	$16,151	52.9%	$18,103	50.0%	$20,950	50.0%	$24,225	50.0%
To fund loan to employee stock ownership plan	2,644	8.7%	3,111	8.6%	3,577	8.5%	4,114	8.5%
Repayment of notes(2)	1,254	4.1%	1,254	3.5%	1,254	3.0%	1,254	2.6%
Proceeds contributed to foundation	673	2.2%	615	1.7%	557	1.3%	491	1.0%
Retained by Westbury Bancorp, Inc.	$9,788	32.1%	$13,123	36.2%	$15,562	37.1%	$18,366	37.9%

(1)         As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)         These notes include one note in the principal amount of $954,000 issued to an unaffiliated bank and one note issued in the principal amount of $300,000 to a limited liability company owned by certain of our executive officers and directors, the proceeds of which were used to establish an escrow account to fund interest-only payments on the note issued to an unaffiliated bank because Westbury Bank has agreed with the OCC not to pay dividends to WBSB Bancorp, Inc. or WBSB Bancorp, MHC.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Westbury Bank’s deposits.  The net proceeds may vary because the total expenses relating to the offering may be more or less than our estimates.  For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.

Westbury Bancorp, Inc. intends to fund a loan to the employee stock ownership plan to purchase shares of common stock in the stock offering, contribute cash and shares of common stock to our charitable foundation and repay principal and interest outstanding on short-term notes.  Westbury Bancorp, Inc. may also use the proceeds it retains from the stock offering:

•                                          to invest in short-term and other securities consistent with our investment policy;

•                                          to pay cash dividends to stockholders, subject to regulatory approval;

•                                          to repurchase shares of our common stock, subject to regulatory approval; and

•                                          for other general corporate purposes.

With the exception of the funding of the loan to the employee stock ownership plan, the contribution to our charitable foundation, and the repayment of amounts outstanding on short-term notes, Westbury Bancorp, Inc. has not quantified its plans for use of the offering proceeds for each of the foregoing purposes. Initially, we intend to invest a substantial portion of the net proceeds in short-term investments, investment-grade debt obligations and mortgage-backed securities.

Under currently applicable regulations, we may not repurchase shares of our common stock during the first year following the conversion, except to fund equity benefit plans other than stock options or except when extraordinary circumstances exist and with prior regulatory approval.  In addition, WBSB Bancorp, MHC and WBSB Bancorp, Inc. have previously entered in an MOU with the OTS pursuant to which they are not permitted to pay dividends without prior regulatory approval. We expect that Westbury Bancorp, Inc. will be subject to the MOU following the conversion.  See “Summary—Regulatory Matters” and “Supervision and Regulation—Agreements with Regulators.”

Westbury Bank will receive a capital contribution equal to at least 50% of the net proceeds of the offering plus such additional amounts as may be necessary so that, upon completion of the offering, Westbury Bank will have a tangible capital to assets ratio of at least 10%. Westbury Bank may use the net proceeds it receives from the Offering:

•                                          to invest in commercial business, commercial real estate, multifamily, residential and consumer loans;

•                                          to invest in technological advances to enhance our customer service and the products that we offer;

•                                          to invest in short-term and other securities consistent with our investment policy;

•                                          to expand its banking franchise by establishing or acquiring new branches, or by acquiring other financial institutions or other financial services companies, although no such acquisition transactions are contemplated at this time; and

•                                          for other general corporate purposes.

Westbury Bank has not quantified its plans for use of the offering proceeds for any of the foregoing purposes.

OUR POLICY REGARDING DIVIDENDS

Following completion of the stock offering, our Board of Directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements.  However, no decision has been made with respect to the payment of dividends.  In addition, WBSB Bancorp, MHC and WBSB Bancorp, Inc. have previously entered into an MOU with the OTS pursuant to which they are not permitted to pay dividends without prior regulatory approval. We expect that Westbury Bancorp, Inc. will be subject to the MOU following the conversion such that Westbury Bancorp, Inc. is also prohibited from paying dividends without prior regulatory approval.  In determining whether to pay a cash dividend and the amount of such cash dividend, the

Board of Directors is expected to take into account a number of factors, including capital requirements, our consolidated financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions.  No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in the future.  Special cash dividends, stock dividends or returns of capital, to the extent permitted by applicable law, regulations and policy, may be paid in addition to, or in lieu of, regular cash dividends.  We will file a consolidated tax return with Westbury Bank.  Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state tax purposes.  Additionally, pursuant to bank conversion regulations, during the three-year period following the stock offering, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

Dividends we can declare and pay will depend, in part, upon receipt of dividends from Westbury Bank, because initially we will have no source of income other than dividends from Westbury Bank, earnings from the investment of proceeds from the sale of shares of common stock, and interest payments received in connection with the loan to the employee stock ownership plan.  Applicable regulations impose significant limitations on “capital distributions” by depository institutions.  In addition, Westbury Bank has entered into a Formal Written Agreement with the OCC pursuant to which it is not permitted to pay dividends without prior regulatory approval, and unless Westbury Bank is in compliance with its business and capital plan as submitted to the OCC and all applicable regulations governing dividends and capital distributions.  See “Supervision and Regulation—Federal Banking Regulation—Capital Distributions.”

Any payment of dividends by Westbury Bank to us that would be deemed to be drawn out of Westbury Bank’s bad debt reserves would require a payment of taxes at the then-current tax rate by Westbury Bank on the amount of earnings deemed to be removed from the reserves for such distribution.  Westbury Bank does not intend to make any distribution to us that would create such a federal tax liability.  See “Taxation—Federal Taxation” and “—State Taxation.”

MARKET FOR THE COMMON STOCK

Westbury Bancorp, Inc. is a newly formed company and has never issued capital stock, except for 100 shares issued to WBSB Bancorp, Inc. in connection with its formation.  WBSB Bancorp, MHC, as a mutual institution, has never issued capital stock.  Westbury Bancorp, Inc. anticipates that its common stock will be quoted on the Nasdaq Capital Market under the symbol “WBB”.  Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the conversion and stock offering, but it is under no obligation to do so.

The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker.  The number of active buyers and sellers of the shares of common stock at any particular time may be limited.  Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment.  In addition, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan, our directors and executive officers and the charitable foundation, is likely to be quite limited.  As a result, it is unlikely that an active trading market for the common stock will develop or that, if it develops, it will continue.  Furthermore, we cannot assure you that, if you purchase shares of common stock, you will be able to sell them at or above $10.00 per share.  Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock.  This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At September 30, 2012, Westbury Bank exceeded all of the applicable regulatory capital requirements, but did not exceed the capital levels set forth in the business and capital plan submitted to its regulators. The table below sets forth the historical equity capital and regulatory capital of Westbury Bank at September 30, 2012, and the pro forma regulatory capital of Westbury Bank, after giving effect to the sale of shares of common stock at a $10.00 per share purchase price.  The items captioned “Requirement” reflect amounts necessary to be considered “well capitalized” under applicable federal regulations.  Westbury Bank is subject to an IMCR imposed by the OCC that requires Westbury Bank to maintain, effective December 31, 2012, a tier 1 leverage capital ratio of 8.00% and a total risk-based capital ratio of 12.00%.  The table assumes the receipt by Westbury Bank of 50% of the net offering proceeds plus such additional amounts as may be necessary so that, upon completion of the offering, Westbury Bank will have a tangible capital to assets ratio of at least 10%.  See “How We Intend to Use the Proceeds from the Offering.”

	Westbury Bank Historical at September 30,		Pro Forma at September 30, 2012, Based Upon the Sale in the Offering of
	2012		3,272,500 Shares		3,850,000 Shares		4,427,500 Shares		5,091,625 Shares(1)
	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)
	(Dollars in thousands)

Equity	$47,353	9.01%	$60,860	11.24%	$62,345	11.47%	$64,726	11.85%	$67,464	12.28%

Tier 1 leverage capital(3)	$39,308	7.68%	$52,815	10.00%	$54,300	10.24%	$56,681	10.64%	$59,419	11.08%
Requirement(4)	25,600	5.00	26,407	5.00	26,505	5.00	26,647	5.00	26,811	5.00
Excess	$13,708	2.68%	$26,408	5.00%	$27,795	5.24%	$30,034	5.64%	$32,608	6.08%

Tier 1 risk-based capital	$39,308	10.20%	$52,815	13.59%	$54,300	13.96%	$56,681	14.55%	$59,419	15.23%
Requirement	23,123	6.00	23,316	6.00	23,340	6.00	23,374	6.00	23,413	6.00
Excess	$16,185	4.20%	$29,499	7.59%	$30,960	7.96%	$33,307	8.55%	$36,006	9.23%

Total risk-based capital(3)	$44,148	11.46%	$57,655	14.84%	$59,140	15.20%	$61,521	15.79%	$64,259	16.47%
Requirement(4)	38,538	10.00	38,861	10.00	38,900	10.00	38,957	10.00	39,022	10.00
Excess	$5,610	1.46%	$18,794	4.84%	$20,240	5.20%	$22,564	5.79	$25,237	6.47%

Reconciliation:
Net proceeds infused into Westbury Bank:			$16,151		$18,103		$20,950		$24,225
Less: Common stock acquired by employee stock ownership plan			(2,644)		(3,111)		(3,577)		(4,114)
Pro forma increase in Tier 1 and total risk-based capital			$13,507		$14,992		$17,373		$20,111

(1)             As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)             Leverage capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(3)             Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 50% risk weighting.

(4)             Reflects regulatory requirements to be considered “well capitalized.”  At September 30, 2012, Westbury Bank had submitted a capital plan to its regulators requiring Westbury Bank to maintain a tier 1 leverage capital ratio of 8.00% and a total risk-based capital ratio of 12.00%.  Subsequently, on November 5, 2012, the OCC imposed an IMCR that, effective December 31, 2012, requires Westbury Bank to maintain the same tier 1 leverage and total risk-based capital ratios.

CAPITALIZATION

The following table presents the historical consolidated capitalization of WBSB Bancorp, MHC at September 30, 2012 and the pro forma consolidated capitalization of Westbury Bancorp, Inc., after giving effect to the conversion and the offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	WBSB Bancorp, MHC Historical	Westbury Bancorp, Inc. Pro Forma, Based Upon the Sale in the Offering at $10.00 per Share of
	at September 30, 2012	3,272,500 Shares	3,850,000 Shares	4,427,500 Shares	5,091,625 Shares (1)
	(Dollars in thousands)

Deposits (2)	$466,758	$466,758	$466,758	$466,758	$466,758
Borrowings	1,254	—	—	—	—
Total deposits and borrowed funds	$468,012	$466,758	$466,758	$466,758	$466,758
Stockholders’ equity:
Preferred stock $0.01 par value, 50,000,000 shares authorized; none issued or outstanding	$—	$—	$—	$—	$—
Common stock $0.01 par value, 100,000,000 shares authorized; assuming shares outstanding as shown (3)	—	33	39	45	51
Additional paid-in capital (4)	—	30,804	36,551	42,298	48,908
Retained earnings (5)	45,687	45,687	45,687	45,687	45,687
Accumulated other comprehensive income	1,177	1,177	1,177	1,177	1,177

Less:
Common stock to be acquired by employee stock ownership plan (6)	—	(2,644)	(3,111)	(3,577)	(4,114)
Common stock to be acquired by stock-based benefit plans (7)	—	(1,322)	(1,555)	(1,789)	(2,057)
After-tax expense of contribution to charitable foundation	—	(608)	(608)	(608)	(608)
Total stockholders’ equity	$46,864	$73,127	$78,180	$83,233	$89,044

Total stockholders’ equity as a percentage of total assets (2)	8.90%	13.26%	14.05%	14.82%	15.69%
Tangible equity as a percentage of total assets (2)	8.90%	13.26%	14.05%	14.82%	15.69%

(1)   As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for shares or changes in market conditions following the commencement of the subscription and community offerings.

(2)   Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(3)   No effect has been given to the issuance of additional shares of Westbury Bancorp, Inc. common stock pursuant to one or more stock-based benefit plans.  If these plans are implemented within 12 months following the completion of the stock offering, an amount up to 10% and 4% of the shares of Westbury Bancorp, Inc. common stock sold in the offering, including shares issued to our charitable foundation, will be reserved for issuance upon the exercise of stock options and for issuance as restricted stock awards, respectively.  See “Management of Westbury Bancorp, Inc.”

(4)   The sum of the par value of the total shares outstanding and additional paid-in capital equals the net stock offering proceeds at the offering price of $10.00 per share.

(5)   The retained earnings of Westbury Bank will be substantially restricted after the conversion.  See “Our Policy Regarding Dividends,” “The Conversion and Plan of Distribution—Liquidation Rights” and “Supervision and Regulation.”

(footnotes continue on following page)

(continued from previous page)

(6)   Assumes that 8% of the shares issued in the conversion (including shares to be contributed to the charitable foundation) will be acquired by the employee stock ownership plan financed by a loan from Westbury Bancorp, Inc.  The loan will be repaid principally from Westbury Bank’s contributions to the employee stock ownership plan.  Since Westbury Bancorp, Inc. will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no asset or liability will be reflected on Westbury Bancorp, Inc.’s consolidated financial statements.  Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(7)   Assumes a number of shares of common stock equal to 4% of the shares of common stock to be issued in the conversion (including shares to be contributed to the charitable foundation) will be purchased for grant by one or more stock-based benefit plans in open market purchases.  The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering.  As Westbury Bancorp, Inc. accrues compensation expense to reflect the vesting of shares pursuant to the stock-based benefit plans, the credit to equity will be offset by a charge to noninterest expense. Implementation of the stock stock-based benefit plans will require stockholder approval.  Any funds to be used by the stock-based benefit plans to conduct open market purchases will be provided by Westbury Bancorp, Inc.

PRO FORMA DATA

The following tables summarize historical data of WBSB Bancorp, MHC and pro forma data of Westbury Bancorp, Inc. at and for the year ended December 31, 2011 and the nine months ended September 30, 2012.  This information is based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds in the tables are based upon the following assumptions:

•                                          all shares of common stock will be sold in the subscription offering;

•                                          our employee stock ownership plan will purchase 8% of the shares of common stock issued in the conversion (including shares contributed to the charitable foundation) with a loan from Westbury Bancorp, Inc.  The loan will be repaid in substantially equal payments of principal and interest over a period of 20 years;

•                                          Keefe, Bruyette & Woods, Inc. will receive a selling agent fee equal to 1.50% of the dollar amount of the shares of common stock sold in the stock offering.  Shares purchased by our employee stock benefit plans or by our officers, directors and employees, and their immediate families and shares contributed to our charitable foundation will not be included in calculating the shares of common stock sold for this purpose; and

•                                          expenses of the stock offering, other than selling agent fees to be paid to Keefe Bruyette & Woods, Inc., will be approximately $1.35 million.

We calculated pro forma consolidated net income for the nine months ended September 30, 2012 and the year ended December 31, 2011 as if the estimated net proceeds had been invested at an assumed interest rate of 0.62% (0.38% on an after-tax basis).  This represents the five-year United States Treasury Note as of September 30, 2012, which, in light of current market interests rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earnings assets and the weighted average rate paid on our deposits.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock.  We adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan.  We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of stock-based benefit plans.  Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of our outstanding shares of common stock at the same price for which they were sold in the stock offering.  We assume that shares of common stock are granted under the plans in awards that vest over a five-year period.

We have also assumed that the stock-based benefit plans will grant options to acquire shares of common stock equal to 10% of our outstanding shares of common stock.  In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years.  We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $4.02 for each option.  In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 28.36% for the shares of common stock, a dividend yield of 0%, an expected option life of 10 years and a risk-free interest rate of 1.67%.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering.  In addition, we may grant options and award shares that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Stock Offering,” we intend to contribute at least 50% of the net proceeds, plus such additional amounts as may be necessary, so that upon completion of the offering, Westbury Bank will have a tangible capital to assets ratio of at least 10.00%, and comply with the capital levels set forth in the capital plans submitted to our regulators.  We will retain the remainder of the net proceeds from the stock offering and use a portion of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to:

•                                          withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering;

•                                          our results of operations after the stock offering; or

•                                          changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the table to indicate future results of operations.  Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities, computed in accordance with GAAP.  We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value.  Pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated.  Pro forma stockholders’ equity does not give effect to the impact of intangible assets, the liquidation account we will establish in the conversion or tax bad debt reserves in the unlikely event we are liquidated.

	At or For the Year Ended December 31, 2011 Based Upon the Sale at $10.00 Per Share of
	3,272,500 Shares	3,850,000 Shares	4,427,500 Shares	5,091,625 Shares (1)
	(Dollars in thousands, except per share amounts)

Gross Proceeds of Offering	$32,725	$38,500	$44,275	$50,916
Plus: market value of shares issued to charitable foundation	327	385	443	509
Pro forma market capitalization	$33,052	$38,885	$44,718	$51,425

Gross Proceeds of Offering	$32,725	$38,500	$44,275	$50,916
Less: expenses	2,215	2,295	2,375	2,466
Estimated net proceeds	30,510	36,205	41,900	48,450
Less: Common stock purchased by ESOP (2)	(2,644)	(3,111)	(3,577)	(4,114)
Less: Cash contribution to charitable foundation	(673)	(615)	(557)	(491)
Less: Common stock awarded under stock-based benefit plans (3)	(1,322)	(1,555)	(1,789)	(2,057)
Estimated net cash proceeds	$25,871	$30,924	$35,977	$41,788

For the Year Ended December 31, 2011
Net loss:
Historical	$(7,620)	$(7,620)	$(7,620)	$(7,620)
Pro forma income on net proceeds	98	117	136	158
Pro forma ESOP adjustment(2)	(80)	(95)	(109)	(125)
Pro forma stock award adjustment (3)	(161)	(189)	(218)	(250)
Pro forma stock option adjustment (4)	(240)	(282)	(324)	(373)
Pro forma net loss	$(8,003)	$(8,069)	$(8,135)	$(8,211)

Per share net loss:
Historical	$(2.49)	$(2.12)	$(1.84)	$(1.60)
Pro forma income on net proceeds	0.03	0.03	0.03	0.03
Pro forma ESOP adjustment (2)	(0.03)	(0.03)	(0.03)	(0.03)
Pro forma stock award adjustment (3)	(0.05)	(0.05)	(0.05)	(0.05)
Pro forma stock option adjustment (4)	(0.08)	(0.08)	(0.08)	(0.08)
Pro forma net loss per share (5)	$(2.62)	$(2.25)	$(1.97)	$(1.73)

Offering price as a multiple of pro forma net earnings per share	NM	NM	NM	NM
Number of shares outstanding for pro forma net loss per share calculations (5)	3,054,028	3,592,974	4,131,920	4,751,708

At December 31, 2011
Stockholders’ equity:
Historical	$46,114	$46,114	$46,114	$46,114
Estimated net proceeds	30,510	36,205	41,900	48,450
Plus: market value of shares issued to charitable foundation	327	385	443	509
Plus: tax benefit of contribution to charitable foundation	392	392	392	392
Less: Common stock acquired by ESOP (2)	(2,644)	(3,111)	(3,577)	(4,114)
Less: Common stock awarded under stock-based benefit plans (3) (4)	(1,322)	(1,555)	(1,789)	(2,057)
Less: expense of contribution to charitable foundation (6)	(1,000)	(1,000)	(1,000)	(1,000)
Pro forma stockholders’ equity	$72,377	$77,430	$82,483	$88,294

Stockholders’ equity per share:
Historical	$13.95	$11.86	$10.31	$8.96
Estimated net proceeds	9.23	9.31	9.37	9.42
Plus: market value of shares issued to charitable foundation	0.10	0.10	0.10	0.10
Plus: tax benefit of contribution to charitable foundation	0.12	0.10	0.09	0.08
Less: Common stock acquired by ESOP (2)	(0.80)	(0.80)	(0.80)	(0.80)
Less: Common stock awarded under stock-based benefit plans (3) (4)	(0.40)	(0.40)	(0.40)	(0.40)
Less: expense of contribution to charitable foundation	(0.30)	(0.26)	(0.22)	(0.19)
Pro forma stockholders’ equity per share (7)	$21.90	$19.91	$18.45	$17.17

Offering price as percentage of pro forma stockholders’ equity per share	45.66%	50.23%	54.20%	58.24%
Number of shares outstanding for pro forma book value per share calculations	3,305,225	3,888,500	4,471,775	5,142,541

(footnotes begin on page 62)

	At or For the Nine Months Ended September 30, 2012 Based Upon the Sale at $10.00 Per Share of
	3,272,500 Shares	3,850,000 Shares	4,427,500 Shares	5,091,625 Shares (1)
	(Dollars in thousands, except per share amounts)

Gross Proceeds of Offering	$32,725	$38,500	$44,275	$50,916
Plus: market value of shares issued to charitable foundation	327	385	443	509
Pro forma market capitalization	$33,052	$38,885	$44,718	$51,425

Gross Proceeds of Offering	$32,725	$38,500	$44,275	$50,916
Less: expenses	2,215	2,295	2,375	2,466
Estimated net proceeds	30,510	36,205	41,900	48,450
Less: Common stock purchased by ESOP (2)	(2,644)	(3,111)	(3,577)	(4,114)
Less: Cash contribution to charitable foundation	(673)	(615)	(557)	(491)
Less: Common stock awarded under stock-based benefit plans (3)	(1,322)	(1,555)	(1,789)	(2,057)
Estimated net cash proceeds	$25,871	$30,924	$35,977	$41,788

For the Nine Months Ended September 30, 2012
Net income:
Historical	$575	$575	$575	$575
Pro forma income on net proceeds	73	87	102	118
Pro forma ESOP adjustment(2)	(60)	(71)	(82)	(94)
Pro forma stock award adjustment (3)	(121)	(142)	(163)	(188)
Pro forma stock option adjustment (4)	(180)	(212)	(243)	(280)
Pro forma net income	$287	$238	$189	$132

Per share net income:
Historical	$0.19	$0.17	$0.15	$0.13
Pro forma income on net proceeds	0.02	0.02	0.02	0.02
Pro forma ESOP adjustment (2)	(0.02)	(0.02)	(0.02)	(0.02)
Pro forma stock award adjustment (3)	(0.04)	(0.04)	(0.04)	(0.04)
Pro forma stock option adjustment (4)	(0.06)	(0.06)	(0.06)	(0.06)
Pro forma net income per share (5)	$0.09	$0.07	$0.05	$0.03

Offering price as a multiple of pro forma net earnings per share	83.33x	107.14x	150.00x	250.00x
Number of shares outstanding for pro forma net income per share calculations (5)	3,050,723	3,589,086	4,127,448	4,746,566

At September 30, 2012
Stockholders’ equity:
Historical	$46,864	$46,864	$46,864	$46,864
Estimated net proceeds	30,510	36,205	41,900	48,450
Plus: market value of shares issued to charitable foundation	327	385	443	509
Plus: tax benefit of contribution to charitable foundation	392	392	392	392
Less: Common stock acquired by ESOP (2)	(2,644)	(3,111)	(3,577)	(4,114)
Less: Common stock awarded under stock-based benefit plans (3) (4)	(1,322)	(1,555)	(1,789)	(2,057)
Less: expense of contribution to charitable foundation (6)	(1,000)	(1,000)	(1,000)	(1,000)
Pro forma stockholders’ equity	$73,127	$78,180	$83,233	$89,044

Stockholders’ equity per share:
Historical	$14.17	$12.06	$10.47	$9.11
Estimated net proceeds	9.23	9.31	9.37	9.42
Plus: market value of shares issued to charitable foundation	0.10	0.10	0.10	0.10
Plus: tax benefit of contribution to charitable foundation	0.12	0.10	0.09	0.08
Less: Common stock acquired by ESOP (2)	(0.80)	(0.80)	(0.80)	(0.80)
Less: Common stock awarded under stock-based benefit plans (3) (4)	(0.40)	(0.40)	(0.40)	(0.40)
Less: expense of contribution to charitable foundation	(0.30)	(0.26)	(0.22)	(0.19)
Pro forma stockholders’ equity per share (7)	$22.12	$20.11	$18.61	$17.32

Offering price as percentage of pro forma stockholders’ equity per share	45.21%	49.73%	53.73%	57.74%
Number of shares outstanding for pro forma book value per share calculations	3,305,225	3,888,500	4,471,775	5,142,541

(footnotes begin on following page)

(Footnotes from previous pages)

(1)         As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)         Assumes that 8% of shares of common stock issued in the conversion (including shares to be contributed to the charitable foundation) will be purchased by the employee stock ownership plan.  For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Westbury Bancorp, Inc. at a rate per annum equal to the Prime Rate.  Westbury Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt.  Westbury Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest.  Accounting Standard Codification 718-40-30 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees.  The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Westbury Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 39.21%.  The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity.  No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan.  The pro forma net income further assumes that the number of share set forth in the table below were committed to be released in the periods indicated.

	Number of shares committed to be released at
	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	Maximum, as adjusted, of Offering Range

For the nine months ended September 30, 2012	9,916	11,666	13,415	15,428
For the year ended December 31, 2011	13,221	15,554	17,887	20,570

In accordance with Accounting Standard Codification 718-40-30, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of income per share calculations.

(3)         If approved by Westbury Bancorp, Inc.’s stockholders, one or more stock-based benefit plans plan may issue an aggregate number of shares of common stock equal to 4% of the shares to be issued in the conversion including shares contributed to the charitable foundation (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion) for award as restricted stock to our officers, employees and directors. Stockholder approval of the stock-based benefit plans, and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Westbury Bancorp, Inc. or through open market purchases. The funds to be used by the stock-based benefit plans to purchase the shares will be provided by Westbury Bancorp, Inc.  The table assumes that (i) the stock-based benefit plans acquire the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock-based benefit plans is amortized as an expense during the fiscal year and (iii) the stock-based benefit plans expense reflects an effective combined federal and state tax rate of 39.21%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares issued in the conversion, including shares contributed to the charitable foundation) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.85%.

(4)         If approved by Westbury Bancorp, Inc.’s stockholders, one or more stock-based benefit plans may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be issued in the conversion including shares contributed to the charitable foundation (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock-based benefit plans may not occur earlier than six months after the completion of the conversion.  In calculating the pro forma effect of the stock options to be granted under stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $4.02 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options.  The actual expense of the stock options to be granted under the stock-based benefit plans will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.  Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share.  There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share.  If a portion of the shares to satisfy the exercise of options under the stock-based benefit plans is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease.  Assuming stockholder approval of the stock-based benefit plans and that shares of common stock used to fund stock options (equal to 10% of the shares issued in the conversion, including shares contributed to the charitable foundation) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 9.09%.

(5)         Income per share computations are determined by taking the number of shares assumed to be sold in the offering and, in accordance with applicable accounting standards for employee stock ownership plans, subtracting the employee stock ownership plan shares that have not been committed for release during the period and subtracting non-vested stock awards granted under one or more stock-based benefit plans. See note 2, above.

(6)         Does not give effect to the nonrecurring expense that is expected to be recognized in the year ended December 31, 2013 as a result of the contribution of cash and shares of common stock to the charitable foundation. The estimated before tax expense, estimated after-tax expense and pro forma tax benefit associated with the contribution to the foundation is $1.0 million, $608,000 and $392,000, respectively, at all levels of the offering.  Assuming the contribution to the foundation was expensed during the nine months ended September 30, 2012, the pro forma net income (loss) at the minimum, midpoint, maximum and adjusted maximum of the offering is $(321,000), $(370,000), $(419,000) and $(476,000), respectively, and the pro forma net income (loss) per share is $(0.11), $(0.10), $(0.10) and $(0.10), respectively.  The pro forma data assume that we will realize 100.0% of the income tax benefit as a result of the contribution to the foundation based on a 39.21% income tax rate. The realization of the tax benefit is limited annually to 10.0% of our annual taxable income. However, for federal and state tax purposes, we can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	Maximum, as adjusted, of Offering Range
	(in thousands, except per share data)

Before tax expense of contribution:
Nine months ended September 30,2012	$1,000	$1,000	$1,000	$1,000
Year ended December 31, 2011	1,000	1,000	1,000	1,000
Before tax expense of contribution:
Nine months ended September 30,2012	608	608	608	608
Year ended December 31, 2011	608	608	608	608
Pro forma net income (loss):
Nine months ended September 30,2012	(321)	(370)	(419)	(476)
Year ended December 31, 2011	(8,611)	(8,677)	(8,743)	(8,818)
Pro forma net income (loss) per share:
Nine months ended September 30,2012	(0.11)	(0.10)	(0.10)	(0.10)
Year ended December 31, 2011	(2.82)	(2.41)	(2.12)	(1.86)
Pro forma tax benefit:
Nine months ended September 30,2012	392	392	392	392
Year ended December 31, 2011	392	392	392	392

(7)         The retained earnings of Westbury Bank will be substantially restricted after the conversion. See “Our Policy Regarding Dividends,” “The Conversion and Plan of Distribution—Liquidation Rights” and “Supervision and Regulation.” The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

COMPARISON OF VALUATION AND PRO FORMA INFORMATION
WITH AND WITHOUT THE CHARITABLE FOUNDATION

As reflected in the table below, if the charitable foundation is not established and funded as part of the stock offering, RP Financial, LC. estimates that our pro forma valuation would be greater and, as a result, a greater number of shares of common stock would be issued in the stock offering.  At the minimum, midpoint, maximum and adjusted maximum of the valuation range, our pro forma valuation is $32.7 million, $38.5 million, $44.3 million and $50.9 million with the charitable foundation, as compared to $33.6 million, $39.5 million, $45.4 million and $52.2 million, respectively, without the charitable foundation.  There is no assurance that in the event the charitable foundation were not formed, the appraisal prepared at that time would conclude that our pro forma market value would be the same as that estimated in the table below.  Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios at and for the nine months ended September 30, 2012 at the minimum, midpoint, maximum and adjusted maximum of the offering range, assuming the stock offering was completed at the beginning of the nine-month period, with and without the charitable foundation.

	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		Adjusted Maximum of Offering Range
	With Foundation	Without Foundation	With Foundation	Without Foundation	With Foundation	Without Foundation	With Foundation	Without Foundation
	(Dollars in thousands, except per share amounts)

Estimated stock offering amount	$32,725	$33,575	$38,500	$39,500	$44,275	$45,425	$50,916	$52,239

Estimated full value	33,052	33,575	38,885	39,500	44,718	45,425	51,425	52,239

Total assets	551,475	552,531	556,528	557,663	561,581	562,795	567,392	568,697

Total liabilities	478,348	478,348	478,348	478,348	478,348	478,348	478,348	478,348

Pro forma stockholders’ equity	73,127	74,183	78,180	79,315	83,233	84,447	89,044	90,349
Pro forma net income	287	286	238	236	189	186	132	128
Pro forma stockholders’ equity per share	22.12	22.09	20.11	20.08	18.61	18.59	17.32	17.30
Pro forma net income per share	0.09	0.09	0.07	0.06	0.05	0.04	0.03	0.03
Pro forma pricing ratios:

Offering price as a percentage of pro forma stockholders’ equity per share	45.21%	45.27%	49.73%	49.80%	53.73%	53.79%	57.74%	57.80%

Offering price to pro forma net income per share	83.33x	83.33x	107.14x	125.00x	150.00x	187.50x	250.00x	250.00x
Pro forma financial ratios:
Return on assets (annualized)	0.07%	0.07%	0.06%	0.06%	0.04%	0.04%	0.03%	0.03%
Return on equity (annualized)	0.52	0.51	0.41	0.40	0.30	0.29	0.20	0.19
Equity to assets	13.26	13.43	14.05	14.22	14.82	15.00	15.69	15.89

Total shares issued	3,305,225	3,357,500	3,888,500	3,950,000	4,471,775	4,542,500	5,142,541	5,223,875

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This section is intended to help potential investors understand the financial performance of WBSB Bancorp, MHC and its subsidiaries through a discussion of the factors affecting our financial condition at September 30, 2012, December 31, 2011 and December 31, 2010 and our results of operations for the nine months ended September 30, 2012 and 2011 and for the years ended December 31, 2011 and 2010.  This section should be read in conjunction with the consolidated financial statements and notes to the consolidated financial statements that appear elsewhere in this prospectus. Westbury Bancorp, Inc. had not engaged in any activities at September 30, 2012; therefore, the information reflected in this section reflects the consolidated financial performance of WBSB Bancorp, MHC and subsidiaries.

Overview

We historically operated as a traditional thrift institution headquartered in West Bend, Wisconsin.  In 1999, we determined that we would be more competitive and profitable if we transitioned over time a significant portion of operations to a commercial bank model.  Accordingly, since that time, we have increased our focus on non-residential lending, including commercial business, commercial real estate and multi-family lending, while remaining an active residential lender.  Because commercial lending is based on relationships, we have hired specialized commercial lending officers, as well as personnel with experience managing commercial loan administration, collection and workouts.  In 2008, in an effort to increase our capital levels to support our increased commercial lending operations, we acquired Continental Savings Bank, a traditional thrift with $203.6 million in assets, $23.9 million in equity and seven offices in the Milwaukee metropolitan area, in a merger of mutually-owned institutions.  In connection with the merger, West Bend Savings Bank changed its name to Westbury Bank.

We provide financial services to individuals, families and businesses through our twelve banking offices located in Washington County, Waukesha County and northern Milwaukee County and two home loan centers from which we originate residential mortgages.  We also operate three free-standing ATMs at locations other than our branches, and offer online and mobile banking services, participation in a nationwide ATM network and wealth management services.  See “Business of Westbury Bank.”  Although our current operations are not focused in central and southern Milwaukee County, we are affected by conditions in central and southern Milwaukee County because our loan portfolio includes a significant number of loans originated by the former Continental Savings Bank that are secured by real estate or that have borrowers located in central and southern Milwaukee County.  In addition, a number of our customers who reside in Washington or Waukesha Counties are employed in the city of Milwaukee, and the operations of our commercial customers depend in part on sales of products and services to individuals or other businesses located in the city of Milwaukee.

Our principal business consists of attracting retail deposits from the general public in our market area and investing those deposits, together with funds generated from operations, and to a lesser extent, borrowings, in one- to four-family residential real estate loans, commercial and multi-family real estate loans, commercial business loans, and, to a lesser extent, construction loans and consumer loans, including home equity lines of credit and automobile loans.  Unlike most thrift institutions, a significant majority of our deposits are transaction accounts, which we believe are less susceptible to large-scale withdrawals than certificates of deposit as a result of changes in interest rates, and which we believe have a lower cost of funds over various interest cycles.  At September 30, 2012, approximately 76.7% of our deposits were transaction accounts, which we attribute to successful branding initiatives, especially with respect to younger customers.  We also purchase investment securities consisting primarily of securities issued by the United States government and its agencies and government-sponsored enterprises, mortgage-backed securities and collateralized mortgage obligations issued by government-sponsored enterprises and municipal securities.

As a result of the economic downturn, we have experienced an increase in delinquent and classified loans, particularly commercial real estate and multi-family loans originated by the former Continental Savings Bank.  In response, we have undertaken aggressive initiatives to identify problem assets and to enhance asset quality.  These initiatives include increasing our allowance for loan losses by taking significant provisions, charging down and writing off non-performing assets, engaging in an intensive review of our loan portfolio and as a result classifying additional loans, limiting the growth of our loan portfolio, and devoting significant resources to developing and implementing enhanced loan underwriting, administration and collections policies and procedures.  This has resulted in a significant decline in our results of operations, including net losses of $7.6 million and $1.4 million, respectively, for the years ended December 31, 2011 and December 31, 2010, with an improvement to net income of $575,000 for the nine months ended September 30, 2012.  Due to our losses, asset quality issues, capital constraints and the lower interest rate environment, beginning in 2009, management has endeavored to reduce our balance sheet in order to improve our capital ratios.  At September 30, 2012, we had total assets of $526.0 million, total deposits of $466.8 million and total equity of $46.9 million, compared to total assets of $625.4 million, total deposits of $556.3 million and total equity of $53.2 million at December 31, 2010.

The economic downturn coincided with significant changes in our customers’ banking habits, particularly a decrease in the amount of business conducted at physical branches as customers began to rely on internet banking and other technological advances for their day-to-day transactions.  Accordingly, in addition to our asset quality improvement initiatives, we have also undertaken aggressive measures to reduce our expenses and allocate resources to best suit our customers’ banking needs.  As part of this process, since 2009, we have sold or closed 13 branches (including five branches previously operated by Continental Savings Bank), reduced the number of employees, substantially reduced other non-interest expenses (excluding non-recurring losses from the sale of foreclosed real estate), and paid off existing Federal Home Loan Bank advances to reduce interest expenses.

Our results of operations depend primarily on our net interest income.  Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest we pay on our interest-bearing liabilities.  Our results of operations also are affected by our provisions for loan losses, non-interest income and non-interest expense.  Non-interest income currently consists primarily of service charges on deposit accounts, loan servicing income, gain on sales of securities and loans, debit card income, income from bank-owned life insurance and miscellaneous other income.  Non-interest expense currently consists primarily of expenses related to compensation and employee benefits, occupancy and equipment, data processing, federal deposit insurance premiums, ATM charges, professional fees, advertising and other operating expenses.

Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

Business Strategy

Our goal is to operate Westbury Bank as a profitable, independent, community-oriented commercial bank delivering attractive returns to our shareholders by providing superior customer service and innovative financial products to individuals and small businesses in our market area.  We believe a disciplined approach to managing the size, composition and growth of our balance sheet, including the use of improved financial modeling techniques to price products favorably and competitively and to manage expenses, will enable us to optimize profitability.  During and after completion of the offering, we will pursue our basic operating strategies, which are listed below.  This stock offering is critical to the accomplishment of our objectives, particularly our proposed increase in our commercial lending activities, because of the significant increase it will provide to our capital base.  We also expect that the additional capital provided by the offering will assist us in obtaining termination of the Formal Written Agreements and the MOUs, which would lift significant restrictions imposed on our operations.

We will also continue to fulfill our branding statement, “Right Size Neighborhood Banking — Working With You, For You,” which reflects the three-part institutional vision included in our mission statement:

•                                          Build long-term, mutually beneficial relationships with our communities, customers and employees;

•                                          Provide superior customer service and innovative financial products designed to meet the needs of individuals and small businesses in our communities; and

•                                          Return a portion of the benefits of our profitable operations to the communities in which we do business through charitable giving and community involvement.

Continue to Improve Our Asset Quality by Reducing Loan Delinquencies and Improving Our Risk Profile.  We are committed to actively monitoring and managing all segments of our loan portfolio in an effort to proactively identify and mitigate credit risks within our loan portfolio, with a particular focus on commercial business, commercial real estate and multi-family loans originated by Continental Savings Bank.  We have implemented a policy of conducting both internal and external reviews of our loan portfolio designed to provide early detection of potential problem loans and timely resolution of non-performing and classified loans, and have tasked a new special asset committee with conducting internal reviews and stress-testing.  Specifically, we have implemented a policy of conducting internal reviews of all loans above $250,000, and third party reviews on all loans above $750,000 as well as a certain portion of new loans and a sample of loans originated by each loan officer, on an annual basis.  In the past 12 months, a third party reviewed approximately $138.1 million, or 71.1% of our commercial real estate, multi-family and commercial business loan portfolio.  In addition, as the economy has continued to deteriorate and as we have experienced increases in non-performing and classified assets, we have implemented more stringent underwriting policies and procedures, including increased emphasis on lower debt to income ratios, higher credit scores, and lower loan to value ratios.  With respect to commercial business, commercial real estate and multi-family lending, we have also enhanced the information required with respect to a borrower’s financial condition and business prospects, and perform an internal valuation of underlying property in addition to obtaining third party appraisals.  Finally, we have hired additional personnel with experience managing commercial loan administration, collection and workouts.  We are committed to devoting significant resources to reducing delinquencies and to avoiding problem assets as we increase our commercial business, commercial real estate and multi-family lending.  Specifically, in October, 2012, we hired a Chief Credit Officer, and we expect to hire additional credit administration and collections personnel.  We also intend to continually enhance our loan underwriting, administration and collection procedures, and to implement improved credit risk management and asset-liability management techniques, such as portfolio stress testing, portfolio credit analysis, and credit decision monitoring matrices.

Increase Commercial Business, Commercial Real Estate and Multi-Family Lending.  We believe that, with the recent downward trends in interest rates on residential mortgage loans, particularly on the variable rate residential mortgage loans that we retain in our portfolio, a prudent approach to expanding our organic origination of commercial business, commercial real estate and multi-family loans is essential to our profitability.  In the past several years, because commercial lending is based on relationships, we have hired specialized commercial lending officers with strong borrower relationships.  This has resulted in an increase in our commercial real estate, multi-family and commercial business lending activities, as well as enhancements to our commercial lending policies and procedures.  At September 30, 2012, we had $194.2 million of commercial real estate, commercial business and multi-family loans, representing 50.8% of our total loans, and we originated $34.2 million commercial real estate, commercial business and multi-family loans during the nine months ended September 30, 2012 and $24.4 million of such loans during the year ended December 31, 2011.  We expect that a disciplined approach to increasing our commercial business, commercial real estate and multi-family lending will diversify and increase the yield on our loan portfolio.

Continue to Originate Low-Cost Transaction Account Deposits.  We offer checking accounts, passbook and statement savings accounts and money market accounts, which generally are lower cost sources of funds than certificates of deposit, are generally less sensitive to withdrawal when interest rates fluctuate, and provide the opportunity for generation of deposit-related fee income.  At September 30, 2012, approximately 76.7% of our deposits were transaction accounts.  We intend to pursue increased origination of these low cost deposits, with particular focus on transaction accounts, by implementing marketing and promotional programs, offering remote deposit capture services to business customers, and broadening banking relationships with lending customers, particularly as we expand our commercial business, commercial real estate and multi-family lending activities.

Continue to Originate and Sell Certain Residential Real Estate Loans.  Residential mortgage lending has historically comprised a significant portion of our operations.  We recognize that the origination of one- to four-family real estate loans is essential to maintaining customer relations and our status as a community-oriented bank.  During the nine months ended September 30, 2012, we originated $126.8 million in residential real estate loans and sold $114.0 million for gains on sale of $2.0 million, and during the year ended December 31, 2011, we originated $120.4 million in residential real estate loans and sold $99.7 million for gains on sale of $874,000.  Accordingly, we will continue to originate one- to four-family residential mortgage loans and home equity loans and lines of credit.  We intend to maintain an appropriately sized portfolio of adjustable-rate residential mortgage loans to increase the yield of our loan portfolio, assist in the management of our interest rate risk and manage both the maturity of the loan portfolio and the time it takes for loans to reprice in accordance with their terms.  We intend to sell the majority of the long-term fixed-rate residential mortgage loans, as well as adjustable-rate mortgages with initial terms in excess of seven years, in the secondary market to increase servicing fee income, recognize gains on sale and manage the overall maturity of our loan portfolio.

Leverage Our Competitive Strengths to Attract and Retain Customers.  We believe that our competitive strengths are personalized, superior customer service, extensive knowledge of our local markets, high visibility community activities and technology-driven financial products.  We believe that we can leverage these strengths to attract and retain customers from an increasing population of potential customers dislocated as a result of large bank consolidations in our market area and individuals seeking personalized, best-in-class customer service.  We also plan to continue to update existing technologies and implement new technologies to enhance the customer experience and increase the efficiency of our operations.  We also believe that we can capitalize on commercial deposit and personal banking relationships derived from an increase in commercial business, commercial real estate and multi-family lending.

These strategies are intended to guide our investment of the net proceeds of the offering.  We intend to continue to pursue our business strategy after the conversion and the offering, subject to changes necessitated by future market conditions, regulatory restrictions and other factors.

Anticipated Increase in Non-Interest Expense

Following the completion of the conversion and stock offering, we anticipate that our non-interest expense will increase as a result of increased compensation expenses associated with the implementation of our employee stock ownership plan and the implementation of a stock-based incentive plan, if that incentive plan is approved by our stockholders.  For further information, see “Summary—Benefits to Management and Potential Dilution to Stockholders Following the Conversion,” “Risk Factors—Risks Related to this Stock Offering—Our stock-based benefit plans will increase our costs, which will reduce our income,” and “Management of Westbury Bancorp, Inc.—Benefit Plans and Agreements” and  “—Future Stock Benefit Plans.”

Our non-interest expense will also increase as a result of our contribution of cash and shares of common stock to our charitable foundation, and as a result of our operation as a public company.  For further information, please see “Summary—Our Issuance of Cash and Shares of Our Common Stock to Westbury Bank Charitable Foundation,” “Risk Factors—Risks Related to Our Business—The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses” and “—Risks Related to this Stock Offering—The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in the year we complete the stock offering,” and “Westbury Bank Charitable Foundation.”

Critical Accounting Policies

Certain of our accounting policies are important to the portrayal of our financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. Estimates associated with these policies are susceptible to material changes as a result of changes in facts and circumstances. Facts and circumstances which could affect these judgments include, but are not limited to, changes in interest rates, changes in the performance of the economy and changes in the financial condition of borrowers. Our significant accounting policies are discussed in detail in Note 1 of the Notes to Consolidated Financial Statements included in this prospectus.

The recently enacted JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company” we have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Allowance for Loan Losses.  The allowance for loan losses is the amount estimated by management as necessary to cover losses inherent in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses, which is charged to income. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Among the material estimates required to establish the allowance are: loss exposure at default; the amount and timing of future cash flows on impacted loans; value of collateral; and determination of loss factors to be applied to the various elements of the portfolio.  All of these estimates are susceptible to significant change. Management reviews the level of the allowance quarterly and establishes the provision for loan losses based upon an evaluation of the portfolio, past loss experience, current economic conditions and other factors related to the collectability of the loan portfolio. Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary if economic or other conditions differ substantially from the assumptions used in making the evaluation. In addition, bank regulators, as an integral part of their examination process, periodically review our allowance for loan losses and may require us to recognize adjustments to the allowance based on their judgments about information available to them at the time of their examination. A large loss could deplete the allowance and require increased provisions to replenish the allowance, which would adversely affect earnings.

Mortgage Servicing Rights.  Mortgage servicing rights (MSR) are initially recorded as an asset, measured at fair value, when loans are sold to third parties with servicing rights retained. MSR assets are amortized in proportion to, and over the period of, estimated net servicing revenues. The carrying value of these assets is periodically reviewed for impairment using a lower of amortized cost or fair value methodology. The fair value of the servicing rights is determined by estimating the present value of future net cash flows, taking into consideration market loan prepayment speeds, discount rates, servicing costs and other economic factors. For purposes of measuring impairment, the rights are stratified into relatively homogeneous pools based on predominant risk characteristics of the underlying loans which include product type (i.e., fixed, adjustable or balloon) and interest rate bands. If the aggregate carrying value of the capitalized mortgage servicing rights for a stratum exceeds its fair value, a mortgage servicing right impairment is recognized in earnings for the difference. As the loans are repaid and net servicing revenue is earned, mortgage servicing rights are amortized into expense. Net servicing revenues are expected to exceed this amortization expense. However, if actual prepayment experience or defaults exceed what was originally anticipated, net servicing revenues may be less than expected and mortgage servicing rights may be impaired.

Deferred Tax Assets. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion of the deferred tax asset will not be realized.  We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets.  These judgments require us to make projections of future taxable income.  The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on a continual basis as regulatory and business factors change.  Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets.

Comparison of Financial Condition at September 30, 2012 and December 31, 2011

Total Assets.  Total assets decreased by $52.1 million, or 9.0%, to $526.5 million at September 30, 2012 from $578.6 million at December 31, 2011.  The increase was primarily the result of decreases in loans of $21.1 million and cash and investments of $22.9 million.

Net Loans.  Net loans decreased by $20.5 million, or 5.1%, to $375.9 million at September 30, 2012 from $396.4 million at December 31, 2011.  During the nine months ended September 30, 2012 we originated $126.8 million of one- to four-family residential real estate loans, selling $114.0 million at a premium. Commercial real estate and multi-family real estate loans decreased $1.8 million, or 1.0%, commercial business loans decreased $445,000, or 1.9%, and consumer loans decreased $2.2 million, or 7.7%, during the nine month period ended September 30, 2012.  Decreases in loan balances reflect strong competition for commercial business, commercial real estate and multi-family loans in our market area in the current low interest rate environment, as well as our decision to manage loan growth in order to improve capital ratios and reduce expenses.

Investment Securities.  Investment securities available for sale decreased $34.6 million, or 34.9%, to $64.5 million at September 30, 2012 from $99.1 million at December 31, 2011 as a result of our decision to manage our balance sheet to improve capital ratios and reduce expenses.  Mortgage-backed securities decreased $37.4 million, or 47.5%, to $41.3 million at September 30, 2012 from $78.7 million at December 31, 2011, and municipal securities increased $2.9 million, or 16.6%, to $20.3 million at September 30, 2012 from $17.4 million at December 31, 2011.  We purchased $1.8 million of mortgage-backed securities and $8.0 million of municipal securities during the nine months ended September 30, 2012 which enhanced yield.  The yield on our investment securities decreased to 2.24% at September 30, 2012 from 3.09% at December 31, 2011 as a result of the maturity and sales of securities during the period.  Net unrealized gain on securities increased to $1.9 million at September 30, 2012 compared to $1.7 million at December 31, 2011, reflecting the increase in market values of these securities during the period, offset partially by the significant reduction in the size of the portfolio.  At September 30, 2012, investment securities classified as available-for-sale consisted entirely of government-sponsored mortgage-backed securities, government-sponsored debentures, municipal securities, and U.S. government and agency securities with a focus on suitable government-sponsored securities to augment risk-based capital.

Foreclosed Real Estate.  Foreclosed real estate held for sale decreased $1.6 million, or 37.2% to $2.7 million at September 30, 2012 from $4.3 million at December 31, 2011, as we sold $7.2 million of foreclosed properties, foreclosed on $6.7 million of non-performing loans and recorded valuation adjustments of $1.0 million.  At September 30, 2012 our foreclosed real estate included primarily one- to four-family residential real estate, multi-family and commercial real estate properties, the largest of which was vacant land with a carrying value of $551,000.

Bank Owned Life Insurance.  Bank-owned life insurance (“BOLI”), which provides us with a funding source for our employee benefit plan obligations, increased $311,000, to $11.9 million at September 30, 2012 from $11.6 million at December 31, 2011.  We are the beneficiary and owner of the BOLI policies, and as such, the investment is carried at the cash surrender value of the underlying policies.  BOLI also generally provides us other income that is non-taxable.  Regulations generally limit our investment in BOLI to 25% of our tier 1 capital plus our allowance for loan losses.  At September 30, 2012, this limit was $11.5 million, and we had invested $11.9 million in BOLI at that date.  We exceeded regulatory limitations as a result of a reduction in capital caused by the loss incurred in the year ended December 31, 2011.  We expect that additional capital raised in connection with the conversion and offering will result in our compliance with regulatory limitations.

Deposits.  Deposits decreased by $57.5 million, or 11.0%, to $466.8 million at September 30, 2012 from $524.3 million at December 31, 2011.  Our core deposits, which we consider to be our non-interest bearing and interest bearing checking accounts, passbook and statement savings accounts, and variable rate money market accounts, checking, money market and savings accounts, decreased $36.7 million, or 9.3%, to $357.8 million at September 30, 2012 from $394.5 million at December 31, 2011.  Certificates of deposit and other time deposits decreased $20.9 million, or 16.1%, to $108.9 million at September 30, 2012 from $129.8 million at December 31, 2011.   The decreases resulted primarily from management’s efforts to reduce our balance sheet in order to improve capital ratios and reduce expenses.

Other Liabilities.  Notes payable decreased $2.1 million, or 61.7%, to $1.3 million at September 30, 2012 from $3.4 million at December 31, 2011, as a result of our repaying outstanding principal and interest on a mortgage on investment property acquired in the merger with Continental Savings Bank.  Other liabilities increased $576,000 or 13.3%, to $4.9 million at September 30, 2012 from $4.3 million at December 31, 2011 reflecting routine fluctuations and payments made related to our benefit plans, and income taxes.

Total Equity.  Total equity increased $750,000, or 1.6%, to $46.9 million at September 30, 2012 from $46.1 million at December 31, 2011.  The increase resulted from net income of $575,000 during the nine months ended September 30, 2012 and an increase in the net unrealized gain on investment securities.

Comparison of Financial Condition at December 31, 2011 and December 31, 2010

Total Assets.  Total assets decreased $46.8 million, or 7.5%, to $578.6 million at December 31, 2011 from $625.4 million at December 31, 2010.  The decrease was primarily the result of decreases of $40.9 million in loans, $28.7 million in cash and cash equivalents, and $1.2 million in foreclosed real estate, partially offset by an increase of $28.8 million in investment securities available-for-sale.

Cash and Cash Equivalents.  Total cash and cash equivalents decreased $28.7 million, or 57.2%, to $21.5 million at December 31, 2011 from $50.2 million at December 31, 2010.  The decrease in total cash and cash equivalents reflected a decrease of $32.0 million of deposits and normal year-end cash management.

Net Loans.  Net loans decreased $40.4 million, or 9.2%, to $396.4 million at December 31, 2011 from $436.8 million at December 31, 2010.  During the year ended December 31, 2011, one- to four-family residential real estate loans decreased $6.5 million, or 3.7%, to $170.8 million at December 31, 2011 from $177.3 million at December 31, 2010, commercial business loans decreased $6.4 million, or 21.6%, to $23.2 million at December 31, 2011 from $29.6 million at December 31, 2010.  In addition, during the year ended December 31, 2011, multi-family and commercial real estate loans increased slightly to $173.0 million from $171.3 million; construction loans decreased $18.0 million, or 60.8%, to $11.6 million from $29.6 million; and consumer and other loans decreased $1.1 million, or 3.8%, to $28.5 million from $29.6 million. Decreases in loan origination reflect strong competition for commercial business, commercial real estate and multi-family loans in our market area in the current low interest rate environment, as well as our decision to manage loan growth, particularly growth of one- to four-family loans and commercial business loans, to preserve capital ratios and reduce expenses.

Investment Securities.  Investment securities classified as available-for-sale increased $28.8 million, or 41.0%, to $99.1 million at December 31, 2011 from $70.3 million at December 31, 2010, as management deployed funds from cash and cash equivalents to purchase these securities.  At December 31, 2011, investment securities classified as available-for-sale consisted of investment securities classified as available-for-sale consisted entirely of government-sponsored mortgage-backed securities, government-sponsored debentures, municipal securities, and U.S. government and agency securities with a focus on suitable government-sponsored securities to augment risk-based capital.

Bank Owned Life Insurance.  Bank-owned life insurance (“BOLI”) increased to $11.6 million at December 31, 2011 from $11.2 million at December 31, 2010 due to normal increases in cash surrender value.

Deposits.  Deposits decreased $32.0 million, or 5.8%, to $524.3 million at December 31, 2011 from $556.3 million at December 31, 2010.  During the year ended December 31, 2011, checking accounts decreased $6.2 million, or 2.5%, to $248.0 million; passbook and statement savings accounts increased $2.4 million, or 2.2%, to $113.5 million from $111.1 million; and variable rate money market accounts decreased $5.4 million, or 14.2%, to $33.0 million from $38.4 million.  Additionally, certificates of deposit and other time deposits decreased $22.7 million, or 14.9%, to $129.8 million from $152.5 million. Our core deposits, which we consider to be our non-interest bearing and interest bearing checking accounts, passbook and statement savings accounts and variable rate money market accounts, decreased $9.3 million, or 2.3%, to $394.5 million at December 31, 2011 from $403.8 million at December 31, 2010.  The decreases resulted primarily from management’s efforts to reduce our balance sheet in order to improve capital ratios and reduce expenses, including the closing of seven branch offices, offset by increased deposits from commercial borrowers who opened deposit accounts with us in connection with new loan originations.

Other Liabilities.  Federal Home Loan Bank advances decreased to $0 at December 31, 2011 from $7.0 million at December 31, 2010, which reflects management’s efforts to manage our balance sheet to improve capital ratios and reduce expenses.  Other liabilities, which include interest and taxes payable and accruals for employee pension and medical plans, decreased $886,000, or 17.0%, to $4.3 million at December 31, 2011 from $5.2 million at December 31, 2010, reflecting routine fluctuations.

Total Equity.  Total equity decreased $7.1 million, or 13.3%, to $46.1 million at December 31, 2011 from $53.2 million at December 31, 2010.  The decrease resulted primarily from net loss of $7.5 million during the year ended December 31, 2011, offset by an increase of $511,000 in accumulated other comprehensive income due to an increase in the net unrealized gain position of our available-for-sale investment securities portfolio.

Comparison of Operating Results for the Nine Months Ended September 30, 2012 and September 30, 2011

General.  Net income for the nine months ended September 30, 2012 was $575,000, compared to net loss of $(3.3 million) for the nine months ended September 30, 2011, an improvement of $3.9 million. The improvement in earnings was primarily due to an increase in net interest income, gains on sale of loans, reduced losses from operations and sales of foreclosed real estate, and reduced provisions for loan losses and operating expenses.

Interest and Dividend Income. Interest and dividend income decreased $2.0 million, or 10.9%, to $16.3 million for the nine months ended September 30, 2012 from $18.3 million for the nine months ended September 30, 2011. This decrease was primarily attributable to a $2.1 million decrease in interest and fee income on loans receivable.  The average balance of loans during the nine months ended September 30, 2012 decreased $43.1 million to $392.5 million compared to $435.6 million for the nine months ended September 30, 2011, and the average yield on loans decreased by 14 basis points to 5.06% for the nine months ended September 30, 2012 from 5.20% for the nine months ended September 30, 2011.  The average balance of investment securities decreased $3.1 million to $75.7 million for the nine months ended September 30, 2012 from $78.8 million for the nine months ended September 30, 2011, while the average yield on investment securities increased by 17 basis points to 2.46% for the nine months ended September 30, 2012 from 2.29% for the nine months ended September 30, 2011, resulting in income on securities remaining relatively unchanged.

Interest Expense. Total interest expense decreased $2.3 million, or 50.0%, to $2.3 million for the nine months ended September 30, 2012 from $4.6 million for the nine months ended September 30, 2011.  Interest expense on deposit accounts decreased $2.0 million, or 47.6%, to $2.2 million for the nine months ended September 30, 2012 from $4.2 million for the nine months ended September 30, 2011.  The decrease was primarily due to a decrease in the average cost of interest-bearing deposits to 0.68% for the nine months ended September 30, 2012 from 1.12% for the nine months ended September 30, 2011, reflecting the declining interest rate environment, and by a decrease of $68.8 million, or 13.9%, in the average balance of deposits to $425.6 million for the nine months ended September 30, 2012 from $494.4 million for the nine months ended September 30, 2011.

Interest expense on Federal Home Loan Bank of Chicago advances decreased $282,000 to $3,000 for the nine months ended September 30, 2012 from $285,000 for the nine months ended September 30, 2011.  The average balance of advances decreased by $5.3 million to $1.5 million for the nine months ended September 30, 2012 from $6.8 million for the nine months ended September 30, 2011, as we repaid our entire outstanding balance in March, 2012, while the average cost of these advances decreased by 531 basis points to 0.27% from 5.58%.

Net Interest Income. Net interest income increased $348,000, or 2.5%, to $14.1 million for the nine months ended September 30, 2012 from $13.7 million for the nine months ended September 30, 2011.  The increase reflected an increase in our interest rate spread to 3.83% for the nine months ended September 30, 2012 from 3.42% for the nine months ended September 30, 2011, and an increase in our net interest margin to 3.91% for the nine months ended September 30, 2012 from 3.47% for the nine months ended September 30, 2011. The increase in our interest rate spread and net interest margin reflected primarily the more rapid repricing of our interest-bearing liabilities in a decreasing interest rate environment compared to our interest-earning assets.

Provision for Loan Losses.  Based on our analysis of the factors described in “Critical Accounting Policies—Allowance for Loan Losses,” we recorded a provision for loan losses of $3.0 million for the nine months ended September 30, 2012 and $4.4 million for the nine months ended September 30, 2011.  The allowance for loan losses was $6.7 million, or 1.75% of total loans, at September 30, 2012, compared to $7.2 million, or 1.60% of total loans, at September 30, 2011.  Total nonperforming loans were $10.4 million at September 30, 2012, compared to $15.7 million at September 30, 2011.  As a percentage of nonperforming loans, the allowance for loan losses was 64.1% at September 30, 2012 compared to 45.9% at September 30, 2011.  Total classified assets were $26.8 million at September 30, 2012, compared to $20.2 million at September 30, 2011.

The allowance for loan losses reflects the estimate we believe to be appropriate to cover incurred probable losses which were inherent in the loan portfolio at September 30, 2012 and September 30, 2011.

Other Income.  Other income remained unchanged at $8.2 million for the nine months ended September 30, 2012 and for the nine months ended September 30, 2011. While total other income did not change, we did experience an increase in the gain on sale of residential mortgage loans of $1.2 million to $2.0 million for the nine months ended September 30, 2012 from $775,000 for the nine months ended September 30, 2011, a $228,000 increase in service fees on deposit accounts to $3.6 million for the nine months ended September 30, 2012 from $3.4 million for the nine months ended September 30, 2011.  These increases were offset by a $246,000 decrease in rental income from real estate operations to $661,000 for the nine months ended September 30, 2012 from $907,000 for the nine months ended September 30, 2011 due to the sale of investment real estate held by a subsidiary of the former Continental Savings Bank during the nine months ended September 30, 2012 and a decrease in gain on sale of branches and other assets of $789,000 to $202,000 for the nine months ended September 30, 2012 from $981,000 for the nine months ended September 30, 2011 as the nine months ended September 30, 2011 included a gain of $847,000 on the sale of a former branch location.

Other Expense.  Other expense decreased $3.3 million, or 6.5%, to $18.5 million for the nine months ended September 30, 2012 from $21.8 million for the nine months ended September 30, 2011. The decrease primarily reflected a decrease in salaries and employee benefits expense and commission expense of $891,000 and a decrease in occupancy expense of $340,000, both of which are associated with the closing or sale of branches, a decrease in advertising expense of $236,000, and a decrease of $1.7 million in net loss from operation and sale of foreclosed real estate.

Income Taxes.  Income tax expense was $229,000 for the nine months ended September 30, 2012 compared to a tax benefit of $973,000 for the nine months ended September 30, 2011.  The effective tax rate as a percent of pre-tax income (loss) was 28.4% and (22.5%) for the nine months ended September 30, 2012 and 2011, respectively.  The increase in the effective tax rate for the nine months ended September 30, 2012 was due to the return to profitability during 2012. We performed an evaluation of our deferred tax assets at September 30, 2012 and December 31, 2011. In making the determination whether a deferred tax asset is more likely than not to be realized, we seek to evaluate all available positive and negative evidence including the possibility of future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial results. A deferred tax asset valuation allowance is established to reduce the net carrying amount of deferred tax assets if it is determined to be more likely than not that all or some portion of the deferred tax asset will not be realized. At each of September 30, 2012 and December 31, 2011, our deferred tax asset valuation allowance was $2.4 million, reducing our net deferred tax asset to $4.0 million and $4.4 million, respectively, at those dates. The deferred tax asset valuation allowance relates primarily to uncertainty regarding projections of income in future years.

The net deferred tax asset was the amount that we determined was more likely than not to be realized, based on an analysis of positive and negative evidence at September 30, 2012 and December 31, 2011. Negative evidence considered included our recent pre-tax losses, non-recurring expenses incurred during recent periods, and our relatively high level of net loan charge-offs, loan loss provisions and OREO losses during 2008 - 2011. We experienced a cumulative pre-tax loss of $9.0 million for the period January 1, 2008 through September 30, 2012, including:

•                                          a pretax loss of $7.6 million for the year ended December 31, 2011 due to a $7.5 million provision for loan losses, the establishment of a $2.4 million valuation on deferred tax assets and $1.1 million in non-recurring expenses related to the departure of our President, the former president of Continental Savings Bank;

•                                          $2.1 million in non-recurring expenses related to the acquisition of Continental Savings Bank during the years ended December 31, 2008 and 2009;

•                                          $5.4 million in net loan charge-offs for the year ended December 31, 2011, the highest in our history. Net charge-offs for the nine months ended September 30, 2012 were $3.4 million, $1.7 million of which were loans originated by the former Continental Savings Bank prior to our acquisition of that institution; and

•                                          loan losses of $22.4 million, of which $16.0 million was attributable to loans originated by the former Continental Savings Bank.

Higher levels of provision expense were the primary cause of the recent loss experience. Our market area was negatively impacted by the recent recession, causing significant increases in unemployment and significant declines in real estate values that led to the need for the charge-offs and provisions.  In addition, Milwaukee County, where a number of borrowers and significant real estate securing loans are located as a result of our acquisition of Continental Savings Bank, experienced greater increases in unemployment and declines in real estate values, as well as declines in revenues for businesses located there, than our market area.  See “Business of Westbury Bank—General” and “—Market Area and Competition.”  As discussed in more detail below, we believe that our current loan portfolio and credit quality trends indicate that most of the losses resulting from the recent recession and from our acquisition of Continental Savings Bank have been identified. Therefore, we have assumed that our level of credit losses would not continue at the same rate as in the years ended December 31, 2009, 2010 and 2011.

Positive evidence reviewed included our strong historical earnings performance, our projected earnings forecast, reduction of credit risk in our loan portfolio, and potential use of tax strategies.

In developing our projected earnings forecast at September 30, 2012, we assumed economic conditions will continue to be challenging in the year ending December 31, 2012, followed by gradual improvement in the ensuing years. These assumptions are in line with both national and regional economic forecasts. As such, our estimates included credit losses at a higher level than our normal expectations in the year ending December 31, 2012.  Because (i) management has undertaken aggressive efforts to resolve non-performing loans, with a particular focus on reducing the portfolio of loans originated by the former Continental Savings Bank, (ii) management has significantly revised a number of our lending and credit administration policies to provide for better credit risk management, (iii) no personnel of the former Continental Savings Bank are involved in Westbury Bank’s lending or credit administration function, and (iv) loans originated by Continental Savings Bank are being underwritten to our enhanced underwriting standards as they are eligible for review and renewal, our estimates included credit losses at lower levels than those experienced in 2010 and 2011, followed by improvement in ensuing years as the economy improves and higher risk loans continue to decrease.

The positive evidence that led us to conclude that the income tax benefits of our deferred tax assets would be realized included:

•                                          Prior to our acquisition of Continental Savings Bank and the economic downturn that began in 2008, we had a sustained history of generating taxable income and realizing the income tax benefits of our deferred tax assets and income tax credits. This history provided evidence, which was supported by our net income of $575,000 during the nine months ended September 30, 2012 (after taking into account a $600,000 provision for loan losses required by the OCC as a result of its examination of Westbury Bank during the nine month period), that we would be able to return to a profitability level that will allow full utilization of deferred tax assets.

•                                          We had no prior history of generating loss carry forwards or of expiration of loss carry forwards. Taxable losses generated in the years ended December 31, 2007 and 2009 were carried back to prior years, to realize approximately $1.0 million of the deferred tax asset at December 31, 2009.

•                                          Westbury Bank was “well capitalized” under regulatory definitions, allowing management sufficient resources to continue to manage through the current economic conditions and return to profitability.

•                                          We incurred increased operating expenses in 2008 and 2009 as a result of our acquisition of Continental Savings Bank.  We have been aggressive in our initiatives to reduce these expenses, over the last three years, including branch closings and staff reductions.  We have also reduced commission expenses by revising the compensation plan applicable to residential loan officers.  We expect that the reduction in expenses resulting from these efforts will be sufficient to offset ordinary increases in expenses that occur over the next several fiscal years.  In addition, we incurred non-recurring expenses of $2.1 million during the years ended December 31, 2008 and 2009 related to the acquisition of Continental Savings Bank, and an additional non-recurring expense of $1.1 million during the year ended December 31, 2011 related to the departure of the former president of Continental Savings Bank.  We do not expect to incur similar expenses during the next several fiscal years.

•                                          Based on certain improving credit quality indicators, the credit quality issues that gave rise to the net operating loss carry forward and deferred tax asset related to the loan loss allowance were believed to be limited, to a large extent, to the years ended December 31, 2009, 2010 and 2011. Loan loss provisions for the nine months ended September 30, 2012 were $3.0 million, and are expected to decline during the remainder of the year ending December 31, 2012 and the year ending December 31, 2013 as the economy stabilizes and as a result of our efforts to reduce our credit risk, especially the resolution of non-performing assets.  We have reduced non-performing assets from $36.0 million at December 31, 2009 to $13.2 million at September 30, 2012.  Specifically, we have reduced the loan portfolio originated by Continental Savings Bank from 35.4% of our total loan portfolio at December 31, 2008 to 20.7% of our total loan portfolio at September 30, 2012, and we have reduced non-performing assets attributable to loans originated by Continental Savings Bank from $25.1 million at December 31, 2010 to $6.1 million at September 30, 2012.

•                                          The deferred tax asset related to the net operating loss carry-forwards has a 20 year life, which will allow a significant amount of time for us to utilize the asset. The other significant deferred tax asset relates to the allowance for loan losses.  We do not believe that there will be any years in which a significant amount of taxable income is required to offset the anticipated reversal of a given difference and the expected reversal of timing differences is not so large as to preclude the likelihood of sufficient taxable income to allow the use of net operating loss carry-forwards.

•                                          Westbury Bank could surrender its bank-owned life insurance policies, which would result in taxable income of $4.7 million, and reinvest the proceeds in securities, which would further increase annual taxable income.

•                                          Westbury Bank could sell a portion or the entirety of its investment portfolio, which could result in a maximum of $1.4 million in unrealized gains to be reported as taxable income.  Although this would be offset by the reduction in the deferred tax liability related to these gains, it would allow the use of net operating loss carry-forwards that could be, at the time of the sale, nearing their expiration date.

Based on our analysis of the positive evidence in the aggregate at both September 30, 2012 and December 31, 2011, including evidence related to the substantially reduced risk profile of the loan portfolio and the elimination of significant non-recurring expenses, we concluded that there is more positive evidence than negative regarding the utilization of our deferred tax asset and that the recorded deferred tax asset is realizable.

Comparison of Operating Results for the Years Ended December 31, 2011 and December 31, 2010

General.  Net loss for the year ended December 31, 2011 was $7.6 million, compared to net loss of $1.4 million for the year ended December 31, 2010.  The increase in net loss was primarily due to an increase of $4.4 million, or 141.9%, in the provision for loan losses to $7.5 million for the year ended December 31, 2011 from $3.1 million for the year ended December 31, 2010 and the establishment of a valuation allowance on deferred tax assets of $2.4 million at December 31, 2011.

Interest and Dividend Income. Total interest and dividend income decreased $2.9 million, or 10.5%, to $24.0 million for the year ended December 31, 2011 from $26.9 million for the year ended December 31, 2010. The decrease in interest income was the result of a $2.5 million decrease in interest on loans and a $291,000 decrease in interest on investment securities. The average balance of loans during the year ended December 31, 2011 decreased $44.6 million to $423.5 million from $468.1 million for the year ended December 31, 2010, while the average yield on loans decreased by 5 basis points to 5.23% for the year ended December 31, 2011 from 5.28% for the year ended December 31, 2010.  The increase in yield reflected the reduction in non-performing loans from $18.9 million to $14.8 million as certain non-performing loans were moved to performing status.  The average balance of investment securities increased $24.3 million to $84.9 million for the year ended December 31, 2011 from $60.6 million for the year ended December 31, 2010, and the yield on investment securities decreased by 136 basis points to 2.19% for the year ended December 31, 2011 from 3.55% for the year ended December 31, 2010.

Interest Expense. Total interest expense decreased $3.1 million, or 35.2%, to $5.7 million for the year ended December 31, 2011 from $8.8 million for the year ended December 31, 2010. Interest expense on interest-bearing deposit accounts decreased $2.6 million, or 33.6%, to $5.2 million for the year ended December 31, 2011 from $7.8 million for the year ended December 31, 2010.  The decrease was primarily due to a decrease in average cost of interest-bearing deposits to 1.07% in 2011 from 1.54% for 2010, reflecting the declining interest rate environment, and a decrease of $22.9 million, or 4.5%, in the average balance of interest-bearing deposits to $483.3 million for the year ended December 31, 2011 from $506.2 million for the year ended December 31, 2010.

Interest expense on Federal Home Loan Bank of Chicago advances decreased $391,000 to $365,000 for the year ended December 31, 2011 from $756,000 for the year ended December 31, 2010.  The average balance of advances decreased by $7.3 million to $6.1 million for the year ended December 31, 2011 from $13.4 million for the year ended December 31, 2010, as we paid down our outstanding balance using cash and proceeds from principal repayments received on and sales of securities, and the costs increased 35 basis points to 6.00% for the year ended December 31, 2011 from 5.65% for the year ended December 31, 2010.

Net Interest Income. Net interest income increased $205,000, or 1.1%, to $18.3 million for the year ended December 31, 2011 from $18.1 million for the year ended December 31, 2010.  The increase resulted primarily from a $3.1 million decrease in interest expense, which was offset by a $2.9 million decrease in interest income.  Our average interest-earning assets decreased to $519.4 million for the year ended December 31, 2011 from $539.0 million for the year ended December 31, 2010, partially offset by the increase in our net interest rate spread to 3.46% for the year ended December 31, 2011 from 3.31% for the year ended December 31, 2010.  Our net interest margin also increased to 3.52% for the year ended December 31, 2011 from 3.36% for the year ended December 31, 2010.  The increase in our interest rate spread and net interest margin reflected primarily the more rapid repricing of our interest-bearing liabilities in a decreasing interest rate environment compared to our interest-earning assets.

Provision for Loan Losses.  Based on our analysis of the factors described in “Critical Accounting Policies—Allowance for Loan Losses,” we recorded a provision for loan losses of $7.5 million for the year ended December 31, 2011, an increase of $4.4 million, or 136.6%, from the provision of $3.1 million for the year ended December 31, 2010.  The provision for loan losses for the year ended December 31, 2011 reflected net charge-offs of $5.4 million for the year ended December 31, 2011, compared to net charge-offs of $2.6 million for 2010.  The allowance for loan losses was $7.1 million or 1.75% of total loans at December 31, 2011 compared to $5.0 million, or 1.13% of total loans at December 31, 2010.  Total nonperforming loans were $14.8 million at December 31, 2011 compared to $24.5 million at December 31, 2010. As a percentage of nonperforming loans, the allowance for loan losses was 48.2% at December 31, 2011 compared to 20.4% at December 31, 2010.  Total classified loans were $18.9 million at December 31, 2011 compared to $29.3 million at December 31, 2010.

The allowance for loan losses reflects the estimate we believe to be appropriate to cover incurred probable losses, which were inherent in the loan portfolio at December 31, 2011 and 2010.

Other Income.  Other income decreased $1.5 million, or 12.5% to $10.2 million for the year ended December 31, 2011 from $11.7 million for the year ended December 31, 2010. The decrease was primarily related to a decrease in the gain on sale of loans of $1.5 million to $874,000 for the year ended December 31, 2011 from $2.4 million for the year ended December 31, 2010.  Additionally, there was a $755,000 decrease in service fees on deposit accounts to $4.7 million for the year ended December 31, 2011 from $5.4 million for the year ended December 31, 2010, resulting from lower average balance of deposits, and a $383,000 decrease in rental income from real estate operations to $1.2 million for the year ended December 31, 2011 from $1.6 million for the year ended December 31, 2010, resulting from the sale of investment property acquired in the merger with Continental Savings Bank.  These decreases in other income were offset by a $909,000 increase in the gain on sales of branches, which occurred during the third quarter of 2011, to $894,000 for the year ended December 31, 2011 from a loss of $14,000 for the year ended December 31, 2010.

Other Expense.  Other expenses increased $129,000 to $29.8 million for the year ended December 31, 2011 from $29.7 million for the year ended December 31, 2010.  The increase primarily reflected a decrease in salaries and employee benefits expense and commission expense of $686,000, a decrease in advertising expense of $415,000 and a decrease of $273,000 related to operation of real estate held for investment, offset by a $1.5 million increase in net loss from operation and sale of foreclosed real estate.

Income Taxes.  Income tax benefit was $1.2 million for the year ended December 31, 2011 compared to $1.5 million for the year ended December 31, 2010.  The effective tax rate as a percent of pre-tax loss was 13.6% and 52.1% for the years ended December 31, 2011 and 2010, respectively. The decrease in the effective tax rate for 2011 was due to the recording of a valuation allowance of $2.4 million on the Bank’s deferred tax assets at December 31, 2011.

Analysis of Net Interest Income

Net interest income represents the difference between the income we earn on interest-earning assets and the interest expense we pay on interest-bearing liabilities. Net interest income also depends upon the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on them.  The following tables set forth average balance sheets, average yields and costs, and certain other information at or for the periods indicated.  For the periods ended September 30, 2012 and 2011 and for the year ended December 31, 2011, average balances are derived from daily average balances.  For the years ended December 31, 2010 and 2009, average balances are derived from month-end balances.  Management does not believe that the limited use of month-end balances rather than daily balances has caused any material differences in the information presented.   Non-accrual loans were included in the computation of average balances, but have been reflected in the tables as loans carrying a zero yield. No tax equivalent yield adjustments have been made.  The yields set forth below include the effect of loan fees, discounts and premiums that are amortized or accreted to interest income.

	At September 30,	For the Nine Months Ended September 30,
	2012	2012			2011
	Average Yield/Cost	Average Outstanding Balance	Interest	Yield/Cost	Average Outstanding Balance	Interest	Yield/Cost
	(Dollars in thousands)
Assets:
Loans	4.87%	$392,516	$14,894	5.06%	$435,556	$16,971	5.20%
Securities	2.24	75,689	1,397	2.46	78,842	1,357	2.29
Fed funds sold and other interest-earning deposits		12,156	47	0.52	13,115	1	0.01
Total interest-earning assets		480,361	16,338	4.53	527,513	18,329	4.63
Noninterest-earning assets		69,966			96,132
Total assets		$550,327			$623,645

Liabilities and equity:
Checking accounts	0.50%	$158,647	524	0.44%	$196,035	$1,469	1.00%
Passbook and statement savings	0.22	119,611	222	0.25	116,431	367	0.42
Variable rate money market	0.28	29,488	66	0.30	38,603	237	0.82
Certificates of deposit	1.34	117,829	1,359	1.54	143,286	2,095	1.95
Total interest bearing deposits		425,575	2,171	0.68	494,355	4,168	1.12
FHLB advances	0.25	1,482	3	0.27	6,810	285	5.58
Notes payable	9.50	1,683	92	7.21	3,856	152	5.33
Total interest-bearing liabilities		428,740	2,266	0.70	505,021	4,605	1.22
Noninterest-bearing demand deposits		69,498			60,636
Other liabilities		4,150			4,388
Total liabilities		502,388			570,045
Equity		47,939			53,600
Total liabilities and equity		$550,327			$623,645

Net interest income			$14,072			$13,724
Net interest rate spread(1)				3.83%			3.42%
Net interest-earning assets		$51,621			$22,492
Net interest margin(1)				3.91%			3.47%
Average of interest-earning assets to interest-bearing liabilities				112%			104%

(1)          Annualized for the nine month periods ended September 30, 2012 and September 30, 2011.

	For the Years Ended December 31,
	2011			2010			2009
	Average Outstanding Balance	Interest	Yield/Cost	Average Outstanding Balance	Interest	Yield/Cost	Average Outstanding Balance	Interest	Yield/Cost
	(Dollars in thousands)
Assets:
Loans	$423,476	$22,138	5.23%	$468,126	$24,712	5.28%	$500,623	$27,081	5.41%
Securities	84,949	1,862	2.19	60,640	2,153	3.55	81,614	3,678	4.51
Fed funds sold and other interest-earning deposits	10,995	39	0.35	10,248	3	0.03	12,749	6	0.05
Total interest-earning assets	519,420	24,039	4.63	539,014	26,868	4.98	594,986	30,765	5.17
Noninterest-earning assets	90,658			101,180			71,409
Total assets	$610,078			$640,194			$666,395

Liabilities and equity:
Checking accounts	$192,605	$1,754	0.91%	$198,018	$2,626	1.33%	$180,370	$3,526	1.95%
Passbook and statement savings	113,884	443	0.39	109,307	693	0.63	101,296	1,003	0.99
Variable rate money market	37,957	322	0.85	40,076	568	1.42	36,792	680	1.85
Certificates of deposit	138,821	2,652	1.91	158,834	3,898	2.45	196,752	6,224	3.16
Total interest bearing deposits	483,267	5,171	1.07	506,235	7,785	1.54	515,210	11,433	2.22
FHLB advances	6,083	365	6.00	13,375	756	5.65	28,056	1,257	4.48
Notes payable	3,544	201	5.67	3,258	230	7.06	4,220	303	7.18
Total interest-bearing liabilities	492,894	5,737	1.16	522,868	8,771	1.68%	547,486	12,993	2.37%
Noninterest-bearing demand deposits	55,430			53,291			57,332
Other liabilities	8,873			8,974			4,757
Total liabilities	557,197			585,133			609,575
Equity	52,881			55,061			56,820
Total liabilities and equity	$610,078			$640,194			$666,395

Net interest income		$18,302			$18,097			$17,772
Net interest rate spread			3.46%			3.31%			2.80%
Net interest-earning assets	$26,526			$16,146			$47,500
Net interest margin			3.52%			3.36%			2.99%
Average of interest-earning assets to interest-bearing liabilities			105%			103%			109%

Rate/Volume Analysis

The following table presents the dollar amount of changes in interest income and interest expense for the major categories of our interest-earning assets and interest-bearing liabilities. Information is provided for each category of interest-earning assets and interest-bearing liabilities with respect to (i) changes attributable to changes in volume (i.e., changes in average balances multiplied by the prior-period average rate) and (ii) changes attributable to rate (i.e., changes in average rate multiplied by prior-period average balances).  For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

	Nine Months Ended September 30, 2012 vs. 2011			Years Ended December 31, 2011 vs. 2010			Years Ended December 31, 2010 vs. 2009
	Increase (Decrease) Due to		Total Increase	Increase (Decrease) Due to		Total Increase	Increase (Decrease) Due to		Total Increase
	Volume	Rate	(Decrease)	Volume	Rate	(Decrease)	Volume	Rate	(Decrease)
	(Dollars in thousands)
Interest-earning assets:
Loans	$(1,677)	$(400)	$(2,077)	$(2,359)	$215	$(2,574)	$(1,758)	$(611)	$(2,369)
Securities	(54)	94	40	(863)	(1,154)	(291)	(944)	(581)	(1,525)
Fed funds sold and other interest-earning deposits	—	46	46	1	35	36	—	(3)	(3)
Total interest-earning assets	(1,731)	(260)	(1,991)	(1,495)	(1,334)	(2,829)	(2,702)	(1,195)	(3,897)

Interest-bearing liabilities:
NOW accounts	(280)	(665)	(945)	24	(896)	(872)	344	(1,244)	(900)
Passbook and statement savings	9	(153)	(144)	22	(272)	(250)	78	(388)	(310)
Variable rate money market	(56)	(115)	(171)	(30)	(216)	(246)	61	(173)	(112)
Certificates of deposit	(375)	(361)	(736)	(450)	(796)	(1,246)	(1,198)	(1,128)	(2,326)
Escrow	—	(1)	(1)
FHLB advances	(223)	(59)	(282)	(387)	(4)	(391)	(658)	157	(501)
Notes payable	(84)	24	(60)	39	(68)	(29)	(13)	(60)	(73)
Total interest-bearing liabilities	(1,009)	(1,330)	(2,339)	(782)	(2,252)	(3,034)	(1,386)	(2,836)	(4,222)

Change in net interest income	$(718)	$1,070	$348	$(713)	$918	$205	$(1,316)	$1,641	$325

Management of Market Risk

Our asset/liability management strategy attempts to manage the impact of changes in interest rates on net interest income, our primary source of earnings.

Over the past several years, management has implemented an asset/liability strategy to manage, subject to our profitability goals, our interest rate risk.  Among the techniques we use to manage interest rate risk are:

•                                          originating commercial business, commercial real estate, multi-family and consumer loans, all of which tend to have shorter terms and higher interest rates than one- to four-family residential real estate loans, and which generate customer relationships that can result in larger non-interest bearing checking accounts;

•                                          selling most of our long-term, fixed-rate one- to four-family residential real estate loans, as well as adjustable-rate residential real estate loans with initial terms of seven years or more, that we originate and retaining the majority of the shorter-term adjustable-rate residential real estate loans that we originate;

•                                          lengthening the weighted average maturity of our liabilities through retail deposit pricing strategies and through longer-term wholesale funding sources such as fixed-rate advances from the Federal Home Loan Bank of Chicago;

•                                          reducing our dependence on the acquisition of certificates of deposits and wholesale funding to support lending and investment activity;

•                                          investing in shorter- to medium-term investment securities; and

•                                          increasing non-interest income as a percentage of total income to decrease our reliance on net interest margin and interest rate spread.

Our Board of Directors is responsible for the review and oversight of our Asset/Liability Committee, which is comprised of our executive management team and other essential operational staff.  This committee is charged with developing and implementing an asset/liability management plan, and meets at least quarterly to review pricing and liquidity needs and assess our interest rate risk.  We currently utilize a third-party modeling program, prepared on a quarterly basis, to evaluate our sensitivity to changing interest rates, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the Board of Directors.  In addition, we regularly perform a “gap analysis” of the discrepancy between the repricing of our assets and liabilities.

In order to monitor and manage interest rate risk, we use the net present value of equity at risk (“NPV”) methodology.  This methodology calculates the difference between the present value of expected cash flows from assets and liabilities.  The comparative scenarios assume an immediate parallel shifts in the yield curve in increments of 100 basis point (bp) rate movements.  A basis point equals one-hundredth of one percent, and 100 basis points equals one percent.  An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below. The model is run at least quarterly showing shocks from +300bp to -100bp, because a decline of greater than -100bp is currently highly unlikely.  The Board of Directors and management review the methodology’s measurements on a quarterly basis.

The interest rate scenarios are used for analytical purposes and do not necessarily represent management’s view of future market movements.  Results of the modeling are used to provide a measure of the degree of volatility interest rate movements may influence our earnings.  Modeling the sensitivity of earnings to interest rate risk is decidedly reliant on numerous assumptions embedded in the model.  These assumptions include, but are not limited to, management’s best assessment of the effect of changing interest rates on the prepayment speeds of certain assets and liabilities, projections for account balances in each of the product lines offered and the historical behavior of deposit rates and balances in relation to changes in interest rates.  These assumptions are inherently changeable, and as a result, the model is not expected to precisely measure net interest income or precisely predict the impact of fluctuations in interest rate on net interest income.  Actual results will differ from the simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions.  Assumptions are supported with annual back testing of the model to actual market rate shifts.

The table below sets forth, as of September 30, 2012, the estimated changes in the net present value of equity that would result from the designated changes in the United States Treasury yield curve under an instantaneous parallel shift for Westbury Bank.  Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

At September 30, 2012
		Estimated Increase (Decrease) in EVE		EVE as Percentage of Economic Value of Assets (3)
Changes in Interest Rates (basis points) (1)	Estimated EVE (2)	Amount	Percent	EVE Ratio	Changes in Basis Points
	(Dollars in thousands)

+300	$58,949	$5,885	11.09%	11.38%	1.41%
+200	58,717	5,653	10.65	11.22	1.25
+100	56,465	3,401	6.41	10.70	0.73
0	53,064	—	—	9.97	—
-100	51,323	(1,741)	(3.28)	9.61	(0.36)

(1)         Assumes instantaneous parallel changes in interest rates.

(2)         EVE or Economic Value of Equity at Risk measures the Bank’s exposure to equity due to changes in a forecast interest rate environment.

(3)         EVE Ratio represents Economic Value of Equity divided by the economic value of assets which should translate into built in stability for future earnings.

The table above indicates that at September 30, 2012, in the event of an instantaneous parallel 100 basis point decrease in interest rates, we would experience a 3.28% decrease in net portfolio value.  In the event of an instantaneous 100 basis point increase in interest rates, we would experience a 6.41% increase in net portfolio value.

Depending on the relationship between long-term and short-term interest rates, market conditions and consumer preference, we may place greater emphasis on maximizing our net interest margin than on strictly matching the interest rate sensitivity of our assets and liabilities.  We believe that the increased net income which may result from an acceptable mismatch in the actual maturity or re-pricing of our assets and liabilities can, curing periods of declining or stable interest rates, provide sufficient returns to justify an increased exposure to sudden and unexpected increases in interest rates.  We believe that our level of interest rate risk is acceptable using this approach.

Liquidity and Capital Resources

Our primary sources of funds are deposits, principal and interest payments on loans and securities, proceeds from the sale of loans, proceeds from maturities and calls of securities, Federal Home Loan Bank advances and, to a lesser extent, short-term borrowings from other financial institutions. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and short-term investments including interest-bearing demand deposits. The levels of these assets are dependent on our operating, financing, lending, and investing activities during any given period.

Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities.  Net cash provided by operating activities was $17.3 million and $14.8 million for the nine months ended September 30, 2012 and September 30, 2011, respectively. Net cash provided by (used in) investing activities, which consists primarily of disbursements for loan originations and the purchase of securities, offset by principal collections on loans, proceeds from the sale of securities and proceeds from maturing securities and pay downs on mortgage-backed securities, was $54.1 million and $(7.3 million) for the nine months ended September 30, 2012 and September 30, 2011, respectively.  During the nine months ended September 30, 2012, we purchased $11.8 million and sold $30.9 million in securities held as available-for-sale, and during the nine months ended September 30, 2011, we purchased $91.8 million and sold $49.3 million in securities held as available-for-sale.  Net cash used in financing activities, consisting primarily of the activity in deposit accounts and Federal Home Loan Bank advances, was $59.7 million and $12.0 million for the nine months ended September 30, 2012 and September 30, 2011, respectively, resulting from our strategy of managing growth to preserve capital ratios and reduce expenses.

At September 30, 2012, we exceeded all of our regulatory capital requirements with a tier 1 leverage capital level of $39.3 million, or 7.68% of adjusted total assets, which is above the required level of $25.6 million, or 5.00%; and total risk-based capital of $44.1 million, or 11.46% of risk-weighted assets, which is above the required level of $38.5 million, or 10.00%.  At December 31, 2012, we exceeded all of our regulatory capital requirements with a tier 1 leverage capital level of $40.4 million, or 7.89% of adjusted total assets, which is above the required level of $25.6 million, or 5.00%; and total risk-based capital of $45.2 million, or 11.79% of risk-weighted assets, which is above the required level of $38.3 million, or 10.00%.  Accordingly, Westbury Bank was categorized as well capitalized at September 30, 2012 and December 31, 2012.  Management is not aware of any conditions or events since the most recent notification that would change our category.  However, at September 30, 2012 and December 31, 2012, Westbury Bank was not in compliance with the capital plan it had submitted to the OCC, and at December 31, 2012, was not in compliance with the IMCR, each of which requires Westbury Bank to maintain a tier 1 leverage capital ratio of at least 8.00% and a total risk-based capital ratio of at least 12.00%.

At September 30, 2012, we had outstanding commitments to originate loans of $37.5 million and stand-by letters of credit of $545,000.  We anticipate that we will have sufficient funds available to meet our current loan origination commitments.  Certificates of deposit that are scheduled to mature in less than one year from September 30, 2012 totaled $62.5 million.  Management expects that a substantial portion of the maturing certificates of deposit will be renewed.  However, if a substantial portion of these deposits is not retained, we may utilize Federal Home Loan Bank advances or raise interest rates on deposits to attract new accounts, which may result in higher levels of interest expense.

Off-Balance Sheet Arrangements.  In the normal course of operations, we engage in a variety of financial transactions that, in accordance with U.S. Generally Accepted Accounting Principles, are not recorded in our financial statements.  These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk.  Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments, lines of credit and standby letters of credit.  For information about our loan commitments, unused lines of credit and standby letters of credit, see Note 17 of the Notes to our Consolidated Financial Statements beginning on page F-1 of this prospectus.

We have not engaged in any other off-balance-sheet transactions in the normal course of our lending activities.

Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see Note 1 of the Notes to our Consolidated Financial Statements beginning on page F-1 of this prospectus.

Impact of Inflation and Changing Prices

The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles in the United States of America which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation.  The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF WESTBURY BANCORP, INC.

Westbury Bancorp, Inc. is incorporated in the State of Maryland.  We have not engaged in any business to date.  Upon completion of the conversion, we will own all of the issued and outstanding stock of Westbury Bank.  We intend to contribute at least 50% of the net proceeds from the stock offering to Westbury Bank, plus such additional amounts as may be necessary so that, upon completion of the offering, Westbury Bank will have a tangible capital-to-assets ratio of at least 10.00%.  Westbury Bancorp, Inc. will retain the remainder of the net proceeds from the stock offering and use a portion of the retained net proceeds to make a loan to the employee stock ownership plan, repay principal and interest outstanding on certain short-term borrowings, and contribute a portion of the retained net proceeds to our charitable foundation.  At a later date, we may use the net proceeds to pay dividends to stockholders and repurchase shares of common stock, subject to our capital needs and regulatory limitations.  We will invest our initial capital as discussed in “How We Intend to Use the Proceeds from the Offering.”

After the conversion and the offering are complete, Westbury Bancorp, Inc., as the holding company of Westbury Bank, will be authorized to pursue other business activities permitted by applicable laws and regulations, which may include the acquisition of banking and financial services companies.  See “Supervision and Regulation—Holding Company Regulation” for a discussion of the activities that are permitted for savings and loan holding companies.  WBSB Bancorp, MHC and WBSB Bancorp, Inc. previously entered into MOUs with the OTS pursuant to which they are not permitted to pay dividends without prior regulatory approval.  We expect that Westbury Bancorp, Inc. will be subject to the MOUs following the conversion such that Westbury Bancorp, Inc. is also prohibited from paying dividends without prior regulatory approval.  We currently have no understandings or agreements to acquire other financial institutions although we may determine to do so in the future.  We may also borrow funds for reinvestment in Westbury Bank.

Following the offering, our cash flow will depend on earnings from the investment of the net proceeds from the offering that we retain, and any dividends we receive from Westbury Bank.  Westbury Bank is subject to regulatory limitations on the amount of dividends that it may pay.  See “Supervision and Regulation—Federal Banking Regulation—Capital Distributions.”  In addition, Westbury Bank has entered into a Formal Written Agreement with the OCC pursuant to which it is not permitted to pay dividends without prior regulatory approval, and unless it is in compliance with its business and capital plan as submitted to the OCC and all applicable regulations governing dividends and capital distributions.  Initially, Westbury Bancorp, Inc. will neither own nor lease any property, but will instead pay a fee to Westbury Bank for the use of its premises, equipment and furniture.  At the present time, we intend to employ only persons who are officers of Westbury Bank to serve as officers of Westbury Bancorp, Inc.  We will, however, use the support staff of Westbury Bank from time to time.  We will pay a fee to Westbury Bank for the time devoted to Westbury Bancorp, Inc. by employees of Westbury Bank; however, these persons will not be separately compensated by Westbury Bancorp, Inc.  Westbury Bancorp, Inc. may hire additional employees, as appropriate, to the extent it expands its business in the future.

BUSINESS OF WESTBURY BANK

General

Westbury Bank is a federally-chartered savings bank headquartered in West Bend, Wisconsin.  Westbury Bank was organized as a state-chartered mutual savings and loan association in 1926 under the name West Bend Savings and Loan Association.  In 1993, West Bend Savings and Loan Association converted to a state-chartered savings bank and changed its name to West Bend Savings Bank.  We reorganized into the mutual holding company structure in 2001 by forming WBSB Bancorp, MHC, our federally chartered mutual holding company, and converting West Bend Savings Bank to a federally-chartered savings bank.  WBSB Bancorp, MHC owns 100% of the outstanding shares of common stock of WBSB Bancorp, Inc., a federal corporation, which in turn owns 100% of the outstanding shares of common stock of Westbury Bank.

In 1999, we determined that we would be more competitive and profitable if we transitioned over time a significant portion of operations to a commercial bank model.  Accordingly, since that time, we have increased our focus on non-residential lending, including commercial business, commercial real estate and multi-family lending, while remaining an active residential lender.  Because commercial lending is based on relationships, we have hired specialized commercial lending officers, as well as personnel with experience managing commercial loan administration, collection and workouts.

In 2008, in an effort to increase our capital levels to support our increased commercial lending operations, we acquired Continental Savings Bank, a traditional thrift with $203.6 million in assets, $23.9 million in equity and seven offices in the Milwaukee metropolitan areas, in a merger of mutually-owned institutions.  In connection with the merger, West Bend Savings Bank changed its name to Westbury Bank.

Our principal business consists of attracting retail deposits from the general public in our market area and investing those deposits, together with funds generated from operations, and to a lesser extent, borrowings, in one- to four-family residential real estate loans, commercial and multi-family real estate loans, commercial business loans, and, to a lesser extent, construction loans and consumer loans, including home equity lines of credit and automobile loans.  Unlike most thrift institutions, a significant majority of our deposits are transaction accounts, which we believe are less susceptible to large-scale withdrawals than certificates of deposit as a result of changes in interest rates, and which we believe have a lower cost of funds over various interest cycles.  At September 30, 2012, approximately 76.7% of our deposits were transaction accounts, which we attribute to successful branding initiatives, especially with respect to younger customers.  We also purchase investment securities consisting primarily of securities issued by the United States government and its agencies and government-sponsored enterprises, mortgage-backed securities and collateralized mortgage obligations issued by government-sponsored enterprises and municipal securities.  At September 30, 2012, we had total assets of $526.0 million, total deposits of $466.8 million and total equity of $46.9 million.

As a result of the economic downturn, we have experienced an increase in delinquent and classified loans, particularly commercial real estate and multi-family loans originated by the former Continental Savings Bank.  In response, we have undertaken aggressive initiatives to enhance asset quality.  These initiatives include increasing our allowance for loan losses by taking significant provisions, charging down and writing off non-performing assets, engaging in an intensive review of our loan portfolio and as a result classifying additional loans, limiting the growth of our loan portfolio, and devoting significant resources to developing and implementing enhanced loan underwriting, administration and collections policies and procedures.  This has resulted in a significant decline in our results of operations, including net losses of $7.6 million and $1.4 million, respectively, for the years ended December 31, 2011 and December 31, 2010, with an improvement to net income of $575,000 for the nine months ended September 30, 2012.  Due to our losses, asset quality issues, capital constraints and the lower interest rate environment, beginning in 2009, management has endeavored to reduce our balance sheet in order to improve our capital ratios.  At September 30, 2012, we had total assets of $526.0 million, total deposits of $466.8 million and total equity of $46.9 million, compared to total assets of $625.4 million, total deposits of $556.3 million and total equity of $53.2 million at December 31, 2010.

The economic downturn coincided with significant changes in our customers’ banking habits, particularly a decrease in the amount of business conducted at physical branches as customers began to rely on internet banking and other technological advances for their day-to-day transactions.  Accordingly, in addition to our asset quality improvement initiatives, we have also undertaken aggressive measures to reduce our expenses and allocate resources to best suit our customers’ banking needs.  As part of this process, since 2009, we have sold or closed 13 branches (including five branches previously operated by Continental Savings Bank), reduced the number of employees, substantially reduced other non-interest expenses (excluding non-recurring losses from the sale of foreclosed real estate), and paid off existing Federal Home Loan Bank advances to reduce interest expenses.

We believe we are well-positioned to become a premier banking institution in our core market area by leveraging our competitive strengths — personalized, superior customer service; extensive knowledge of our local markets; high visibility community involvement; and technology driven financial products — to take advantage of opportunities created by customer dislocations resulting from large bank consolidations in our market area and by customers seeking individual attention and convenient state-of-the-art services.  We plan to continue to address our asset quality issues by aggressively identifying and pursuing the resolution of non-performing and classified loans, and by continuing to implement enhanced loan underwriting, administration and collections policies and procedures.  We plan to continue to improve our results of operations by increasing our organic origination of commercial business, commercial real estate and multi-family loans, selling a significant portion of the fixed-rate residential mortgage loans that we originate and retaining variable rate mortgage loans.  Finally, we plan to continue to update existing technologies and implement new technologies to enhance the customer experience and increase the efficiency of our operations.

Our website address is www.westburybankwi.com.  Information on this website should not be considered a part of this prospectus.

Market Area and Competition

We conduct business through our main office located in West Bend, Wisconsin, our 11 branch offices in West Bend, Brookfield, Brown Deer, Germantown, Hartford, Jackson, Kewaskum, Colgate, Richfield and Slinger, Wisconsin, and two home loan centers in West Bend and Milwaukee, Wisconsin from which we originate residential mortgages.  We also operate three free-standing ATMs in West Bend and Kewaskum, Wisconsin at locations other than our branches.   Ten of our branches, one of our home loan centers and all three of our free-standing ATMs are located in Washington County, our Brookfield branch is located in Waukesha County, and our Brown Deer branch and one of our home loan centers are located in Milwaukee County.  West Bend, Wisconsin is located in southeastern Wisconsin on the Highway 45 corridor, approximately 40 miles northwest of downtown Milwaukee, Wisconsin, and approximately 75 miles northeast of Madison, Wisconsin.

Our primary market area consists of Washington and Waukesha Counties, Wisconsin and, to a lesser extent, northern Milwaukee County, Wisconsin.  Although our current operations are not focused in central and southern Milwaukee County, we are affected by conditions in central and southern Milwaukee County because our loan portfolio includes a significant number of loans originated by the former Continental Savings Bank that are secured by real estate or that have borrowers located in central and southern Milwaukee County.  In addition, a number of our customers who reside in Washington or Waukesha Counties are employed in the city of Milwaukee, and the operations of our commercial customers depend in part on sales of products and services to individuals or other businesses located in the city of Milwaukee.  Our primary market area includes small towns and rural communities, as well as the northwest suburbs of Milwaukee.  Our market area was historically a manufacturing and agricultural-based economy, including machine tooling, metal fabrication, printing, pharmaceutical distribution, photo finishing and trucking, with recent developments in the bio-medical, renewable energy and power systems industries.  The economy in our market area also has a significant service component, particularly the food and beverage industries.  The regional economy is fairly diversified, supported by government, wholesale and retail trade, manufacturing and agriculture.

The population of Washington County is currently 132,000, an increase of approximately 12.2% from 2010, the population of Waukesha County is currently 390,646, an increase of approximately 0.19% from 2010, and the population of Milwaukee County is currently 949,486, and increase of approximately 0.18% from 2010.  We are currently focused on maintaining our asset quality and increasing commercial business, commercial real estate and multi-family lending, and we believe that if the population in our market area continues to grow, we will have significant opportunity to do so.   In addition, we believe that our efforts to improve our status as an independent community-focused commercial bank will help to grow our brand awareness with a younger generation of potential customers.

Washington, Waukesha and Milwaukee Counties’ and Wisconsin’s respective December 2011 unemployment rates were 6.1%, 5.7%, 7.8% and 7.1%, as compared to U.S. unemployment rate of 8.5%.  The 2011 per capita income for Washington, Waukesha and Milwaukee Counties was $30,012 and $40,471 and $22,856, respectively, and the 2011 median household incomes for these counties was $63,641, $83,746 and $40,812, respectively, compared to 2011 per capita income for Wisconsin and the United States of $25,532 and $26,391, respectively, and 2011 median household income of $50,026 and $50,227, respectively.

We face competition within our market area both in making loans and attracting deposits.  Our market area has a concentration of financial institutions that include large money center and regional banks, community banks and credit unions.  As of June 30, 2012, based on the most recent available FDIC data, our market share of deposits represented 14.69% of FDIC-insured deposits in Washington County, ranking us second in market share of deposits in Washington County.   As of

December 31, 2011, based on the most recent available data, our market share of residential mortgage lending, based on the 12-month trailing origination volume, represented 7.89% of residential mortgage loans originated in Washington County, ranking us second in market share of residential mortgage loans in Washington County.  We do not have a significant market share of either deposits or residential lending in either Waukesha County or Milwaukee County.

Lending Activities

Our principal lending activity is originating one- to four-family residential real estate loans, commercial real estate loans, commercial business loans, multi-family loans, and, to a lesser extent, consumer loans, including home equity lines of credit, construction loans, and automobile loans.  We also have a modest portfolio of education loans, although we no longer originate education loans.  In recent years, we have increased and, subject to market conditions and our asset-liability analysis, expect to continue to increase our focus on commercial business, commercial real estate and multi-family lending, in an effort to diversify our overall loan portfolio and increase the overall yield earned on our loans.  We also sell in the secondary market a significant portion of the fixed-rate residential mortgage loans and longer-term adjustable-rate mortgage loans that we originate, generally on a servicing-retained, non-recourse basis, while retaining shorter-term adjustable rate residential mortgages, in order to manage the maturity and time to repricing of our loan portfolio.  In addition, we originate certain residential mortgage loans for sale on a servicing-released basis where our customers require interest rates or other terms that we are not prepared to offer.  All FHA and VA loans are originated for sale on a servicing-released basis.

Loan Portfolio Composition.  The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated.

			At December 31,
	At September 30, 2012		2011		2010
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One- to four-family(2)	$153,090	40.01%	$167,013	41.38%	$174,276	39.44%
Multi-family	38,491	10.06	40,806	10.11	40,206	9.10
Commercial	132,782	34.71	132,252	32.77	135,902	30.76
Construction and land	8,975	2.35	11,653	2.89	32,192	7.29
Total real estate	333,338	87.13	351,724	87.15	382,576	86.59
Commercial business loans	22,938	6.00	23,383	5.79	29,594	6.70
Consumer loans:
Home equity lines of credit	19,356	5.06	19,934	4.94	19,895	4.50
Education	5,709	1.49	6,618	1.64	7,343	1.66
Automobile	1,004	0.26	1,343	0.33	1,589	0.36
Other consumer loans	251	0.07	572	0.14	831	0.19
Total consumer loans	26,320	6.88	28,467	7.05	29,658	6.71
Total loans	$382,596	100.00%	$403,574	100.00%	$441,828	100.00%
Net deferred loan costs	7		19		25
Allowance for loan losses	6,690		7,116		4,983
Total loans, net	$375,899		$396,439		$436,820

	At December 31,
	2009		2008		2007(1)
	Amount	Percent	Amount	Percent	Amount	Percent
			(Dollars in thousands)
Real estate loans:
One- to four-family(2)	$195,165	39.53%	$218,889	44.84%	$227,534	46.15%
Multi- family	41,186	8.34	39,083	8.01	35,062	7.11
Commercial	150,853	30.56	113,296	23.21	102,121	20.71
Construction and land	39,933	8.09	40,404	8.28	59,597	12.09
Total real estate	427,137	86.52	411,672	84.34	424,314	86.07
Commercial business loans	36,090	7.31	37,619	7.71	42,462	8.61
Consumer loans:
Home equity lines of credit	20,394	4.13	27,985	5.73	16,512	3.35
Education	6,851	1.39	5,247	1.07	3,792	0.77
Automobile	2,030	0.41	3,300	0.68	2,705	0.55
Other consumer loans	1,168	0.24	2,292	0.47	3,213	0.65
Total consumer	30,443	6.17	38,824	7.95	26,222	5.32
Total loans	$493,670	100.00%	$488,115	100.00%	$492,998	100.00%
Net deferred loan costs	13		36		(147)
Allowance for loan losses	4,485		3,577		2,862
Total loans, net	$489,172		$484,151		$490,283

(1)         Because WBSB Bancorp, MHC utilized pooling accounting at the time of the merger with Continental Savings Bank in 2008, amounts for the year ended December 31, 2007 are adjusted to show the effects of the merger as if it had occurred January 1, 2007.

(2)         Excludes one- to four-family mortgage loans held for sale of $3.0 million, $3.6 million, $4.3 million, $3.0 million, $4.9 million and $2.3 million, respectively, at September 30, 2012 and December 31, 2011, 2010, 2009, 2008 and 2007.

Loan Portfolio Maturities and Yields.  The following table sets forth the contractual maturities of our total loan portfolio at September 30, 2012.  Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. The table presents contractual maturities and does not reflect repricing or the effect of prepayments.  Actual maturities may differ.

	One- to Four-Family		Multi-Family		Commercial Real Estate		Construction and Land		Commercial
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)

Due During the Year Ending December 31,
2012	$1,432	6.06%	$2,104	6.10%	$12,300	5.92%	$535	6.63%	$5,191	4.99%
2013	4,213	6.09	2,826	6.17	24,485	5.88	1,114	5.27	5,876	4.96
2014	5,994	5.08	8,831	4.81	39,315	5.30	699	6.24	4,675	5.72
2015 to 2016	2,575	5.97	12,714	5.08	37,923	5.65	427	5.34	1,378	6.19
2017 to 2021	5,454	5.63	7,802	4.93	12,839	4.65	349	3.25	5,531	5.19
2022 to 2026	10,214	5.00	262	6.68	1,890	5.91	249	4.37	287	6.00
2027 and beyond	123,208	4.47	3,952	5.31	4,030	5.67	5,602	4.35	—	—

Total	$153,090	4.66%	$38,491	5.16%	$132,782	5.52%	$8,975	4.75%	$22,938	5.26%

	Home Equity Lines of Credit		Education		Automobile		Other		Total
	Amount	Weighted Average Rate	Amount	Amount	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)

Due During the Year Ending December 31,
2012	$8,576	3.38%	$603	6.58%	$5	8.15%	$80	7.47%	$30,826	5.11%
2013	5,799	3.36	928	6.56	161	8.80	56	5.61	45,458	5.49
2014	2,104	3.70	1,688	6.64	295	8.29	31	5.00	63,632	5.25
2015 to 2016	2,240	4.27	1,147	6.75	417	6.41	84	5.42	58,905	5.53
2017 to 2021	637	4.43	32	4.27	126	4.31	—	—	32,770	4.95
2022 to 2026	—	—	—	—	—	—	—	—	12,902	5.18
2027 and beyond	—	—	1,311	6.47	—	—	—	—	138,103	4.54

Total	$19,356	3.55%	$5,709	6.59%	$1,004	7.09%	$251	6.06%	$382,596	5.03%

The following table shows the composition of our loan portfolio broken out by fixed and adjustable-rate loans at the dates indicated.

			At December 31,
	At September 30, 2012		2011		2010
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Fixed-rate loans:
Real estate loans:
One- to four-family	$29,569	17.58%	$32,987	21.14%	$26,467	17.19%
Multi-family	30,189	17.95	23,152	14.83	17,220	11.19
Commercial	94,290	56.07	86,317	55.32	74,712	48.54
Construction and land	2,746	1.63	3,156	2.02	19,152	12.44
Total real estate	156,794		145,612		137,551
Commercial business loans	10,206	6.07	8,622	5.53	13,969	9.08
Consumer loans:
Home equity lines of credit	—	—	—	—	—	—
Education	—	—	—	—	—	—
Automobile	1,004	0.60	1,343	0.86	1,589	1.03
Other consumer loans	150	0.09	449	0.29	817	0.53
Total consumer loans	1,154		1,742		2,406
Total loans	168,154	100.00%	156,026	100.00%	153,926	100.00%

Net deferred loan costs	3		7		9
Allowance for loan losses	1,963		2,786		2,182
Total loans, net	$166,188		$153,233		$151,735

			At December 31,
	At September 30, 2012		2011		2010
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Adjustable-rate loans:
Real estate loans:
One- to four-family	$123,521	41.15%	$134,026	54.14%	$147,809	51.34%
Multi-family	8,302	8.53	17,653	7.13	22,986	7.98
Commercial	34,492	33.30	45,935	18.56	59,047	20.51
Construction and land	6,229	2.83	8,497	3.43	13,040	4.53
Total real estate	176,544		206,111		242,882
Commercial business loans	12,732	5.67	14,762	5.96	17,768	6.17
Consumer loans:
Home equity lines of credit	19,356	6.55	19,934	8.05	19,895	6.91
Education	5,709	1.98	6,618	2.67	7,343	2.55
Automobile	—	—	—	—	—	—
Other consumer loans	101	—	312	0.12	14	—
Total consumer loans	25,166		26,675		27,252
Total loans	214,442	100.00%	247,548	100.00%	287,902	100.00%

Net deferred loan costs	4		12		16
Allowance for loan losses	4,727		4,330		2,801
Total loans, net	$209,711		$243,206		$285,085

The following table sets forth our fixed- and adjustable-rate loans at December 31, 2011 that are due after December 31, 2012.

	Due After December 31, 2012
	Fixed	Adjustable	Total
	(In thousands)

Real estate loans:
One- to four-family	$28,138	$123,521	$151,659
Multi- family	28,085	8,302	36,387
Commercial	83,046	37,437	120,483
Construction and land	1,691	6,749	8,440
Total real estate loans	140,960	176,009	316,969
Commercial business loans	9,274	8,473	17,747
Consumer loans:
Home equity lines of credit	—	10,780	10,780
Education	—	5,106	5,106
Automobile	999	—	999
Other consumer loans	70	100	170
Total consumer loans	1,069	15,986	17,055
Total loans	$151,303	$200,468	$351,771

Loan Approval Procedures and Authority.  Pursuant to applicable law, the aggregate amount of loans that we are permitted to make to any one borrower or a group of related borrowers is generally limited to 15% of Westbury Bank’s unimpaired capital and surplus (25% if the amount in excess of 15% is secured by “readily marketable collateral” or 30% for certain residential development loans).  At September 30, 2012, our largest credit relationship totaled $7.2 million and was secured a single-tenant medical office facility in our market area.  At September 30, 2012, this loan was performing in accordance with its terms.  Our second largest relationship at this date was a $6.7 million loan to a borrower in our market area secured by a retail strip shopping center located in nearby Madison, Wisconsin. At September 30, 2012, this loan was performing in accordance with its terms.

Our lending is subject to written underwriting standards and origination procedures.  Decisions on loan applications are made on the basis of detailed applications submitted by the prospective borrower and property valuations (consistent with our appraisal policy) prepared by outside independent licensed appraisers approved by our board of directors as well as internal evaluations, where permitted by regulations.  The loan applications are designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items on the application are verified through use of credit reports, financial statements and tax returns.

Generally, we require title insurance on our mortgage loans as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan.  We also require flood insurance if the property is determined to be in a flood zone area.

Individual officers and employees do not have approval authority with respect to residential real estate loans.  We use the Desktop Underwriter™ system for residential real estate loans, and any loans that are not approved under this system may only be approved by our management loan committee, which consists of our Chief Financial Officer, our Senior Vice President of Secondary Market and Retail Lending, and the vice presidents in charge of underwriting, appraisals and collections.  Our Senior Vice President of Lending, our Chief Credit Officer and our Chief Financial Officer each have approval authority of up to $500,000 for commercial business, commercial real estate and multi-family lending relationships and up to $3,000 for unsecured consumer loans.

Our other lending personnel have approval authority of lesser amounts, up to a maximum of $250,000, depending on each person’s lending experience and the results of credit review of loans that they have approved over a period of time.

In addition, any two persons, one of whom reports directly to the other, may approve commercial business, commercial real estate and multi-family lending relationships up to the aggregate of their individual lending authorities.  Our Senior Vice President of Lending, our Chief Credit Officer and our Chief Financial Officer may, together, approve a commercial business, commercial real estate or multi-family lending relationship up to $1,000,000.  Aggregate credit exposure to one borrower in excess of $1,000,000 must be approved by the directors’ loan committee, which consists of at least three independent directors.  Our Chief Executive Officer, our Chief Financial Officer, our Chief Credit Officer, our Senior Vice President of Lending and our Senior Vice President of Secondary Market and Retail Lending participate in directors’ loan committee meetings, but are not voting members of the committee.  Approval of the directors’ loan committee requires the approval of all of the independent directors serving on the committee.  Residential mortgage loans in excess of current Fannie Mae eligibility guidelines but less than $750,000 must be approved by the directors’ loan committee.

One- to Four-Family Residential Real Estate Lending.  The focus of our lending program was historically the origination of one- to four-family residential real estate loans.  At September 30, 2012, we had $153.1 million of loans secured by one- to four-family real estate, representing 40.0% of our total loan portfolio.  In addition, at September 30, 2012, we had $3.0 million of residential mortgages held for sale.  We primarily originate fixed-rate residential mortgage loans, but we also offer adjustable-rate residential mortgage loans and home equity loans.  At September 30, 2012, 19.3% of our one- to four-family residential real estate loans were fixed-rate loans, and 80.7% of such loans were adjustable-rate loans.

Our fixed-rate one- to four-family residential real estate loans are generally underwritten according to Fannie Mae guidelines, and we refer to loans that conform to such guidelines as “conforming loans.”  We generally originate both fixed- and adjustable-rate mortgage loans in amounts up to the maximum conforming loan limits as established by the Federal Housing Finance Agency for Freddie Mac, which as of September 30, 2012 was generally $417,000 for single-family homes in our market area.  All of our home equity loans are adjustable-rate loans, and are originated in accordance with the same standards as one- to four-family residential loans.  We also originate loans above the lending limit for conforming loans, which are referred to as “jumbo loans.”  We also offer FHA and VA loans, all of which we originate for sale on a servicing-released, non-recourse basis in accordance with FHA and VA guidelines.  Virtually all of our one- to four-family residential real estate loans are secured by properties located in our market area.

We generally limit the loan-to-value ratios of our mortgage loans to 80% of the sales price or appraised value, whichever is lower.  Loans where the borrower obtains private mortgage insurance may be made with loan-to-value ratios up to 95%.

Our fixed-rate one- to four-family residential real estate loans typically have terms of 10 to 30 years.  Our adjustable-rate one- to four-family residential real estate loans generally have fixed rates for initial terms of one, three, five or seven years, and adjust annually thereafter at a margin.  Until December 31, 2010, this margin was 3.00% over the weekly average yield on U.S. treasury securities adjusted to a constant maturity of one year, and after January 1, 2011, this margin was 3.00-3.50% over LIBOR for one- to four-family residential loans and 5.00-5.50% over LIBOR for home equity loans.  The maximum amount by which the interest rate may be increased or decreased is generally 2.00% per adjustment period and the lifetime interest rate cap is generally 6.00% over the initial interest rate of the loan.  Our adjustable-rate one- to four-family residential real estate loans carry terms to maturity ranging from 10 to 30 years.

Although adjustable-rate mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because they periodically re-price, as interest rates increase the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower.  At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates.  Upward adjustments of the contractual interest rate are also limited by the maximum periodic and lifetime rate adjustments permitted by our loan documents.  Moreover, the interest rates on most of our adjustable-rate loans do not adjust for up to five years after origination. As a result, the effectiveness of adjustable-rate mortgage loans in compensating for changes in general interest rates may be limited during periods of rapidly rising interest rates.

We offer one- to four-family residential real estate loans, secured by non-owner occupied properties, exclusively for sale on a servicing-released, non-recourse basis.  Generally, we require personal guarantees from the borrowers on these properties,  and we will not make loans in excess of 80% loan to value on non-owner- occupied properties.  Subject to market conditions, we expect to deemphasize these types of loans in the future.

Home equity loans have greater risk than one- to four-family residential real estate loans secured by first mortgages.  We face the risk that the value of the collateral may not be sufficient to compensate us for the amount of the unpaid loan and costs of foreclosure and we may be unsuccessful in recovering the remaining balance from those customers. Particularly with respect to our home equity loans, decreases in real estate values could adversely affect the value of property used as collateral.  We do not extend home equity loans unless the combined loan-to-value ratio of the first mortgage and the home equity loan is less than 80%.

We do not offer “interest only” mortgage loans on permanent one- to four-family residential real estate loans (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan).  Until April 2012, we offered an interest-only home equity loan product with a term of five years and a balloon payment, but have since discontinued this product.  We have approximately $11.3 million of these loans as of September 30, 2012, with an additional $8.9 million in unused commitments for these loans.  We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We do not offer “subprime loans” on one-to four- family residential real estate loans (i.e., loans that generally target borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios), or “Alt-A” loans (i.e., loans that generally target borrowers with better credit scores who borrow with alternative documentation such as little or no verification of income).

We may sell a certain amount of the loans we originate into the secondary market.  During the nine months ended September 30, 2012 and the years ended December 31, 2011 and December 31, 2012, we sold $114.0 million, $99.5 million and $155.1 million of residential mortgage loans, respectively. At September 30, 2012, we were servicing a portfolio of $278.3 million of residential mortgage loans that we had originated and sold.  See “—Originations, Purchases and Sales of Loans.”

Commercial Real Estate and Multi-Family Lending.  Consistent with our strategy to diversify our loan portfolio and increase our yield, we are focused on increasing our origination of commercial real estate and multi-family loans, with a target loan size of $2.0 million to $5.0 million.  At September 30, 2012, we had $171.3 million in commercial real estate and multi-family loans, representing 44.8% of our total loan portfolio.  Subject to future economic, market and regulatory conditions, we intend to engage in a disciplined increase in commercial real estate and multi-family lending in our market area.

Our fixed-rate commercial real estate and multi-family loans generally have initial terms of three to five years and amortization terms of 10-20 years for commercial real estate loans and 15-25 years for multi-family loans, with a balloon payment at the end of the initial term.  Our adjustable rate commercial real estate and multi-family loans generally have initial terms of three to five years and a re-pricing option.  The maximum loan-to-value ratio of our commercial real estate loans and multi-family loans is generally 75% and 80%, respectively, of the lower of cost or appraised value of the property securing the loan.  Our commercial real estate loans are typically secured by retail, industrial, warehouse, service, medical or other commercial properties, and our multi-family loans are typically secured by apartment buildings.

Set forth below is information regarding our commercial real estate and multi-family loans, by industry, at September 30, 2012.

Industry Type	Number of Loans	Balance
		(Dollars in thousands)

Non-owner occupied real estate:
Commercial real estate development and rental	151	$103,264
Multi-family	71	38,491
Owner-occupied real estate:
Retail trade	21	7,434
Manufacturing	16	4,046
Other services	15	4,234
Accommodation and food	15	3,184
Health care and social	9	3,003
Construction	6	1,579
Transportation and warehousing	3	2,105
Other miscellaneous	16	3,933
Total	323	$171,273

At September 30, 2012, the average loan balance of our outstanding commercial real estate and multi-family loans was $530,256, and the largest of such loans was a $7.2 million loan secured by a single-tenant medical office facility in our market area.  This loan was performing in accordance with its original terms at September 30, 2012.

We consider a number of factors in originating commercial real estate and multi-family loans.  We evaluate the qualifications and financial condition of the borrower, including project-level and global cash flows, credit history, and management expertise, as well as the value and condition of the property securing the loan.  When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions.  In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service).  We generally require a debt service ratio of at least 1.20x.  All commercial real estate and multi-family loans are appraised by outside independent appraisers approved by the Board of Directors.  We also have an independent third party review of each appraiser, and conduct an internal valuation of any commercial real estate or multi-family property.  We generally extend credit based upon the lowest valuation of the three methods.

Personal guarantees are generally obtained from the principals of commercial real estate and multi-family loans, although this requirement may be waived depending upon the loan-to-value ratio and the debt service ratio associated with the loan.  We require property and casualty insurance and flood insurance if the property is determined to be in a flood zone area.  In addition, all purchase-money and refinance borrowers are required to obtain title insurance.

Commercial and multi-family real estate loans entail greater credit risks compared to one- to four-family residential real estate loans because they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers.  In addition, the payment of loans secured by income-producing properties typically depends on the successful operation of the property, as repayment of the loan generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service.  Changes in economic conditions that are not in the control of the borrower or lender could affect the value of the collateral for the loan or the future cash flow of the property.  Additionally, any decline in real estate values may be more pronounced for commercial and multi-family real estate than residential properties.

Commercial Business Lending.  At September 30, 2012, we had $22.9 million of commercial business loans, representing 6.0% of our total loan portfolio.  Our commercial business loans are generally term loans with terms of one to five years, and are generally made to businesses with between $2.0 million and $10.0 million in revenues operating in Washington and Waukesha Counties for purchasing equipment, property improvements, business expansion or working capital, with a target loan size of $1.0 million to $2.0 million.  Our commercial business loans are generally secured by equipment, furniture and fixtures, inventory, accounts receivable or other business assets, or, in very limited circumstances, may be unsecured.  If a commercial business loan is secured by equipment, we fix the maturity of a term loan to correspond to 80% of the useful life of equipment purchased or seven years, whichever is less.  We also offer regular lines of credit and revolving lines of credit with terms of up to 12 months to finance short-term working capital needs such as accounts payable and inventory. Our commercial lines of credit are generally priced on an adjustable-rate basis and may be secured or, in very limited circumstances, unsecured.  We generally obtain personal guarantees with commercial business loans.

We also offer commercial business loans utilizing the Small Business Administration’s 7a Program.  The 75% loan guaranty provided under the SBA program reduces our credit risk.  In addition, the guaranteed portion of the credit can be sold in the secondary market generating significant fee income opportunities.  We face recourse liability on these loans if they do not meet all SBA requirements. We address this risk by utilizing a third-party SBA partner which specializes in underwriting, portfolio composition and servicing of SBA credit facilities. During the nine months ended September 30, 2012, we originated SBA guaranteed commercial business loans of $901,000.

We typically originate commercial business loans on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business, the experience and stability of the borrower’s management team, earnings projections and the underlying assumptions, and the value and marketability of any collateral securing the loan.  As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself and the general economic environment in our market area.  Therefore, commercial business loans that we originate have greater credit risk than one- to four-family residential real estate loans or, generally, consumer loans.  In addition, commercial business loans often result in larger outstanding balances to single borrowers, or related groups of borrowers, and also generally require substantially greater evaluation and oversight efforts.

The table below sets forth information regarding our commercial business loans at September 30, 2012.

Industry Type	Number of Loans	Balance
		(Dollars in thousands)

Wholesale trade	19	$7,411
Manufacturing	32	4,269
Retail trade	19	985
Finance and insurance	1	3,722
Construction	23	1,559
Real estate, rental and leasing	41	2,212
Other services	11	515
Miscellaneous	50	2,265
Total	196	$22,938

At September 30, 2012, the average loan balance of our outstanding commercial business term loans was $110,500, and the largest outstanding balance of such loans was a $2.4 million loan secured by a corporate aircraft.  This loan was performing in accordance with its original terms at September 30, 2012.

We believe that commercial business loans will provide growth opportunities for us, and we expect to increase, subject to our conservative underwriting standards and market conditions, this business line in the future.  We have recently hired a seasoned commercial business and SBA lender, which has increased our pipeline of commercial business loan commitments.  The additional capital we receive in connection with the stock offering will increase our maximum lending limits and will allow us to increase the amounts of our loans to one borrower.

Construction and Land Lending.  At September 30, 2012, we had $9.0 million, or 2.4% of our total loan portfolio, in construction and land loans.  Of these, $157,000 were loans for the construction by individuals of their primary residences, $6.6 million were loans on vacant land held for development by individuals for their primary residences, $2.2 million were commercial construction and land development loans.  At September 30, 2012, we had no multi-family construction and land development loans.  All $6.6 million of loans on vacant land were fully amortizing loans, with the borrower obligated to pay principal and interest.  At September 30, 2012, our largest construction and land loan was a $657,000 loan secured by a vacant residential lakeside lot.  This loan was performing in accordance with its original terms at September 30, 2012.

Our residential construction loans generally have initial terms of 12 months (subject to extension), during which the borrower pays interest only.  Upon completion of construction, these loans convert to conventional amortizing mortgage loans.  Our residential construction loans have rates and terms comparable to one- to four-family residential real estate loans that we originate.  The maximum loan-to-value ratio of our residential construction loans is generally 80% of the lesser of the appraised value of the completed property or the contract price for the land plus the value of the improvements, and up to 90% for loans where the borrower obtains private mortgage insurance.  Residential construction loans are generally underwritten pursuant to the same guidelines used for originating permanent residential mortgage loans, except that all residential construction loans are appraised by independent appraisers approved by the Board of Directors.

Our commercial and multi-family construction loans generally have initial terms of 6-12 months, during which the borrower pays interest only.  Upon completion of construction, these loans convert to permanent loans.  Our commercial and multi-family construction loans have rates and terms comparable to commercial real estate and multi-family loans that we originate.  The maximum loan-to-value of our commercial and multi-family construction loans is 75% and 80%, respectively, of the lesser of the appraised value of the completed property or the contract price for the land plus the value of the improvements, and ranges from 40% to 75% for commercial construction and 40% to 80% for multi-family construction depending on the collateral and the purpose of the improvements upon completion of construction.  Commercial and multi-family construction loans are generally underwritten pursuant to the same guidelines used for originating permanent commercial real estate and multi-family loans.

To a lesser extent, we will make loans for the construction and development of one- to four-family residential lots in our market area.  Generally, no more than two such loans may be outstanding to one builder/borrower at any time.  These loans are originated pursuant to the same standards as, and generally have terms similar to, commercial and multi-family construction loans.  We generally obtain personal guarantees for these loans.

All construction and land development loans are appraised by independent appraisers approved by the Board of Directors.  All borrowers are required to obtain title insurance, property and casualty insurance, and, if the property is determined to be located in a flood zone area, flood insurance.  The provider of title insurance on these loans inspects the properties for progress and authorizes all draws.

Construction financing generally involves greater credit risk than long-term financing on improved, owner-occupied real estate.  Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions.  If the estimate of construction cost is inaccurate, we may be required to advance additional funds beyond the amount originally committed in order to protect the value of the property.  Moreover, if the estimated value of the completed project is inaccurate, the borrower may hold a property with a value that is insufficient to assure full repayment of the construction loan upon the sale of the property.  Construction loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs.  In addition, the ultimate sale or rental of the property may not occur as anticipated.

The table below sets forth, by type of collateral property, the number and amount of our construction and land loans at September 30, 2012, all of which are secured by properties located in our market area.

	Number of Loans	Balance
		(Dollars in thousands)

One- to four-family construction	3	$157
Multi-family construction	—	—
Commercial construction	12	2,237
Land	102	6,581
Total	117	$8,975

Consumer Lending.  At September 30, 2012, we had $26.3 million, or 6.9% of our loan portfolio, in consumer loans, including $19.4 million in home equity lines of credit, $1.0 million in automobile loans, $5.7 million in education loans and $251,000 in other consumer loans.

Home Equity Lines of Credit.  At September 30, 2012, we had $19.4 million, or 5.1% of our loan portfolio, in home equity lines of credit.   Our home equity lines of credit are secured by residential property, and generally have no set maturity.  We do not extend home equity lines of credit unless the combined loan-to-value ratio of the first mortgage and the line of credit is less than 80%.  We offer fixed and variable rate home equity lines of credit, with variable rate home equity lines of credit bearing interest rates based upon the prime rate, subject to maximum rates.

Home equity lines of credit have greater risk than one- to four-family residential real estate loans secured by first mortgages.  We face the risk that the collateral may not be sufficient to compensate us for the amount of the unpaid loan and we may be unsuccessful in recovering the remaining balance from those customers.  Particularly with respect to our home equity lines of credit, decreases in real estate values could adversely affect the value of property used as collateral.

At September 30, 2012, the average loan balance of our outstanding home equity lines of credit was $17,900.  The largest outstanding balance of any such loan was $350,000.  This loan was performing in accordance with its original terms at September 30, 2012.   Approximately 70.1% of our home equity lines of credit are secured by property where we also hold the first mortgage.

Other Consumer Loans.  Consumer loans other than home equity lines of credit have either a variable or fixed-rate of interest for a term of up to 72 months, depending on the type of collateral and the creditworthiness of the borrower.   Our consumer loans may be secured by deposits, automobiles, boats, motorcycles or recreational vehicles, and loans of up to $3,000 may be unsecured.  Our education loans are all insured by Salle Mae, although we no longer make education loans.

Consumer loans generally have shorter terms to maturity, which reduces our exposure to changes in interest rates.  In addition, management believes that offering consumer loan products helps to expand and create stronger ties to our existing customer base by increasing the number of customer relationships and providing cross-marketing opportunities.

Consumer loans generally have greater risk compared to longer-term loans secured by improved, owner-occupied real estate, particularly unsecured loans and consumer loans that are secured by rapidly depreciable assets, such as automobiles.  In these cases, any repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance.  As a result, consumer loan collections are dependent on the borrower’s continuing financial stability and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

Originations, Purchases and Sales of Loans

We originate real estate and other loans through employee marketing and advertising efforts, our existing customer base, walk-in customers and referrals from customers, real estate brokers, builders, attorneys.  All loans that we originate are underwritten pursuant to our policies and procedures.

We may sell a certain amount of the loans we originate into the secondary market and in recent years, based upon our interest rate risk analysis, we have sold most of the fixed-rate, one- to four-family residential real estate loans that we originated for sale to Fannie Mae on a servicing-retained basis, although we are also approved to sell to the Federal Home Loan Bank of Chicago and Freddie Mac.  We originate certain residential mortgage loans for sale on a servicing-released basis where our customers require interest rates or other terms that we are not prepared to offer.  In addition, all of the seven-year adjustable-rate loans, FHA and VA loans and one- to four-family residential loans secured by non-owner-occupied properties are originated for sale in the secondary market on a servicing-released basis.  Otherwise we consider our balance sheet as well as market conditions on an ongoing basis in making decisions as to whether to hold the mortgage loans we originate for investment or to sell such loans to investors, choosing the strategy that is most advantageous to us from a profitability and risk management standpoint.  For the nine months ended September 30, 2012, we sold $65.3 million of mortgage loans on a servicing-retained basis and $48.1 million of mortgage loans on a servicing

-released basis, and for the year ended December 31, 2011, we sold $68.6 million of mortgage loans on a servicing-retained basis and $30.2 million of mortgage loans on a servicing-released basis. At September 30, 2012, we serviced $278.3 million of fixed-rate, one- to four-family residential real estate loans that we originated and sold in the secondary market.

We do not currently purchase loan participations; however, at September 30, 2012 we had $1.3 million of participations, the majority of which were purchased by the former Continental Savings Bank prior to our merger with that institution.  From time to time, we may purchase loan participations secured by properties within and outside of our primary lending market area in which we are not the lead lender. In these circumstances, we intend to follow our customary loan underwriting and approval policies.

The following table sets forth our loan origination, purchase, sale and principal repayment activity during the periods indicated.  No loans were purchased during the periods indicated.

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2012	2011	2011	2010	2009
	(In thousands)

Total loans at beginning of period	$403,574	$441,828	$441,828	$493,670	$488,115

Loans originated:
Real estate loans:
One- to four-family	126,770	71,870	120,448	181,371	198,800
Multi-family	4,603	7,089	7,931	935	14,214
Commercial	23,695	13,827	14,658	7,910	34,110
Construction and land	610	200	200	82	2,151
Total real estate	155,678	92,986	143,237	190,298	249,275
Commercial business loans	5,870	1,152	1,792	3,428	6,512
Consumer loans:
Education	—	—	—	1,714	1,948
Automobile	346	302	580	1,354	1,690
Other consumer loans	426	166	474	587	875
Total consumer loans	772	468	1,054	3,655	4,513
Total loans	162,320	94,606	146,083	197,381	260,300

Loans sold:
Real estate loans:
One- to four-family	113,958	54,086	99,660	155,126	153,551
Multi-family	—	—	—	—	—
Commercial	—	—	—	—	—
Construction and land	—	—	—	—	—
Total real estate	113,958	54,086	99,660	155,126	153,551
Commercial business loans	—	4,758	4,769	—	7,714
Consumer loans:
Education	217	—	—	—	—
Automobile	—	—	—	—	—
Other consumer loans	—	—	—	—	—
Total consumer loans	217	—	—	—	—
Total loans	114,175	58,844	104,429	155,126	161,265

Home equity lines of credit, net	(578)	(514)	39	(499)	(7,591)

Deduct:
Principal repayments	68,545	55,816	79,947	93,598	85,889

Net loan activity	(20,978)	(20,568)	(38,254)	(51,842)	5,555
Total loans at end of period (excluding net deferred loan fees and costs)	$382,596	$421,260	$403,574	$441,828	$493,670

Delinquencies and Non-Performing Assets

Delinquency Procedures.  When a borrower fails to make a required monthly payment on a residential real estate loan, we attempt to contact the borrower to determine the reason for nonpayment and to discuss future payments.  Our policies provide that a late notice be sent when a loan is 15 days past due.  Once the loan is considered in default, generally at 30 days past due, a certified letter is sent to the borrower explaining that the entire balance of the loan is due and payable, and additional efforts are made to contact the borrower.  If the borrower does not respond, we generally initiate foreclosure proceedings when the loan is 60 days past due.  If the loan is reinstated, foreclosure proceedings will be discontinued and the borrower will be permitted to continue to make payments.  In certain instances, we may modify the loan or grant a limited exemption from loan payments to allow the borrower to reorganize his or her financial affairs.  We attempt to work with borrowers to establish a repayment schedule that will cure the delinquency.

When we acquire real estate as a result of foreclosure or by deed in lieu of foreclosure, the real estate is classified as foreclosed real estate until it is sold.  The real estate is recorded at estimated fair value at the date of acquisition less estimated costs to sell, and any write-down resulting from the acquisition is charged to the allowance for loan losses. Estimated fair value is based on a new appraisal which is obtained as soon as practicable, typically after the foreclosure process is completed. Subsequent decreases in the value of the property are charged to operations.  After acquisition, all costs incurred in maintaining the property are expensed.  Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

Delinquent consumer loans are handled in a similar fashion.  Our procedures for repossession and sale of consumer collateral are subject to various requirements under applicable laws, including consumer protection.  In addition, we may determine that foreclosure and sale of such collateral would not be cost-effective for us.

Delinquent commercial business, commercial real estate and multi-family loans are initially handled by the loan officer responsible for the origination of the loan.  Our collections department works with the loan officer to ensure that the necessary steps are taken to collect on delinquent loans, including the mailing of delinquency notices.  A collection officer takes over any delinquent loan once the loan is 30 past due, and that collection officer handles any additional collection procedures, including letters from our attorneys.  If we cannot reach an acceptable workout of a delinquent commercial business, commercial real estate or multi-family loan between 30 and 60 days of the due date of the first missed payment, we generally initiate foreclosure or repossession proceedings on any collateral securing the loan.

Troubled Debt Restructurings.  We occasionally modify loans to extend the term or make other concessions to help a borrower stay current on his or her loan and to avoid foreclosure.  We generally do not forgive principal or interest on loans. We may modify the terms of loans to lower interest rates (which may be at below market rates), to provide for longer amortization schedules (up to 40 years), or to provide for interest-only terms.  These modifications are made only when there is a reasonable and attainable workout plan that has been agreed to by the borrower and that is in our best interests.  At September 30, 2012, we had 25 loans totaling $7.4 million that were classified as troubled debt restructuring.  Of these, 5 loans totaling $1.3 million were included in our non-accrual loans at such date because they were either not performing in accordance with their modified terms or had been performing in accordance with their modified terms for less than six months since the date of restructuring.  Of our troubled debt restructurings, 17 loans totaling $4.9 million, including 5 loans totaling $1.0 million included in non-accrual loans at September 30, 2012, are loans originated by Continental Savings Bank.

Delinquent Loans. The following table sets forth our loan delinquencies, including non-accrual loans, by type and amount at the dates indicated.

	Loans Delinquent For
	30-59 Days		60-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
At September 30, 2012:
Real estate loans:
One- to four-family	22	$1,747	11	$1,112	30	$3,034	63	$5,893
Multi-family	—	—	—	—	—	—	—	—
Commercial	—	—	1	169	5	2,376	6	2,545
Construction and land	1	53	—	—	1	108	2	161
Total real estate	23	1,800	12	1,281	36	5,518	71	8,599
Commercial business loans	4	153	—	—	—	—	4	153
Consumer loans:
Home equity lines of credit	7	453	3	248	11	288	21	989
Education	7	61	8	85	10	114	25	260
Automobile	3	5	2	5	2	3	7	13
Other consumer loans	—	—	—	—	2	6	2	6
Total consumer loans	17	519	13	338	25	411	55	1,268
Total	44	$2,472	25	$1,619	61	$5,929	130	$10,020

At December 31, 2011:
Real estate loans:
One- to four-family	25	$2,468	10	$848	34	$4,466	69	$7,782
Multi-family	—	—	1	360	4	2,057	5	2,417
Commercial	5	3,407	3	328	10	1,373	18	5,108
Construction and land	1	56	—	—	1	178	2	234
Total real estate	31	5,931	14	1,536	49	8,074	94	15,541
Commercial business loans	5	1,309	1	350	2	12	8	1,671
Consumer loans:
Home equity lines of credit	7	349	1	42	7	431	15	822
Education	9	51	4	17	21	186	34	254
Automobile	4	15	—	—	—	—	4	15
Other consumer loans	1	3	1	1	17	343	19	347
Total consumer loans	21	418	6	60	45	960	72	1,438
Total	57	$7,658	21	$1,946	96	$9,046	174	$18,650

At December 31, 2010:
Real estate loans:
One- to four-family	58	$6,187	19	$2,054	61	$6,532	138	$14,773
Multi-family	—	—	—	—	3	9,238	3	9,238
Commercial	12	1,630	13	1,887	26	5,875	51	9,392
Construction and land	5	495	2	926	—	—	7	1,421
Total real estate	75	8,312	34	4,867	90	21,645	199	34,824
Commercial business loans	14	652	12	227	16	349	42	1,228
Consumer loans:
Home equity lines of credit	5	253	1	37	3	356	9	646
Education	12	116	4	74	23	160	39	350
Automobile	—	—	—	—	—	—	—	—
Other consumer loans	2	16	1	1	22	395	25	412
Total consumer loans	19	385	6	112	48	911	73	1,408
Total	108	$9,349	52	$5,206	154	$22,905	314	$37,460

	Loans Delinquent For
	30-59 Days		60-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
At December 31, 2009:
Real estate loans:
One- to four-family	47	$5,334	30	$4,577	38	$5,205	115	$15,116
Multi-family	1	199	—	—	2	6,527	3	6,726
Commercial	8	1,529	4	443	4	1,747	16	3,719
Construction and land	2	588	5	765	—	—	7	1,353
Total real estate	58	7,650	39	5,785	44	13,479	141	26,914
Commercial business loans	23	2,498	5	368	11	1,430	39	4,296
Consumer loans:
Home equity lines of credit	7	661	1	49	4	128	12	838
Education	6	43	3	23	15	124	24	190
Automobile	4	20	2	5	1	4	7	29
Other consumer loans	3	6	—	—	10	237	13	243
Total consumer loans	20	730	6	77	30	493	56	1,300
Total	101	$10,878	50	$6,230	85	$15,402	236	$32,510

At December 31, 2008:
Real estate loans:
One- to four-family	29	$2,526	6	$719	3	$216	38	$3,461
Multi-family	—	—	—	—	1	374	1	—
Commercial	5	706	3	1,052	3	576	11	2,334
Construction and land	3	557	1	80	—	—	4	637
Total real estate	37	3,789	10	1,851	7	1,166	54	6,806
Commercial business loans	11	389	1	23	15	1,150	27	1,562
Consumer loans:
Home equity lines of credit	1	15	1	11	—	—	2	26
Education	8	46	4	25	12	86	24	157
Automobile	—	—	—	—	—	—	—	—
Other consumer loans	4	7	1	2	—	—	5	9
Total consumer loans	13	68	6	38	12	86	31	192
Total	61	$4,246	17	$1,912	34	$2,402	111	$8,560

At December 31, 2007(1):
Real estate loans:
One- to four-family	8	$685	2	$144	2	$346	12	$1,175
Multi-family	1	99	—	—	—	—	1	—
Commercial	10	2,526	—	—	4	466	14	2,992
Construction and land	7	3,134	1	787	4	586	12	4,507
Total real estate	26	6,444	3	931	10	1,398	39	8,773
Commercial business loans	11	300	10	595	6	289	27	1,184
Consumer loans:
Home equity lines of credit	—	—	1	1	—	—	1	1
Education	7	13	2	2	6	14	15	29
Automobile	1	10	—	—	1	1	2	11
Other consumer loans	—	—	—	—	11	15	11	15
Total consumer loans	8	23	3	3	18	30	29	56
Total	45	$6,767	16	$1529	38	$1,717	95	$10,013

(1)         Because WBSB Bancorp, MHC utilized pooling accounting at the time of the merger with Continental Savings Bank in 2008, amounts for the year ended December 31, 2007 are adjusted to show the effects of the merger as if it had occurred January 1, 2007.

Classified Assets.  Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by the FDIC to be of lesser quality, as “substandard,” “doubtful” or “loss.”  An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any.  “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected.  Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.”  Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted.  Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover probable accrued losses.  General allowances represent loss allowances which have been established to cover probable accrued losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets.  When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount.  An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific loss allowances.

In connection with the filing of our periodic reports and in accordance with our classification of assets policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations.  Loans are listed on the “watch list” initially because of emerging financial weaknesses even though the loan is currently performing as agreed, or delinquency status, or if the loan possesses weaknesses although currently performing. Management reviews the status of each impaired loan on our watch list on a quarterly basis with the directors’ loan committee and then with the full Board of Directors. If a loan deteriorates in asset quality, the classification is changed to “special mention,”  “substandard,”  “doubtful” or “loss” depending on the circumstances and the evaluation. Generally, loans 90 days or more past due are placed on nonaccrual status and classified “substandard.”

On the basis of this review of our assets, we had classified or held as special mention the following assets as of the date indicated:

	At September 30,	At December 31,
	2012	2011	2010
	(In thousands)

Classified Loans:
Loss	—	—	—
Doubtful	—	—	—
Substandard — performing:
Real estate loans:
One- to four-family	$2,536	$36	$1,266
Multi-family	546	—	—
Commercial	8,610	3,525	1,886
Construction and land	448	282	863
Total real estate loans	12,140	3,843	4,015
Commercial business loans	1,374	551	1,711
Consumer loans:
Home equity lines of credit	407	—	37
Other consumer loans	—	—	—
Total consumer loans	407	—	37
Total substandard — performing	13,921	4,394	5,763

Substandard — Nonperforming:
Real estate loans:
One- to four-family	4,248	5,162	6,321
Multi-family	2,789	3,392	9,238
Commercial	2,376	4,267	7,190
Construction and land	108	178	—
Total real estate loans	9,521	12,999	22,749
Commercial business loans	—	626	713
Consumer loans:
Home equity lines of credit	310	431	356
Other consumer loans	45	343	378
Total consumer loans	355	774	734
Total substandard — nonperforming	9,876	14,399	24,196

Total classified loans(1)	23,797	18,793	29,959

Securities(2)	230	475	—
Foreclosed real estate	2,728	4,300	5,289

Total classified assets	$26,755	$23,568	$35,248

Special mention:
Real estate loans:
One- to four-family	$1,174	$1,080	$—
Multi-family	—	3,373	1,157
Commercial	1,795	4,297	7,325
Construction and land	177	439	341
Total real estate loans	3,146	9,189	8,823
Commercial business loans	780	120	2,751
Consumer loans:
Home equity lines of credit	—	—	—
Other consumer loans	—	—	—
Total consumer loans	—	—	—
Total special mention	3,926	9,309	11,574

Total classified assets and special mention loans	$30,681	$32,877	$46,821

(1)                                 Includes $3.2 million, $4.4 million and $6.9 million, respectively, at September 30, 2012, December 31, 2011 and December 31, 2010 of homogenous one- to four-family real estate mortgage loans, home equity lines of credit and other consumer loans that were not, at those dates, subject to detailed internal evaluation or formally risk-rated by the Bank, but that were, at such dates, 90 or more days past due and not covered by private mortgage insurance, and, in accordance with internal policy, are included herein as substandard because the loans are non-performing.

(2)                                 Represents municipal bonds that management believed it was appropriate to classify as substandard as a result of downgraded ratings issued by the ratings agencies.

The increase in classified assets from December 31, 2011 to September 30, 2012 was primarily due to the enhanced review of our loan portfolio that we conducted in 2011 and 2012.  The largest component of our classified assets was commercial real estate, multi-family and commercial business loans originated by

Continental Savings Bank prior to our merger with that institution, which totaled $5.3 million or 19.7% of our total classified assets, $8.4 million or 39.8% of our total classified assets, and $20.5 million or 59.2% of our total classified assets at September 30, 2012 and December 31, 2011 and 2010, respectively.

The significant increase in substandard performing residential real estate loans is the result of our reclassification of residential real estate loans where the borrower was also the borrower on a substandard commercial real estate, multi-family or commercial business loan, even if the residential loan would not otherwise have been classified substandard.  The decrease in special mention loans is the result of a large number of loans being reclassified as substandard-performing.  The decrease in foreclosed real estate is the result of the sale of 77 properties in 2011 and 2012.  Although management believes it has identified the majority of our problem assets, particularly loans acquired from Continental Savings Bank, because we intend to continue to improve our policies and procedures for identifying problem assets, our classified assets could increase significantly.  It is also our experience that a significant number of classified loans originated by Continental Savings Bank historically have become non-performing loans.

Non-Performing Assets.  Non-performing assets decreased to $13.2 million, or 2.50% of total assets, at September 30, 2012 from $19.1 million, or 3.29% of total assets, at December 31, 2011 and $30.0 million, or 4.79% of total assets, at December 31, 2010.  General economic conditions since 2009, including the profitability of commercial enterprises and declines in real estate values, are the primary cause of elevated levels of delinquencies and foreclosures in commercial real estate and multi-family loans, which totaled $6.3 million, or 47.5% of our non-performing assets, at September 30, 2012.  In addition, excess inventory in housing markets and declines in property values in our market area are the primary cause of the increase in delinquencies and foreclosures in one- to four-family residential mortgage and residential construction loans, which totaled $6.4 million, or 48.2% of our non-performing assets at September 30, 2012.  In particular, we have experienced disproportionately high levels of delinquencies and foreclosures in loans originated by the former Continental Savings Bank, which totaled $7.2 million, or 54.4% of our non-performing assets, at September 30, 2012, $11.0 million or 57.9% of the total at December 31, 2011, and $23.1 million, or 84.5% of the total at December 31, 2010.   At September 30, 2012, $4.2 million or 40.3% of total non-accruing loans were current on their loan payments.

We generally cease accruing interest on our loans when contractual payments of principal or interest have become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing.  A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured.  When a loan is placed on nonaccrual status, unpaid interest credited to income is reversed.  Interest received on nonaccrual loans generally is applied against principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt.  Troubled debt restructurings are loans that have renegotiated loan terms to assist borrowers who are unable to meet the original terms of their loans, with modifications to loan terms including a lower interest rate, a reduction in principal, or a longer term to maturity.  Troubled debt restructurings are restored to accrual status when the obligation is brought current, has performed in accordance with the revised contractual terms for six months and the ultimate collectability of the total contractual principal and interest is deemed probable.

The following table sets forth information regarding our non-performing assets and troubled debt restructurings at the dates indicated.  The information reflects net charge-offs but not specific reserves.  Troubled debt restructurings include where the borrower is experiencing financial difficulty and loans for which either a portion of interest or principal has been forgiven or an extension of term granted, or for loans modified at interest rates materially less than current market rates.

	At September	At December 31,
	30, 2012	2011	2010	2009	2008	2007(1)
	(Dollars in thousands)
Nonaccrual loans:
Real estate loans:
One- to four-family	$4,610	$5,318	$7,018	$5,467	$2,912	$347
Multi family	2,789	3,392	9,238	5,871	2,902	—
Commercial	2,376	4,267	7,190	12,343	1,598	115
Construction and land	108	178	—	218	179	787
Total real estate	9,883	13,155	23,446	23,899	7,591	1,249
Commercial business loans	—	626	783	4,057	2,121	206
Consumer loans:
Home equity lines of credit	310	431	356	—	—	—
Education	199	203	234	—	—	—
Automobile	3	13	—	—	—	—
Other consumer loans	42	330	395	238	41	—
Total consumer loans	554	977	985	238	41	—
Total nonaccrual loans(2)	10,437	14,758	25,214	28,194	9,753	1,455

Loans greater than 90 days delinquent and still accruing:
Real estate loans:
One- to four-family	—	—	—	—	—	—
Multi-family	—	—	—	367	—	—
Commercial	—	—	—	—	309	351
Construction and land	—	—	—	—	—	586
Total real estate	—	—	—	367	309	937
Commercial business loans	—	—	—	354	300	97
Consumer loans:
Home equity lines of credit	—	—	—	—	—	—
Education	—	—	—	—	—	—
Automobile	—	—	—	—	—	—
Other consumer loans	—	—	—	—	—	—
Total consumer loans	—	—	—	—	—	—
Total delinquent loans accruing	—	—	—	721	609	1,034

Total non-performing loans	10,437	14,758	25,214	28,915	10,362	2,489

Foreclosed assets:
One- to four-family	591	2,133	2,511	2,226	2,253	—
Multi-family	410	559	1,580	3,078	721	1,133
Commercial real estate	684	1,163	541	998	392	1,818
Construction and land	1,043	445	657	819	1,236	—
Commercial assets	—	—	—	12	—	—
Consumer	—	—	—	—	—	—
Total foreclosed assets	2,728	4,300	5,289	7,133	4,602	2,951

Total nonperforming assets	$13,165	$19,058	$30,503	$36,048	$14,964	$5,440

Performing troubled debt restructurings	$6,115	$13,998	$7,831	$2,130	$5,169	$4,051

Ratios:
Nonperforming loans to total loans	2.73%	3.66%	5.54%	5.86%	2.12%	0.50%
Nonperforming assets to total assets	2.50%	3.29%	4.76%	5.60%	2.21%	0.85%
Nonperforming assets and troubled debt restructurings to total assets	3.67%	5.71%	6.01%	5.93%	2.97%	1.48%

(1)         Because WBSB Bancorp, MHC utilized pooling accounting at the time of the merger with Continental Savings Bank in 2008, amounts for the year ended December 31, 2007 are adjusted to show the effects of the merger as if it had occurred January 1, 2007.

(2)         Includes $1.3 million, $1.0 million, $4.7 million, $12.2 million, $607,000, and $2.6 million, respectively, of troubled debt restructurings that were on non-accrual status at September 30, 2012, December 31, 2011, December 31, 2010, December 31, 2009, December 31, 2008 and December 31, 2007.

Interest income that would have been recorded for the nine months ended September 30, 2012 and the year ended December 31, 2011, had non-accruing loans been current according to their original terms amounted to $427,000 and $473,000, respectively.  Interest of approximately $84,000 and $622,000 related to these loans was included in interest income for the nine months ended September 30, 2012 and the year ended December 31, 2011, respectively.

Non-performing one- to four-family residential real estate loans totaled $4.6 million at September 30, 2012 and consisted of 36 loans of which the largest totaled $675,500.  Non-performing commercial real estate and multi-family loans totaled $5.2 million at September 30, 2012 and consisted of 10 loans of which the largest totaled $1.3 million, and included 5 loans totaling $2.4 million that were originated by the former Continental Savings Bank.  Other non-performing loans totaled $662,000 at September 30, 2012.

Foreclosed real estate totaled $2.7 million at September 30, 2012, including $591,000 of one- to four-family residential properties, $684,000 of commercial real estate properties and $410,000 of multi-family properties, $245,000, $0, and $252,000 of which, respectively, was related to loans originated by the former Continental Savings Bank.

At September 30, 2012, our five largest non-performing loan relationships were a multi-family relationship totaling $2.8 million secured by apartment buildings, a commercial real estate loan totaling $1.3 million secured by a convenience store, a residential real estate loan of $486,000 secured by a personal residence, a commercial real estate loan of $357,000 secured by an apartment building, and a multi-family loan of $231,000 secured by a non-owner occupied residence.

Other Loans of Concern.   There were no other loans at September 30, 2012 that are not already disclosed where there is information about possible credit problems of borrowers that caused management to have serious doubts about the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure of such loans in the future.

Allowance for Loan Losses

Analysis and Determination of the Allowance for Loan Losses.  Our allowance for loan losses is the amount considered necessary to reflect probable incurred losses in our loan portfolio.  We evaluate the need to establish allowances against losses on loans on a quarterly basis.  When additional allowances are necessary, a provision for loan losses is charged to earnings.

Our methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements: (1) specific allowances for identified impaired loans; and (2) a general valuation allowance on the remainder of the loan portfolio.  Although we determine the amount of each element of the allowance separately, the entire allowance for loan losses is available for the entire portfolio.

We identify loans that may need to be charged off as a loss by reviewing all delinquent loans, classified loans, and other loans about which management may have concerns about collectability. For individually reviewed loans, the borrower’s inability to make payments under the terms of the loan as well as the shortfall in collateral value would result in our charging off the loan or the portion of the loan that was impaired.

Among other factors, we consider current general economic conditions, including current housing price depreciation, in determining the appropriateness of the allowance for loan losses for our residential real estate portfolio. We use evidence obtained from our own loan portfolio as well as published housing data on our local markets from third party sources we believe to be reliable as a basis for assumptions about the impact of housing depreciation. We have increased general and specific allowances for our residential real estate loans over the past several quarters, in part, because the values of residential real estate in our local markets securing our portfolio have declined significantly and may continue to decline.

Substantially all of our loans are secured by collateral. Loans 90 days past due and other classified loans are evaluated for impairment and general or specific allowances are established. Typically for a nonperforming real estate loan in the process of collection, the value of the underlying collateral is estimated using the original independent appraisal, adjusted for current economic conditions and other factors, and related general or specific reserves are adjusted on a quarterly basis. If a nonperforming real estate loan is in the process of foreclosure and/or there are serious doubts about further collectability of principal or interest, and there is uncertainty about the value of the underlying collateral, we will order a new independent appraisal. Any shortfall would result in immediately charging off the portion of the loan that was impaired.

Specific Allowances for Identified Problem Loans.  We establish a specific allowance when loans are determined to be impaired.  Loss is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral less estimated selling expenses.  Factors in identifying a specific problem loan include: (1) the strength of the customer’s personal or business cash flows; (2) the availability of other sources of repayment; (3) the amount due or past due; (4) the type and value of collateral; (5) the strength of our collateral position; (6) the estimated cost to sell the collateral; and (7) the borrower’s effort to cure the delinquency.  In addition, for loans secured by real estate, we consider the extent of any past due and unpaid property taxes applicable to the property serving as collateral on the mortgage.

General Valuation Allowance on the Remainder of the Loan Portfolio.  We establish a general allowance for loans that are not classified as impaired to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets.  This general valuation allowance is determined by segregating the loans by loan category and assigning allowance percentages based on our historical loss experience, delinquency trends and management’s evaluation of the collectability of the loan portfolio.  The allowance may be adjusted for significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date.  These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary market area, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results.  The applied loss factors are re-evaluated quarterly to ensure their relevance in the current real estate environment.

Allowance for Loan Losses.  The following table sets forth activity in our allowance for loan losses for the periods indicated.

	At or For the Nine Months Ended September 30,		At or For the Years Ended December 31,
	2012	2011	2011	2010	2009	2008	2007(1)
	(Dollars in thousands)

Balance at beginning of period	$7,116	$4,983	$4,983	$4,485	$3,928	$2,862	$3,101

Charge-offs:
Real estate loans:
One- to four-family	(830)	(775)	(1,133)	(625)	—	—	—
Multi-family	(435)	(91)	(1,177)	(21)	—	(454)	(518)
Commercial	(1,493)	(341)	(1,324)	(1,815)	(1,048)	(176)	(800)
Construction and land	(482)	—	—	(3)	(107)	(4)	—
Total real estate	(3,240)	(1,207)	(3,634)	(2,464)	(1,155)	(634)	(1,318)
Commercial business loans	(395)	(1,056)	(1,863)	(303)	(543)	(21)	(145)
Consumer loans:
Home equity lines of credit	(78)	—	(128)	—	—	—	—
Education	—	—	—	—	—	—	—
Automobile	(9)	—	—	(2)	—	—	—
Other consumer loans	(1)	(3)	(21)	(1)	(2)	—	—
Total consumer loans	(88)	(3)	(149)	(3)	(2)	—	—
Total charge-offs	(3,723)	(2,266)	(5,646)	(2,770)	(1,700)	(655)	(1,463)

Recoveries:
Real estate loans:
One- to four-family	11	1	17	154	14	—	—
Multi-family	—	91	131	—	—	—	—
Commercial	134	3	73	40	—	—	—
Construction and land	—	—	—	—	—	—	—
Total real estate	145	95	221	194	14	—	—
Commercial business loans	48	8	13	15	3	3	—
Consumer loans:
Home equity lines of credit	81	—	—	—	—	—	—
Education	—	—	—	—	—	—	—
Automobile	1	—	—	—	—	—	—
Other consumer loans	3	12	12	2	—	—	2
Total consumer loans	85	12	12	2	—	—	2
Total recoveries	278	115	246	211	17	—	2

Net (charge-offs) recoveries	(3,445)	(2,151)	(5,400)	(2,559)	(1,683)	(655)	(1,461)
Provision for loan losses	3,019	4,380	7,533	3,057	2,240	1,721	1,222

Balance at end of period	$6,690	$7,212	$7,116	$4,983	$4,485	$3,928	$2,862

Ratios:
Net charge-offs to average loans outstanding(2)	1.14%	0.65%	1.28%	0.55%	0.34%	0.13%	0.30%
Allowance for loan losses to nonperforming loans at end of period	64.10%	45.92%	48.21%	22.37%	15.51%	37.91%	14.99%
Allowance for loan losses to total loans at end of period	1.75%	1.69%	1.76%	1.13%	0.91%	0.80%	0.58%

(1)         Because WBSB Bancorp, MHC utilized pooling accounting at the time of the merger with Continental Savings Bank in 2008, amounts for the year ended December 31, 2007 are adjusted to show the effects of the merger as if it had occurred January 1, 2007.

(2)         Annualized for nine month periods ended September 30, 2012 and September 30, 2011.

Allocation of Allowance for Loan Losses.  The following tables set forth the allowance for loan losses allocated by loan category, the total loan balances by category, and the percent of loans in each category to total loans at the dates indicated.  The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At September 30, 2012				At December 31, 2011
	Allowance for Loan Losses	As a Percentage of Total Allowance	Loan Balances by Category	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	As a Percentage of Total Allowance	Loan Balances by Category	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)

Real estate loans:
One- to four-family	$1,677	25.07%	$153,090	40.01%	$1,437	20.19%	$167,139	41.41%
Multi-family	792	11.84	38,491	10.06	917	12.89	40,851	10.12
Commercial	2,992	44.72	132,782	34.71	3,381	47.51	132,194	32.76
Construction and land	205	3.06	8,975	2.35	251	3.53	11,655	2.89
Total real estate	5,666		333,338		5,986		351,839
Commercial business loans	851	12.72	22,938	6.00	1,090	15.32	23,277	5.76
Consumer loans:
Home equity lines of credit	171	2.56	19,356	5.06	37	0.52	19,934	4.94
Other consumer loans	2	0.03	6,964	1.82	3	0.04	8,574	2.12
Total consumer loans	173		26,320		40		28,508

Total loans (excluding net deferred loan fees and costs)	$6,690	100.00%	$385,596	100.00%	$7,116	100.00%	$403,574	100.00%

	At December 31, 2011
	2010				2009
	Allowance for Loan Losses	As a Percentage of Total Allowance	Loan Balances by Category	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	As a Percentage of Total Allowance	Loan Balances by Category	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)

Real estate loans:
One- to four-family	$1,701	34.14%	$174,276	39.44%	$1,271	28.34%	$195,165	39.53%
Multi-family	533	10.70	40,206	9.10	214	4.77	41,186	8.34
Commercial	1,524	30.58	135,902	30.76	1,548	34.52	150,853	30.56
Construction and land	483	9.69	32,192	7.29	213	4.75	39,933	8.09
Total real estate	4,241		382,576		3,246		427,137
Commercial business loans	710	14.25	29,594	6.70	897	20.00	36,090	7.31
Consumer loans:
Home equity lines of credit	30	0.60	19,895	4.50	278	6.20	20,394	4.13
Education	—	—	—	—	—	—	—	—
Automobile	—	—	—	—	—	—	—	—
Other consumer loans	2	0.04	9,763	2.21	24	1.43	10,049	2.04
Total consumer loans	32		29,658		342		30,443

Total loans (excluding net deferred loan fees and costs)	$4,983	100.00%	$441,828	100.00%	$4,485	100.00%	$493,670	100.00%

	At December 31, 2011
	2008				2007(1)
	Allowance for Loan Losses	As a Percentage of Total Allowance	Loan Balances by Category	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	As a Percentage of Total Allowance	Loan Balances by Category	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)

Real estate loans:
One- to four-family	$1,405	35.77%	$218,889	44.84%	$273	9.54%	$227,534	46.15%
Multi-family	78	1.99	39,083	8.01	154	5.38	35,062	7.11
Commercial	641	16.32	113,296	23.21	525	18.34	102,121	20.71
Construction and land	222	5.65	40,404	8.28	522	18.24	59,597	12.09
Total real estate	2,346		411,672		1,474		424,314
Commercial business loans	1,398	35.59	37,617	7.71	1,227	42.87	42,462	8.61
Consumer loans:
Home equity lines of credit	106	2.70	27,985	5.73	82	2.87	16,512	3.35
Education	—		—	—	—		—	—
Automobile	—		—	—	—		—	—
Other consumer loans	78	1.99	10,839	2.22	79	2.76	9,710	1.97
Total consumer loans	184		38,824		161		26,222

Total loans (excluding net deferred loan fees and costs)	$3,928	100.00%	$488,115	100.00%	$2,862	100.00%	$492,998	100.00%

(1)         Because WBSB Bancorp, MHC utilized pooling accounting at the time of the merger with Continental Savings Bank in 2008, amounts for the year ended December 31, 2007 are adjusted to show the effects of the merger as if it had occurred January 1, 2007.

At September 30, 2012, our allowance for loan losses represented 1.75% of total loans and 64.10% of non-performing loans, at December 31, 2011, our allowance for loan losses represented 1.76% of total loans and 48.21% of non-performing loans, and at December 31, 2010, our allowance for loan losses represented 1.13% of total loans and 22.37% of non-performing loans.  There were $3.4 million, $5.4 million and $2.6 million in net loan charge-offs during the nine months ended September 30, 2012 and the fiscal years ended December 31, 2011 and 2010, respectively.

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations.  Because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate and management may determine that increases in the allowance are necessary if the quality of any portion of our loan portfolio deteriorates as a result.  Furthermore, as an integral part of its examination process, the OCC will periodically review our allowance for loan losses.  The OCC may require that we increase our allowance based on its judgments of information available to it at the time of its examination.  Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Investment Activities

General.  The goals of our investment policy are to provide and maintain liquidity to meet deposit withdrawal and loan funding needs, to help mitigate interest rate and market risk, and to generate a reasonable rate of return on funds within the context of our interest rate and credit risk objectives.  In recent years beginning with the recession which began in 2008 and the subsequent challenging economic environment, our strategy has been to reduce the maturities of our investment securities portfolio. Recently, we have reduced our investment portfolio to $64.5 million at September 30, 2012 from $99.1 million at December 31, 2011 and $70.3 million at December 31, 2010 as we took steps to improve our capital ratios by shrinking our assets.  Subject to loan demand and our interest rate risk analysis, we will increase the balance of our investment securities portfolio when we have excess liquidity.

Our board of directors is responsible for adopting our investment policy.  The investment policy is reviewed annually by management and any changes to the policy are recommended to and subject to the approval of the board of directors.  Authority to make investments under the approved investment policy guidelines is delegated to our President and Chief Executive Officer and our Chief Financial Officer.  All investment transactions are reviewed at regularly scheduled monthly meetings of the board of directors.

Our current investment policy permits, with certain limitations, investments in United States Treasury securities with maturities up to 10 years; securities issued by the United States Government and its agencies or government sponsored enterprises with maturities up to 10 years; step-up coupon securities issued by government sponsored enterprises with maturities up to 15 years; pass-through mortgage-backed securities (MBS) issued by Fannie Mae, Ginnie Mae and Freddie Mac with an average life up to seven years; collateralized mortgage obligations (CMO) with an average life up to seven years that are secured by MBS issued by Fannie Mae, Ginnie Mae or Freddie Mac; municipal tax, revenue, and bond anticipation notes issued by Wisconsin municipalities and general obligation municipal notes and bonds with maturities up to 20 years; AAA (insured) essential service municipal revenue notes and bonds issued by non-Wisconsin municipalities with maturities up to 20 years; corporate notes and bonds issued by U.S. corporations with maturities up to five years; reverse repurchase agreements with maturities up to one year; certificates of deposit issued in the U.S. by U.S. banks with maturities up to five years; bank notes and banker’s acceptances with maturities up to one year; Fed funds sold to U.S. banks; and equity investments in the Federal Reserve Bank of Chicago and the Federal Home Loan Bank of Chicago or acquired in foreclosure, settlement or workout of debts previously contracted.

Prior to any investment, certain investment instruments must be subject to a price sensitivity test using either our internal interest rate simulation model or a model available from a reputable third party other than the broker or dealer selling the instrument.  These instruments are fixed rate instruments (other than mortgage-related instruments) with maturities greater than 10 years; mortgage-related securities with maturities greater than two years; floating rate instruments with caps or floors; floating rate instruments with coupon rates tied to or inversely related to an index; and securities that are continuously callable or have more than one call date.  None of these instruments maybe acquired if the change in price exceeds, generally, an increase of 10% to 25% resulting from changes in interest rates of -100 bp to -300 bp, or a decrease of -5% to -20% resulting from changes in interest rates of +100 bp to +300 bp.

Our current investment policy does not permit investment in stripped mortgage-backed securities; CMOs secured by mortgage assets not backed by the credit support of a U.S. government agency; floating rate derivatives; CMO residual or “Z tranche” bonds; long-term zero coupon bonds; complex securities and derivatives as defined in federal banking regulations; and other high-risk securities that do not pass the interest rate sensitivity tests set forth in our investment policy.  Our current policy does not permit hedging activities, such as futures, options or swap transactions; coupon stripping; gains trading; short sales; securities lending; “when issued” securities trading; “pair-offs”; corporate or extended settlements other than in the normal course of business; repositioning repurchase agreements; purchasing securities on margin; or trading with the intent to capture changes in price over 60 days or less.

Our investment policy also requires that certain investment instruments be rated, and that our investment portfolio meet certain diversification requirements, with U.S. Treasury and U.S. government and agency securities permitted up to 100% of our portfolio, MBSs and CMOs issued by U.S. government agencies permitted up to 50% of our portfolio, rated general obligation bank-qualified municipal obligations permitted up to 40% of our portfolio, and other investments generally limited to 10% of our portfolio.  Our investment policy permits us to hold MBS in excess of 50% of our portfolio if necessary for appropriate balance sheet management.  At September 30, 2012, none of the collateral underlying our securities portfolio was considered subprime or Alt-A, and we did not hold any common or preferred stock issued by Freddie Mac or Fannie Mae as of that date.

U.S. Government and Agency Obligations.  At September 30, 2012, we had U.S. government and agency securities with a carrying value of $3.0 million, which constituted 4.7% of our securities portfolio.  While these securities generally provide lower yields than other investments in our securities investment portfolio, we maintain these investments, to the extent appropriate, for liquidity purposes, as collateral for borrowings and for prepayment protection.

Mortgage-Backed Securities.  At September 30, 2012, we had mortgage-backed securities with a carrying value of $41.3 million, which constituted 63.9% of our securities portfolio, including CMOs with a carrying value of $8.7 million, which constituted 13.6% of our securities portfolio.  This percentage currently exceeds the limit discussed above; however, this exception has been approve by our Board of Directors and reflects our desire to supplement our loan portfolio in order to maintain a significant investment in mortgage-related assets.  Mortgage-backed securities are securities issued in the secondary market that are collateralized by pools of mortgages. Certain types of mortgage-backed securities are commonly referred to as “pass-through” certificates because the principal and interest of the underlying loans is “passed through” to investors, net of certain costs, including servicing and guarantee fees.  Mortgage-backed securities typically are collateralized by pools of one- to four-family or multifamily mortgages, although we invest primarily in mortgage-backed securities backed by one- to four-family mortgages.  The issuers of such securities pool and resell the participation interests in the form of securities to investors such as Westbury Bank.  The interest rate of the security is lower than the interest rates of the underlying loans to allow for payment of servicing and guaranty fees.  All of our mortgage-backed securities are either backed by Ginnie Mae, a United States Government agency, or government-sponsored enterprises, such as Fannie Mae and Freddie Mac.

Residential mortgage-backed securities issued by United States Government agencies and government-sponsored enterprises are more liquid than individual mortgage loans because there is an active trading market for such securities.  In addition, residential mortgage-backed securities may be used to collateralize our borrowings.  Investments in residential mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such interests, thereby affecting the net yield on our securities.  Current prepayment speeds determine whether prepayment estimates require modification that could cause amortization or accretion adjustments.

Municipal Securities.  At September 30, 2012, we had municipal securities with a carrying value of $20.3 million, which constituted 31.4% of our securities portfolio.  Most of our current municipal securities are issued by Wisconsin municipalities and have maturities not in excess of 12 years.  These securities generally provide slightly higher yields than U.S. government and agency securities and mortgage-backed securities, but are not as liquid as such other investments, so we typically maintain investments in municipal securities, to the extent appropriate, for generating returns in our investment portfolio.

Federal Home Loan Bank Stock. We hold common stock of the Federal Home Loan Bank of Chicago in connection with our borrowing activities totaling $2.7 million at September 30, 2012.  The Federal Home Loan Bank common stock is carried at cost and classified as restricted equity securities.  We may be required to purchase additional Federal Home Loan Bank stock if we increase borrowings in the future.

Bank-Owned Life Insurance.  We invest in bank-owned life insurance to provide us with a funding source for our benefit plan obligations. Bank-owned life insurance also generally provides us non-interest income that is non-taxable.  At September 30, 2012, our balance in bank-owned life insurance totaled $11.9 million and was issued by seven insurance companies.

Securities Portfolio Composition.  The following table sets forth the amortized cost and fair value of our securities portfolio, all of which were available for sale, at the dates indicated.  Securities available for sale are carried at fair value.

			At December 31,
	At September 30, 2012		2011		2010		2009
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)

Securities available-for-sale:
Government sponsored enterprise securities:
Debentures	$2,994	$3,009	$2,989	$3,013	$999	$1,005	$2,009	$2,031
Residential mortgage-backed securities and collateralized mortgage obligations	40,058	41,255	77,426	78,714	43,862	44,462	30,209	31,235
Municipal securities:
Taxable	19,114	19,840	13,477	13,858	2,729	2,729	1,386	1,423
Tax-exempt	428	428	3,440	3,534	21,901	22,082	26,029	26,549
Total	$62,594	$64,532	$97,332	$99,119	$69,491	$70,288	$59,633	$61,238

At September 30, 2012, we had no investments in a single entity (other than United States government or agency sponsored securities) that had an aggregate book value in excess of 10% of our total equity.

Securities Portfolio Maturities and Yields.  The following table sets forth the stated maturities and weighted average yields of our securities at September 30, 2012.  Securities available for sale are carried at fair value.  Mortgage-backed securities, including collateralized mortgage obligations, are anticipated to be repaid in advance of their contractual maturities as a result of projected mortgage loan repayments.  In addition, under the structure of some of our CMOs, the short- and intermediate-term tranche interests have repayment priority over the longer term tranche interests of the same underlying mortgage pool.  Finally, some of our U.S. Treasury and other securities are callable at the option of the issuer.  Certain securities have interest rates that are adjustable and will reprice annually within the various maturity ranges.  These repricing schedules have not been reflected in the table below.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Fair Value
	(Dollars in thousands)

Securities available-for-sale:
Government sponsored enterprise securities:
Debentures	$—	—%	$—	—%	$1,994	1.56%	$1,000	1.05%	$2,994	1.39%	$3,009
Residential mortgage-backed securities and collateralized mortgage obligations	—	—	39,146	2.72	923	3.07	—	—	40,058	2.73	41,255
Municipal securities:
Taxable	110	2.75	4,394	1.74	12,993	2.74	1,617	3.34	19,114	2.56	19,840
Tax-exempt	197	2.70	231	5.93	—	—	—	—	428	4.44	428
Total	$307	2.72%	$43,771	2.64%	$15,899	2.61%	$2,617	2.46%	$62,594	2.62%	$64,532

Securities portfolio activity.  The following table sets forth the purchase, sale and repayment activity in our securities portfolio during the periods indicated.

	For the Nine Months Ended September 30,		For the years ended December 31,
	2012	2011	2011	2010	2009
	(In thousands)

Total at beginning of period	$99,119	$70,288	$70,288	$61,238	$107,203

Purchases of:
Government sponsored enterprise securities:
Debentures	2,000	6,983	6,983	4,001	—
Residential mortgage-backed securities and collateralized mortgage obligations	1,782	69,893	80,603	32,127	14,893
Municipal securities	8,014	14,888	21,228	9,146	4,534

Deduct:
Principal repayments	(15,512)	(16,767)	(25,683)	(20,251)	(22,380)
Sales of:
Government sponsored enterprise securities:
Debentures	—	(1,000)	(982)	—	(7,402)
Residential mortgage-backed securities and collateralized mortgage obligations	(25,674)	(20,962)	(25,400)	(8,096)	(26,069)
Municipal securities	(4,667)	(26,775)	(27,542)	(4,562)	(9,232)

Amortization of discount	(672)	(980)	(1,374)	(320)	(108)
Change in unrealized net gain	(142)	1,146	998	(810)	(200)

Net activity	(34,587)	26,426	28,831	9,050	(45,965)

Total at end of period	$64,532	$96,714	$99,119	$70,288	$61,238

Sources of Funds

General.  Deposits have traditionally been our primary source of funds for use in lending and investment activities.  We also use borrowings, primarily Federal Home Loan Bank of Chicago advances, to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds.  In addition, we receive funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings and income on earning assets.  While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition. To a lesser extent, we may utilize repurchase agreements or Fed funds sold as funding sources.

Deposits.  Our deposits are generated primarily from residents within our primary market area.  We offer a selection of deposit accounts, including non-interest-bearing and interest-bearing checking accounts, passbook and statement savings accounts, variable rate money market accounts, and certificates of deposit.  Unlike most thrift institutions, a significant majority of our deposits are transaction accounts, which we believe are less susceptible than certificates of deposit to large-scale withdrawals as a result of changes in interest rates.  Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate.  We have not in the past used, and currently do not hold any, brokered or Internet deposits.  However, depending on our future needs, we expect to participate in the Certificate of Deposit Registry Service (CDARS) and the Qwickrate programs as alternative funding sources.  At September 30, 2012, our core deposits, which are deposits other than time deposits and certificates of deposit, were $357.8 million, representing 76.7% of total deposits.

In recent years, we have relied for deposit generation on promotional programs and advertising efforts, our reputation in the community for superior customer service, the variety of deposit accounts that we offer, our competitive rates, customer referrals, and cross-marketing efforts with loan customers.  We may use promotional rates to meet asset/liability and market segment goals.  We intend to continue to focus on increasing our core deposits by providing incentives on new transaction accounts, enhanced online services and remote deposit capture services, and by leveraging commercial lending relationships to increase transaction accounts.

Interest rates, maturity terms, service fees and withdrawal penalties are established on a periodic basis.  Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. The flow of deposits is influenced significantly by general economic conditions, changes in interest rates and competition. The variety of deposit accounts that we offer allows us to be competitive in generating deposits and to respond with flexibility to changes in our customers’ demands.  Our ability to gather deposits is impacted by the competitive market in which we operate, which includes numerous financial institutions of varying sizes offering a wide range of products.  We believe that deposits are a stable source of funds, but our ability to attract and maintain deposits at favorable rates will be affected by market conditions, including competition and prevailing interest rates as consumer become more conscious of interest rates.

The following table sets forth the distribution of total deposits by account type, for the periods indicated.

	At September 30, 2012			At December 31, 2011
	Balance	Percent	Weighted Average Rate	Balance	Percent	Weighted Average Rate
	(Dollars in thousands)
Checking accounts:
Noninterest-bearing	$67,033	14.36%	n/a	$58,339	11.13%	n/a
Interest bearing	153,824	32.96	0.50%	189,668	36.18	0.50%
Passbook and statement savings accounts	113,381	24.29	0.22	113,501	21.65	0.27
Variable rate money market accounts	23,595	5.06	0.28	33,005	6.30	0.27
Certificates of deposit	108,925	23.34	1.34	129,764	24.75	1.64
Total deposits	$466,758	100.00%	0.54%	$524,277	100.00%	0.66%

	At December 31,
	2010			2009
	Balance	Percent	Weighted Average Rate	Balance	Percent	Weighted Average Rate
	(Dollars in thousands)
Checking accounts:
Noninterest-bearing	$53,474	9.61%	n/a	$54,672	9.74%	n/a
Interest bearing	200,779	32.41	1.29%	190,302	33.92	1.09%
Passbook and statement savings accounts	111,105	19.97	0.52	101,203	18.04	0.78
Variable rate money market accounts	38,447	6.91	0.46	38,151	6.80	0.53
Certificates of deposit	152,520	27.42	2.15	176,751	31.50	2.73
Total deposits	$556,325	100.00%	1.19%	$561,079	100.00%	1.41%

The following table sets forth our deposit activities for the periods indicated.

	At or For the Nine Months Ended September 30,		At or For the Years Ended December 31,
	2012	2011	2011	2010	2009
	(Dollars in thousands)

Beginning balance	$524,277	$556,325	$556,325	$561,079	$564,396
Net deposits (withdrawals) before interest credited	(59,690)	(36,213)	(37,215)	(12,534)	(14,744)
Interest credited	2,171	4,165	5,167	7,780	11,427
Net increase (decrease) in deposits	(57,519)	(7,623)	(32,048)	(4,754)	(3,317)
Ending balance	$466,758	$524,277	$524,277	$556,325	$561,079

The following table sets forth all our certificates of deposit classified by interest rate as of the dates indicated.

	At September	At December 31,
	30, 2012	2011	2010	2009
	(In thousands)
Interest Rate:
Less than 2.00%	$78,824	$87,304	$88,301	$66,036
2.00% - 2.99%	17,468	25,395	28,212	31,718
3.00% - 3.99%	8,499	9,880	19,093	48,261
4.00% - 4.99%	3,650	5,895	13,440	26,864
5.00% - 5.99%	484	1,290	2,657	2,759
6.00% and over	—	—	—	—
Total	$108,925	$129,764	$152,520	$176,751

The following table sets forth the amount and maturities of all our certificates of deposit by interest rate at September 30, 2012.

	At September 30, 2012
	Less Than One Year	Over One Year to Two Years	Over Two Years to Three Years	Over Three Years	Total	Percentage of Total Certificate Accounts
	(Dollars in thousands)
Interest Rate:
Less than 2.00%	$52,702	$18,001	$4,828	$3,292	$78,823	72.36%
2.00% - 2.99%	4,238	4,652	4,827	3,752	17,469	16.04
3.00% - 3.99%	2,912	4,589	959	39	8,499	7.80
4.00% - 4.99%	2,184	1,463	3	—	3,650	3.35
5.00% - 5.99%	484	—	—	—	484	0.44
6.00% and over	—	—	—	—	—	—

Total	$62,520	$28,705	$10,617	$7,083	$108,925	100.00%

As of September 30, 2012, the aggregate amount of all our certificates of deposit in amounts greater than or equal to $100,000 was approximately $27.8 million.  The following table sets forth the maturity of these certificates as of September 30, 2012.

At September 30, 2012
(In thousands)

Three months or less	$5,520
Over three months through six months	4,511
Over six months through one year	5,508
Over one year	12,256

Total	$27,795

Borrowings.  We may obtain advances from the Federal Home Loan Bank of Chicago upon the security of our capital stock in the Federal Home Loan Bank of Chicago and certain of our mortgage loans.  Such advances may be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities.  To the extent such borrowings have different terms to repricing than our deposits, they can change our interest rate risk profile.  At September 30, 2012, we had no outstanding advances from the Federal Home Loan Bank of Chicago as a result of our repayment of $7.0 million in advances during the year ended December 31, 2011.  At September 30, 2012, based on available collateral and our ownership of FHLB stock, and based upon our internal policy, we had access to additional Federal Home Loan Bank advances of up to $90.6 million, and an additional $5.0 million in overnight advances with our correspondent bank.  See Note 10 of the Notes to our Consolidated Financial Statements beginning on page F-1 of this prospectus.

From time to time, we have obtained advances with terms of more than one year to extend the term of our liabilities.  Short-term borrowings are generally secured by the stock of Westbury Bank or by other assets, such as the mortgages on income-producing properties that we hold for investment.  At September 30, 2012, we had short-term borrowings outstanding of $1.3 million, including approximately $954,000 on a note issued to an unaffiliated bank and $300,000 outstanding on a note issued to a limited liability company owned by certain of our executive officers and directors.  We borrowed funds from this limited liability company in order to establish an escrow account to fund interest-only payments on the note issued to the unaffiliated bank because Westbury Bank has agreed with the OTS not to pay dividends to WBSB Bancorp, Inc. or WBSB Bancorp, MHC.  This note bears interest at an annual rate of 9.50%, and principal and interest are due in March 2014, when the note issued to the unaffiliated bank for which the proceeds were escrowed matures.  See Note 11 of the Notes to our Consolidated Financial Statements beginning on page F-1 of this prospectus.  We intend to use a portion of the proceeds of this offering to repay amounts outstanding on the notes to the unaffiliated bank and to the limited liability company owned by our executive officers and directors.

The following table sets forth information concerning balances and interest rates on our borrowings at the date and for the periods indicated.

	At or For the Nine Months Ended September 30,		At or For the Years Ended December 31,
	2012	2011	2011	2010	2009
	(Dollars in thousands)
Balance outstanding at end of period:
FHLB advances	$—	$6,000	$—	$7,000	$19,000
Mortgage loan payable	—	2,342	2,185	2,389	2,601
Note payable — unaffiliated bank	954	954	954	954	1,097
Note payable — other	300	300	300	—	—
Weighted average interest rate at end of period:
FHLB advances	—%	5.51%	—%	5.51%	5.10%
Mortgage loan payable	—	5.25	5.25	5.25	5.25
Note payable — unaffiliated bank	5.24	5.22	5.27	8.26	5.24
Note payable — other	9.50	9.50	9.50	—	—

Average amount outstanding during the period:
FHLB advances	$1,482	$6,810	$6,083	$13,375	$28,056
Mortgage loan payable	429	2,424	2,287	2,506	2,710
Note payable — unaffiliated bank	954	954	954	958	1,908
Note payable — other	300	200	225	—	—
Weighted average interest rate during the period (annualized):
FHLB advances	0.27%	5.58%	6.00%	5.65%	4.48%
Mortgage loan payable	5.25	5.25	5.25	5.25	5.25
Note payable — unaffiliated bank	5.26	6.73	6.40	6.19	3.83
Note payable — other	9.50	9.50	9.50	—	—

Properties

The following table sets forth information regarding our office properties as of September 30, 2012.

Location	Leased or Owned	Year Acquired or Leased	Square Footage		Net Book Value of Real Property
					(In thousands)
Main Office (including land):

200 South Main Street West Bend, Wisconsin 53095	Owned	1953	27,000		$3,450

Full Service Branches (including land):

N112 W17171 Mequon Road Germantown, Wisconsin 53022	Owned	1970	2,700		212

1052 Fond du Lac Avenue Kewaskum, Wisconsin 53040	Owned	1994	3,780		323

N168 W21921 Main Street Jackson, Wisconsin 53037	Owned	1990	1,590		110

1616 South Main Street West Bend, Wisconsin 53095	Leased	2011	2,065		53

2501 West Washington Street West Bend, Wisconsin 53095	Owned	1995	2,530		534

1195 East Commerce Boulevard Slinger, Wisconsin 53086	Leased	2006	2,100		2

25 South Wacker Drive Hartford, Wisconsin 53027	Owned	2006	2,932		982

N5 W25901 County Line Road Colgate, Wisconsin 53017	Leased	2007	2,402		68

1717 Wolf Road Richfield, Wisconsin 53076	Owned	2008	2,355		190

4301 W. Brown Deer Road Brown Deer, Wisconsin 53223	Owned(1)	2002	21,448	(1)	2,342	(1)

17160 W. North Avenue Brookfield, Wisconsin 53005	Owned	1990	10,810	(2)	738	(2)

Home Loan Centers (including land):

143 South Main Street West Bend, Wisconsin 53095	Owned	2005	20,400	(3)	2,597	(3)

2512 West Lincoln Avenue Milwaukee, Wisconsin 53215	Owned	2007	18,927	(4)	2,585	(4)

(1)         Property owned by a subsidiary of Westbury Bank, which is classified as real estate held for investment.  Westbury Bank occupies approximately 3,000 square feet pursuant to a lease with the subsidiary, and the remainder was recently vacated by an unaffiliated tenant and is being marketed for rental occupancy.  Net book value presented represents net book value of the entire property.

(2)         Westbury Bank occupies approximately 2,135 square feet, and the remainder is leased to unaffiliated tenants.  Net book value presented represents net book value of the entire property.

(3)         Westbury Bank occupies approximately 13,600 square feet, and the remainder is leased to an unaffiliated tenant.  Net book value presented represents net book value of the entire property.

(4)         Westbury Bank occupies approximately 4,163 square feet, and the remainder is leased to unaffiliated tenants. Net book value presented represents net book value of the entire property.

The net book value of our furniture, fixtures and equipment (including computer software) at September 30, 2012 was $1.2 million.  We believe that our current facilities are adequate to meet our present and foreseeable needs.

Subsidiary and Other Activities

Upon completion of the conversion, Westbury Bank will become the wholly owned subsidiary of Westbury Bancorp, Inc.  Westbury Bank has three subsidiaries.  CRH, Inc. is a Wisconsin corporation that is a former subsidiary of Continental Savings Bank formed to own and operate commercial real estate for investment purposes.  Westbury Bank is currently divesting these properties in an orderly fashion.  WBSB Real Estate LLC and New Westbury LLC are Wisconsin limited liability companies that were formed to own certain of Westbury Bank’s foreclosed properties.

Legal Proceedings

On December 3, 2012, a civil suit was filed in the United States District Court for the Eastern District of Wisconsin, Civil Action Number 12-CV-1210, by First American Title Insurance Company against Westbury Bank.  The plaintiffs seek actual damages of $3.6 million and additional treble or such punitive or other damages as determined by the court, as well as plaintiffs’ fees, costs and expenses.  The suit alleges that Westbury Bank should have been aware of the misappropriation of funds deposited into an escrow account maintained by a commercial customer of Westbury Bank, New Horizon Title, LLC.  The suit also alleges that Westbury Bank improperly deducted overdraft fees from the escrow account, that Westbury Bank aided and abetted its customer in the misappropriation of escrowed funds and in its customer’s breach of fiduciary duty to plaintiffs and lenders to whom the escrowed funds belonged, that Westbury Bank’s conduct amounted to commercial bad faith under state commercial law and that Westbury Bank was unjustly enriched as a result of its actions.

Westbury Bank believes that the lawsuit is without merit and intends to defend itself vigorously.  Based on the information available to Westbury Bank’s litigation counsel at this time, they believe that the claims in this case are legally and factually without merit.  Because this lawsuit has just been filed, counsel is unable to give an opinion as to the likely outcome.

Other than the foregoing, we are not involved in any pending legal proceedings as a plaintiff or defendant other than routine legal proceedings occurring in the ordinary course of business, and at September 30, 2012, we were not involved in any legal proceedings, the outcome of which would be material to our financial condition or results of operations.

Expense and Tax Allocation

Westbury Bank will enter into an agreement with Westbury Bancorp, Inc. to provide it with certain administrative support services for compensation not less than the fair market value of the services provided.  In addition, Westbury Bank and Westbury Bancorp, Inc. will enter into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Personnel

As of September 30, 2012, we had 151 full-time equivalent employees.  Our employees are not represented by any collective bargaining group.  Management believes that we have a good working relationship with our employees.

SUPERVISION AND REGULATION

General

Westbury Bank is a federal savings bank supervised and examined by the OCC.  It is also subject to examination by the FDIC as its deposit insurer.  This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the FDIC’s deposit insurance fund and depositors, and not for the protection of security holders.  Under this system of federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates.  Westbury Bank also is a member of and owns stock in the Federal Home Loan Bank of Chicago, which is one of the twelve regional banks in the Federal Home Loan Bank System.  Westbury Bank also is regulated to a lesser extent by the Federal Reserve Board, governing reserves to be maintained against deposits and other matters.  The OCC examines Westbury Bank and prepares reports for the consideration of its Board of Directors on any operating deficiencies.  Westbury Bank’s relationship with its depositors and borrowers also is regulated to a great extent by federal law and, to a much lesser extent, state law, especially in matters concerning the ownership of deposit accounts and the form and content of Westbury Bank’s loan documents.

As a savings and loan holding company following the conversion, Westbury Bancorp, Inc. will be required to file certain reports with, will be subject to examination by, and otherwise must comply with the rules and regulations of the Federal Reserve Board and the Federal Reserve Bank of Chicago.  Westbury Bancorp, Inc. will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Certain of the regulatory requirements that are or will be applicable to Westbury Bank and Westbury Bancorp, Inc. are described below.  This description of statutes and regulations is not intended to be a complete description of such statutes and regulations and their effects on Westbury Bank and Westbury Bancorp, Inc. Any change in these laws or regulations, whether by the FDIC, the Federal Reserve Board, the OCC or Congress, could have a material adverse impact on Westbury Bancorp, Inc., Westbury Bank and their operations.

New Federal Legislation

The Dodd-Frank Act is significantly changing the current bank regulatory structure and affecting the lending, investment, trading and operating activities of financial institutions and their holding companies.  Effective July 21, 2011, the Dodd-Frank Act eliminated the OTS, the former primary federal regulator of Westbury Bank, WBSB Bancorp, MHC and WBSB Bancorp, Inc., and required Westbury Bank to be regulated by the OCC (the primary federal regulator for national banks). The Dodd-Frank Act also authorized the Federal Reserve Board to supervise and regulate all savings and loan holding companies like Westbury Bancorp, Inc., in addition to bank holding companies that it regulates.  The Dodd-Frank Act also requires the Federal Reserve Board to set minimum capital levels for bank holding companies and savings and loan holding companies that are as stringent as those required for the insured depository subsidiaries, and the components of tier 1 capital are restricted to capital instruments that are currently considered to be tier 1 capital for insured depository institutions.  Under the Dodd-Frank Act, the proceeds of trust preferred securities are excluded from tier 1 capital unless such securities were issued prior to May 19, 2010 by bank or savings and loan holding companies with less than $15 billion of assets.  The legislation also establishes a floor for capital of insured depository institutions that cannot be lower than the standards in effect today, and directs the federal banking regulators to implement new leverage and capital requirements within 18 months that take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

The Dodd-Frank Act also created a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws.  The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Westbury Bank, including the authority to prohibit “unfair, deceptive or abusive” acts and practices.  The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets.  Banks and savings institutions with $10 billion or less in assets will be examined by their applicable bank regulators.  The new legislation also weakened the federal preemption available for national banks and federal savings associations, and gives state attorneys general the ability to enforce applicable federal consumer protection laws.

The legislation also broadened the base for FDIC insurance assessments.  Assessments are now based on the average consolidated total assets less tangible equity capital of a financial institution.  The Dodd-Frank Act permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2008, and non-interest bearing transaction accounts have unlimited deposit insurance through December 31, 2012.  The Dodd-Frank Act increased stockholder influence over boards of directors by requiring companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments, and authorizing the Securities and Exchange Commission to promulgate rules that would allow stockholders to nominate and solicit votes for their own candidates using a company’s proxy materials.  The legislation also directed the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded or not.  Further, the legislation required that originators of securitized loans retain a percentage of risk for transferred loans, directed the Federal Reserve Board to regulate the pricing of certain debit and interchange fees and contained a number of reforms related to mortgage origination.

Agreements with Regulators

In February 2010, each of WBSB Bancorp, MHC and WBSB Bancorp, Inc. entered into an MOU with their former regulator, the OTS.  The MOUs provide that they will, among other things:

•                                          submit a business and capital plan that provides for plans and strategies to (i) increase and maintain consolidated tangible capital at levels commensurate with the risk profile, (ii) achieve net income levels resulting in profitability and adequate debt service, (iii) reduce the debt to capital ratio, and (iv) review all risks associated with business activities on a monthly basis and enhance income to address such risks;

•                                          not incur, issue, renew or rollover any debt or increase any lines of credit without prior written non-objection of the OTS; and

•                                          not declare or pay any cash dividends or repurchase or redeem any capital stock without the written non-objection of the OTS.

Each of WBSB Bancorp, MHC and WBSB Bancorp, Inc. has submitted the required business and capital plans, and such plans were previously approved by the OTS.  In addition, we must operate within the parameters of the business and capital plans, and any proposed material deviations from such plans will require regulatory approval prior to deviating from our business plans.  Management believes that each of WBSB Bancorp, MHC and WBSB Bancorp, Inc. has complied with the restrictions imposed by the MOU and has significantly complied with the provisions of the business and capital plan.  However, WBSB Bancorp, MHC and WBSB Bancorp, Inc. were not, as of December 31, 2012, in compliance with the target income and capital levels set forth in the approved business and capital plan, primarily as a result of operating losses during the fiscal year ended September 30, 2012.  Effective July 21, 2011, the Federal Reserve Board assumed supervisory authority with respect to WBSB Bancorp, MHC and WBSB Bancorp, Inc. (including enforcement of the MOU).

On November 5, 2012, the OCC notified Westbury Bank that the OCC had established an IMCR that requires Westbury Bank to maintain a tier 1 leverage capital ratio of 8.00% and a total risk-based capital ratio of 12.00% beginning December 31, 2012.  At December 31, 2012, Westbury Bank’s tier 1 leverage capital ratio was 7.89% and its total risk-based capital ratio was 11.79%.

In addition, on October 29, 2012, Westbury Bank entered into a Formal Written Agreement with the OCC, which superseded and replaced an MOU entered into between Westbury Bank and the OTS in February 2010.  The Formal Written Agreement caused Westbury Bank to be designated as in “troubled condition” and as not an “eligible institution” under applicable regulations.  As a result, Westbury Bank is not eligible for expedited processing of any applications that it might file, must obtain the approval of the OCC prior to effecting any change in its directors or executive officers, and is subject to significant restrictions on the payment of compensation to its executive officers.  In addition, pursuant to the Formal Written Agreement, Westbury Bank agreed, among other things, to:

•                                          submit a business and capital plan that provides for plans and strategies including (i) specific plans for the maintenance of adequate capital given Westbury Bank’s risk profile, (ii) projections for growth and capital requirements based upon a detailed analysis of Westbury Bank’s assets, liabilities, earnings, fixed assets and off-balance sheet activities, (iii) projections of the sources and timing of additional capital to meet

Westbury Bank’s current and future needs, and (iv) the primary sources from which Westbury Bank will strengthen its capital structure to meet its needs and contingency plans that identify alternative methods should the primary sources not be available;

•                                          adopt a written program to improve Westbury Bank’s credit administration practices, including policies, procedures and controls as necessary to ensure (i) timely and accurate credit risk ratings based on regulatory definitions of “special mention,” “substandard,” “doubtful,” and “loss”, (ii) compliance of Westbury Bank’s appraisal and evaluation program with applicable regulations and guidance, (iii) timely and effective follow-up and implementation of loan review findings and exceptions, (iv) satisfactory and perfected collateral documentation, (v) that extensions of credit are granted to any borrower only after obtaining and analyzing current and satisfactory credit information and performing and documenting analysis of the borrower’s financial position and repayment sources, (vi) timely loan charge-offs and accurate reporting of troubled debt restructurings, (vii) annual credit reviews, (viii) conformance with loan policy requirements, (ix) adequate systems to track and analyze credit and collateral exceptions, (x) the accuracy and integrity of internal management information and loan filing systems, and (xi) systems to track and analyze concentrations of credit, significant economic factors, and general conditions and their potential impact on the credit quality of Westbury Bank’s loan and lease portfolios;

•                                          revise its written policies and procedures for maintaining an adequate allowance for loan and lease losses to include, at a minimum, (i) policies and procedures for determining whether a loan is impaired and measuring the amount of impairment consistent with GAAP, (ii) policies and procedures for segmenting the loan portfolio and estimating loss on groups of loans that are consistent with GAAP and requiring the documentation of support for its estimation of credit losses, and (iii) procedures for validating Westbury Bank’s allowance for loan and lease losses methodology;

•                                          if the position of Chief Credit Officer becomes vacant, appoint a capable person with executive authority to ensure compliance with the Formal Written Agreement and the safe and sound operation of functions within that position’s responsibility, which appointment shall be subject to the review and notice of disapproval of the OCC;

•                                          not declare any dividend or capital distribution unless Westbury Bank (i) is in compliance with its approved capital program, (ii) is in compliance with applicable regulations governing dividends and capital distributions, and (iii) has received the prior written non-objection of the OCC;

•                                          take immediate and continuing action to protect its interest in all criticized assets, including adopting individual workout plans for criticized assets that equal or exceed $500,000, and reviewing  to resolve the basis of criticism of all classified, special mention and delinquent assets or credit relationships that equal or exceed $500,000;

•                                          not extend any additional credit to or for the benefit of any borrower who has a loan or other extension of credit that criticized and whose aggregate loans or other extensions of credit exceed $250,000 only if (i) the Board of Directors determines that the extension of additional credit is necessary to promote the best interests of Westbury Bank and records in writing its reasons for this determination, and (ii) a comparison to Westbury Bank’s written program with respect to that asset shows that such plan to collect or strengthen the criticized asset will not be compromised; and

•                                          appoint a Compliance Committee that will be responsible for monitoring and coordinating Westbury Bank’s adherence to the provisions of the Formal Written Agreement and reporting regularly to the OCC.

Westbury Bank has submitted the required plans to the OCC, and such plans are under review by the OCC.

Federal Banking Regulation

Business Activities.  A federal savings bank derives its lending and investment powers from the Home Owners’ Loan Act, as amended (“HOLA”), and the regulations of the OCC.  Under these laws and regulations, Westbury Bank may invest in mortgage loans secured by residential and commercial real estate, commercial business and consumer loans, certain types of debt securities and certain other assets, subject to applicable limits.  Westbury Bank also may establish subsidiaries that may engage in activities not otherwise permissible for Westbury Bank, including real estate investment and securities and insurance brokerage.

Qualified Thrift Lender Test.  As a federal savings bank, Westbury Bank must satisfy a “qualified thrift lender” or “QTL,” test. Under the QTL test, Westbury Bank must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” (primarily residential mortgages and related investments, including mortgage-backed securities) in at least nine months of the most recent 12-month period.  “Portfolio assets” generally means total assets of a savings bank, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings bank’s business. A savings institution that fails the qualified thrift lender test must operate under specified restrictions.  The Dodd-Frank Act made noncompliance with the QTL test also subject to agency enforcement action for a violation of law.  As of September 30, 2012, we maintained 73.7% of our portfolio assets in qualified thrift investments and, therefore, we met the qualified thrift lender test.  We have met the qualified thrift lender test in each of the last 12 months.

Westbury Bank also may satisfy the QTL test by qualifying as a “domestic building and loan association” as defined in the Internal Revenue Code.

Loans to One Borrower.  Generally, a federal savings bank may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus.  An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate.  As of September 30, 2012, Westbury Bank’s largest lending relationship with a single or related group of borrowers totaled $7.2 million, which represented 15.75% of unimpaired capital and surplus.  Compliance with these limitations is measured at the time a loan is originated.  Although subsequent declines in capital levels caused this lending relationship to exceed 15% of unimpaired capital and surplus, Westbury Bank was in compliance with the loans-to-one borrower limitations at the time this loan was originated.  We expect that additional capital raised in connection with the conversion and offering will result in this lending relationship constituting significantly less than 15% of unimpaired capital and surplus.

Transactions with Related Parties.  A federal savings bank’s authority to engage in transactions with its affiliates is limited by Sections 23A and 23B of the Federal Reserve Act and Regulation W promulgated by the Federal Reserve Board.  An affiliate is generally a company that controls, is controlled by, or is under common control with an insured depository institution such as Westbury Bank.  Westbury Bancorp, Inc. is an affiliate of Westbury Bank.  In general, transactions between an insured depository institution and its affiliates are subject to certain quantitative and collateral requirements.  In addition, applicable regulations prohibit a savings bank from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary.  Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates.  Applicable regulators require savings banks to maintain detailed records of all transactions with affiliates.

Westbury Bank’s authority to extend credit to its directors, executive officers and 10% or greater stockholders, as well as to entities controlled by such persons, is governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O promulgated by the Federal Reserve Board.  Among other things, these provisions require that extensions of credit to insiders:

(i)                                     be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features, and

(ii)                                  not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Westbury Bank’s capital.

In addition, extensions of credit in excess of certain limits must be approved in advance by Westbury Bank’s Board of Directors.  Extensions of credit to executive officers are subject to additional restrictions.

Capital Requirements.  Federal regulations require savings banks to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for savings banks receiving the highest rating on the CAMELS rating system) and an 8% risk-based capital ratio.

The risk-based capital standard for savings banks requires the maintenance of tier 1 leverage and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively.  In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the OCC, based on the risks believed inherent in the type of asset.  Core capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships.  The components of supplementary capital include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values.  Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.  Additionally, a savings bank that retains credit risk in connection with an asset sale may be required to maintain additional regulatory capital because of the purchaser’s recourse against the savings bank.  In assessing an institution’s capital adequacy, the OCC takes into consideration not only these numeric factors but also qualitative factors as well, and has the authority to establish higher capital requirements for individual institutions where necessary.

At December 31, 2012, Westbury Bank’s capital exceeded all applicable regulatory requirements.  See “Historical and Pro Forma Regulatory Capital Compliance.”  However, at that date, Westbury Bank was not in compliance with the IMCR, which requires Westbury Bank to maintain a tier 1 leverage capital ratio of 8.00% and a total risk-based capital ratio of 12.00%, because its tier 1 leverage ratio was 7.89% and its total risk-based capital ratio was 11.79% at that date.

The federal banking regulators have recently issued proposed rules that, if adopted, will significantly increase regulatory capital requirements.  Among other things, the proposed rules would introduce a new minimum common equity tier 1 capital ratio of 4.5% of risk-weighted assets and increase the minimum tier 1 capital ratio from 4.0% to 6.0% of risk-weighted assets.  There would also be a new “capital conservation buffer” that would require an institution to hold an additional 2.5% of common equity tier 1 capital to risk-based assets in order to avoid restriction on dividends and executive compensation.  The proposed rules would also impose stricter capital deduction requirements and revise the current risk-weighting categories.  The new requirements would be phased in over a period of several years if the proposed rules are finalized and adopted.

Capital Distributions. Federal regulations restrict capital distributions by savings institutions, which include cash dividends, stock repurchases and other transactions charged to the capital account of a savings institution.  A federal savings institution must file an application with the OCC for approval of the capital distribution if:

•                                          the total capital distributions for the applicable calendar year exceeds the sum of the institution’s net income for that year to date plus the institution’s retained net income for the preceding two years that is still available for dividend;

•                                          the institution would not be at least adequately capitalized following the distribution;

•                                          the distribution would violate any applicable statute, regulation, agreement or written regulatory condition; or

•                                          the institution is not eligible for expedited review of its filings (i.e., generally, institutions that do not have safety and soundness, compliance and Community Reinvestment Act ratings in the top two categories or fail a capital requirement).

A savings institution that is a subsidiary of a holding company, which is the case with Westbury Bank, must file a notice with the Federal Reserve Board at least 30 days before the board of directors declares a dividend or approves a capital distribution.  In addition, Westbury Bank has agreed with its regulators not to make or declare any dividend or capital distribution without submitting appropriate regulatory applications.

Applications or notices may be denied if the institution will be undercapitalized after the dividend, the proposed dividend raises safety and soundness concerns or the proposed dividend would violate a law, regulation enforcement order or regulatory condition.

In the event that a savings institution’s capital falls below its regulatory requirements or it is notified by the regulatory agency that it is in need of more than normal supervision, its ability to make capital distributions would be restricted.  In addition, any proposed capital distribution could be prohibited if the regulatory agency determines that the distribution would constitute an unsafe or unsound practice.

Insurance of Deposit Accounts.  The Dodd-Frank Act permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2008.  Also, under the Dodd-Frank Act, noninterest-bearing checking accounts have unlimited deposit insurance through December 31, 2012.

Under the FDIC’s risk-based assessment system, insured institutions are assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other risk factors.  Rates are based on each institution’s risk category and certain specified risk adjustments.  Stronger institutions pay lower rates while riskier institutions pay higher rates.

In February 2011, the FDIC published a final rule under the Dodd-Frank Act to reform the deposit insurance assessment system.  The rule redefined the assessment base used for calculating deposit insurance assessments effective April 1, 2011.  Under the new rule, assessments are based on an institution’s average consolidated total assets minus average tangible equity instead of total deposits.   The proposed rule revised the assessment rate schedule to establish assessments ranging from 2.5 to 45 basis points.  Deposit assessments were prepaid in December 2009 for the fourth quarter of 2009 and for calendar years 2010 through 2012.  Estimated assessments were based on certain assumptions specified by the FDIC, including a 5% annual growth rate.  Prepaid assessments are to be applied against actual assessments until the prepaid assessments are exhausted.  Unused prepayments will be returned to the institutions on June 30, 2013.  We recorded the prepayment of assessments as a prepaid expense, which is being amortized to expense over three years.  Our prepayments amount was $3.8 million.

In addition to the FDIC assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the FDIC, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019.  For the quarter ended September 30, 2012, the annualized Financing Corporation assessment was equal to 0.66 basis points of total assets less tangible capital.

The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits.  The FDIC must seek to achieve the 1.35% ratio by September 30, 2020.  Insured institutions with assets of $10 billion or more are supposed to fund the increase.  The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the FDIC and the FDIC has exercised that discretion by establishing a long-term fund ratio of 2%.

The FDIC has authority to increase insurance assessments.  Any significant increases would have an adverse effect on the operating expenses and results of operations of Westbury Bank.  Management cannot predict what assessment rates will be in the future.

Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.  We do not currently know of any practice, condition or violation that may lead to termination of our deposit insurance.

Federal Home Loan Bank System.  Westbury Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks.  The Federal Home Loan Bank System provides a central credit facility primarily for member institutions as well as other entities involved in home mortgage lending.  As a member of the Federal Home Loan Bank of Chicago, Westbury Bank is required to acquire and hold shares of capital stock in the Federal Home Loan Bank.  As of September 30, 2012, Westbury Bank was in compliance with this requirement.

Community Reinvestment Act. Under the Community Reinvestment Act (“CRA”), Westbury Bank has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the OCC, in connection with its examination of Westbury Bank, to assess its record of meeting the credit needs of its community and to take that record into account in its evaluation of certain applications by Westbury Bank. For example, the regulations specify that a bank’s CRA performance will be considered in its expansion (e.g., branching) proposals and may be the basis for approving, denying or conditioning the approval of an application. As of the date of its most recent regulatory examination, Westbury Bank was rated “satisfactory” with respect to its CRA compliance.

Enforcement. The OCC has primary enforcement responsibility over federal savings institutions, including the authority to bring enforcement action against “institution-related parties,” including officers, directors, certain shareholders, and attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution.  Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution, receivership, conservatorship or the termination of deposit insurance.  Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1.0 million per day.

Prompt Corrective Regulatory Action. The OCC is required to take supervisory actions against undercapitalized savings institutions under its jurisdiction, the severity of which depends upon the institution’s level of capital.  A savings institution that has total risk-based capital of less than 8% or a leverage ratio or a tier 1 risk-based capital ratio that generally is less than 4% is considered to be undercapitalized.  A savings institution that has total risk-based capital less than 6%, a tier 1 core risk-based capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be “significantly undercapitalized.”  A savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be “critically undercapitalized.”

Generally, the OCC is required to appoint a receiver or conservator for a savings institution that is “critically undercapitalized” within specific time frames.  The regulations also provide that a capital restoration plan must be filed with the OCC within 45 days of the date a savings institution receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.”  Any holding company for the savings institution required to submit a capital restoration plan must guarantee the lesser of an amount equal to 5% of the savings institution’s assets at the time it was notified or deemed to be undercapitalized by the OCC, or the amount necessary to restore the savings institution to adequately capitalized status.  This guarantee remains in place until the OCC notifies the savings institution that it has maintained adequately capitalized status for each of four consecutive calendar quarters, and the OCC has the authority to require payment and collect payment under the guarantee.  Various restrictions, such as on capital distributions and growth, also apply to “undercapitalized” institutions.  The OCC may also take any one of a number of discretionary supervisory actions against undercapitalized institutions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

The recently proposed rules discussed under “—Capital Requirements” that would increase regulatory capital requirements would, if adopted, adjust the prompt corrective action categories accordingly.

Other Regulations

Interest and other charges collected or contracted for by Westbury Bank are subject to state usury laws and federal laws concerning interest rates.  Westbury Bank’s operations are also subject to federal laws applicable to credit transactions, such as the:

•                                          Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•                                          Real Estate Settlement Procedures Act, requiring that borrowers for mortgage loans for one- to four-family residential real estate receive various disclosures, including good faith estimates of settlement costs, lender servicing and escrow account practices, and prohibiting certain practices that increase the cost of settlement services;

•                                          Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•                                          Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•                                          Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

•                                          Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

•                                          Truth in Savings Act; and

•                                          Rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of Westbury Bank also are subject to the:

•                                          Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•                                          Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•                                          Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•                                          The USA PATRIOT Act, which requires savings banks operating to, among other things, establish broadened anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

•                                          The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

Holding Company Regulation

Pursuant to the Dodd-Frank Act, effective July 21, 2011, the Federal Reserve Board succeeded the OTS as the regulator for savings and loan holding companies, such as Westbury Bancorp, Inc.

General.  Upon completion of the conversion, Westbury Bancorp, Inc. will be a non-diversified unitary savings and loan holding company within the meaning of HOLA.  As such, Westbury Bancorp, Inc. will be registered with the Federal Reserve Board and subject to inspection and supervision by the Federal Reserve Bank of Chicago. Westbury Bancorp, Inc. will be subject to certain Federal Reserve Board regulations (including applicable regulations of the former OTS), and reporting requirements.  In addition, the Federal Reserve Board will have enforcement authority over Westbury Bancorp, Inc. and its non-insured subsidiaries.  Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution.

Permissible Activities. As a savings and loan holding company, Westbury Bancorp, Inc.’s activities will be limited to those activities permissible by law for financial holding companies (if Westbury Bancorp, Inc. files an election to be treated as a financial holding company and meets the other requirements to be a financial holding company) or multiple savings and loan holding companies.  A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity.  Such activities include lending activities, insurance and underwriting equity securities.  The Dodd-Frank Act added that any savings and loan holding company that engages in activities permissible for a financial holding company must meet the qualitative requirements for a bank holding company to be a financial holding company (including electing to be treated as a financial holding company) and conduct the activities in accordance with the requirements that would apply to a financial holding company’s conduct of the activity.  A multiple savings and loan holding company may generally engage in activities permitted for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act of 1956, subject to regulatory approvals, and certain activities authorized by federal regulation.

Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or holding company thereof, without prior written approval of the Federal Reserve Board.  It also prohibits the acquisition or retention of, with certain exceptions, more than 5% of a nonsubsidiary company engaged in activities that are not closely related to banking or financial in nature, or acquiring or retaining control of an institution that is not federally insured.  In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Board must consider the financial and managerial resources, future prospects of the company and institution involved, the effect of the acquisition on the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors.

The Federal Reserve Board is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions:

(i)                                     the approval of interstate supervisory acquisitions by savings and loan holding companies; and

(ii)                                  the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisition.

The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Capital Requirements.  Savings and loan holding companies have not historically been subjected to consolidated regulatory capital requirements.  However, the Dodd-Frank Act requires the Federal Reserve Board to set for all depository institution holding companies minimum consolidated capital levels that are as stringent as those required for the insured depository subsidiaries.  The components of tier 1 capital would be restricted to capital instruments that are currently considered to be tier 1 capital for insured depository institutions, which would exclude instruments such as trust preferred securities and cumulative preferred stock.  Instruments issued before May 19, 2010 are grandfathered for companies of consolidated assets of $15 billion or less.  Holding companies that were not regulated by the Federal Reserve Board as of May 19, 2010 receive a five year phase-in from the July 21, 2010 date of enactment of the Dodd-Frank Act.  The recently proposed rules discussed under “—Federal Banking Regulation—Capital Requirements” that would increase regulatory capital requirements would, if adopted, apply regulatory capital requirements to savings and loan holding companies as required by the Dodd-Frank Act.  In addition, WBSB Bancorp, MHC and WBSB Bancorp, Inc. each have previously entered into an MOU with the OTS that required that they submit a capital plan providing for the maintenance of capital at levels sufficient to support its risk profile.  Each of WBSB Bancorp, MHC and WBSB Bancorp, Inc. has submitted the required business and capital plan, and such plans were previously approved by the OTS.  We expect that Westbury Bancorp, Inc. will be subject to the MOU subsequent to the conversion.

Source of Strength.  The Dodd-Frank Act extends the “source of strength” doctrine to savings and loan holding companies.  The regulatory agencies must promulgate regulations implementing the “source of strength” policy that requires holding companies act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

Payment of Dividends.  The Federal Reserve Board has issued policy guidance regarding the payment of dividends by bank holding companies that it has made applicable to savings and loan holding companies as well.  In general, the Federal Reserve Board’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition.  Federal Reserve Board guidance provides for prior regulatory review of capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition.  The ability of a holding company to pay dividends may be restricted if a subsidiary institution becomes undercapitalized.  The policy statement also provides for regulatory review prior to a holding company redeeming or repurchasing regulatory capital instruments when the holding company is experiencing financial weaknesses or redeeming or repurchasing common stock or perpetual preferred stock that would result in a net reduction as of the end of a quarter in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies could affect the ability of Westbury Bancorp, Inc. to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.  In addition, WBSB Bancorp, MHC and WBSB Bancorp, Inc. previously entered into an MOU with the OTS pursuant to which they are not permitted to declare or pay any cash dividends without the written non-objection of the OTS.  We expect that Westbury Bancorp, Inc. will be deemed to be subject to the MOU following the conversion such that Westbury Bancorp, Inc. is also prohibited from declaring or paying dividends without prior regulatory approval.

Acquisition.  Under the Federal Change in Bank Control Act, a notice must be submitted to the Federal Reserve Board if any person (including a company), or group acting in concert, seeks to acquire direct or indirect “control” of a savings and loan holding company.  Under certain circumstances, a change of control may occur, and prior notice is required, upon the acquisition of 10% or more of the company’s outstanding voting stock, unless the Federal Reserve Board has found that the acquisition will not result in control of the company.  A change in control definitively occurs upon the acquisition of 25% or more of the company’s outstanding voting stock.  Under the Change in Bank Control Act, the Federal Reserve Board generally has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition.

Federal Securities Laws

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the shares of common stock to be issued pursuant to the stock offering.  Upon completion of the stock offering, our common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934.  We will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock to be issued in the stock offering does not cover the resale of those shares.  Shares of common stock purchased by persons who are not our affiliates may be resold without registration.  Shares purchased by our affiliates will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933.  If we meet the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of ours that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares, or the average weekly volume of trading in the shares during the preceding four calendar weeks.  In the future, we may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Emerging Growth Company Status

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act has made numerous changes to the federal securities laws to facilitate access to capital markets.  Under the JOBS Act, a company with total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year qualifies as an “emerging growth company.”  We qualify as an “emerging growth company” and believe that we will continue to qualify as an “emerging growth company” for five years from the completion of the stock offering.

As an “emerging growth company” we have elected to use the transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Additionally, we are in the process of evaluating the benefits of relying on the reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Act, (iii) hold non-binding stockholder votes regarding annual executive compensation or executive compensation payable in connection with a merger or similar corporate transaction, (iv) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (v) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.  However, we will also not be subject to the auditor attestation requirement or additional executive compensation disclosure so long as we remain a “smaller reporting company” under Securities and Exchange Commission regulations (generally less than $75 million of voting and non-voting equity held by non-affiliates).

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act, our Chief Executive Officer and Chief Financial Officer will be required to certify that our quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal control over financial reporting; they have made certain disclosures to our auditors and the audit committee of the Board of Directors about our internal control over financial reporting; and they have included information in our quarterly and annual reports about their evaluation and whether there have been changes in our internal control over financial reporting or in other factors that could materially affect internal control over financial reporting.  We will be subject to further reporting and audit requirements beginning with the year ending December 31, 2012 under the requirements of the Sarbanes-Oxley Act.  We will prepare policies, procedures and systems designed to ensure compliance with these regulations.

TAXATION

Federal Taxation

General.  Westbury Bancorp, Inc. and Westbury Bank are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below.  The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to Westbury Bancorp, Inc. and Westbury Bank.

Method of Accounting.  For federal income tax purposes, Westbury Bank currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31st for filing its consolidated federal income tax returns.  The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

Minimum Tax.  The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, referred to as “alternative minimum taxable income.”  The alternative minimum tax is payable to the extent alternative minimum taxable income is in excess of an exemption amount.  Net operating losses can, in general, offset no more than 90% of alternative minimum taxable income.  Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years.  At December 31, 2011, Westbury Bank had no minimum tax credit carryforward.

Corporate Dividends.  We may exclude from our income 100% of dividends received from Westbury Bank as a member of the same affiliated group of corporations.

Audit of Tax Returns.  Westbury Bank’s tax returns for tax years 2003 — 2007 were subject to an ordinary audit by the Internal Revenue Service.  As a result, Westbury Bank amended its tax returns for those years to exclude as deductions from income certain business development and entertainment expenses for which Westbury Bank did not have sufficient documentation.  In addition, the Internal Revenue Service took the position that Westbury Bank should have amortized the organizational costs of the formation of WBSB Bancorp, MHC over five years instead of four years.  As a result of this audit, Westbury Bank paid additional taxes for those tax years, as well as related penalties; however, the total amount was immaterial to our results of operations.  Westbury Bank considers the matter fully resolved.

State Taxation

Westbury Bancorp, Inc., and Westbury Bank are subject to Wisconsin’s corporate income tax, which is imposed at a flat rate of 7.9% on apportioned “adjusted gross income.” “Adjusted gross income,” for purposes of the Wisconsin corporate income tax, begins with taxable income as defined by Section 62 of the Code, and thus, incorporates federal tax law to the extent that it affects the computation of taxable income.  Federal taxable income is then adjusted by several modifications pursuant to Wisconsin tax regulation.

Other applicable state taxes include generally applicable sales and use taxes plus real and personal property taxes. Westbury Bank’s state income tax returns have not been audited in recent years.

MANAGEMENT OF WESTBURY BANCORP, INC.

Shared Management Structure

The directors of Westbury Bancorp, Inc. are the same persons who are the directors of Westbury Bank.  In addition, each executive officer of Westbury Bancorp, Inc. is also an executive officer of Westbury Bank.  We expect that Westbury Bancorp, Inc. and Westbury Bank will continue to have common executive officers until there is a business reason to establish separate management structures.

Executive Officers of Westbury Bancorp, Inc. and Westbury Bank

The following table sets forth information regarding the executive officers of Westbury Bancorp, Inc. and Westbury Bank and their ages as of September 30, 2012.  The executive officers of Westbury Bancorp, Inc. and Westbury Bank are elected annually.

Name	Age	Position

Raymond F. Lipman	63	President, Chief Executive Officer and Chairman
Kirk J. Emerich	49	Senior Vice President and Chief Financial Officer
Greg T. Remus(1)	43	Senior Vice President of Lending
Michael L. Holland	40	Senior Vice President and Chief Credit Officer
Nancie P. Heaps	61	Senior Vice President of Human Resources and Marketing and Secretary
Wendy L. Heather(1)	57	Senior Vice President of Secondary Market and Retail Lending
Sue E. Garman(1)	57	Senior Vice President of Branch Operations

(1)   Not an officer of Westbury Bancorp, Inc.

Directors of Westbury Bancorp, Inc. and Westbury Bank

Westbury Bancorp, Inc. has nine directors.  Directors serve three-year staggered terms.  Directors of Westbury Bank will be elected by Westbury Bancorp, Inc. as its sole stockholder.

The following table states our directors’ names, their ages as of September 30, 2012, the years that they began serving as directors of Westbury Bank and when their current term as directors of Westbury Bancorp, Inc. expires:

Name	Position(s) Held With Westbury Bancorp, Inc.	Age	Director Since	Current Term Expires

Raymond F. Lipman	President, Chief Executive Officer and Chairman of the Board	63	1992	2015
Russell E. Brandt	Director	59	1991	2016(1)
William D. Gehl	Director	66	1995	2015
Gerald R. Guarnaccio	Director	62	2009	2014
Andrew J. Gumm	Director	63	1991	2015
James L. Mohr	Director	62	2009	2016(1)
James A. Spella	Director	67	1999	2014
Terry Wendorff	Director	53	2007	2014
J.J. Ziegler	Director	56	2001	2016(1)

(1)           Each of Messrs. Brandt, Mohr and Ziegler are currently serving terms that expire at Westbury Bancorp, Inc.’s 2013 annual meeting of shareholders.  We anticipate that the 2013 annual meeting of shareholders will be held prior to the closing of the offering, and that WBSB Bancorp, Inc., the sole shareholder of Westbury Bancorp, Inc., will elect all three individuals for three-year terms expiring at the 2016 annual meeting of shareholders.

Director Qualifications

In considering and identifying individual candidates for director, our nominating and governance committee and our Board of Directors takes into account several factors which they believe are important to the operations of Westbury Bank as a community banking institution.  With respect to specific candidates, the Board and Committee assess the specific qualities and experience that such individuals possess, including: (1) overall familiarity and experience with the market areas served by Westbury Bank and the community groups located in such communities; (2) knowledge of the local real estate markets and real estate professionals; (3) contacts with and knowledge of local businesses operating in our market area; (4) professional and educational experience, with particular emphasis on real estate, legal, accounting or financial services; (5) experience with the local governments and agencies and political activities; (6) any adverse regulatory or legal actions involving the individual or entity controlled by the individual; (7) the integrity, honesty and reputation of the individual; (8) experience or involvement with other local financial services companies and potential conflicts that may develop; (9) the past service with Westbury Bank or its subsidiaries and contributions to their operations; and (10) the independence of the individual.  While the Board of Directors and the Committee do not maintain a written policy on diversity which specifies the qualities or factors the Board or Committee must consider when assessing Board members individually or in connection with assessing the overall composition of the Board, the Board and Committee take into account: (1) the effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new Board members; (2) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition; and (3) the number of independent outside directors and other possible conflicts of interest of existing and potential members of the Board of Directors.

Board Independence

The Board of Directors has determined that each of our directors, with the exception of President and Chief Executive Officer Raymond F. Lipman and James A. Spella, is “independent” as defined in the listing standards of the Nasdaq Stock Market.  Mr. Lipman is not independent because he is one of our executive officers, and Mr. Spella is not independent because payments by Westbury Bank of legal fees to the Schloemer Law Firm, of which Mr. Spella is a partner, exceeded limitations under applicable Nasdaq rules during 2010 and 2011.

In determining the independence of the other directors, the Board of Directors considered the following facts.  During the fiscal year ended September 30, 2012, Westbury Bank paid $179,571 in rent for one of its branch offices to Ziegler-Bence Development, a real estate development and management company of which Director J.J. Ziegler is a partner; $50,424 in fees for various printing services to Brandt Printing, Inc., a printing company owned by Director Russell Brandt; $5,860 in fees for preparation and filing of tax returns to James Mohr & Associates LLP, an accounting firm of which Director James Mohr is a principal; and $121,434 in fees for property management and remodeling services to Gerald Nell Inc., a property management company with which Director Gerald Guarnaccio is employed as vice president of operations for the construction division.  The Board of Directors determined that the payment of market rent for commercial space does not interfere with Mr. Ziegler’s exercise of independent judgment in carrying out his responsibilities as a director; that the payment of market prices for printing services does not interfere with Mr. Brandt’s exercise of independent judgment in carrying out his responsibilities as a director; that the payment of market prices for tax return preparation and filing, combined with our decision not to retain James Mohr & Associates LLP for tax preparation services for future periods, does not interfere with Mr. Mohr’s exercise of independent judgment in carrying out his responsibilities as a director; and that the payment of market prices for property management and remodeling services does not interfere with Mr. Guarnaccio’s exercise of independent judgment in carrying out his responsibilities as a director.

The Business Background of Our Directors and Executive Officers

The business experience for the past five years of each of our directors and executive officers is set forth below.  With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a director.  Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors:

Raymond F. Lipman is our President and Chief Executive Officer and serves as Chairman of our Board of Directors. He has been employed with Westbury Bank since 1976 in a variety of roles, including service as Chief Financial Officer for 15 years.  He has served as President since 1991, Chief Executive Officer since 1994 and Chairman of the Board since 2005.  Mr. Lipman has over 35 years of community banking experience. Mr. Lipman holds a degree in accounting from the University of Wisconsin-Whitewater.  Mr. Lipman has extensive ties to the community that support our business generation, including service with the West Bend Economic Development Corporation, West Bend Rotary Club, the Museum of Wisconsin Art, and various greater West Bend area economic development efforts.  Mr. Lipman was selected to serve as a director because his extensive experience in a variety of roles at Westbury Bank provides a broad and unique perspective on the challenges facing our organization and on our business strategies and operations.

Russell E. Brandt is President and majority owner of Brandt Printing, Inc., a commercial printer serving the Washington County and greater Milwaukee metropolitan area, where he has served since founding the company in 1974.  Mr. Brandt served as a Trustee of the Village of Slinger, Wisconsin from 1987-1992, and has served its President since 2003.  In this role, Mr. Brandt was instrumental in improving the village’s finances and in forming a storm water utility to address flooding issues.  Mr. Brandt has been a member of the Rotary Club since 1975, and, together with his wife, co-chaired a fund drive to improve local parks.  Mr. Brandt was selected to serve as a director because his familiarity with the needs of business customers in our market area provide unique perspective on our business and operations, particularly with respect to our increased commercial business lending activities, and because his years of public service provide insight on economic and other conditions in our market area.

William D. Gehl is the Chairman of IBS of Southeastern Wisconsin, a distributor of portable power products, a position he has held since 2011.  Previously, from 1992-2008, he served as President and Chief Executive Officer of Gehl Company, a publicly traded company that was engaged in the manufacturing of compact construction equipment.  He serves on the boards of directors and audit committees of FreightCar America, Inc., a publicly traded company manufacturer of railroad freight cars, and Astec Industries, Inc., a publicly traded manufacturer of infrastructure development equipment.  He also serves on the boards of directors of Oilgear, Inc., a privately held manufacturer of hydraulic pumps, Mason Wells, Inc., a private equity firm, and the West Bend Community Foundation.  Mr. Gehl is a graduate of the University of Notre Dame, and holds an MBA from the Wharton School of Finance at the University of Pennsylvania and a juris doctor from the University of Wisconsin School of Law.  He is a member of the Wisconsin and Florida State Bars.  Mr. Gehl was selected to serve as a director because his business experience and educational background provides unique perspective on our business operations, and because his service on the board of directors and audit committees of publicly held companies provides insight with respect to issues that our organization will face as a public company, including oversight of financial controls and procedures and the preparation and review of financial statements.

Gerald R. Guarnaccio is the Vice President of Operations for Gerald Nell, Inc. a design and construction firm that has been operating in our market area for nearly 50 years.  He holds a degree in building construction from the University of Wisconsin-Stout.  Mr. Guarnaccio was selected to serve as a director because his experience in the local construction industry provides unique perspective on housing and real estate trends in our market area, and on the risks and opportunities related to our lending operation, particularly commercial real estate lending.

Andrew J. Gumm is the founder of AJG Consulting LLC, which provides consulting services to utility companies with an emphasis on regulatory approvals for utility projects.  Prior to his retirement in 2012, he was employed by Wisconsin Energies for over 40 years in a variety of roles, including Senior Manager of Project Siting and Approvals.  He holds a degree in business administration from Carthage College in Kenosha, Wisconsin.  Mr. Gumm is a board member of the Museum of Wisconsin Art, Threshold, Inc., the West Bend Rotary Club, and the American Red Cross, and is current President of the West Bend Economic Development Corporation and a past President of the Washington County Economic Development Corporation.  Mr. Gumm was selected to serve as a director because of his extensive management experience at a regulated entity, and because his service to the community in which we operated provides a unique perspective on economic and other conditions in our market area.

James L. Mohr is a certified public accountant and is the founder of James L. Mohr & Associates LLP, a certified public accounting firm serving businesses and individuals in our market area.  Previously, Mr. Mohr spent 25 years at KPMG LLP, including 17 years as a partner in the tax department working with financial institutions.  Mr. Mohr holds a bachelor’s degree in business from the Indiana University

School of Business and a juris doctor from the Indiana University School of Law.  He has served as an adjunct professor in the University of Wisconsin-Milwaukee Masters in Taxation program, teaching courses in executive compensation and partnership taxation.  Mr. Mohr is a member of the board of directors of several private foundations, and is a member of the Children’s Hospital Foundation Planned Giving Council and the Crossroads Presbyterian Church Foundation.  He has previously served as president of the Silver Spring Neighborhood Center, Wiscraft, Inc., a business employing the blind, and Wisconsin Swimming Inc., and on the advisory board of The Salvation Army.  Mr. Mohr was selected to serve as a director because his extensive experience as a certified public accountant, specifically working for financial institutions, provides unique perspective with respect to the preparation and review of our financial statements, the supervision of our independent auditors and the review and oversight of our financial controls and procedures and our accounting practices.

James A. Spella is a partner in The Schloemer Law Firm, S.C., where he has practiced real estate, business, tax and estate planning since 1973.  Prior to joining the firm, he was a tax attorney with Arthur Andersen & Company.  He holds a bachelor’s degree in accounting from Marquette University and a juris doctor from Marquette University Law School.  Mr. Spella has served as legal advisor to or director of a number of community organizations, including the Rotary Club, the Threshold Foundation, the West Bend Community Foundation, Partners in Philanthropy, West Bend Economic Development Corporation and the St. Frances Cabrini School Board.  Mr. Spella was selected to serve as a director because his extensive experience as a business and tax attorney provides a unique perspective on our business and operations, and because his client service and his community service provide insight into the needs of members of our community as well as economic and other trends developing in our market area.

Terry Wendorff is the President of Sno-Way International, Inc., a manufacturer of snow and ice control equipment, where he has served since 1993.  From 1980 to 1993, he served as operations manager for Simone Engineering, Inc., a multi-state distributor of valves, instruments and controls.  Mr. Wendorff is a board member of the Washington County Economic Development Corporation, president of the Kettle Moraine Lions Club, and is a member and past president of the Harford Area Chamber of Commerce.  Mr. Wendorff was selected to serve as a director because his experience managing and overseeing a business provides perspective with respect to general business operations and experience reviewing financial statements.

J.J. Ziegler is the managing member of several real estate development companies.  He holds a degree in landscape architecture from the University of Wisconsin.  Mr. Ziegler serves on the board of directors of Proven Direct, Inc., a marketing and digital print company, and is a former board member of the Riveredge Nature Center, the Kettle Moraine YMCA, the Washington County Economic Development Corporation and a former member of the Rotary Club.  Mr. Ziegler was selected to serve as a director because his experience managing his own business provides insight with respect to general business operations as well as experience reviewing financial statements, and his experience in the real estate industry provides unique perspective on the risks and opportunities related to our lending operations, particularly commercial real estate lending.

Executive Officers Who Are Not Directors:

Kirk J. Emerich has been employed by Westbury Bank since 1992, and is currently serving as Senior Vice President and Chief Financial Officer.  He has over 26 years of experience in the financial services industry, having served as an accountant with Ernst & Young for six years prior to joining Westbury Bank.  He served as a director of Westbury Bank for four years, stepping down in 2008 upon the completion of the merger with Continental Savings Bank.  Mr. Emerich holds a degree in accounting from the University of Wisconsin-Whitewater, and is a certified public accountant.  His responsibilities include the management and supervision of the Accounting, Compliance, Information Technology and Operations Departments. Mr. Emerich oversees the preparation of financial statements and budgets, capital planning initiatives, and the asset/liability and investment management function.  He is a member and past president of the West Bend Sunrise Rotary, treasurer of the West Bend Sunrise Rotary Foundation, and past president of the West Bend Area Chamber of Commerce.

Greg J. Remus has been employed by Westbury Bank since 2009, and is currently serving as Senior Vice President of Lending.  Mr. Remus has over 20 years of experience in the financial services industry.  He previously served as Vice President of Commercial Real Estate for M&I Bank from 2004-2009 and, before that, as Vice President Commercial Lending of ISB Community Bank.  Mr. Remus holds a degree in mathematics from the University of Wisconsin.  His responsibilities include general oversight of our commercial business, multi-family and commercial real estate loan portfolio, including credit quality, underwriting, administration, collections, loan yield pricing and portfolio growth.

Michael C. Holland was hired by Westbury Bank in October, 2012, to serve as Senior Vice President and Chief Credit Officer.  Mr. Holland has 10 years of experience in the financial services industry.  He previously served as Vice President of Business Banking at ISB Community Bank from 2004-2012 and, before that, as Credit Analyst at Associated Bank.  Mr. Holland holds a master’s degree in finance and a bachelor’s degree in economics, both from the University of Wisconsin.  His responsibilities include the management and supervision of credit administration, commercial collections and commercial loan processing.

Nancie P. Heaps has been employed by Westbury Bank since 1973, and is currently serving as Senior Vice President of Human Resources and Marketing, and Secretary.  Her responsibilities include planning and administering policies relating to all phases of human resources activity and overseeing the design and implementation of our marketing initiatives.   She also maintains records of the activities of the Board of Directors and committees of the Board of Directors.  Ms. Heaps holds a degree in education from the University of Wisconsin-Oshkosh.  She has over 35 years of experience in the financial services industry, having spent her entire career in various positions at Westbury Bank.

Wendy L. Heather has been employed by Westbury Bank since 2000, and is currently serving as Senior Vice President of Secondary Market and Retail Lending.  Ms. Heather has over 22 years of experience in the financial services industry, having previously served as Business Development Officer, Mortgage Loan Originator and Branch Manager of Westbury Bank.  Her responsibilities include general oversight of our residential loan portfolio (including credit quality, loan yield pricing and portfolio growth), our retail loan operations (including processing, underwriting and closing), secondary market loan sales (including post-closing and servicing), and our consumer lending activities.

Sue E. Garman has been employed by Westbury Bank since 1985 in a variety of roles, and is currently serving as Senior Vice President of Branch Operations.  Ms. Garman has over 38 years of experience in the financial services industry, having previously served in several positions at Chase Bank.   Ms. Garman’s responsibilities include general oversight of our retail operations, including deposit growth cost of funds and branch network operations.

Meetings and Committees of the Board of Directors of Westbury Bank

We conduct business through meetings of our Board of Directors and its committees.  During the year ended September 30, 2012, the Board of Directors of Westbury Bank had 12 regular meetings, three special meetings and one annual meeting.  Set forth below is a brief description of the standing committees of the Board of Directors of Westbury Bank and their current membership.

The audit committee is currently comprised of Directors Spella (Chairman), Mohr, Guarnaccio and Wendorff.  The audit committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to (i) the integrity of the financial reporting process, the systems of internal control, the audit process, and the financial statements and reports of Westbury Bank, (ii) the performance of the internal audit function, and (iii) compliance with laws and regulatory requirements.  The audit committee is also directly responsible for the appointment, compensation and oversight of Westbury Bank’s independent auditor. The audit committee met three times during the year ended September 30, 2012.

The nominating and governance committee is currently comprised of Directors Ziegler (Chairman), Spella, Wendorff and Gumm.  The nominating and governance committee is responsible for (i) implementing and evaluating the overall corporate governance policies for Westbury Bank; (ii) identifying, screening, recruiting and presenting director candidates to the Board of Directors; (iii) recommending directors for membership on the various committees of the Board of Directors; and (iv) reviewing and presenting changes to the bylaws of Westbury Bank for the Board of Directors’ consideration and approval.  The nominating and governance committee met two times during the year ended September 30, 2012.

The personnel and compensation committee is currently comprised of Directors Gehl (Chairman), Gumm, Spella and Mohr.  The personnel and compensation committee assists the Board of Directors in fulfilling its responsibilities related to employee compensation.  The personnel and compensation committee is responsible for (i) establishing Westbury Bank’s general compensation philosophy, (ii) developing and implementing compensation, benefits and perquisite programs, (iii) approving and evaluating compensation plans with respect to officers having the title Senior Vice President or higher, (iv) ratifying compensation plans, policies and programs for all other employees, (v) recommending levels of compensation for directors, (vi) evaluating the performance of senior executive officers, (vii) recommending to the Board of Directors the discretionary contribution to be made under Westbury Bank’s 401(k) plan, and (viii) developing and monitoring a succession plan for senior management.  The personnel and compensation committee met five times during the year ended September 30, 2012.

The directors’ loan committee is comprised of at least three independent directors, currently Directors Brandt (Chairman), Spella, Gumm and Ziegler.  Our Chief Executive Officer, our Chief Financial Officer, our Senior Vice President of Lending, our Chief Credit Officer and our Senior Vice President of Secondary Market and Retail Lending participate in directors’ loan committee meetings but are not voting members of the committee.  The directors’ loan committee assists the Board of Directors in maintaining and monitoring the quality of loan portfolio and the supervision of the safe and sound operation of Westbury Bank’s lending operations.  The directors’ loan committee is responsible for (i) reviewing and approving credit requests in excess of credit limits authorized for loan officers and senior management, (ii) reviewing and recommending to the Board of

Directors loan requests from directors or other insiders in compliance with the Insider Loan Policy, and (iii) reviewing all loans in excess of a designated amount that were approved within the credit limits authorized for loan officers and senior management.  The directors’ loan committee met 15 times during the year ended September 30, 2012.

The enterprise risk committee is currently comprised of Directors Mohr (Chairman), Brandt, Wendorff and Ziegler.  The enterprise risk committee assists the Board of Directors in supervising the enterprise risk of Westbury Bank, reviews the risk tolerance of Westbury Bank, and advises the Board of Directors with respect to the enterprise risk management framework. The enterprise risk committee met one time during the year ended September 30, 2012.

Meetings and Committees of the Board of Directors of Westbury Bancorp, Inc.

The Board of Directors of Westbury Bancorp, Inc. has met one time since the incorporation of Westbury Bancorp, Inc. to address certain organizational matters, and has established the following standing committees:  the Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee.  Each of these committees will operate under a written charter, which governs their composition, responsibilities and operations.

The Audit Committee will be responsible for supervising Westbury Bancorp, Inc.’s accounting, financial reporting and financial control processes.  Generally, the Audit Committee will oversee management’s efforts with respect to the quality and integrity of our financial information and reporting functions and the adequacy and effectiveness of our system of internal accounting and financial controls.  The Audit Committee will also review the independent audit process and the qualifications of the independent registered public accounting firm.

The Audit Committee will be comprised of Directors Mohr (Chairman), Gumm, Guarnaccio and Wendorff.  We intend that each member of the Audit Committee, except for Mr. Mohr, will be deemed to be “independent” as defined in the Nasdaq corporate governance listing standards and will satisfy the additional independence requirements of applicable Securities and Exchange Commission rules.  Mr. Mohr will serve on the Audit Committee pursuant to an exemption that permits one director who is not independent under the Nasdaq listing standards for a period of up to two years, and pursuant to a Securities and Exchange Commission rule that exempts the minority of the members of the Audit Committee from the independence requirements otherwise applicable to audit committees for a period of one year from the effective date of Westbury Bancorp, Inc.’s registration statement, which we expect to be approximately February 12, 2013.  The Board of Directors has determined that the receipt by James Mohr & Associates LLP, an accounting firm of which Mr. Mohr is a principal, of fees for preparation and filing of tax returns in the amount of $13,100 in 2010, $12,300 in 2011, and $16,800 in 2012 (all of which fees in 2012 related to preparation and filing of tax returns for tax year 2011 and the preparation of the tax information related to tax year 2011 for inclusion in the registration statement) will not affect the ability of the Audit Committee to act independently of management or to satisfy applicable Securities and Exchange Commission requirements for audit committees of publicly held companies.  Furthermore, Westbury Bancorp, Inc. and Westbury Bank do not intend to engage James Mohr & Associates LLP for purposes of preparing and filing tax returns or for any other services subsequent to the completion of the tax returns for tax year 2011.  Accordingly, under applicable Nasdaq listing standards and Securities and Exchange Commission rules, Mr. Mohr will be independent for purposes of service on the Audit Committee beginning on or about January 1, 2013.

The Audit Committee will have sole responsibility for engaging our registered public accounting firm.  Based on its review of the criteria of an “audit committee financial expert” under the rules adopted by the Securities and Exchange Commission, our board of directors believes that Mr. Mohr qualifies as an “audit committee financial expert” under applicable Securities and Exchange Commission rules.

The Nominating Committee will meet at least annually in order to nominate candidates for membership on our board of directors.  The Nominating Committee will be comprised of Directors Ziegler (Chairman), Mohr, Gumm and Wendorff.

The Compensation Committee will establish Westbury Bancorp, Inc.’s compensation policies and will review compensation matters.  The Compensation Committee will be comprised of Directors Gehl (Chairman), Gumm and Wendorff.

Board Structure and Risk Oversight

Our Board of Directors is chaired by Raymond F. Lipman, who is also our President and Chief Executive Officer.  We believe our governance structure is appropriate given the size, limited market area and relatively non-complex operating philosophy of our organization.  In addition, we have never engaged in a transaction with any affiliate of Mr. Lipman.  As President and Chief Executive Officer of Westbury Bank, and having been employed by Westbury Bank in various roles for his entire 35 year career, Mr. Lipman is well positioned to understand the challenges faced by our organization.  As a result, he can set our strategic direction, provide day-to-day leadership, and also set the agenda of the Board of Directors.  We understand the risk that an inside Chairman could theoretically manage the Board of Directors’ agenda to limit the consideration of important issues relating to management.

To minimize the risk involved with having a joint Chairman and Chief Executive Officer, the independent directors will meet in executive sessions periodically to discuss certain matters such as the chief executive officer’s performance and his annual compensation as well as our independent audit and internal controls.  In addition, we have appointed Andrew J. Gumm, who has served as a director of Westbury Bank since 1991, as our lead independent director.  The lead independent director provides a source of leadership that is complimentary to that provided by the Chairman, but is independent of management.  The lead independent director is responsible for providing input with respect to the preparation of agendas for meetings of the Board of Directors and committees, working with the Chairman and the corporate secretary to ensure that the Board of Directors has adequate resources and information to support its activities, serving as chair of Board of Directors meetings in the Chairman’s absence, educating the Board of Directors as to its responsibilities, chairing meetings of the independent directors and serving as a liaison between the Board of Directors and management and among individual directors.  We intend to rotate the position of lead independent director every three years.

The Board of Directors is actively involved in oversight of risks that could affect Westbury Bancorp, Inc. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee regarding its considerations and actions, regular reports directly from officers responsible for oversight of particular risks within Westbury Bancorp, Inc. as well as through internal and external audits.  Risks relating to the direct operations of Westbury Bank are further overseen by the Board of Directors of Westbury Bank, who are the same individuals who serve on the Board of Directors of Westbury Bancorp, Inc.  The Board of Directors of Westbury Bank also has additional committees that conduct risk oversight separate from Westbury Bancorp, Inc. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

Corporate Governance Policies and Procedures

In addition to establishing committees of our board of directors, Westbury Bancorp, Inc. will adopt several policies to govern the activities of both Westbury Bancorp, Inc. and Westbury Bank including corporate governance policies and a code of business conduct and ethics.  The corporate governance policies are expected to involve such matters as the following:

•                                          the composition, responsibilities and operation of our Board of Directors;

•                                          the establishment and operation of board committees, including audit, nominating and compensation committees;

•                                          convening executive sessions of independent directors; and

•                                          our Board of Directors’ interaction with management and third parties.

The code of business conduct and ethics, which is expected to apply to all employees and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations.  In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Executive Officer Compensation

Summary Compensation Table.  The table below summarizes for the fiscal year ended September 30, 2012 the total compensation paid to or earned by our President and Chief Executive Officer Raymond F. Lipman, and our two other most highly compensated executive officers.  Each individual listed in the table below is referred to as a named executive officer.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	All other compensation ($)(1)	Total ($)
Raymond F. Lipman President and Chief Executive Officer	2012	250,477	—	34,440	284,917
Kirk J. Emerich Senior Vice President and Chief Financial Officer	2012	140,335	—	14,134	154,469
Greg Remus Senior Vice President Commercial Lending	2012	116,999	20,000	4,967	141,966

(1)         The amounts in this column reflect what Westbury Bank paid for, or reimbursed, the applicable named executive officer for the various benefits and perquisites received.  A break-down of the various elements of compensation in this column is set forth in the following table:

All Other Compensation

Name	Auto Expenses ($)	Country Club Dues ($)	Board Fees ($)	Life Insurance Premiums ($)	Long-Term Care Premiums ($)	Employer Contributions to 401(k) Plan ($)	Total All Other Compensation ($)
Raymond F. Lipman	2,238	829	21,000	75	1,723	8,575	34,440
Kirk J. Emerich	7,048	829	—	75	1,270	4,912	14,134
Greg Remus	—	—	—	172	—	4,795	4,967

Benefit Plans and Agreements

Current Employment Agreement.  Westbury Bank entered into an employment agreement with Mr. Raymond Lipman in December 2008.  The employment agreement originally had a three-year term and currently will expire in March 2014 unless renewed.  The agreement provides for the payment of base salary which must be reviewed at least annually and which may be increased but not decreased, except for decreases applicable to all officers.  The current base salary for the executive is $250,477.  In addition to the base salary, the agreement provides the executive with an automobile and payment of reasonable costs related to such automobile.  The agreement also provides for participation in bonus programs and other employee benefit plans, arrangements and perquisites applicable to senior officers.  The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment.  In the event of the executive’s involuntary termination for reasons other than death, disability, retirement or a change in control, or in the event of termination for cause, or in the event the executive resigns during the term of the agreement following (i) Westbury Bank’s failure to elect or reelect or to appoint or reappoint the executive to the executive position, (ii) a material change in the nature or scope of the executive’s authority resulting in a reduction of the responsibility, scope, or importance of executive’s position, (iii) a material reduction in the benefits and perquisites paid to the executive unless such reduction is employer-wide, (iv) the failure of Westbury Bank’s officers, other than its internal audit staff, to report, directly or indirectly, to the executive, (v) liquidation or dissolution of Westbury Bank, WBSB Bancorp, Inc. or WBSB Bancorp, MHC, or (v) a material breach of the employment agreement by Westbury Bank, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to two times his then current base salary and his average annualized bonus paid by Westbury Bank for the prior three years. In addition, the executive would be entitled to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement.

In the event of a change in control of Westbury Bank, followed by executive’s involuntary termination or resignation for one of the reasons set forth above, the executive would be entitled to a severance payment in the form of a cash lump sum equal to the greater of (i) three times the sum of (a) the highest rate of base salary paid to the executive at any time, and (b) the greater of the average annualized cash bonus paid to the executive with respect to the three completed fiscal years prior to termination of employment or the cash bonus paid to the executive with respect to the fiscal year ended prior to the termination, or (ii) 2.99 times the executive’s “base amount” as defined under Internal Revenue Code Section 280G (the “base amount” is generally the five-year average of the executive’s taxable compensation).  In addition, the executive would be entitled to the continuation of life insurance and non-taxable medical and dental coverage for 36 months following the termination of employment. In the event payments made to the executive include an “excess parachute payment” as defined in

Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

In the event the executive becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code, the executive shall receive benefits under any disability plan maintained by Westbury Bank and other plans to which the executive is a party.  In the event of executive’s death during the term of the employment agreement, Westbury Bank will provide continuing Westbury Bank-paid health coverage to the executive’s family for one year following the executive’s death.  Upon termination of the executive’s employment following an “event of termination” as defined in the employment agreement, the executive agrees not to compete with Westbury Bank for a period of one year following termination.

Anticipated Future Employment Agreements.  Following the conversion and subject to any required regulatory approval, Westbury Bank intends to enter into new employment agreements with Messrs. Lipman, Emerich and Remus, which will be effective no earlier than the date of the conversion.  Each employment agreement will have substantially similar terms, except for the term of the agreements.  Mr. Lipman’s agreement will have a fixed three-year term.   Messrs. Emerich and Remus’ agreements will have an initial two-year term, and commencing on the first anniversary of the agreements and on each subsequent anniversary thereafter, the agreements will be renewed for an additional year so that the remaining term will be two years, provided that the Board of Directors has approved the extension of the term.  The agreement provides for the payment of base salary which must be reviewed at least annually and which may be increased but not decreased except for decreases applicable to all employees.  The current base salaries for Messrs. Lipman, Emerich and Remus are $250,477, $140,355 and $130,000 respectively.  The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment.  In the event the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (i)  a material change in the nature of the executive’s authority resulting in a reduction of the responsibility, or importance of executive’s position (and under Mr. Lipman’s agreement only, a failure to elect or reelect the executive as Chief Executive Officer), (ii) a material reduction in the benefits or perquisites paid to the executive unless such reduction is employer-wide, or (iii) a material breach of the employment agreement by Westbury Bank, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus the executive would be entitled to receive for the remaining unexpired term of the employment agreement.  For this purpose, the bonuses payable will be deemed to be equal to the average bonus paid during the prior three years.  In addition, the executive would be entitled to receive a lump sum payment equal to the present value of the contributions that would reasonably have been expected to be made on executive’s behalf under Westbury Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for the remaining unexpired term of the employment agreement earning the salary that would have been achieved during such period.  Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment, if the executive is a “key employee” under IRS rules.  In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement.

In the event of a change in control of Westbury Bank or Westbury Bancorp, Inc., followed by executive’s involuntary termination or resignation for one of the reasons set forth above within 18 months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) two (2) times (three (3) times for Mr. Lipman) the executive’s “base amount” as defined under Internal Revenue Code Section 280G (the “base amount” is generally the five-year average of the executive’s taxable compensation), plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on the executive’s behalf under Westbury Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for an additional twenty-four (24) months (thirty-six (36) months for Mr. Lipman) after termination of employment, earning the salary that would have been achieved during such period.  In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for twenty-four (24) months (thirty-six (36) months for Mr. Lipman) following the termination of employment.  In the event payments made to the executive include an “excess parachute payment” as defined in Internal Revenue Code Section 280G, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

Under each employment agreement, if an executive becomes disabled within the meaning of Internal Revenue Code Section 409A, the executive shall receive benefits under any short-term or long-term disability plans maintained by Westbury Bank in which he participates.  In the event of executive’s death, the executive’s family will be entitled to continued non-taxable medical insurance for twelve months following the executive’s death, with the family member paying the employee share of the insurance premiums.

Upon termination of the executive’s employment, the executive shall be subject to certain restrictions on their ability to compete, or to solicit business or employees of Westbury Bank and Westbury Bancorp, Inc. for a period of one year following termination of employment.

Westbury Bank also anticipates entering into an employment agreement with another non-executive level officer, subject to any required approval, which will contain terms similar to those of the agreements for Messrs. Emerich and Remus, and into a two-year change in control agreement with another non-executive level officer, subject to any required approval.

Salary Continuation Agreements.  Westbury Bank entered into non-qualified salary continuation agreements with each of Raymond Lipman and Kirk Emerich in 2004.  The two agreements, which contain substantially identical terms, provide that Messrs. Lipman and Emerich, respectively, are entitled to receive a supplemental retirement benefit of $89,900 and $62,000 a year, respectively, payable over 20 years following a termination of employment on or after age 65, with the benefit paid in monthly installments.  If Messrs. Lipman and Emerich terminate employment on or after age 62 but prior to age 65, the executive will be entitled to a reduced benefit, which will also be payable over 20 years following a termination of employment in monthly installments.  The agreement also provides a benefit in the event of the executive’s death or disability.

401(k) Plan.  In connection with the conversion, Westbury Bank adopted the Westbury Bank 401(k) Profit Sharing Plan (“401(k) Plan”), effective October 15, 2012.  The 401(k) Plan amends and supersedes the Westbury Bank 401(k) Profit Sharing Plan.  Employees who have attained age 21 and completed six months of employment are eligible to participate in the 401(k) Plan.   Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, up to 100% of his or her salary in any plan year, subject to limits imposed by the Internal Revenue Code.  For 2012, the salary deferral contribution limit is $17,000, provided, however, that a participant over age 50 may contribute an additional $5,500, for a total contribution of $22,500.  In addition to salary deferral contributions, Westbury Bank may make matching contributions and profit sharing contributions.  Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of his or her termination of employment with Westbury Bank.

Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options.  In connection with the conversion, each participant will be allowed to invest his or her account balance in the common stock of Westbury Bancorp, Inc. through the Westbury Bancorp, Inc. Stock Fund.

Employee Stock Ownership Plan.  In connection with the conversion, Westbury Bank adopted an employee stock ownership plan for eligible employees.  Eligible employees will begin participation in the employee stock ownership plan on the later of the effective date of the conversion or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee is expected to purchase, on behalf of the employee stock ownership plan, 8.0% (including shares issued to Westbury Bank Charitable Foundation) of the total number of shares of Westbury Bancorp, Inc. common stock issued in the conversion.  We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from Westbury Bancorp, Inc. equal to the aggregate purchase price of the common stock.  The loan will be repaid principally through Westbury Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan.  The interest rate for the employee stock ownership plan loan is expected to be an adjustable rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering.  Thereafter the interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.  See “Pro Forma Data.”

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan.  The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants.  Each participant will vest in his or her benefit at a rate of 20% per year, beginning after the participant’s completion of his or her second year of service, such that the participant will be fully vested upon completion of six years of credited service.  However, each participant who was employed by Westbury Bank prior to the offering will receive credit for vesting purposes for years of service prior to the adoption of the employee stock ownership plan.  A participant also will become fully vested automatically in his or her benefit upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan.  Generally, a participant will receive a distribution from the employee stock ownership plan upon separation from service.

The employee stock ownership plan permits a participant to direct the trustee as to how to vote the shares of common stock allocated to his or her account.  The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Westbury Bank will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to each participant’s account.  The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in Westbury Bancorp, Inc.’s earnings.

Director Compensation

The following table sets forth for the fiscal year ended September 30, 2012 certain information as to the total remuneration we paid to our directors other than to our named executive officers.  Information with respect to director compensation paid to directors who are also named executive officers is included above in “Executive Officer Compensation—Summary Compensation Table.”

Name	Fees earned or paid in cash ($)(3)	Non-qualified deferred compensation earnings ($)(4)	All other compensation ($)(5)	Total ($)

Russell E. Brandt	23,825	—	1,514	25,339
Peter Bruce (1)	11,050	—	—	11,050
William D. Gehl	22,675	—	2,010	24,685
Gerald R. Guarnaccio	21,800	40	—	21,840
Andrew J. Gumm	33,725	—	1,723	35,448
James L. Mohr	23,300	25	—	,23325
James Podewils (2)	4,650	1	—	4,651
James A. Spella	24,475	—	2,117	26,592
Terry Wendorff	23,225	—	—	23,225
J.J. Ziegler	22,625	—	1,389	24,014

(1)         Mr. Bruce retired from the board of directors of Westbury Bank on the last day of his term, which was March 31, 2012.

(2)         Mr. Podewils retired from the board of directors of Westbury Bank on December 6, 2011.

(3)         Amounts in this column include contributions by Messrs. Guarnaccio, Mohr and Podewils to the deferred compensation plan.

(4)         Amounts in this column represent the above-market earnings (defined for purposes of this table as the amount that exceeds 120% of the applicable federal long-term rate) on Messrs. Guarnaccio’s, Mohr’s and Podewils’ account balances.

(5)         Amounts in this column reflect the cost of long-term care insurance premiums paid by Westbury Bank.

Director Fees

Each director of Westbury Bank is paid a monthly retainer of $1,550.  The lead independent director receives an additional monthly retainer of $775.  Each director is paid a fee of $800 for each special meeting attended during the fiscal year.

Additionally, each director is a paid a fee for his services on the audit committee, enterprise risk committee, nominating and governance committee, personnel and compensation committee and directors’ loan committee in the amount of $200 ($225 for the chairman of the committee), respectively, for each committee meeting attended.

Following the conversion, each individual who serves as a director of Westbury Bank will serve as a director of Westbury Bancorp, Inc.  We expect that directors of Westbury Bank will receive directors’ fees equivalent to the fees paid prior to the conversion, except that, beginning January 1, 2013, the monthly retainer will increase to $1,750, the lead independent director’s additional monthly retainer will increase to $875, and the committee meeting fee will increase to $300 ($500 for the chairman of the committee).  We currently do not plan to separately compensate the directors of Westbury Bancorp, Inc.

Director Plan

Deferred Compensation Plan.  Westbury Bank maintains a deferred compensation plan for selected directors.  The only participants are Gerald Guarnaccio, James Mohr and James Podewils.  Under the deferred compensation plan, participants are permitted to defer all or a portion of their compensation.  The deferred compensation plan, which is an unfunded plan, provides that interest on the deferred amounts will be computed at a rate equal to the greater of (a) the prime rate, as published in the Wall Street Journal, on the first day of each calendar quarter, minus two hundred (200) basis points, or (b) three percent (3%).  Each participant is always 100% vested in his account balance.  Participants will receive a distribution in a single lump sum or in annual installments in accordance with a participant’s written elections.  For the fiscal year ended September 30, 2012, Messrs. Guarnaccio, Mohr and Podewils deferred $15,950, $0 and $0, respectively, and received an interest credit of $8,262, $4,406 and $2,726, respectively.  Mr. Mohr ceased to defer compensation to the plan effective January 1, 2012.

Future Stock Benefit Plans

Following the stock offering, we intend to adopt a new stock-based incentive plan that will provide for grants of stock options and restricted common stock awards.  In accordance with applicable regulations, we anticipate that the plan will authorize a number of stock options and a number of shares of restricted stock, not to exceed 10% and 4%, respectively, of the shares issued in the conversion (including shares contributed to our charitable foundation).  These limitations will not apply if the plan is implemented more than one year after the conversion.

The stock-based incentive plan will not be established sooner than six months after the stock offering and, if adopted within one year after the stock offering, would require the approval by stockholders owning a majority of the outstanding shares of common stock of Westbury Bancorp, Inc.  If the stock-based incentive plan is established after one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast.

The following additional restrictions would apply to our stock-based incentive plan only if the plan is adopted within one year after the stock offering:

•                                          non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

•                                          any non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

•                                          any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

•                                          the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

•                                          accelerated vesting is not permitted except for death, disability or upon a change in control of Westbury Bank or Westbury Bancorp, Inc.

These restrictions do not apply to plans adopted after one year following the completion of the stock offering.

We have not yet determined whether we will present the stock-based incentive plan for stockholder approval within one year following the completion of the conversion or whether we will present this plan for stockholder approval more than one year after the completion of the conversion.  In the event the Board of Governors of the Federal Reserve System changes its regulations or policies regarding stock-based incentive plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

Transactions with Certain Related Persons

Loans and Extensions of Credit.  The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Westbury Bank, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees.  Westbury Bank makes loans to its directors, executive officers and employees through an employee loan program pursuant to which such loans bear interest at a rate that is 0.25% lower than the market rate at the time of origination.  The program applies only to adjustable-rate first mortgages and home equity lines of credit on a primary residence and is available to all employees of Westbury Bank.

The following tables sets forth loans made by Westbury Bank to its directors and executive officers where the largest amount of all indebtedness outstanding during the years ended September 30, 2012 and 2011, and all amounts of interest payable during each year, respectively, exceeded $120,000, and where the borrowers received reduced interest rates pursuant to the employee loan program described above.  Except for the reduced interest rates, all loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Westbury Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Name	Type of Loan	Largest Aggregate Balance from October 1, 2011 to September 30, 2012	Interest Rate on September 30, 2012	Principal balance on September 30, 2012	Amount of Principal Paid from October 1, 2011 to September 30, 2012	Amount of Interest Paid from October 1, 2011 to September 30, 2012

James A. Spella	Mortgage on primary home	$85,642	4.000%	$48,597	$39,399	$2,785
Andrew J. Gumm	Mortgage on primary home	$328,144	3.750%	$323,882	$4,263	$12,917
Andrew J. Gumm	Home equity loan on primary	$32,940	3.750%	$32,940	$1,290	$558
J.J. Ziegler	Mortgage on primary home	$78,087	4.690%	$53,989	$24,098	$3,159
J.J. Ziegler	Home equity loan on primary	$94,585	2.750%	$82,665	$16,997	$2,269

Name	Type of Loan	Largest Aggregate Balance from October 1, 2010 to September 30, 2011	Interest Rate on September 30, 2011	Principal balance on September 30, 2011	Amount of Principal Paid from October 1, 2010 to September 30, 2011	Amount of Interest Paid from October 1, 2010 to September 30, 2011

James A. Spella	Mortgage on primary home	$110,671	4.000%	$85,642	$27,492	$4,273
Andrew J. Gumm	Mortgage on primary home	$331,976	4.250%	$328,144	$3,831	$10,511
J.J. Ziegler	Mortgage on primary home	$101,010	4.750%	$78,087	$22,923	$4,394
J.J. Ziegler	Home equity loan on primary	$94,731	2.750%	$86,107	$19,623	$2,611

Other than as described above and except for directors and executive officers whose loans were made on preferential terms but for which the principal balance has been less than $120,000 since January 1, 2009, all loans made by Westbury Bank to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Westbury Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.  Westbury Bank is in compliance with federal regulations with respect to its loans and extensions of credit to executive officers and directors.

In addition, loans made to a director or executive officer must be approved in advance by a majority of the disinterested members of the Board of Directors.  The aggregate amount of our loans to our executive officers and directors and their related entities was $5.8 million at September 30, 2012.  As of September 30, 2012, these loans were performing according to their original terms.

Other Transactions.  In addition to loans to directors and executive officers, during the fiscal year ended September 30, 2012, Westbury Bank paid $332,431 in legal fees to the Schloemer Law Firm, of which Director James Spella is a partner; $179,571 in rent for one of its branch offices to Ziegler-Bence Development, a real estate development and management company of which Director J.J. Ziegler is a partner; and $121,434 in fees for property management and remodeling services to Gerald Nell Inc., a property management company with which Director Gerald Guarnaccio is employed as vice president of operations for the construction division.

We also are party to a note in the principal amount of $300,000, as of September 30, 2012, issued to Third Floor Mgmt., LLC.  We borrowed funds from this limited liability company in order to establish an escrow account to fund interest-only payments on a separate note issued to an unaffiliated bank because Westbury Bank had agreed with the OTS not to pay dividends to WBSB Bancorp, Inc. or WBSB Bancorp, MHC.  This note bears interest at an annual rate of 9.50%, and principal and interest are due in March 2014, when the note issued to the unaffiliated bank for which the proceeds were escrowed matures.  Prior to entering into the note with Third Floor Mgmt., LLC, we attempted to borrow funds for this purpose from correspondent banks, but we were unable to identify any other lender willing to extend credit at the time.  The rate of interest is 6.25% over the prime rate, and management believes that the interest rate and the other terms of the note are substantially the same as the terms of unsecured debt would be if the lender was an unrelated party.  The note with Third Floor Mgmt., LLC was approved by our board of directors, and the OTS consented to our incurring the indebtedness represented by the note.  At September 30, 2012, the total amount outstanding was $300,000, and since January 1, 2012, the largest amount outstanding on the note was $300,000.  Since January 1, 2011, the Company has not paid any principal or interest on the note.  Third Floor Mgmt., LLC is a limited liability company owned by certain of our executive officers and directors, as set forth in the table below.  All principal and accrued interest will be paid to Third Floor Mgmt., LLC, with the directors and officers receiving the benefit of principal repaid and interest accrued on a pro rata basis as set forth in the table below.

Affiliate of the Company	Ownership Interest in Third Floor Mgmt., LLC

Raymond F. Lipman	9.05%
Kirk J. Emerich	3.28
Greg T. Remus	9.05
Nancie P. Heaps	4.13
Wendy L. Heather	1.64
Sue E. Garman	3.28
Russell E. Brandt	3.28
Peter Bruce	8.52
William D. Gehl	7.41
Gerald R. Guarnaccio	8.20
Andrew J. Gumm	3.61
James L. Mohr	8.20
James Podewils	9.05
James A. Spella	6.56
Terry Wendorff	6.56
J.J. Ziegler	8.20
Total	100.00%

See “Business of Westbury Bank—Sources of Funds—Borrowings” and Note 11 of the Notes to our Consolidated Financial Statements beginning on page F-1 of this prospectus for more information regarding this note.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding intended common stock subscriptions by each of the directors and executive officers and their associates, and by all directors, officers and their associates as a group.  However, there can be no assurance that any such person or group will purchase any specific number of shares of our common stock.  In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order.  Directors and officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the offering.  This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any stock awards or stock option grants that may be made no earlier than six months after the completion of the offering.  The directors and officers have indicated their intention to subscribe in the offering for an aggregate of 170,000 shares of common stock, equal to 5.2% of the number of shares of common stock to be sold in the offering at the minimum of the offering range (excluding shares issued to our charitable foundation), assuming shares are available.  Purchases by directors, officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering. The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale.  Subscriptions by management through our 401(k) Plan will be counted as part of the maximum number of shares such individuals may subscribe for in the offering.

Name and Title	Number of Shares(1)	Aggregate Purchase Price(1)	Percent at Minimum of Offering Range

Raymond F. Lipman, President, Chief Executive Officer and Chairman of the Board	30,000	$300,000	1.01%
Russell E. Brandt, Director	10,000	100,000	*
William D. Gehl, Director	7,500	75,000	*
Gerald R. Guarnaccio, Director	7,500	75,000	*
Andrew J. Gumm, Director	15,000	150,000	*
James L. Mohr, Director	5,000	50,000	*
James A. Spella, Director	5,000	50,000	*
Terry Wendorff, Director	15,000	150,000	*
J.J. Ziegler, Director	20,000	200,000	*
Kirk J. Emerich, Senior Vice President and Chief Financial Officer	7,500	75,000	*
Greg J. Remus, Senior Vice President of Lending	20,000	200,000	*
Michael C. Holland, Senior Vice President and Chief Credit Officer	5,000	50,000	*
Nancie P. Heaps, Senior Vice President of Human Resources and Marketing and Secretary	7,500	75,000	*
Wendy L. Heather, Senior Vice President of Secondary Market and Retail Lending	7,500	75,000	*
Sue Garman, Senior Vice President of Branch Operations	7,500	75,000	*

All directors and officers as a group (15 persons)	170,000	$1,700,000	5.19%

*                 Less than 1%.

(1)         Includes purchases by the named individual’s spouse and other relatives of the named individual living in the same household.  Other than as set forth above, the named individuals are not aware of any other purchases by a person who or entity that would be considered an associate of the named individuals under the plan of conversion and reorganization.

THE CONVERSION AND PLAN OF DISTRIBUTION

The Board of Directors of WBSB Bancorp, MHC has approved the plan of conversion and reorganization.  The plan of conversion and reorganization must also be approved by WBSB Bancorp, MHC’s members.  A special meeting of members has been called for this purpose.  The Federal Reserve Board has conditionally approved the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by the Federal Reserve Board.

General

The Board of Directors of WBSB Bancorp, MHC adopted the plan of conversion and reorganization on September 5, 2012, and adopted amendments to and restated the plan of conversion and reorganization on January 25, 2013.  Pursuant to the plan of conversion and reorganization, WBSB Bancorp, MHC will convert from the mutual form of organization to the fully stock form and we will sell shares of common stock to the public in our offering.  In the conversion, we have organized a new Maryland stock holding company named Westbury Bancorp, Inc.  When the conversion is completed, all of the capital stock of Westbury Bank will be owned by Westbury Bancorp, Inc., and all of the common stock of Westbury Bancorp, Inc. will be owned by public stockholders.

We intend to retain between $9.8 million and $15.6 million of the net proceeds of the offering, or $18.4 million if the offering range is increased by 15%, and to contribute the balance of the net proceeds plus such additional amounts as may be necessary so that, upon completion of the offering, Westbury Bank will have a tangible capital to assets ratio of at least 10.00%.  We expect that Westbury Bank will also be compliant with the IMCR to which it is subject effective December 31, 2012, which requires Westbury Bank to maintain a tier 1 leverage capital ratio of 8.00% and a total risk-based capital ratio of 12.00%.  The conversion will be consummated only upon the issuance of at least 3,272,500 shares of our common stock offered pursuant to the plan of conversion and reorganization.

The plan of conversion and reorganization provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan that we are establishing in connection with the conversion and our 401(k) plan, supplemental eligible account holders and other members. If all shares are not subscribed for in the subscription offering, we may, in our discretion, offer common stock for sale in a community offering to members of the general public, with a preference given to natural persons (including trusts of natural persons) residing in the Wisconsin Counties of Washington, Waukesha and Milwaukee.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering.  The community offering, if any, may begin at the same time as, during, or after the subscription offering, and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us with the approval, to the extent such approvals are required, of the Federal Reserve Board. See “—Community Offering.”

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated consolidated pro forma market value of Westbury Bancorp, Inc.  All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering.  The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Determination of Share Price and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion.  We recommend reading the plan of conversion and reorganization in its entirety for more information. A copy of the plan of conversion and reorganization is available for inspection at each branch office of Westbury Bank and at the Federal Reserve Bank of Chicago. See “Where You Can Find Additional Information.”

Reasons for the Conversion

Although our market area did not experience the extreme growth in 2003 through 2007 that characterized many “bubble” markets across the country, beginning in 2008 we were impacted by the steep economic downturn, including significant declines in real estate values in our market area, and experienced higher than normal levels of loan delinquencies and foreclosures. Additionally, the significant changes in the financial services industry that have occurred in recent years as a result of the collapse of the financial markets in 2008 and the severe nationwide economic recession that followed, have severely strained the financial and managerial resources of community banks and will continue to do so in the future.  We believe that Westbury Bank will be better equipped to address these challenges by raising additional capital and adopting the stock holding company structure.

Our primary reasons for converting and raising additional capital through the offering are:

•                                          to improve our capital position to support our growth and current risk profile during a period of economic uncertainty for the financial services industry and to assure compliance with regulatory capital requirements and additional requirements set forth in capital plans that we have submitted to our regulators;

•                                          to support organic loan and deposit growth beyond levels possible utilizing retained earnings;

•                                          to have greater flexibility to access the debt and equity capital markets;

•                                          to invest in new technologies that will enable the expansion and enhancement of products and services we offer to our customers;

•                                          to attract, retain and incentivize qualified personnel by establishing stock-based benefit plans for management and employees;

•                                          establish a charitable foundation to support charitable organizations operating in our communities and fund the foundation with cash and shares of our common stock;

•                                          to provide customers and members of the community with the opportunity to acquire an ownership interest in Westbury Bank; and

•                                          to have greater flexibility to structure and finance opportunities for expansion into new markets, including through de novo branching, branch acquisitions or acquisitions of other financial institutions, although we have no current arrangements or agreements with respect to any such transactions.

In the stock holding company structure, we will have greater flexibility in structuring mergers and acquisitions.  Our current mutual structure prevents us from offering shares of our common stock as consideration for a merger or acquisition.  Potential sellers often want stock for at least part of the acquisition consideration.  Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination thereof, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise.  We have no current arrangements or agreements to acquire other banks, thrifts, credit unions, financial services companies or branch offices, and there can be no assurance that we will be able to consummate any acquisitions or establish any new branches.

We believe that the additional capital raised in the offering will enable us to take advantage of business opportunities that may not otherwise be available to us, while remaining an independent community-oriented institution.

As of December 31, 2012, Westbury Bank was considered “well capitalized” for regulatory purposes.  However, because its tier 1 leverage capital ratio at that date was 7.89% and its total risk-based capital ratio at that date was 11.79%, Westbury Bank was not in compliance with the capital plan it had submitted to the OCC and was not in compliance with the IMCR, each of which requires Westbury Bank to maintain a tier 1 leverage capital ratio of at least 8.00% and a total risk-based capital ratio of at least 12.00%.   The proceeds from the stock offering will further improve our capital position during a period of significant economic, regulatory and political uncertainty.

Approvals Required

The affirmative vote of a majority of the total eligible votes of members of WBSB Bancorp, MHC at the special meeting of members is required to approve the plan of conversion and reorganization.  The conversion also must be approved by the Federal Reserve Board, which has given its conditional approval to the plan of conversion and reorganization. Additionally, we must receive the approval of the OCC to operate the Stock Information Center on the Westbury Bank premises.

A special meeting of members of WBSB Bancorp, MHC to consider and vote upon the plan of conversion and reorganization has been set for [meeting date].

Effects of Conversion on Depositors, Borrowers and Members

Continuity. While the conversion is being accomplished, our normal business of accepting deposits and making loans will continue without interruption. We will continue to be a federal savings bank and will continue to be regulated by the OCC after the conversion.  After the conversion, we will continue to offer existing services to depositors, borrowers and other customers.  The directors serving Westbury Bank at the time of the conversion will be the directors of Westbury Bank and of Westbury Bancorp, Inc. after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion and reorganization, each depositor of Westbury Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion.  Each such account will be insured by the FDIC to the same extent as before the conversion. Depositors will continue to hold their existing certificates, statement savings and other evidences of their accounts.

Effect on Loans.  No loan outstanding from Westbury Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members.  At present, all of our depositors have voting rights in WBSB Bancorp, MHC as to all matters requiring membership action. Upon completion of the conversion, depositors will cease to be members of WBSB Bancorp, MHC (which will cease to exist) and will no longer have voting rights. Upon completion of the conversion, all voting rights in Westbury Bank will be vested in Westbury Bancorp, Inc. as the sole stockholder of Westbury Bank.  The stockholders of Westbury Bancorp, Inc. will possess exclusive voting rights with respect to Westbury Bancorp, Inc. common stock.

Tax Effects.  We will receive an opinion of counsel or tax advisor with regard to federal and state income tax consequences of the conversion to the effect that the conversion will not be taxable for federal or state income tax purposes to Westbury Bank or its members. See “The Conversion and Plan of Distribution—Material Income Tax Consequences.”

Effect on Liquidation Rights.  Each depositor in Westbury Bank has both a deposit account in Westbury Bank and a pro rata ownership interest in the net worth of WBSB Bancorp, MHC based upon the deposit balance in his or her account.  This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of WBSB Bancorp, MHC and Westbury Bank.  Any depositor who opens a deposit account obtains a pro rata ownership interest in WBSB Bancorp, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all, respectively, of the balance in the deposit account but nothing for his or her ownership interest in the net worth of WBSB Bancorp, MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a savings bank that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest in the mutual holding company, which has realizable value only in the unlikely event that the savings bank is completely liquidated.  If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of the mutual holding company after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion, depositors as of June 30, 2011 and December 31, 2012 will receive an interest in liquidation accounts maintained by Westbury Bancorp, Inc. and Westbury Bank in an aggregate amount equal to WBSB Bancorp, MHC’s total equity as reflected in the latest statement of financial condition used in this prospectus.  Westbury Bancorp, Inc. and Westbury Bank will hold the liquidation accounts for the benefit of depositors as of June 30, 2011 and December 31, 2012 who continue to maintain deposits in Westbury Bank after the conversion.  The liquidation accounts would be distributed to depositors as of June 30, 2011 and December 31, 2012 who maintain their deposit accounts in Westbury Bank only in the event of a liquidation of (a) Westbury Bancorp, Inc. and Westbury Bank or (b) Westbury Bank.  The liquidation account in Westbury Bank would be used only in the event that Westbury Bancorp, Inc. does not have sufficient assets to fund its obligations under its liquidation account.  The total obligation of Westbury Bancorp, Inc. and Westbury Bank under their respective liquidation accounts will never exceed the dollar amount of Westbury Bancorp, Inc.’s liquidation account as adjusted from time to time pursuant to the plan of conversion and federal regulations.  See “—Liquidation Rights.”

Determination of Share Price and Number of Shares to be Issued

The plan of conversion and reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the offering be based on the appraised pro forma market value of the common stock, as determined by an independent valuation.  We have retained RP Financial, LC to prepare an independent valuation appraisal.  For its services in preparing the initial valuation, RP Financial, LC will receive a fee of $72,500, and will be reimbursed for its expenses.  We have agreed to indemnify RP Financial, LC and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence or bad faith.

RP Financial, LC has estimated that, as of November 23, 2012, the estimated pro forma market value of Westbury Bancorp, Inc., assuming the establishment and funding of our new charitable foundation with a total of $1.0 million in stock and cash (consisting of 32,725 shares or $327,250 in stock at the minimum offering and 44,275 shares or $442,750 in stock at the maximum offering, up to 50,916 shares or $509,160 in stock at the adjusted maximum offering and $672,750 in cash at the minimum offering and $557,250 in cash at the maximum offering, or $490,840 in cash at the adjusted maximum), ranged from $33.1 million to $44.7 million, with a midpoint of $38.9 million, subject to increase up to $51.4 million.  Based on this valuation and a $10.00 per share price, the number of shares of common stock being offered for sale by us will range from 3,272,500 shares to 4,427,500 shares.  The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.

Consistent with applicable appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach.

RP Financial, LC also considered the following factors, among others:

•                                          our present and projected results and financial condition;

•                                          the economic and demographic conditions in our existing market area;

•                                          certain historical, financial and other information relating to us;

•                                          a comparative evaluation of our operating and financial characteristics with those of other similarly situated publicly traded savings institutions;

•                                          the aggregate size of the offering of common stock;

•                                          the impact of the conversion and the offering on our equity and earnings potential;

•                                          our potential to pay cash dividends; and

•                                          the trading market for securities of comparable institutions and general conditions in the market for such securities.

The appraisal is based in part on an analysis of a peer group of ten publicly traded savings institutions that RP Financial, LC considered comparable to us.  The peer group consists of the following ten companies with assets between $215 million and $2.5 billion as of September 30, 2012 or June 30, 2012 (the latest date for which complete financial data is publicly available).

Company Name and Ticker Symbol	Exchange	Headquarters	Total Assets
			(in millions)

Bank Mutual Corp. (BKMU)	NASDAQ	Milwaukee, WI	$2,485
United Community Financial Corp. (UCFC)	NASDAQ	Youngstown, OH	$1,831
CFS Bancorp, Inc. (CITZ)	NASDAQ	Munster, IN	$1,119
HopFed Bancorp, Inc. (HFBC)	NASDAQ	Hopkinsville, KY	$997
PVF Capital Corp. (PVFC)	NASDAQ	Solon, OH	$779
HMN Financial, Inc. (HMNF)	NASDAQ	Rochester, MN	$644
First Clover Leaf Financial Corp. (FCLF)	NASDAQ	Edwardsville, IL	$552
Citizens Community Bancorp, Inc. (CZWI)	NASDAQ	Eau Claire, WI	$533	(1)
Wolverine Bancorp, Inc. (WBKC)	NASDAQ	Midland, MI	$284
First Federal of Northern Michigan Bancorp, Inc. (FFNM)	NASDAQ	Alpena, MI	$215

(1)         As of June 30, 2012.

The following are various averages for the peer group companies:

•                  average assets of $944.0 million;

•                  average non-performing assets of 4.24% of total assets;

•                  average loans of 68.50% of total assets;

•                  average equity of 12.04% of total assets; and

•                  average net loss of 0.04% of average assets.

RP Financial has informed the Company that it sought to provide meaningful comparative data to limit the need to perform subjective valuation adjustments with respect to institutions that did not share common characteristics with Westbury Bank.  As a result, a comparable institution’s dissimilar asset size may be outweighed by similarities with respect to other characteristics that are more exemplary of an institution’s value than asset size.

The peer group selection process was limited to publicly traded thrifts pursuant to the regulatory conversion guidelines, which limit the number of potential comparable companies for inclusion in the peer group to 112 full stock publicly traded companies.  As noted in the appraisal report, the selection process for the peer group involved two geographic screens to the universe of all public thrifts that were eligible for inclusion in the peer group.

•                                                                  Wisconsin Thrift Institutions.  Given the impact of the regional market on investors’ perception of a financial institution’s value, RP Financial first looked to the Wisconsin regional market.  There are two publicly-traded full stock savings institutions based in Wisconsin and both were included in the peer group.  While Bank Mutual based in Milwaukee is substantially larger than the Company in terms of its total assets and market capitalization, RP Financial included Bank Mutual in the peer group because of similarities to Westbury Bank’s pro forma capital ratios, asset quality and recent earnings history and owing to the fact that Bank Mutual was subject to a regulatory agreement.

•                                                                  Midwest Thrift Institutions.  Given the limited number of publicly-traded full stock savings institutions based in Wisconsin, RP Financial next looked to the broader market comprised of thrift institutions with assets between $200 million and $2.1 billion based in other states in the mid-western region of the United States because other mid-western markets are impacted similarly to Westbury Bank’s Wisconsin market.

Considerations that RP Financial incorporated into the peer group selection criteria, other than asset size, include the following, all of which impact an investor’s perception of the value of the stock of a financial institution:

•                                                                  Core Return on Assets less than 0.30% for the trailing twelve months;

•                                                                  Non-Performing Assets/Total Assets ratios between 2% and 7.5%; and

•                                                                  the fact that seven of the ten thrifts included in the peer group were subject to regulatory agreements related to safety and soundness issues.

The following table presents a summary of selected pricing ratios for Westbury Bancorp, Inc. and the peer group companies identified by RP Financial, LC.  Ratios are based on earnings for the twelve months ended September 30, 2012 (or the last 12 months for which data is available) and stock price information as of November 23, 2012. Compared to the median pricing of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a discount of 8.6% on a price-to-book value basis and a discount of 12.6% on a price-to-tangible book value basis.  The price-to-earnings multiples were not meaningful for either Westbury Bancorp, Inc. or the peer group due to operating losses or low earnings.  The price-to-book value and price-to-tangible book value ratios also took into account WBSB Bancorp, MHC’s earnings history in relation to the peer group, including the losses reported by WBSB Bancorp, MHC in fiscal 2008, 2010 and 2011 and on trailing twelve month basis through September 30, 2012, as well as the earnings reported by WBSB Bancorp, MHC for the nine months ended September 30, 2012.  The valuation also considered the after-market pricing characteristics of recently converted savings institutions, both regionally and nationally.  Westbury Bancorp, Inc’s pro forma pricing ratios also reflected recent volatile market conditions, particularly for the stock of financial institution holding companies, and the effect of such conditions on the trading market for recent mutual-to-stock conversions.  Our Board of Directors, in reviewing and approving the valuation, considered the range of price-to-book value ratios and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering.

	Price-to-book value ratio	Price-to-tangible book value ratio
Westbury Bancorp, Inc. (pro forma)
Maximum, as adjusted	57.74%	57.74%
Maximum	53.73%	53.73%
Minimum	45.21%	45.21%

Valuation of peer group companies using stock prices as of November 23, 2012
Averages	59.85%	60.98%
Medians	58.78%	61.49%

Compared to the average pricing ratios of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a discount of 10.2% on a price-to-book basis and a discount of 11.9% on a price-to-tangible book basis.  This means that, at the maximum of the offering range, a share of our common stock would be more expensive on an earnings basis but would be less expensive than the peer group on a book value and tangible book value basis.

RP Financial, LC advised the Board of Directors that the appraisal was prepared in conformance with the regulatory appraisal methodology. That methodology requires a valuation based on an analysis of the trading prices of comparable public companies whose stocks have traded for at least one year prior to the valuation date, and as a result of this analysis, RP Financial, LC determined that our pro forma price-

to-book and price-to-tangible book ratios were lower than the peer group companies.  See “—How We Determined the Offering Range.”

Our Board of Directors carefully reviewed the information provided to it by RP Financial, LC through the appraisal process.  We engaged RP Financial, LC to help us understand the regulatory process as it applies to the appraisal and to advise the Board of Directors as to how much capital Westbury Bancorp, Inc. would be required to raise under the regulatory appraisal guidelines.

The independent appraisal does not indicate per share market value.  Do not assume or expect that the valuation of Westbury Bancorp, Inc. as indicated above means that, after the conversion and the offering, the shares of common stock will trade at or above the $10.00 offering price.  Furthermore, the pricing ratios presented above were utilized by RP Financial, LC to estimate our market value and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group.  The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock.  RP Financial, LC did not independently verify our consolidated financial statements and other information which we provided to them, nor did RP Financial, LC independently value our assets or liabilities.  The independent valuation considers Westbury Bank as a going concern and should not be considered as an indication of the liquidation value of Westbury Bank.  Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 offering price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $50.9 million, without resoliciting subscribers, which would result in a corresponding increase of up to 15% in the maximum of the offering range to up to 5,091,625 shares, to reflect changes in the market and financial conditions or demand for the shares.  We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers.  The subscription price of $10.00 per share will remain fixed.  See “—Limitations on Common Stock Purchases” as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the offering.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $50.9 million and a corresponding increase in the offering range to more than 5,091,625 shares (excluding shares issued to our charitable foundation), or a decrease in the minimum of the valuation range to less than $32.7 million and a corresponding decrease in the offering range to fewer than 3,272,500 shares (excluding shares issued to our charitable foundation), then we may promptly return with interest at our current statement savings rate of interest all funds previously delivered to us to purchase shares of common stock and cancel deposit account withdrawal authorizations, and, after consulting with the Federal Reserve Board, we may terminate the plan of conversion and reorganization.  Alternatively, we may hold a new offering, establish a new offering range, extend the offering period and commence a resolicitation of subscribers or take other actions as permitted, to the extent that permission is required, by the Federal Reserve Board in order to complete the conversion and the offering.  In the event that a resolicitation is commenced, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time.  If a person does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock.  Any resolicitation following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended with the approval, to the extent approval is required, of the Federal Reserve Board, for periods of up to 90 days.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

Copies of the independent valuation appraisal report of RP Financial, LC and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at our main office and as specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion and reorganization, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority.  The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum, minimum and overall purchase limitations set forth in the plan of conversion and reorganization and as described below under “—Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) as of the close of business on June 30, 2011 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of 15,000 shares of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders, subject to the overall purchase limitations.  See “—Limitations on Common Stock Purchases.”  If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled.  If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of shares of our common stock, each Eligible Account Holder must list on his or her stock order and certification form all deposit accounts in which he or she had an ownership interest on June 30, 2011.  In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also our directors or executive officers or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits during the year preceding June 30, 2011.

Priority 2: Tax-Qualified Plans.  Our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. Our employee stock ownership plan intends to purchase 8% of our outstanding shares (including shares to be contributed to our charitable foundation).  In the event the number of shares offered in the offering is increased above the maximum of the valuation range, our tax-qualified employee plans will have a priority right to purchase any shares exceeding that amount up to 10% of the common stock issued in the offering and contributed to our charitable foundation.  If market conditions warrant, in the judgment of its trustees, our employee stock ownership plan and 401(k) plan may instead elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board.

Priority 3: Supplemental Eligible Account Holders.  To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee benefit plans, each depositor with a Qualifying Deposit as of the close of business on December 31, 2012 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 15,000 shares of common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Supplemental Eligible Account Holders, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.”  If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed.  Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled.  If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order and certification form all deposit accounts in which he or she had an ownership interest at December 31, 2012.  In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee benefit plans and Supplemental Eligible Account Holders, each depositor on the voting record date of [voting record date] who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 15,000 shares of common stock or 0.10% of the total number of shares of common stock issued in the offering, subject to the overall purchase limitations.  See “—Limitations on Common Stock Purchases.”  If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed.  Thereafter, unallocated shares will be allocated to each Other Member whose subscription remains unfilled in the proportion that the amount of his or her subscription bears to the total amount of subscriptions of all Other Members whose subscriptions remain unfilled.

Expiration Date. The Subscription Offering will expire at 12:00 noon, Central Time, on [expiration date], unless extended by us for up to 45 days or such additional periods with the approval of the Federal Reserve Board, if necessary.  Subscription rights will expire whether or not each eligible depositor can be located.  We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights that have not been exercised prior to the expiration date will become void.

We will not execute orders until we have received orders to purchase at least the minimum number of shares of common stock.  If we have not received orders to purchase at least 3,272,500 shares within 45 days after the expiration date and the Federal Reserve Board has not consented, to the extent such consent is required, to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at our current statement savings rate and all deposit account withdrawal authorizations will be canceled. If an extension beyond [extension date] is granted by the required regulatory agencies, we will resolicit subscribers, giving them an opportunity to change or cancel their orders.  We will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time.  If a subscriber does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock.  Extensions may not go beyond [2 year extension], which is two years after the special meeting of our members to vote on the conversion.

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, our tax-qualified employee benefit plans, Supplemental Eligible Account Holders and Other Members, we may offer shares pursuant to the plan of conversion and reorganization to members of the general public in a community offering.  Shares may be offered with a preference to natural persons (including trusts of natural persons) residing in the Wisconsin Counties of Washington, Waukesha and Milwaukee.

Subscribers in the community offering may purchase up to 15,000 shares of common stock, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the Wisconsin Counties of Washington, Waukesha and Milwaukee, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person.  Thereafter, unallocated shares will be allocated among natural persons residing in the Wisconsin Counties of Washington, Waukesha and Milwaukee, whose orders remain unsatisfied on an equal number of shares basis per order.  If, after the allocation of shares to natural persons residing in such counties, we do not have sufficient shares of common stock available to fill the orders of other members of the general public, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person.  Thereafter, unallocated shares will be allocated among members of the general public whose orders remain unsatisfied on an equal number of shares basis per order.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the Wisconsin Counties of Washington, Waukesha and Milwaukee, has a present intent to remain within the community for a period of time and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature.  We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date.  The community offering may begin at the same time as, during or after the subscription offering.  It is currently expected to terminate at the same time as the subscription offering, although it must terminate no more than 45 days following the subscription offering. We may decide to extend the community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond [extension date].  If an extension beyond [extension date] is granted by the required regulatory agencies, we will resolicit persons whose orders we accept in the community offering, giving them an opportunity to change or cancel their orders.  If a person does not respond, we will cancel his or her stock order and return purchase funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock.  These extensions may not go beyond [2 year extension], which is two years after the special meeting of our members to vote on the conversion.

Syndicated Community Offering

Our Board of Directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a widespread distribution of our shares of common stock.  If a syndicated community offering is held, Keefe, Bruyette & Woods, Inc. will serve as sole manager and will assist us in selling our common stock on a best efforts basis.  In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other broker-dealers who are Financial Industry Regulatory Authority member firms.  Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering.

In the syndicated community offering, any person may purchase up to 15,000 shares ($150,000) of common stock, subject to the overall purchase and ownership limitations.  See “—Limitations on Common Stock Purchases.”  We retain the right to accept or reject in whole or in part any orders in the syndicated community offering.  Unless the Federal Reserve Board permits otherwise, accepted orders for Westbury Bancorp, Inc. common stock in the syndicated community offering will first be filled up to a maximum of two percent (2.0%) of the shares sold in the offering on a basis that will promote a widespread distribution of our common stock.  Thereafter any remaining shares will be allocated on an equal number of shares per order basis until all shares have been allocated or orders have been filled, as the case may be.  Unless the syndicated community offering begins during the subscription and/or community offering, the syndicated community offering will begin as soon as possible after the completion of the subscription and community offerings.

Order forms will be used to purchase shares of common stock in the syndicated community offering.  Investors in the syndicated community offering will follow the same general procedures applicable to purchasing shares in the community offering except that investors in the syndicated community offering may also wire payment for the subscription director to Westbury Bank for deposit to the Westbury Bancorp, Inc. stock purchase escrow account.  See “—Procedure for Purchasing Shares.”

The closing of the syndicated community offering is subject to conditions set forth in an agency agreement among Westbury Bancorp, Inc. and Westbury Bank on the one hand and Keefe, Bruyette & Woods, Inc. on the other hand.  If and when all the conditions for the closing are met, funds for common stock sold in the syndicated community offering, less fees and commissions payable, will be delivered promptly to us.

If for any reason we cannot effect a syndicated community offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there are a significant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares, if possible. The Federal Reserve Board must approve any such arrangements.

The opportunity to order shares of common stock in the syndicated community offering is subject to our right to reject orders, in whole or in part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.  If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Limitations on Common Stock Purchases

The plan of conversion and reorganization includes the following limitations on the number of shares of common stock that may be purchased in the offering:

•                                          No person or entity may purchase more than 15,000 shares of common stock in the subscription offering, and no person or entity together with any associate or group of persons acting in concert may purchase more than 30,000 shares of common stock in all categories of the offering, except that our tax-qualified employee benefit plans, including the employee stock ownership plan that we are establishing in connection with the conversion and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering and contributed to our charitable foundation (including shares issued in the event of an increase in the offering range of up to 15%);

•                                          The maximum number of shares of common stock that may be purchased in all categories of the offering by our executive officers and directors and their associates, in the aggregate, may not exceed 25% of the shares issued in the offering and contributed to our charitable foundation; and

•                                          The minimum purchase by each person purchasing shares in the offering is 25 shares, to the extent those shares are available.

Depending upon market or financial conditions, our Board of Directors, with any required approvals of the Federal Reserve Board, and without further approval of our members, may decrease or increase the purchase limitations.  If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be, and, in our sole discretion, some other large subscribers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.

The effect of this type of resolicitation would be an increase in the number of shares of common stock owned by subscribers who choose to increase their subscriptions.

In the event of an increase in the offering range of up to 15% of the total number of shares of common stock offered in the offering, shares will be allocated in the following order of priority in accordance with the plan of conversion and reorganization:

(1)                                 to fill our tax-qualified employee benefit plans’ subscriptions for up to 10% of the total number of shares of common stock issued in the offering and contributed to our charitable foundation;

(2)                                 in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

(3)                                 to fill unfulfilled subscriptions in the community offering, with preference given first to natural persons residing in the Wisconsin Counties of Washington, Waukesha and Milwaukee.

The term “associate” of a person means:

(1)                                 any corporation or organization, other than WBSB Bancorp, MHC, WBSB Bancorp, Inc., Westbury Bank, Westbury Bancorp, Inc. or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or beneficial owner of 10% or more of any class of equity securities;

(2)                                 any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and

(3)                                 any relative, by blood or marriage, of the person, who either lives in the same home as the person or who is a director or officer of WBSB Bancorp, MHC, WBSB Bancorp, Inc., Westbury Bank or Westbury Bancorp, Inc.

The term “acting in concert” means:

(1)                                 knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2)                                 a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. We have the right to determine whether prospective purchasers are associates or acting in concert.  Shares of common stock purchased in the offering will be freely transferable except for shares purchased by our executive officers and directors and except as described below.  Any purchases made by any associate of Westbury Bank or Westbury Bancorp, Inc. for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution.  In addition, under the guidelines of the Financial Industry Regulatory Authority, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities.  For a further discussion of limitations on purchases of shares of our common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares After Conversion” and “Restrictions on Acquisition of Westbury Bancorp, Inc.”

Marketing and Distribution; Compensation

Offering materials have been initially distributed to certain persons by mail, with additional copies made available through our Stock Information Center.

We have engaged Keefe, Bruyette & Woods, Inc., a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority, as a financial advisor in connection with the offering of our common stock.  In its role as financial advisor, Keefe, Bruyette & Woods, Inc., will:

•                                          provide advice on the financial and securities market implications of the plan of conversion and reorganization and related corporate documents, including our business plan;

•                                          assist in structuring our stock offering, including developing and assisting in implementing a market strategy for the stock offering;

•                                          review all offering documents, including this prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

•                                          assist us in preparing for and scheduling meetings with potential investors and broker-dealers, as necessary;

•                                          assist us in analyzing proposals from outside vendors retained in connection with the stock offering, including printers, transfer agents and appraisal firms;

•                                          assist us in the drafting and distribution of press releases as required or appropriate in connection with the stock offering;

•                                          meet with the board of directors and management to discuss any of these services; and

•                                          provide such other financial advisory and investment banking services in connection with the stock offering as may be agreed upon by Keefe, Bruyette & Woods, Inc. and us.

For these services, Keefe, Bruyette & Woods, Inc. will receive a management fee of $50,000 payable in four consecutive monthly installments commencing in August 2012, and a success fee of 1.50% of the aggregate dollar amount of the common stock sold in the subscription offering and a 2.0% fee paid on any shares sold in the direct community offering, each if the conversion is consummated, excluding shares purchased by our directors, officers and employees and members of their immediate families (including any individual retirement accounts owned by such persons), our employee stock ownership plan and our tax-qualified or stock-based compensation or similar plans and shares contributed to or purchased by our charitable foundation.  The management fee will be credited against the success fee payable upon the consummation of the conversion.

The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe, Bruyette & Woods, Inc.  In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other broker-dealers.  Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Keefe, Bruyette & Woods, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering.  If there is a syndicated community offering, Keefe, Bruyette & Woods, Inc. will receive a management fee not to exceed 6.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering.  If all shares of common stock are sold in the syndicated community offering, assuming that no shares are purchased by the employee stock ownership plan or purchased by insiders of Westbury Bancorp. Inc., the maximum management fees and expenses would be $2,083,500 at the minimum, $2,430,000 at the midpoint, $2,776,500 at the maximum and $3,174,975 at the maximum, as adjusted.  Of this amount, Keefe, Bruyette & Woods, Inc. will pass on to selected broker-dealers, who assist in the syndicated community offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment.

We also will reimburse Keefe, Bruyette & Woods, Inc. for its reasonable out-of-pocket expenses associated with its marketing effort up to a maximum of $15,000.  In addition, we will reimburse Keefe, Bruyette & Woods, Inc. for fees and expenses of its counsel not to exceed $75,000.  In the event of unusual circumstances or delays or a re-solicitation in connection with the offering, the total out-of-pocket expense cap may be increased by an amount not to exceed $5,000 and the cap on the fees and expenses of counsel may be increased by an amount not to exceed $25,000.  If the plan of conversion is terminated or if Keefe, Bruyette & Woods, Inc.’s engagement is terminated in accordance with the provisions of the agreement, Keefe, Bruyette & Woods, Inc. will only receive reimbursement of its reasonable out-of-pocket expenses and the portion of the management fee payable and will return any amounts paid or advanced by us in excess of these amounts. We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses (including legal fees) related to or arising out of Keefe, Bruyette & Woods, Inc.’s engagement as our financial advisor and performance of services as our financial advisor.

We have also engaged Keefe, Bruyette & Woods, Inc. to act as our conversion agent in connection with the stock offering. In its role as conversion agent, Keefe, Bruyette & Woods, Inc. will, among other things:

•                                          consolidate and develop a central file of account holders;

•                                          assist with the labeling of proxy materials and provide support for any follow-up mailings;

•                                          tabulate proxies and ballots;

•                                          assist the inspector of election at the special meeting of members;

•                                          assist us in establishing and managing the Stock Information Center;

•                                          assist in establishing record-keeping and reporting procedures;

•                                          assist our financial printer with labeling of stock offering materials;

•                                          process stock order and certification forms and produce daily reports and analysis;

•                                          assist our transfer agent with the generation and mailing of stock certificates;

•                                          advise us on interest and refund calculations; and

•                                          create tax forms for interest reporting.

For these services, Keefe, Bruyette & Woods, Inc. will receive a fee of $35,000, and we have made an advance payment of $10,000 to Keefe, Bruyette & Woods, Inc. with respect to this fee.  An additional $15,000 will be payable upon mailing of the subscription and proxy materials, and the balance will be payable upon completion of the offering.  We also will reimburse Keefe, Bruyette & Woods, Inc. for its reasonable out-of-pocket expenses associated with its acting as conversion agent up to a maximum of $25,000.  In the event of unusual circumstances or delays or a re-solicitation in connection with the offering, the fee for its services may be increased by an amount not to exceed $5,000 and expenses may be increased by an amount not to exceed $10,000.  In no event shall conversion agent fees exceed $40,000 or expenses exceed $35,000.  If the plan of conversion is terminated or if Keefe, Bruyette & Woods, Inc.’s engagement is terminated in accordance with the provisions of the agreement, Keefe, Bruyette & Woods, Inc. will be entitled to the advance payment and also receive reimbursement of its reasonable out-of-pocket expenses. We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses (including legal fees) related to or arising out of Keefe, Bruyette & Woods, Inc.’s engagement as our conversion agent and performance of services as our conversion agent.

Our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other trained employees of Westbury Bank or its affiliates may assist in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature.  No offers or sales may be made by tellers or at the teller counters.  All sales activity will be conducted in a segregated or separately identifiable area of our main office facility apart from the area accessible to the general public.  Other questions of prospective purchasers will be directed to executive officers or registered representatives of Keefe, Bruyette & Woods, Inc.  Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock.  We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the shares of common stock.

The offering will comply with the requirements of Rule 10b-9 under the Securities Exchange Act of 1934.

Procedure for Purchasing Shares

Expiration Date. The offering will expire at 12:00 noon, Central Time, on [expiration date], unless we extend it for up to 45 days. This extension may be approved by us, in our sole discretion, without further approval or additional notice to purchasers in the offering.  Any extension of the subscription and/or community offering beyond [extension date] would require the Federal Reserve Board’s approval.  If an extension beyond [extension date] is granted by the appropriate regulatory agencies, we will resolicit subscribers/persons who place orders, giving them an opportunity to change or cancel their orders.  We will notify these subscribers of the extension of time and of the rights to place a new stock order for a specified period of time.  If a subscriber does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock.  If we have not received orders to purchase the minimum number of shares offered in the offering by the expiration date or any extension thereof, we may terminate the offering and promptly refund all funds received for shares of common stock.  If the number of shares offered is reduced below the minimum of the offering range, or increased above the adjusted maximum of the offering range, subscribers may be resolicited with any required approvals of the Federal Reserve Board.

To ensure that each purchaser receives a prospectus at least 48 hours before [expiration date], the expiration date of the offering, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date. Execution of an order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will be distributed only with a prospectus.  Subscription funds will be maintained in a segregated account at Westbury Bank and will earn interest at our current statement savings rate from the date of receipt.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal orders and promptly return all funds delivered to us, with interest at our current statement savings rate from the date of receipt.

We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion and reorganization.

Use of Order Forms. In order to purchase shares of common stock in the subscription offering and community offering, you must submit a completed order form and remit full payment.  We will not be required to accept incomplete order forms, unsigned order forms, or orders submitted on photocopied or facsimiled order forms. We must receive all order forms prior to 12:00 noon, Central Time, on [expiration date]. We are not required to accept order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate withdrawal instructions.  A postmark prior to [expiration date] will not entitle you to purchase shares of common stock unless we receive the envelope by [expiration date].  We are not required to notify subscribers of incomplete or improperly executed order forms.  We have the right to permit the correction of incomplete or improperly executed order forms or waive immaterial irregularities.  We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects.  You may submit your order form and payment by overnight delivery to the indicated address on the order form, by bringing your order form to our Stock Information Center or to any branch office or by mail using the return envelope provided.  Once tendered, an order form cannot be modified or revoked without our consent.  We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.  If you are ordering shares, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares.  Our interpretation of the terms and conditions of the plan of conversion and reorganization and of the acceptability of the order forms will be final, subject to any required approvals of the Federal Reserve Board.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Westbury Bank or any governmental agency, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

(1)                                 personal check, bank check or money order, payable to Westbury Bancorp, Inc.; or

(2)                                 authorization of withdrawal from Westbury Bank deposit accounts designated on the order form.

Appropriate means for designating withdrawals from deposit accounts at Westbury Bank are provided in the order forms.  The funds designated must be available in the account(s) at the time the order form is received.  A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made.  Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will be transferred to a savings account and earn interest at our current statement savings rate subsequent to the withdrawal.  In the case of payments made by check or money order, these funds must be available in the account(s) and will be immediately cashed and placed in a segregated account at Westbury Bank and will earn interest at our current statement savings rate from the date payment is received until the offering is completed or terminated.

You may not use cash, wires or a check drawn on a Westbury Bank line of credit, and we will not accept third-party checks (a check written by someone other than you) payable to you and endorsed over to Westbury Bancorp, Inc.  If you request that we place a hold on your checking account for the subscription amount, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account.  Once we receive your executed order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

We will have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the offering.  This payment may be made by wire transfer.

Our employee stock ownership plan will not be required to pay for any shares purchased in the offering until consummation of the offering, provided there is a loan commitment from an unrelated financial institution or Westbury Bancorp, Inc. to lend to the employee stock ownership plan the necessary amount to fund the purchase.

Regulations prohibit Westbury Bank from knowingly lending funds or extending credit to any persons to purchase shares of common stock in the offering.

Using Retirement Account Funds.  If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account such as a brokerage firm individual retirement account.  By regulation, Westbury Bank’s individual retirement accounts are not self-directed, so they cannot be invested in shares of our common stock.  Therefore, if you wish to use your funds that are currently in a Westbury Bank individual retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock.  The funds you wish to use for the purchase of common stock will have to be transferred to a brokerage account.  It may take several weeks to transfer your Westbury Bank individual retirement account to an independent trustee, so please allow yourself sufficient time to take this action.  There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers.  Depositors interested in using funds in an individual retirement account or any other retirement account to purchase shares of common stock should contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held.  We cannot guarantee that you will be able to use such funds.

Delivery of Stock Certificates. Certificates representing shares of common stock issued in the offering and Westbury Bank checks representing any applicable refund and/or interest paid on subscriptions made by check or money order will be mailed to the persons entitled thereto at the certificate registration address noted on the order form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals. Any certificates returned as undeliverable will be held by the transfer agent until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the shares of common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading.

Other Restrictions. Notwithstanding any other provision of the plan of conversion and reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding.  We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished.  In addition, we are not required to offer shares of common stock to any person who resides in a foreign country.

Restrictions on Transfer of Subscription Rights and Shares

Applicable regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion and reorganization or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account.  Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We intend to pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our branch office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our information hotline at [•] to speak to a representative of Keefe, Bruyette & Woods, Inc.  Representatives are available by telephone Monday through Friday from 9:00 a.m. to 5:00 p.m., Central Time. You may also meet in person with a representative by visiting our stock information center located at our branch office at 200 South Main Street, West Bend, Wisconsin. The stock information center is open weekdays during the offering, except for bank holidays, on Mondays from 12:00 noon to 5:00 p.m., on Tuesdays through Thursdays from 9:00 a.m. to 5:00 p.m., and on Fridays from 9:00 a.m. to 12:00 noon, Central Time.

Liquidation Rights

Liquidation prior to the conversion. In the unlikely event that WBSB Bancorp, MHC is liquidated prior to the conversion, all claims of creditors of WBSB Bancorp, MHC would be paid first. Thereafter, if there were any assets of WBSB Bancorp, MHC remaining, these assets would first be distributed to certain depositors of Westbury Bank under such depositors’ liquidation rights.  The amount received by such depositors would be equal to their pro rata interest in the remaining value of WBSB Bancorp, MHC, after the claims of creditors, based on the relative size of their deposit accounts.

Liquidation following the conversion. The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by Westbury Bancorp, Inc. for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to WBSB Bancorp, MHC’s total equity as of the date of the latest statement of financial condition used in this prospectus.  The plan of conversion also provides for the establishment of a parallel bank liquidation account in Westbury Bank to support the Westbury Bancorp, Inc. liquidation account in the event Westbury Bancorp, Inc. does not have sufficient assets to fund its obligations under the Westbury Bancorp, Inc. liquidation account.

In the unlikely event that Westbury Bank were to liquidate after the conversion, all claims of creditors, including those of Westbury Bank depositors, would be paid first.  However, except with respect to the liquidation account established by Westbury Bancorp, Inc., a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest.  Depositors generally would not have an interest in the value of the assets of Westbury Bank or Westbury Bancorp, Inc. above that amount.

The liquidation account established by Westbury Bancorp, Inc. is designed to provide payments to qualifying depositors of their liquidation interest (exchanged for the liquidation rights such persons had in WBSB Bancorp, MHC) in the event of a liquidation of Westbury Bancorp, Inc. and Westbury Bank or a liquidation solely of Westbury Bank.  Specifically, in the unlikely event that either (i) Westbury Bank or (ii) Westbury Bancorp, Inc. and Westbury Bank were to completely liquidate after the conversion, all claims of creditors, including those of Westbury Bank depositors, would be paid first, followed by a distribution to Eligible Account Holders and Supplemental Eligible Account Holders of their interests in the liquidation account maintained by Westbury Bancorp, Inc.  In a complete liquidation of both entities, or of Westbury Bank only, when Westbury Bancorp, Inc. has insufficient assets to fund the distribution due to Eligible Account Holders and Supplemental Eligible Account Holders and Westbury Bank has positive net worth, Westbury Bank shall immediately make a distribution to fund Westbury Bancorp, Inc.’s remaining obligations under the Westbury Bancorp, Inc. liquidation account.  In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by Westbury Bancorp, Inc. as adjusted from time to time pursuant to the plan of conversion and federal regulations.  If Westbury Bancorp, Inc. is sold or liquidated apart from a sale or liquidation of Westbury Bank, then the Westbury Bancorp, Inc. liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in the Westbury Bank liquidation account, subject to the same rights and terms as the liquidation account maintained by Westbury Bancorp, Inc.

Pursuant to the plan of conversion, after two years from the date of conversion, Westbury Bancorp, Inc. shall, upon the written request of the Federal Reserve Board, transfer the liquidation account (and the depositors’ interests in such account) to Westbury Bank and the liquidation account shall thereupon subsumed into the liquidation account of Westbury Bank.  Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which Westbury Bancorp, Inc. or Westbury Bank is not the surviving institution would not be considered a liquidation.  In such a transaction, the liquidation account would be assumed by the surviving institution.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Westbury Bank on June 30, 2011 or December 31, 2012 equal to the proportion that the balance of each Eligible Account Holder and Supplemental Account Holder deposit accounts on June 30, 2011 and December 31, 2012, respectively, bears to the balance of all Eligible Account Holder and Supplemental Account Holder deposit accounts in Westbury Bank on such date.

If, however, on any December 31 annual liquidation account closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on June 30, 2011 or December 31, 2012, respectively, or any other annual liquidation account closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account.  Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor.  Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Consummation of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that the conversion will not be a taxable transaction to WBSB Bancorp, MHC, WBSB Bancorp, Inc., Westbury Bank, Westbury Bancorp, Inc., Eligible Account Holders, Supplemental Eligible Account Holders and Other Members.  Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that WBSB Bancorp, MHC, WBSB Bancorp, Inc., Westbury Bank or Westbury Bancorp, Inc. would prevail in a judicial proceeding.

Luse Gorman Pomerenk & Schick, P.C. has issued an opinion to WBSB Bancorp, MHC, WBSB Bancorp, Inc., Westbury Bank and Westbury Bancorp, Inc. that for federal income tax purposes:

1.                                      The merger of WBSB Bancorp, MHC with and into WBSB Bancorp, Inc. will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.                                      The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in WBSB Bancorp, MHC for liquidation interests in WBSB Bancorp, Inc. will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.                                       Neither WBSB Bancorp, MHC nor WBSB Bancorp, Inc. will recognize any gain or loss on the transfer of the assets of WBSB Bancorp, MHC to WBSB Bancorp, Inc. and the assumption by WBSB Bancorp, Inc. of WBSB Bancorp, MHC’s liabilities and none of WBSB Bancorp, MHC, WBSB Bancorp, Inc., the Eligible Account Holders or Supplemental Eligible Account Holders will recognize gain or loss on the constructive exchange of the liquidation interests in WBSB Bancorp, MHC for liquidation interests in WBSB Bancorp, Inc.

4.                                      The basis of the assets of WBSB Bancorp, MHC and the holding period of such assets to be received by WBSB Bancorp, Inc. will be the same as the basis and holding period of such assets in WBSB Bancorp, MHC immediately before the exchange.

5.                                      The merger of WBSB Bancorp, Inc. with and into Westbury Bancorp, Inc. will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. Neither WBSB Bancorp, Inc. nor Westbury Bancorp, Inc. will recognize gain or loss as a result of such merger.

6.                                      The basis of the assets of WBSB Bancorp, Inc. and the holding period of such assets to be received by Westbury Bancorp, Inc. will be the same as the basis and holding period of such assets in WBSB Bancorp, Inc. immediately before the exchange.

7.                                      Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in WBSB Bancorp, Inc. for interests in the liquidation account in Westbury Bancorp, Inc.

8.                                      The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders liquidation interests in WBSB Bancorp, Inc. for interests in the liquidation account established in Westbury Bancorp, Inc. will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

9.                                      It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Westbury Bancorp, Inc. common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Westbury Bancorp, Inc. common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

10.                               It is more likely than not that the fair market value of the benefit provided by the liquidation account of Westbury Bank supporting the payment of the Westbury Bancorp, Inc. liquidation account in the event Westbury Bancorp, Inc. lacks sufficient net assets is zero.  Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Westbury Bank liquidation account as of the effective date of the merger of WBSB Bancorp, Inc. with and into Westbury Bancorp, Inc.

11.                               It is more likely than not that the basis of the shares of Westbury Bancorp, Inc. common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the Westbury Bancorp, Inc. common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

12.                               No gain or loss will be recognized by Westbury Bancorp, Inc. on the receipt of money in exchange for Westbury Bancorp, Inc. common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to WBSB Bancorp, MHC, WBSB Bancorp, Inc., Westbury Bank, Westbury Bancorp, Inc. and persons receiving subscription rights. The tax opinion as to item 9 above is based on the position that subscription rights to be received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members do not have any economic value at the time of distribution or the time the subscription rights are exercised. In this regard, Luse Gorman Pomerenk & Schick, P.C. noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental

Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

We also have received a letter from RP Financial, LC, stating its belief that the subscription rights do not have any ascertainable fair market value and that the price at which the subscription rights are exercisable will not be more or less than the fair market value of the shares on the date of the exercise. This position is based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at the same price as will be paid by members of the general public in any community offering.

The tax opinion as to item 10 above is based on the position that the benefit provided by the Westbury Bank liquidation account supporting the payment of the liquidation account in the event Westbury Bancorp, Inc. lacks sufficient net assets has a fair market value of zero.  We understand that:  (i) no holder of an interest in a liquidation account has ever received a payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in Westbury Bank are reduced; and (iv) the Westbury Bank liquidation account payment obligation arises only if Westbury Bancorp, Inc. lacks sufficient assets to fund the liquidation account.

In addition, we have received a letter from RP Financial, LC stating its belief that the benefit provided by the Westbury Bank liquidation account supporting the payment of the liquidation account in the event Westbury Bancorp, Inc. lacks sufficient net assets does not have any economic value at the time of the conversion.  Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes it is more likely than not that such rights in the Westbury Bank liquidation account have no value.  If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder and Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

We do not plan to apply for a private letter ruling from the Internal Revenue Service concerning the transactions described herein. Unlike private letter rulings issued by the Internal Revenue Service, opinions of counsel are not binding on the Internal Revenue Service or any state tax authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to Westbury Bancorp, Inc.’s registration statement. An opinion of McGladrey LLP regarding the Wisconsin state income tax consequences consistent with the federal tax opinion has also been filed as an exhibit to Westbury Bancorp, Inc.’s registration statement.

Restrictions on Purchase or Transfer of Our Shares after Conversion

The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. All shares of common stock purchased in the offering by a director or an officer of Westbury Bank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split or otherwise with respect to the restricted stock will be similarly restricted. The directors and executive officers of Westbury Bancorp, Inc. also will be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board.  This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock, to purchases of our common stock to fund stock options by one or more stock-based benefit plans or to any of our tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans, including any stock-based benefit plans.

Applicable regulations and current agreements with our regulators prohibit Westbury Bancorp, Inc. from repurchasing its shares of common stock during the first year following conversion unless compelling business reasons exist for such repurchases.  After one year, applicable regulations do not impose any repurchase restrictions; however, our agreements with our regulators may prohibit Westbury Bancorp, Inc. from repurchasing its shares of common stock for a significantly longer period of time.

WESTBURY BANK CHARITABLE FOUNDATION

General

In furtherance of our commitment to our local community, our plan of conversion and reorganization provides that we will establish a new charitable foundation, Westbury Bank Charitable Foundation as a non-stock, nonprofit Delaware corporation in connection with the stock offering.  The new charitable foundation will be funded with shares of our common stock and cash, as further described below.

By further enhancing our visibility and reputation in our local community, we believe that the charitable foundation will enhance the long-term value of Westbury Bank’s community banking franchise.  The stock offering presents us with a unique opportunity to provide a substantial and continuing benefit to our communities through the Westbury Bank Charitable Foundation.

Purpose of the Charitable Foundation

In connection with the closing of the stock offering, we intend to contribute a total of $1.0 million to Westbury Bank Charitable Foundation, such contribution to consist of a number of shares of our common stock equal to 1.0% of the shares sold in the offering (32,725 shares or $327,250 in stock at the minimum offering and 44,275 shares or $442,750 in stock at the maximum offering, up to 50,916 shares or $509,160 in stock at the adjusted maximum offering) and the remainder in cash ($672,750 at the minimum offering and $557,250 at the maximum offering, or $490,840 at the adjusted maximum).  Our expected aggregate contribution amount is not dependent upon the amount of stock that we sell in the stock offering.  The purpose of the charitable foundation is to provide financial support to charitable organizations in the communities in which we operate and to enable our communities to share in our long-term growth. Westbury Bank Charitable Foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us. Westbury Bank Charitable Foundation will also support our ongoing obligations to the community under the Community Reinvestment Act.  Westbury Bank received a “satisfactory” rating in its most recent Community Reinvestment Act examination by the FDIC.

Funding Westbury Bank Charitable Foundation with shares of our common stock in addition to cash is also intended to allow our communities to share in our potential growth and success after the stock offering is completed because Westbury Bank Charitable Foundation will benefit directly from any increases in the value of our shares of common stock.  In addition, Westbury Bank Charitable Foundation will maintain close ties with Westbury Bank, thereby forming a partnership within the communities in which Westbury Bank operates.

Structure of the Charitable Foundation

Westbury Bank Charitable Foundation will be incorporated under Delaware law as a non-stock, nonprofit corporation.  The certificate of incorporation of Westbury Bank Charitable Foundation will provide that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. Westbury Bank Charitable Foundation’s certificate of incorporation will further provide that no part of the net earnings of the charitable foundation will inure to the benefit of, or be distributable to, its members, directors or officers or to private individuals.

The charitable foundation will be governed by a board of directors, initially consisting of Andrew J. Gumm and James A. Spella, both of whom are directors of Westbury Bancorp, Inc., and one individual who is not affiliated with us.  Applicable regulations require that we select one person to serve on the initial board of directors who is not one of our officers or directors and who has experience with local charitable organizations and grant making, and we have selected Prudence P. Hway as a director to satisfy these requirements.  For five years after the stock offering, one seat on the charitable foundation’s board of directors will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not one of our officers, directors or employees, and at least one seat on the charitable foundation’s board of directors will be reserved for one of Westbury Bank’s directors.  Except as described below in “—Regulatory Requirements Imposed on the Charitable Foundation,” on an annual basis, directors of the charitable foundation elect the board to serve for one-year terms.

The business experience of our current directors and executive officers who will serve as board members of the charitable foundation is described in “Management of WBSB Bancorp, Inc.”  Prudence P. Hway, who will serve as our outside foundation director, is the President and Chief Executive Officer of Pick Heaters, Inc., a  manufacturer of liquid heating equipment for processing industries, including the food, pharmaceutical and chemical industries, where she has been employed since 1991.  Pick Heaters, Inc. is located in West Bend, Wisconsin, and has been operated by Ms. Hway’s family for three generations.  Previously, Ms. Hway spent nearly 30 years in the management and executive search consulting industry.  Ms. Hway holds a bachelor’s degree from Northwestern University and a Master’s degree from the University of Wisconsin, and spent two years serving in the United States Peace Corps in Uganda.  Ms. Hway is involved with numerous local charitable and civic organizations, including as board member of The Cedar Community Foundation, board member of the museum of Wisconsin Art, board member of The Threshold Foundation, board member and President of the West Bend Community and Alumni Scholarship Foundation, Inc.,  board member and Vice President of the West Bend Economic Development Corporation, board member of Economic Development of Washington County and board member of the West End Country Club.  She is also a past board member and President of The Threshold

Inc., a past board member and chair of the operations committee of The United Way of Washington County, and past board member and President of The Volunteer Center of Washington County.

The board of directors of Westbury Bank Charitable Foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established.  As directors of a nonprofit corporation, directors of Westbury Bank Charitable Foundation will at all times be bound by their fiduciary duty to advance the charitable foundation’s charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the charitable foundation is established.  The directors of Westbury Bank Charitable Foundation also will be responsible for directing the activities of the charitable foundation, including the management and voting of the shares of our common stock held by the charitable foundation.  However, as required by applicable regulations, all shares of our common stock held by Westbury Bank Charitable Foundation must be voted in the same ratio as all other shares of our common stock on all proposals considered by our stockholders.

Westbury Bank Charitable Foundation’s initial place of business will be located at our corporate headquarters.  The board of directors of Westbury Bank Charitable Foundation will appoint such officers and employees as may be necessary to manage its operations.  To the extent applicable, we will comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and the regulations of the Federal Reserve Board and of the Indiana Department of Financial Regulations, as applicable, governing transactions between Westbury Bank and the charitable foundation.

Capital for the charitable foundation will come from:

(1)                                 any dividends that may be paid on our shares of common stock in the future;

(2)                                 within the limits of applicable federal and state laws, loans collateralized by the shares of common stock; or

(3)                                 the proceeds of the sale of any of the shares of common stock in the open market from time to time.

As a private foundation under Section 501(c)(3) of the Internal Revenue Code, Westbury Bank Charitable Foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets.

Tax Considerations

We believe that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation.  Westbury Bank Charitable Foundation will submit a timely request to the Internal Revenue Service to be recognized as an exempt organization.  As long as Westbury Bank Charitable Foundation files its application for tax-exempt status within 27 months of the last day of the month in which it was organized, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization.  We have not received a tax opinion as to whether Westbury Bank Charitable Foundation’s tax exempt status will be affected by the regulatory requirement that all shares of our common stock held by Westbury Bank Charitable Foundation must be voted in the same ratio as all other outstanding shares of our common stock on all proposals considered by our stockholders.

Westbury Bancorp, Inc. and Westbury Bank are authorized by federal law to make charitable contributions.  We believe that the stock offering presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised.  In making such a determination, we considered the dilutive impact to our stockholders of the contribution of shares of common stock to Westbury Bank Charitable Foundation.

We believe that our contribution of shares of our common stock to Westbury Bank Charitable Foundation should not constitute an act of self-dealing and that we should be entitled to a federal tax deduction in the amount of the fair market value of the stock at the time of the contribution.  We are permitted to deduct for charitable purposes only an amount equal to 10% of our annual taxable income in any one year.  We are permitted under the Internal Revenue Code to carry the excess contribution over the five-year period following the contribution to Westbury Bank Charitable Foundation.  We estimate that at all levels of the offering range, the contribution should be deductible for federal tax purposes over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period).  However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the charitable foundation.  In such event, our contribution to Westbury Bank Charitable Foundation would be expensed without a tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination.  Furthermore, even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full.  Any such decision to continue to make additional contributions to Westbury Bank Charitable Foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the foundation.

As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation.  However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2%, although we expect to qualify for the lower 1% special rate.  Westbury Bank Charitable Foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year.  Westbury Bank Charitable Foundation will be required to make its annual return available for public inspection.  The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation’s managers and a concise statement of the purpose of each grant.

Regulatory Requirements Imposed on the Westbury Bank Charitable Foundation

Applicable regulations require that, before our board of directors adopted the plan of conversion and reorganization, the board of directors had to identify its members that will serve on the charitable foundation’s board, and these directors could not participate in our board’s discussions concerning contributions to the charitable foundation, and could not vote on the matter. Our board of directors complied with this regulation in adopting the plan of conversion and reorganization.

These regulations impose the following additional requirements on the establishment of the charitable foundation:

•                                          the Federal Reserve Board may examine the charitable foundation at the charitable foundation’s expense;

•                                          the charitable foundation must comply with all supervisory directives imposed by the Federal Reserve Board;

•                                          the charitable foundation must provide annually to the Federal Reserve Board a copy of the annual report that the charitable foundation submits to the Internal Revenue Service;

•                                          the charitable foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy;

•                                          the charitable foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

•                                          the charitable foundation must vote its shares of our common stock in the same ratio as all of the other shares voted on each proposal considered by our stockholders.

Within six months of completing the stock offering, the Westbury Bank Charitable Foundation must submit to the Federal Reserve Board a three-year operating plan, conflicts of interest policy, gift instrument, bylaws and certificate of incorporation.

RESTRICTIONS ON ACQUISITION OF WESTBURY BANCORP, INC.

Although the Board of Directors of Westbury Bancorp, Inc. is not aware of any effort that might be made to obtain control of Westbury Bancorp, Inc. after the conversion, the Board of Directors believes that it is appropriate to include certain provisions as part of Westbury Bancorp, Inc.’s articles of incorporation to protect the interests of Westbury Bancorp, Inc. and its stockholders from takeovers which our Board of Directors might conclude are not in the best interests of Westbury Bank, Westbury Bancorp, Inc. or Westbury Bancorp, Inc.’s stockholders.

The following discussion is a general summary of the material provisions of Westbury Bancorp, Inc.’s articles of incorporation and bylaws, Westbury Bank’s charter and bylaws, Maryland corporate law and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect.  The following description of certain of these provisions is necessarily general and, with respect to provisions contained in Westbury Bancorp, Inc.’s articles of incorporation and bylaws and Westbury Bank’s charter and bylaws, reference should be made in each case to the document in question, each of which is part of Westbury Bank’s applications with the Federal Reserve Board and Westbury Bancorp, Inc.’s registration statement filed with the Securities and Exchange Commission.  See “Where You Can Find Additional Information.”

Westbury Bancorp, Inc.’s Articles of Incorporation and Bylaws

Westbury Bancorp, Inc.’s articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts.  As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the Board of Directors or management of Westbury Bancorp, Inc. more difficult.

Directors. The Board of Directors will be divided into three classes.  The members of each class will be elected for a term of three years and only one class of directors will be elected annually.  Thus, it would take at least two annual elections to replace a majority of our directors.  The bylaws establish qualifications for board members, including:

•                                          a prohibition on service as a director by a person who is a director, officer or a 10% shareholder of a competitor of Westbury Bank;

•                                          a prohibition on service as a director by a person (i) who has been convicted of a crime involving dishonesty or breach of trust that is punishable by imprisonment for a term exceeding one year under state or federal law, (ii) who is currently charged in an information, indictment or other complaint with the commission of or participation in such a crime, or (iii) against whom a financial or securities regulatory agency has issued a cease and desist, consent or other formal order, other than a civil money penalty, which order is subject to public disclosure by such agency;

•                                          a prohibition on service as a director by a person who is party to any agreement or understanding that (i) provides such person with material benefits that are contingent upon Westbury Bancorp, Inc. entering into a merger or similar transaction in which Westbury Bancorp, Inc. is not the surviving entity, (ii) materially limits such person’s voting discretion with respect to Westbury Bancorp, Inc.’s strategic direction, or (iii) materially impairs such person’s ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of Westbury Bancorp, Inc.;

•                                          a prohibition on any person who has attained the age of 70 commencing a new term of service as a director;

•                                          a requirement that any person proposed to serve as director (other than the initial directors) have maintained his or her principal residence within ten miles of an office of Westbury Bancorp, Inc. or Westbury Bank for a period of at least one year immediately before his or her nomination or appointment to the Board of Directors;

•                                          a prohibition on service as a director by a person who has lost more than one election for service as a director of Westbury Bancorp, Inc.; and

•                                          a prohibition on service by nominees or representatives (as defined in applicable Federal Reserve Board regulations) of another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service.

Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.  Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Evaluation of Offers.  The articles of incorporation of Westbury Bancorp, Inc. provide that its Board of Directors, when evaluating a transaction that would or may involve a change in control of Westbury Bancorp, Inc. (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Westbury Bancorp, Inc. and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•                                          the economic effect, both immediate and long-term, upon Westbury Bancorp, Inc.’s stockholders, including stockholders, if any, who do not participate in the transaction;

•                                          the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Westbury Bancorp, Inc. and its subsidiaries and on the communities in which Westbury Bancorp, Inc. and its subsidiaries operate or are located;

•                                          whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Westbury Bancorp, Inc.;

•                                          whether a more favorable price could be obtained for Westbury Bancorp, Inc.’s stock or other securities in the future;

•                                          the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Westbury Bancorp, Inc. and its subsidiaries;

•                                          the future value of the stock or any other securities of Westbury Bancorp, Inc. or the other entity to be involved in the proposed transaction;

•                                          any antitrust or other legal and regulatory issues that are raised by the proposal;

•                                          the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•                                          the ability of Westbury Bancorp, Inc. to fulfill its objectives as a savings and loan holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the Board of Directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Restrictions on Call of Special Meetings.  The bylaws provide that, unless approved by unaffiliated directors, special meetings of stockholders can be called by only the Chairman or Vice Chairman of the Board of Directors or by resolution adopted by a majority of the total number of directors that Westbury Bancorp, Inc. would have if there were no vacancies on the Board of Directors (the “whole board”), or the Secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting.  The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights.   The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit.  The 10% limit shall not apply if, before the stockholder acquires shares in excess of the 10% limit,  the acquisition is approved by a majority of the directors who are not affiliated with the holder and who were members of the Board of Directors prior to the time of the acquisition (or who were chosen to fill any vacancy of an otherwise unaffiliated director by a majority of the unaffiliated directors).

Restrictions on Removing Directors from Office.  The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of a majority of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”), voting together as a single class.

Shareholder Nominations and Proposals. The bylaws provide that any shareholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of shareholders must submit written notice to Westbury Bancorp, Inc. at least 90 days prior and not earlier than 120 days prior to the anniversary date of the proxy statement relating to the previous year’s annual meeting.  However, if less than 90 days’ prior public disclosure of the date of the meeting is given to shareholders and the date of the annual meeting  is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date of the preceding year’s annual meeting then shareholders must submit written notice to Westbury Bancorp, Inc. no later than 10 days following the day on which public disclosure of the date of the meeting is first made in a press release, in a document filed with the Securities and Exchange Commission or on a website maintained by Westbury Bancorp, Inc.

Authorized but Unissued Shares.  After the conversion, Westbury Bancorp, Inc. will have authorized but unissued shares of common and preferred stock.  See “Description of Capital Stock.”  The articles of incorporation authorize 50,000,000 shares of serial preferred stock.  Westbury Bancorp, Inc. is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares.  In addition, the articles of incorporation provide that a majority of the whole board may, without action by the stockholders, amend the articles of incorporation to increase or decrease the aggregate number of shares of stock of any class or series that Westbury Bancorp, Inc. has the authority to issue.  In the event of a proposed merger, tender offer or other attempt to gain control of Westbury Bancorp, Inc. that the board of directors does not approve, it would be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction.  An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Westbury Bancorp, Inc.  The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws.  Except as provided under “—Authorized but Unissued Shares,” above, regarding the amendment of the articles of incorporation by the Board of Directors to increase or decrease the number of shares authorized for issuance, or as otherwise allowed by law, any amendment to the articles of incorporation must be approved by our Board of Directors and also by two-thirds of the votes entitled to be cast (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”); provided, however, that an amendment need only be approved by the vote of a majority of the votes entitled to be cast (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”) if the amendment is approved by at least two-thirds of the whole board.  Approval by at least 80% of the votes entitled to be cast (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”) is generally required to amend the following provisions:

(i)                                     The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)           The division of the board of directors into three staggered classes;

(iii)          The ability of the board of directors to fill vacancies on the board;

(iv)          The requirement that a majority of the voting power of stockholders must vote to remove directors, and can only remove directors for cause;

(v)           The ability of the board of directors to amend and repeal the bylaws and the required stockholder vote to amend or repeal the bylaws;

(vi)          The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Westbury Bancorp, Inc.;

(vii)         The authority of the board of directors to provide for the issuance of preferred stock;

(viii)        The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)          The number of stockholders constituting a quorum or required for stockholder consent;

(x)           The provision regarding stockholder proposals and nominations;

(xi)          The indemnification of current and former directors and officers, as well as employees and other agents, by Westbury Bancorp, Inc.;

(xii)         The limitation of liability of officers and directors to Westbury Bancorp, Inc. for money damages; and

(xiii)        The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xii) of this list.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders by the affirmative vote of at least 80% of the votes entitled to be cast in the election of directors (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”).

Maryland Corporate Law

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of a corporation’s voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of the corporation at any time after the date on which the corporation had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-

outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Westbury Bank’s Charter

The charter of Westbury Bank provides that for a period of five years from the closing of the conversion and offering, no person (including a group acting in concert) other than Westbury Bancorp, Inc. may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Westbury Bank. This provision does not apply to any tax-qualified employee benefit plan of Westbury Bank or Westbury Bancorp, Inc., or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of Westbury Bank or any of its subsidiaries, so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of Westbury Bank.  In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to shareholders for a vote.

Conversion Regulations

Federal regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion.  Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company.  The Federal Reserve Board has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution.  However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public, are excepted.  The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition.  In addition, Federal Reserve Board regulations provide that no company may acquire control of a savings and loan holding company without the prior approval of the Federal Reserve Board.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the Federal Reserve Board that the acquirer has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution.

Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock, if the acquirer is also subject to any one of eight “control factors,” constitutes a rebuttable determination of control under Federal Reserve Board regulations. Such control factors include the acquirer being one of the two largest stockholders. The determination of control may be rebutted by submission to the Federal Reserve Board, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies that acquire beneficial ownership exceeding 10% or more of any class of a savings and loan holding company’s stock who do not intend to participate in or seek to exercise control over a savings and loan holding company’s management or policies may qualify for a safe harbor by filing with the Federal Reserve Board a certification form that states, among other things, that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Federal Reserve Board, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group “acting in concert” exists, including presumed action in concert among members of an “immediate family.”

The Federal Reserve Board may prohibit an acquisition of control if it finds, among other things, that:

•                                          the acquisition would result in a monopoly or substantially lessen competition;

•                                          the financial condition of the acquiring person might jeopardize the financial stability of the institution;

•                                          the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person; or

•                                          the acquisition would have an adverse effect on the FDIC’s Deposit Insurance Fund.

In addition, a savings and loan holding company must obtain the approval of the Federal Reserve Board prior to acquiring voting control of more than 5% of any class of voting stock of another savings association or another savings association holding company.

DESCRIPTION OF CAPITAL STOCK

General

At the effective date, Westbury Bancorp, Inc. will be authorized to issue 100,000,000 shares of common stock, par value of $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. Westbury Bancorp, Inc. currently expects to issue in the offering up to 4,471,775 shares of common stock including shares issued to our charitable foundation.  Westbury Bancorp, Inc. will not issue shares of preferred stock in the conversion.  Each share of Westbury Bancorp, Inc. common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion and reorganization, all of the shares of common stock will be duly authorized, fully paid and non-assessable.

The shares of common stock of Westbury Bancorp, Inc. will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other government agency.

Common Stock

Dividends. Westbury Bancorp, Inc. can pay dividends on its common stock if, after giving effect to the distribution, it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business and its total assets exceed the sum of its liabilities and the amount needed, if Westbury Bancorp, Inc. were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution.  The holders of common stock of Westbury Bancorp, Inc. will be entitled to receive and share equally in dividends as may be declared by our Board of Directors out of funds legally available therefor.  If Westbury Bancorp, Inc. issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the conversion, the holders of common stock of Westbury Bancorp, Inc. will have exclusive voting rights in Westbury Bancorp, Inc.  They will elect Westbury Bancorp, Inc.’s Board of Directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the Board of Directors.  Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors.  Any person who beneficially owns more than 10% of the then-outstanding shares of Westbury Bancorp, Inc.’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit.  If Westbury Bancorp, Inc. issues shares of preferred stock, holders of the preferred stock may also possess voting rights.  Amendments to the articles of incorporation require a two-thirds stockholder vote in certain circumstances, and certain matters require an 80% stockholder vote.

As a stock savings bank, corporate powers and control of Westbury Bank are vested in its Board of Directors, who elect the officers of Westbury Bank and who fill any vacancies on the Board of Directors. Voting rights of Westbury Bank are vested exclusively in the owners of the shares of capital stock of Westbury Bank, which will be Westbury Bancorp, Inc.  Shares of Westbury Bank’s stock will be voted at the direction of Westbury Bancorp, Inc.’s Board of Directors.  Consequently, the holders of the common stock of Westbury Bancorp, Inc. will not have direct control of Westbury Bank

Liquidation. In the event of any liquidation, dissolution or winding up of Westbury Bank, Westbury Bancorp, Inc., as the holder of 100% of Westbury Bank’s capital stock, would be entitled to receive all assets of Westbury Bank available for distribution, after payment or provision for payment of all debts and liabilities of Westbury Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders.  In the event of liquidation, dissolution or winding up of Westbury Bancorp, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Westbury Bancorp, Inc. available for distribution, and Eligible Account Holders and Supplemental Eligible Account Holders will be treated as surrendering their rights to the Westbury Bancorp, Inc. liquidation account and receiving an equivalent interest in the Westbury Bank liquidation account.  If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Westbury Bancorp, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued, unless such preemptive rights are approved by the Board of Directors.  The common stock is not subject to redemption.

Preferred Stock

None of the shares of Westbury Bancorp, Inc.’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our Board of Directors may from time to time determine.  Our Board of Directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and that could assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for Westbury Bancorp, Inc.’s common stock is Registrar and Transfer Company, Cranford, New Jersey.

EXPERTS

The consolidated financial statements of WBSB Bancorp, MHC and subsidiaries as of and for the nine months ended September 30, 2012 and the years ended December 31, 2011 and 2010 have been included herein and in the registration statement in reliance upon the report of McGladrey LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

RP Financial, LC has consented to the publication herein of the summary of its report to Westbury Bancorp, Inc. setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letter with respect to subscription rights.

LEGAL AND TAX MATTERS

Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to Westbury Bancorp, Inc. and Westbury Bank, will issue to Westbury Bancorp, Inc. its opinions regarding the legality of the common stock and the federal income tax consequences of the conversion.  Luse Gorman Pomerenk & Schick, P.C. has consented to the references in this prospectus to its opinions.  McGladrey LLP will issue to WBSB Bancorp, MHC, WBSB Bancorp, Inc., Westbury Bank and Westbury Bancorp, Inc. its opinion regarding the Wisconsin income tax consequences of the conversion.  McGladrey LLP, has consented to the reference in this prospectus to its opinion.  Certain legal matters will be passed upon for Keefe, Bruyette and Woods, Inc. by Kilpatrick Townsend & Stockton LLP, Washington, D.C.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Westbury Bancorp, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement.  Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates.  The Securities and Exchange Commission telephone number is 1-800-SEC-0330.  In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Westbury Bancorp, Inc.  The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Westbury Bank has filed with the Federal Reserve Bank of Chicago an Application on Form AC with respect to the conversion. This prospectus omits certain information contained in the application. The application may be examined at the Federal Reserve Bank of Chicago, located at 230 South LaSalle Street, Chicago, Illinois 60604.  Our plan of conversion and reorganization is available, upon request, at each of our branch offices.

In connection with the offering, Westbury Bancorp, Inc. will register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and, upon such registration, Westbury Bancorp, Inc. and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934, subject to subsequent deregistration of such shares under the Securities Exchange Act of 1934.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF

WBSB BANCORP, MHC AND SUBSIDIARY

Consolidated Financial Statements

***

Separate financial statements for Westbury Bancorp, Inc. have not been included in this prospectus because Westbury Bancorp, Inc. has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

All financial information as of and for the nine months ended September 30, 2011 is unaudited.

Pursuant to Securities and Exchange Commission regulations, Westbury Bancorp, Inc. is a smaller reporting company as it will have a public float of less than $75 million.

Independent Auditor’s Report

To the Board of Directors

WBSB Bancorp, MHC and Subsidiary

We have audited the accompanying consolidated balance sheets of WBSB Bancorp, MHC and Subsidiary as of September 30, 2012, December 31, 2011 and December 31, 2010, and the related consolidated statements of operations, comprehensive income, changes in equity, and cash flows for the nine months ended September 30, 2012 and the years ended December 31, 2011 and 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WBSB Bancorp, MHC and Subsidiary as of September 30, 2012, December 31, 2011 and December 31, 2010, and the results of their operations and their cash flows for the nine months ended September 30, 2012 and the years ended December 31, 2011 and 2010 in conformity with accounting principles generally accepted in the United States of America.

Milwaukee, Wisconsin

January 11, 2013

WBSB Bancorp, MHC and Subsidiary

Consolidated Balance Sheets

September 30, 2012 and December 31, 2011 and 2010

(In Thousands)

	September 30,	December 31,
	2012	2011	2010

Assets
Cash and due from banks	$22,688	$11,206	$34,827
Interest-bearing deposits and short-term notes	10,453	10,291	15,366
Cash and cash equivalents	33,141	21,497	50,193

Securities available-for-sale	64,532	99,119	70,288
Loans held for sale, at lower of cost or market	3,022	3,640	4,327
Loans, net of allowance for loan losses of $6,690, $7,116 and $4,983 in 2012, 2011 and 2010, respectively	375,899	396,439	436,820
Federal Home Loan Bank stock, at cost	2,670	3,652	3,652
Foreclosed real estate	2,728	4,300	5,289
Real estate held for investment	8,451	10,810	11,204
Office properties and equipment, net	13,290	14,874	17,066
Cash surrender value of life insurance	11,940	11,629	11,210
Mortgage servicing rights	1,893	2,387	2,832
Prepaid FDIC assessment	1,139	1,915	2,890
Deferred tax asset	3,974	4,440	2,971
Other assets	3,787	3,916	6,651

Total assets	$526,466	$578,618	$625,393

Liabilities and Equity
Liabilities
Deposits	$466,758	$524,277	$556,325
Advances from the Federal Home Loan Bank	—	—	7,000
Notes payable	1,254	3,439	3,343
Advance payments by borrowers for property taxes and insurance	6,670	444	292
Other liabilities	4,920	4,344	5,210
Total liabilities	479,602	532,504	572,170

Commitments and Contingencies (Notes 7, 16 and 18)

Equity
Retained earnings	45,687	45,112	52,732
Accumulated other comprehensive income	1,177	1,002	491
Total equity	46,864	46,114	53,223

Total liabilities and equity	$526,466	$578,618	$625,393

See Notes to Consolidated Financial Statements.

WBSB Bancorp, MHC and Subsidiary

Consolidated Statements of Operations

Nine Months Ended September 30, 2012 and 2011 (Unaudited) and

Years Ended December 31, 2011 and 2010

(In Thousands)

	Nine Months Ended
	September 30,		Years Ended
		2011	December 31,
	2012	(Unaudited)	2011	2010
Interest and dividend income:
Loans	$14,894	$16,971	$22,138	$24,712
Investments - nontaxable	21	277	302	996
Investments - taxable	1,376	1,080	1,560	1,157
Interest bearing deposits and short term notes	47	1	39	3
Total interest and dividend income	16,338	18,329	24,039	26,868

Interest expense:
Deposits	2,169	4,165	5,167	7,780
Advances from the Federal Home Loan Bank	3	285	365	756
Notes payable	92	152	201	230
Advance payments by borrowers for property taxes and insurance	2	3	4	5
Total interest expense	2,266	4,605	5,737	8,771

Net interest income before provision for loan losses	14,072	13,724	18,302	18,097

Provision for loan losses	3,019	4,380	7,533	3,057

Net interest income after provision for loan losses	11,053	9,344	10,769	15,040

Noninterest income:
Service fees on deposit accounts	3,592	3,364	4,656	5,411
Gain on sales of loans, net	2,021	1,305	1,404	2,408
Servicing fee income, net of amortization and impairment	(379)	(316)	(444)	(704)
Insurance and securities sales commissions	724	608	808	867
Gain on sales of securities	421	527	601	547
Gain (loss) on sales of branches and other assets	202	991	894	(14)
Increase in cash surrender value of life insurance	311	312	419	424
Rental income from real estate operations	661	907	1,170	1,856
Other income	663	484	709	879
Total noninterest income	8,216	8,182	10,217	11,674

Noninterest expenses:
Salaries and employee benefits	6,440	7,611	11,179	11,240
Commissions	1,033	753	1,169	1,795
Occupancy	1,536	1,876	2,543	2,352
Furniture and equipment	1,043	947	1,285	1,431
Data processing	2,318	2,260	2,967	2,968
Advertising	93	329	428	843
Real estate held for investment	380	529	677	950
Net loss from operations and sale of foreclosed real estate	2,406	4,142	5,210	3,670
FDIC insurance premiums	802	769	1,028	980
Other expenses	2,414	2,626	3,319	3,447
Total noninterest expenses	18,465	21,842	29,805	29,676

Income (loss) before income tax expense (benefit)	804	(4,316)	(8,819)	(2,962)

Income tax expense (benefit)	229	(973)	(1,199)	(1,544)

Net income (loss)	$575	$(3,343)	$(7,620)	$(1,418)

See Notes to Consolidated Financial Statements.

WBSB Bancorp, MHC and Subsidiary

Consolidated Statements of Comprehensive Income

Nine Months Ended September 30, 2012 and 2011 (Unaudited) and

Years Ended December 31, 2011 and 2010

(In Thousands)

	Nine Months Ended
	September 30,		Years Ended
		2011	December 31,
	2012	(Unaudited)	2011	2010

Net income (loss)	$575	$(3,343)	$(7,620)	$(1,418)
Other comprehensive income (loss), before tax:
Unrealized appreciation (depreciation) on available-for-sale securities net of taxes	429	868	820	(180)

Less: reclassification adjustment for realized gains included in net income, net of taxes	(254)	(318)	(309)	(389)

	175	550	511	(569)

	$750	$(2,793)	$(7,109)	$(1,987)

See Notes to Consolidated Financial Statements.

WBSB Bancorp, MHC and Subsidiary

Consolidated Statements of Changes in Equity

Nine Months Ended September 30, 2012 and

Years Ended December 31, 2011 and 2010

(In Thousands)

		Accumulated
		Other
	Retained	Comprehensive
	Earnings	Income (Loss)	Total

Balance, December 31, 2009	$54,150	$1,060	$55,210

Comprehensive loss:
Net loss	(1,418)	—	(1,418)
Change in unrealized gains on securities, net of reclassification and tax	—	(569)	(569)

Balance, December 31, 2010	52,732	491	53,223

Comprehensive loss:
Net loss	(7,620)	—	(7,620)
Change in unrealized gains on securities, net of reclassification and tax	—	511	511

Balance, December 31, 2011	45,112	1,002	46,114

Comprehensive income:
Net income	575	—	575
Change in unrealized gains on securities, net of reclassification and tax	—	175	175

Balance, September 30, 2012	$45,687	$1,177	$46,864

See Notes to Consolidated Financial Statements.

WBSB Bancorp, MHC and Subsidiary

Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2012 and 2011 (Unaudited) and

Years Ended December 31, 2011 and 2010

(In Thousands)

	Nine Months Ended
	September 30,		Years Ended
		2011	December 31,
	2012	(Unaudited)	2011	2010
Cash Flows From Operating Activities
Net income (loss)	$575	$(3,343)	$(7,620)	$(1,418)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Provision for loan losses	3,019	4,380	7,533	3,057
Depreciation and amortization	718	811	1,471	1,594
Net amortization of securities premiums and discounts	673	980	1,374	320
Amortization and impairment of mortgage servicing rights	899	306	1,136	1,331
Capitalization of mortgage servicing rights	(405)	(340)	(691)	(1,542)
Gain on sales of available-for-sale securities	(421)	(527)	(601)	(547)
(Gain) loss on sales of branches and other assets	(202)	(991)	(894)	14
Loss on sale of foreclosed real estate	329	54	297	372
Write-down of foreclosed real estate	1,018	3,103	2,769	1,181
Loans originated for sale	(113,340)	(53,215)	(98,820)	(156,439)
Proceeds from sale of loans	115,979	54,861	100,380	157,534
Gain on sale of loans, net	(2,021)	(775)	(874)	(2,408)
Deferred income taxes	492	(1,410)	(1,950)	(1,584)
Increase in cash surrender value of life insurance	(311)	(312)	(419)	(424)
Net change in:
Prepaid FDIC insurance assessment	776	726	975	912
Other assets	2,848	3,424	2,735	2,708
Other liabilities	6,802	7,076	(714)	981
Net cash provided by operating activities	17,428	14,808	6,087	5,642

Cash Flows From Investing Activities
Purchases of securities available-for-sale	(11,787)	(91,765)	(108,821)	(45,275)
Proceeds from sales of securities available-for-sale	30,914	49,265	54,526	13,207
Proceeds from maturities, prepayments, and calls of securities available-for-sale	15,359	16,767	25,683	22,436
Redemption of FHLB stock	982	—	—	—
Net decrease in loans	10,840	13,216	26,124	42,154
Proceeds from sales of office properties and equipment	706	727	2,358	—
Purchases of office properties and equipment	—	—	(349)	(639)
Proceeds from sales of foreclosed real estate	6,906	4,528	4,647	3,617
Net cash provided by (used in) investing activities	53,920	(7,262)	4,168	35,500

Cash Flows From Financing Activities
Net decrease in deposits	(57,519)	(11,152)	(32,048)	(4,754)
Repayment of advances from the Federal Home Loan Bank	—	(1,000)	(7,000)	(12,000)
Net change in notes payable	(2,185)	134	97	(357)
Net cash used in financing activities	(59,704)	(12,018)	(38,951)	(17,111)

Net increase (decrease) in cash and cash equivalents	11,644	(4,472)	(28,696)	24,031

Cash and cash equivalents at beginning of year	21,497	50,193	50,193	26,162

Cash and cash equivalents at end of year	$33,141	$45,721	$21,497	$50,193

Supplemental Disclosures of Cash Flow Information
Interest paid (including amounts credited to deposits)	$2,297	$4,692	$5,831	$8,877

Supplemental Schedules of Noncash Investing Activities
Loans receivable transferred to foreclosed real estate	$6,681	$5,203	$6,724	$3,326
Loans receivable transferred to real estate held for investment	—	—	—	211

See Notes to Consolidated Financial Statements.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 1.                                 Nature of Operations and Summary of Significant Accounting Policies

Nature of operations:  WBSB Bancorp, MHC (the Company) is a federal mutual holding company headquartered in West Bend, Wisconsin and provides a variety of financial services to individuals and small businesses throughout Southeastern Wisconsin.  Its primary deposit products are checking, savings and term certificate accounts and its primary lending products are consumer, commercial and residential mortgage loans.  The Bank is subject to competition from other financial institutions and nonfinancial institutions providing financial products.  Additionally, the Company and the Bank are subject to the regulations of certain regulatory agencies and undergo periodic examination by those regulatory agencies.

Organization and principles of consolidation:  The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, WBSB Bancorp, Inc. (the Mid-Tier Company, a mid-tier stock-holding company).  The accounts of the Mid-Tier Company include its wholly-owned subsidiary, Westbury Bank, FSB (the Bank).  The financial statements of the Bank include the accounts of its wholly-owned subsidiaries, CRH, Inc., a Wisconsin real estate holding company, WBSB Investments, Inc.(WBSBII), a Nevada investment corporation, and Citizens Financial Service Corporation (CFSC).  WBSBII and CFSC are no longer active.   The financial statements of the Bank also include three wholly-owned limited liability corporations (LLC). These have been formed to own certain of the Bank’s foreclosed properties.  All significant intercompany balances and transactions have been eliminated in consolidation.

Jumpstart Our Business Startups Act:  The Jumpstart Our Business Startups Act (the JOBS Act), which was signed into law on April 5, 2012, has made numerous changes to the federal securities laws to facilitate access to capital markets.  Under the JOBS Act, a company with total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year qualifies as an “emerging growth company.”  The Company qualifies as an “emerging growth company” and believes that it will continue to qualify as an “emerging growth company” until five years from the completion of the stock offering.

As an “emerging growth company,” the Company has elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies.  Accordingly, the financial statements may not be comparable to the financial statements of companies that comply with such new or revised accounting standards.

Use of estimates:  In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP), management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, valuation of deferred tax assets, valuation of foreclosed real estate and valuation of mortgage servicing rights.

Changes in fiscal year end:  The Company changed its fiscal year end from December 31 to September 30.  As a result, the attached audited statements of operations include results for the nine months ended September 30, 2012 and the years ended December 31, 2011 and 2010.

Unaudited interim financial statements:  The interim consolidated financial statements for the nine months ended September 30, 2011 and the related footnote information are unaudited.  Such unaudited interim financial statements have been prepared in accordance with the requirements for presentation of interim financial statements of Regulation S-X and are in accordance with U.S. GAAP.  In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation of the results of operations for this interim period.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 1.                                 Nature of Operations and Summary of Significant Accounting Policies (Continued)

Cash and cash equivalents:  For purposes of the consolidated statements of cash flows, cash and cash equivalents includes cash, due from banks, interest-bearing deposits and short-term notes, all of which mature within ninety days.

The Company maintains amounts due from banks that, at times, may exceed federally insured limits.  Management monitors these correspondent relationships and has experienced no losses.  Accordingly, in the opinion of management, no material risk of loss exists.

Securities:  All securities are classified “available-for-sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in accumulated other comprehensive income, net of the related deferred tax effect.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of individual available-for-sale securities below their amortized cost basis that are deemed to be other-than-temporary impairment losses are reflected as realized losses. In determining whether an other-than-temporary impairment exists, management considers many factors including (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent or requirement of the Company to sell its investment in the issuer prior to any anticipated recovery in fair value.

If the Company intends to sell an impaired security, it records an other-than-temporary loss in an amount equal to the entire difference between the fair value and amortized cost of the security.  If a security is determined to be other-than-temporarily impaired, but the Company does not intend to sell the security, only the credit portion of the estimated loss is recognized in earnings, with the other portion of the loss recognized in other comprehensive income.  The credit loss component recognized in earnings is identified as the amount of principal cash flows not expected to be received over the remaining term of the security as estimated based on cash flow projections discounted at the applicable original yield of the security.

Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Loans held for sale:  Loans held for sale are recorded at the lower of cost or fair value as determined on an aggregate basis.  Fees received from the borrower and the direct costs of loan originations are deferred and recorded as an adjustment to the sales price, when such loans are sold.

Loans:  The Company grants commercial, mortgage and consumer loans to customers principally located in Southeastern Wisconsin.  The ability of the Company’s loan customers to meet the terms of their loans is dependent upon the general economic conditions in this area and real estate values.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are generally reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and deferred loan fees or costs on an originated basis.  Interest income is accrued on the unpaid principal balance.  Loan origination and commitment fees and certain direct loan origination costs on loans receivable are deferred, and the net amounts amortized as an adjustment of the related loan’s yield.  These amounts are amortized, using the level-yield method, over the contractual life of the related loans.  Unamortized deferred amounts are included in interest income upon repayment or sale of the related loan.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 1.                                 Nature of Operations and Summary of Significant Accounting Policies (Continued)

The accrual of interest on loans is discontinued at the time the loan is ninety days delinquent, unless the loan is well-secured and in the process of collection.  Past due status is based on the contractual terms of the loan.  In all cases, loans are placed on nonaccrual status or charged-off at an earlier date if collection of principal or interest is considered doubtful.  All interest accrued but not collected for loans that are placed on nonaccrual status or charged-off is reversed against interest income.  The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

In July 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2010-20, Disclosure about the Credit Quality of Financing Receivables and the Allowance for Credit Losses (Topic 310).  ASU 2010-20 significantly expands the disclosures that the Company must make about the credit quality of loan receivables and the allowance for loan losses.  The objectives of the enhanced disclosures are to provide financial statement users with additional information about the nature of credit risks inherent in the Company’s loan receivables, how credit risk is analyzed and assessed when determining the allowance for loan losses, and the reasons for the change in the allowance for loan losses.  This ASU is effective for annual reporting periods ending after December 31, 2010.  Accordingly, the Company has included these disclosures throughout the consolidated financial statements (see following and Note 4).

Allowance for loan losses:  For all portfolio segments, the allowance for loan losses is maintained at the level considered adequate by management of the Company to provide for losses that are probable.  The allowance is increased by provisions charged to operating expense and reduced by net charge-offs.  In determining the adequacy of the allowance balance, the Company makes continuous evaluations of the loan portfolio and related off-balance sheet commitments, considers current economic conditions and historical loss experience, and reviews specific problem loans and other factors.

When establishing the allowance for loan losses, management categorizes loans into risk categories generally based on the nature of the collateral and the basis of repayment.  These risk categories and their relevant risk characteristics are as follows:

Single family:  Single family loans are real estate loans generally smaller in size and are homogeneous because they exhibit similar characteristics.  Single family loans are underwritten by evaluating the credit history of the borrower, the ability of the borrower to meet the debt service requirements of the loan and total debt obligations, as well as the underlying collateral and the loan to collateral value.  Also included in this category are junior liens on 1-4 family residential properties.  These loans consist of closed-end loans secured by junior liens on 1-4 family residential properties.  Underwriting standards for single family loans are heavily influenced by statutory requirements, which include, but are not limited to, loan-to-value and affordability ratios, risk-based pricing strategies, and documentation requirements.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 1.                                Nature of Operations and Summary of Significant Accounting Policies (Continued)

Construction and land development: These loans are secured by vacant land and/or property that are in the process of improvement, including (a) land development preparatory to erecting vertical improvements or (b) the on-site construction of industrial, commercial, residential, or farm buildings.  Repayment of these loans can be dependent on the sale of the property to third parties or the successful completion of the improvements by the builder for the end user.  For purposes of this classification, “construction” includes not only construction of new structures, but any loans originated to finance additions or alterations to existing structures and the demolition of existing structures to make way for new structures.  Until a permanent loan originates, or payoff occurs, all construction loans secured by real estate are reported in this loan pool.  Loans to finance construction and land development that are not secured by real estate are segmented and reported separate from this pool.  In the event a loan is made on property that is not yet improved for the planned development, there is the risk that necessary approvals will not be granted or will be delayed.  Construction loans also run the risk that improvements will not be completed on time or in accordance with specifications and projected costs.

Commercial business:  Commercial business loans are extended primarily to middle market customers.  Such credits typically comprise working capital loans, loans for physical asset expansion, asset acquisition loans and other business loans.  Loans to closely held businesses will generally be guaranteed in full or for a meaningful amount by the owners of the business.  Commercial business loans are made based primarily on the historical and projected cash flow of the borrower and secondarily on the underlying collateral provided by the borrower.  The cash flows of borrowers, however, may not behave as forecasted and collateral securing loans may fluctuate in value due to economic or individual performance factors.  Minimum standards and underwriting guidelines have been established for all commercial and industrial loan types.

Multifamily:   Multifamily loans include loans to finance non-farm properties with five or more units in structures primarily to accommodate households on a temporary or permanent basis.  Such credits are typically originated to finance the acquisition of an apartment or condo building/complex.  Multifamily loans are made based primarily on the historical and projected cash flow of the subject multifamily property, with assumptions made for vacancy rates.  Cash flows and ultimate loan performance rely on the receipt of rental income from the tenants of the property who are themselves subject to fluctuations in national and local economic and unemployment trends.

Commercial real estate:  These loans are primarily secured by office and industrial buildings, warehouses, small retail shopping facilities and various special purpose properties, including hotels and restaurants.  These loans are subject to underwriting standards and processes similar to commercial business loans.  These loans are viewed primarily as cash flow loans and the repayment of these loans is largely dependent on the successful operation of the property.  Loan performance may be adversely affected by factors impacting the general economy or conditions specific to the real estate market such as geographic location and/or property type.

Consumer and other:  These loans may take the form of installment loans, demand loans, or single payment loans, and are extended to individuals for household, family, and other personal expenditures.  These include direct consumer automobile loans extended by the Company for the purpose of purchasing a new or used vehicle for personal use.  Consumer and installment loans are underwritten by evaluating the credit history of the borrower and the ability of the borrower to meet the debt service requirements of the loan and total debt obligations. Also included in this category are home equity lines of credit.  These loans consist of revolving open-end lines of credit secured by 1-4 family residential properties extended to individuals for household, family or other personal expenditures.  Underwriting standards for home equity loans are heavily influenced by statutory requirements, which include, but are not limited to, loan-to-value and affordability ratios, risk-based pricing strategies, and documentation requirements.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 1.                                 Nature of Operations and Summary of Significant Accounting Policies (Continued)

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.  In addition, regulatory agencies, as an integral part of their examination processes, periodically review the Company’s allowance for loan losses, and may require the Company to recognize adjustments to its allowance based on their judgments of information available to them at the time of their examinations.

The allowance consists of specific and general components.  The specific component relates to loans that are classified as impaired, and an allowance is established when the collateral value, discounted cash flows or observable market price of the impaired loan are lower than the carrying value of that loan.  The general component covers non-impaired loans and is based on the Company’s own loss experience over the most recent two year period, adjusted for qualitative factors.  These qualitative factors consider local economic trends, concentrations, management experience and other elements of the Company’s lending operations.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining the impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.

Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan-by-loan basis by either the fair value of collateral, if the loan is collateral dependent, the present value of expected future cash flows discounted at the loan’s effective interest rate, or the loan’s obtainable market price.

Single family and consumer and other loans are collectively evaluated for impairment.  Accordingly, the Company does not separately identify individual homogeneous loans for impairment disclosures, unless such loans are the subject of a restructuring agreement due to the financial difficulties of the borrower, the loans are related with another commercial type loan or the loans experience significant payment delinquencies and are not insured.

Troubled debt restructurings:  Loans are accounted for as troubled debt restructurings when a borrower is experiencing financial difficulties that lead to a restructuring of the loan, and the Company grants a “concession” to the borrower that they would not otherwise consider.  These concessions include a modification of terms such as a reduction of the stated interest rate or loan balance, a reduction of accrued interest, an extension of the maturity date at an interest rate lower than a current market rate for a new loan with similar risk, or some combination thereof to facilitate repayment.

Troubled debt restructurings are classified as impaired loans.  Payment performance prior and subsequent to the restructuring is taken into account in assessing whether it is likely that the borrower can meet the new terms.  A period of sustained repayment, for at least six months subsequent to the modification, is generally required for return to accrual status.  This may result in the loan being returned to accrual at the time of restructuring.  A loan that is modified at a market rate of interest will not be classified as a troubled debt restructuring or impaired in the calendar year subsequent to the restructuring if it is in compliance with the modified terms.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 1.                                 Nature of Operations and Summary of Significant Accounting Policies (Continued)

Federal Home Loan Bank stock:  Federal Home Loan Bank (FHLB) stock consists of the Company’s required investment in the capital stock of the FHLB.  No ready market exists for these securities and they have no quoted market value; as such the stock is carried at cost.  Management reviews for impairment based on the ultimate recoverability of the cost basis in the FHLB stock, and no impairment has been identified as a result of these reviews.

Foreclosed real estate:  Real estate acquired by foreclosure or by deed in lieu of foreclosure is initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis.  Costs relating to the development and improvement of property are capitalized; holding costs are charged to expense.  Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of their carrying amount or fair value less cost to sell.  Revenues and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed real estate.

Real estate held for investment:  Real estate held for investment includes land, rental properties, and certain real estate development projects.  Land and real estate development projects are carried at the lower of cost plus capitalized development period interest, or fair value less costs to sell, and are periodically evaluated for impairment.  Rental properties are carried at cost less provisions for depreciation computed by the straight-line method over the estimated life of the property.  Rental revenue is recognized on a straight-line basis over the term of the lease unless another systemic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property.  The difference between rental income earned on a straight-line basis and the cash rent due under provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of other assets in the accompanying consolidated balance sheets.

The Company evaluates the carrying value of all real estate held when an indicator of impairment is deemed to exist.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount which the carrying amount of the asset exceeds the fair value of the asset.  If the Company intends to dispose of its assets, the assets would be separately presented in the consolidated balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and would no longer be depreciated.

A property is considered held for sale when a contract for sale is entered into or when management has committed to a plan to sell an asset, the asset is actively marketed, and sale is expected to occur within one year.

Office properties and equipment:  Office properties including equipment are stated at cost less accumulated depreciation, and include expenditures for new facilities and items that substantially increase the useful lives of existing buildings and equipment.  Expenditures for normal repairs and maintenance are charged to expense as incurred.  When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the resulting gain or loss is recorded.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 1.                                 Nature of Operations and Summary of Significant Accounting Policies (Continued)

Mortgage servicing rights:  Mortgage servicing rights (MSRs) are initially recognized at fair value when loans have been sold to investors and are amortized over the lives of the loans.  Upon sale of loans with servicing retained, the servicing rights are recorded at fair value and remaining proceeds received are allocated to the loan.  Amortization of MSRs is based on the ratio of net servicing income received in the current period, to total remaining net servicing income projected to be realized from the MSRs.  MSRs are periodically assessed for impairment, which is calculated using estimated net cash flow analysis on a discounted basis.  Impairment is recognized in the statement of income, during the period in which it occurs, as an adjustment to the corresponding valuation allowance.  For purposes of performing an impairment evaluation, the serviced loan portfolio is stratified on the basis of certain risk characteristics including loan type (i.e., fixed or adjustable interest rates).

Transfers of financial assets:  Transfers of financial assets are accounted for as sales only when the control over the financial assets has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of the right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Income taxes:  The Company, the Mid-Tier Company, the Bank, and its subsidiaries file consolidated federal income tax returns and combined state income tax returns.  Accordingly, amounts equal to tax benefits of those companies having taxable federal losses or credits are reimbursed by the other companies that incur tax liabilities.

Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates as of the date of enactment.

The Company accounts for uncertainty in income taxes to determine whether tax benefits claimed or expected to be claimed on a tax return, should be recorded in the consolidated financial statements.  The Company may recognize the tax benefit for an uncertain tax position if it is more-likely-than-not that the tax position will be sustained upon examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being utilized upon ultimate settlement.

It is the Company’s policy that interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statement of operations.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 1.                                 Nature of Operations and Summary of Significant Accounting Policies (Continued)

Derivative financial instruments and hedging activities:  All derivatives are recognized in the consolidated balance sheets at their fair value.  On the date the derivative contract is entered into, management designates the derivative, except for mortgage banking derivatives and derivatives related to certificates of deposit, for which changes in fair value of the derivative is recorded in earnings, as either a fair value hedge (i.e., a hedge of the fair value of a recognized asset or liability) or a cash flow hedge (i.e., a hedge of the variability of cash flows to be received or paid related to a recognized asset or liability).  The relationship between hedging instruments and hedging items, as well as its risk management objective and strategy for undertaking various hedge transactions, is formerly documented by management.  This process includes linking all derivatives that are designated as fair value hedges or cash flow hedges to specific assets or liabilities on the consolidated balance sheets.  Hedge effectiveness is formally assessed, both at the hedge’s inception and on an ongoing basis, to determine whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items.  If it is determined that a derivative is not highly effective as a hedge, or that it has ceased to be a highly effective hedge, hedge accounting is discontinued prospectively.

For a derivative designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings.  If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive income and are recognized in the statement of operations when the hedged item affects earnings.  Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings.

Hedge accounting is discontinued prospectively when it is determined that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item; the derivative expires or is sold, terminated, or exercised; the derivative is designated as a hedging instrument; or management determines that designation of the derivative as a hedging instrument is no longer appropriate.  When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair value hedge, the derivative is carried on the consolidated balance sheets at its fair value and no longer adjusts the hedged asset or liability for changes in fair value.  The adjustment of the carrying amount of the hedged asset or liability is accounted for in the same manner as other components of the carrying amount of that asset or liability.

Derivative contracts are maintained related to commitments to fund residential mortgages (interest rate locks) in connection with residential mortgages intended for sale.  Such commitments are recorded at fair value in other assets or liabilities, with changes in fair value recorded in net gain or loss on sale of mortgage loans.  Fair value is based on fees currently charged to enter into similar agreements, and for fixed rate commitments, also considers the committed rates and current levels of interest rates.

Comprehensive income:  Comprehensive income consists of net income and other comprehensive income.  Other comprehensive income includes unrealized gains and losses on securities available-for-sale, which are also recognized as separate components of equity.

Reclassification:  Certain amounts in the 2010 and 2011 consolidated financial statements have been reclassified to conform to the 2012 presentation. These reclassifications had no effect on net income or loss.

Subsequent events:  In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition and disclosure through January 11, 2013, the date the consolidated financial statements were available to be issued.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 1.                                 Nature of Operations and Summary of Significant Accounting Policies (Continued)

Segment reporting:  The Company views the Bank as one operating segment, therefore, separate reporting of financial segment information is not considered necessary.  The Company approaches the Bank and its other subsidiaries as one business enterprise, which operates in a single economic environment, since the products and services, types of customers and regulatory environment all have similar characteristics.

Recent accounting pronouncements:  In April 2011, the FASB issued ASU 2011-02, A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring.  ASU 2011-02 amends ASC Topic 310, Receivables, by clarifying guidance for creditors in determining whether a concession has been granted and whether a debtor is experiencing financial difficulties.  ASU 2011-02 is effective for annual periods ending on or after December 15, 2012 and has been adopted with no impact on the consolidated financial statements and related disclosures.

In April 2011, the FASB issued ASU 2011-03, Transfers and Servicing (Topic 860) — Reconsideration of Effective Control for Repurchase Agreements.  ASU 2011-03 is intended to improve financial reporting of repurchase agreements and other agreements that both entitle and obligate a transferor to repurchase or redeem financial assets before their maturity.  ASU 2011-03 removes from the assessments of effective control (i) the criteria requiring the transferor to have the ability to repurchase or redeem the financial asset on substantially the agreed terms, even in the event of default by the transferee, and (ii) the collateral maintenance guidance related to that criterion.  ASU 2011-03 was effective for the Company on January 1, 2012 and has been adopted with no impact on the consolidated financial statements and related disclosures.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820) — Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRS.  ASU 2011-04 amends Topic 820, Fair Value Measurements and Disclosures, to converge the fair value measurement guidance U.S. GAAP and International Financial Reporting Standards.  ASU 2011-04 clarifies the application of existing fair value measurement requirements, changes certain principles in Topic 820 and requires additional fair value disclosures.  ASU 2011-04 is effective for annual periods beginning after December 15, 2011.  The guidance primarily impacts fair value disclosures related to Level 3 fair value measurements, and has been adopted with no impact on the consolidated financial statements and related disclosures.

In June 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220) — Presentation of Comprehensive Income.  ASU 2011-05 amends Topic 220, Comprehensive Income, to require that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements.  The amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income.  Additionally, ASU 2011-05 requires entities to present, on the face of the financial statement, reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement or statements where the components of net income and the components of other comprehensive income are presented.  The option to present components of net income and the components of other comprehensive income as part of the statement of changes in stockholders’ equity was eliminated.  ASU 2011-05 is effective for fiscal years ending after December 15, 2012 and has been adopted in these consolidated financial statements.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 1.                                 Nature of Operations and Summary of Significant Accounting Policies (Continued)

In December 2011, the FASB issued ASU 2011-11, Balance Sheet (Topic 210) — Disclosures about Offsetting Assets and Liabilities.  The objective of the ASU is to provide enhanced disclosures that will enable users of the financial statements to evaluate the effect or potential effect of netting arrangement on the entity’s financial position.  This includes the effect or potential effect of netting arrangements on an entity’s financial position.  This includes the effect or potential effect of rights of setoff associated with an entity’s recognized assets and recognized liabilities within the scope of ASU.  The amendments require enhanced disclosures by requiring improved financial information about the financial instruments and derivative instruments that are either (1) offset in accordance with the ASU or (2) subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset in accordance with the provisions of the ASU.  ASU 2011-11 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.  The adoption of ASU 2011-11 is not expected to have a material impact on the Company’s consolidated financial statements.

Note 2.                                 Cash and Due from Banks

The Company’s subsidiary Bank is required to maintain average balances on hand or with the Federal Reserve Bank, based upon a percentage of certain deposits.  These required reserve balances totaled approximately $405 at September 30, 2012, and approximately $25 at December 31, 2011 and December 31, 2010.

Note 3.                                 Securities Available-for-Sale

The amortized costs and fair values of securities available-for-sale are summarized as follows:

	September 30, 2012
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	(Losses)	Value

U.S. Government and agency securities	$2,994	$17	$(2)	$3,009
U.S. Government agency residential mortgage-backed securities	31,349	1,161	—	32,510
U.S. Government agency collateralized mortgage obligations	8,709	93	(57)	8,745
Municipal securities	19,542	790	(64)	20,268

	$62,594	$2,061	$(123)	$64,532

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 3.                                 Securities Available-for-Sale (Continued)

	December 31, 2011
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	(Losses)	Value

U.S. Government and agency securities	$2,989	$24	$—	$3,013
U.S. Government agency residential mortgage-backed securities	56,606	1,179	(13)	57,772
U.S. Government agency collateralized mortgage obligations	20,820	163	(41)	20,942
Municipal securities	16,917	486	(11)	17,392

	$97,332	$1,852	$(65)	$99,119

	December 31, 2010
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	(Losses)	Value

U.S. Government and agency securities	$999	$6	$—	$1,005
U.S. Government agency residential mortgage-backed securities	32,076	500	(109)	32,467
U.S. Government agency collateralized mortgage obligations	11,786	264	(55)	11,995
Municipal securities	24,630	438	(247)	24,821

	$69,491	$1,208	$(411)	$70,288

The amortized cost and fair value of securities available-for-sale, by contractual maturity at September 30, 2012, are shown in the following table.  Actual maturities differ from contractual maturities for mortgage-backed securities because the mortgages underlying the securities may be called or repaid without penalty.  Therefore, these securities are not presented in the maturity categories in the table below.

	September 30, 2012
	Amortized Cost	Fair Value

Due in one year or less	$308	$310
Due after one year through five years	4,624	4,737
Due after five years through ten years	14,987	15,548
Due after ten years	2,617	2,682
U.S. Government agency collateralized mortgage obligations	8,709	8,745
U.S. Government agency residential mortgage-backed securities	31,349	32,510

	$62,594	$64,532

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 3.                                 Securities Available-for-Sale (Continued)

Proceeds from sales of securities available-for-sale during the nine months ended September 30, 2012 and 2011, and the years ended December 31, 2011 and December 31, 2010 were $30,914, $49,265, $54,526 and $13,207, respectively.  Gross realized gains, during the nine months ended September 30, 2012 and 2011 and the years ended December 31, 2011 and December 31, 2010, on these sales amounted to $481, $685, $763 and $547, respectively.  Gross realized losses on these sales were $60, $158, $162 and $0 during the nine months ended September 30, 2012 and 2011, and the years ended December 31, 2011 and December 31, 2010, respectively.

Securities with carrying values of $5,349, $6,173 and $7,987 at September 30, 2012, December 31, 2011 and December 31, 2010, respectively, were pledged to secure treasury, tax, and loan deposits and other purposes required or permitted by law.

Information pertaining to securities with gross unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are summarized as follows:

	September 30, 2012
	Less than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss

U.S. Government and agency securities	$998	$(2)	$—	$—	$998	$(2)
U.S. Government agency collateralized mortgage obligations	2,932	(57)	—	—	2,932	(57)
Municipal securities	2,100	(64)	—	—	2,100	(64)

	$6,030	$(123)	$—	$—	$6,030	$(123)

	December 31, 2011
	Less than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss

U.S. Government and agency residential mortgage-backed securities	$2,103	$(13)	$—	$—	$2,103	$(13)
U.S. Government agency collateralized mortgage obligations	7,327	(41)	—	—	7,327	(41)
Municipal securities	2,450	(8)	224	(3)	2,674	(11)

	$11,880	$(62)	$224	$(3)	$12,104	$(65)

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 3.                                 Securities Available-for-Sale (Continued)

	December 31, 2010
	Less than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss

U.S. Government and agency residential mortgage-backed securities	$16,267	$(109)	$—	$—	$16,267	$(109)
U.S. Government agency collateralized mortgage obligations	2,217	(55)	—	—	2,217	(55)
Municipal securities	7,679	(213)	442	(34)	8,121	(247)

	$26,163	$(377)	$442	$(34)	$26,605	$(411)

At September 30, 2012, the investment portfolio did not include any available-for-sale securities which had been in unrealized loss positions for greater than twelve months.  At December 31, 2011, the investment portfolio included two securities available-for-sale which had been in unrealized loss positions for greater than twelve months. Both securities are considered to be acceptable credit risks.  Based upon an evaluation of the available evidence, including recent changes in market rates, credit rating information and information obtained from regulatory filings, management believes the decline in fair value for these securities is temporary.  In addition, the Company does not intend to sell these investment securities for a period of time sufficient to allow for anticipated recovery.  The Company does not have any current requirement to sell its investment in the issuer prior to any anticipated recovery in fair value.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 4.                                 Loans

A summary of the balances of loans follows:

	As of September 30,	As of December 31,
	2012	2011	2010

Real estate:
Single family	$153,090	$167,013	$174,276
Multifamily	38,491	40,806	40,206
Commercial real estate	132,782	132,252	135,902
Construction and land development	8,975	11,653	32,192
Total real estate	333,338	351,724	382,576

Commercial business	22,938	23,383	29,594

Consumer:
Home equity lines of credit	19,356	19,934	19,895
Education	5,709	6,618	7,343
Other	1,255	1,915	2,420
Total consumer	26,320	28,467	29,658

Total loans	382,596	403,574	441,828
Less:
Net deferred loan fees	7	19	25
Allowance for loan losses	6,690	7,116	4,983

Net loans	$375,899	$396,439	$436,820

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 4.                                 Loans (Continued)

The following tables present the contractual aging of the recorded investment in past due loans by class of loans as of September 30, 2012, December 31, 2011 and December 31, 2010:

				Loans Past
		30-59 Days	60-89 Days	Due 90 Days
September 30, 2012	Current	Past Due	Past Due	or More	Total

Single family	$147,197	$1,747	$1,112	$3,034	$153,090
Multifamily	38,491	—	—	—	38,491
Commercial real estate	130,237	—	169	2,376	132,782
Construction and land development	8,814	53	—	108	8,975
Commercial business	22,785	153	—	—	22,938
Consumer and other:
Home equity lines of credit	18,367	453	248	288	19,356
Education	5,449	61	85	114	5,709
Other	1,236	5	5	9	1,255
	$372,576	$2,472	$1,619	$5,929	$382,596

				Loans Past
		30-59 Days	60-89 Days	Due 90 Days
December 31, 2011	Current	Past Due	Past Due	or More	Total

Single family	$159,231	$2,468	$848	$4,466	$167,013
Multifamily	38,389	—	360	2,057	40,806
Commercial real estate	127,144	3,407	328	1,373	132,252
Construction and land development	11,419	56	—	178	11,653
Commercial business	21,712	1,309	350	12	23,383
Consumer and other:
Home equity line of credit	19,112	349	42	431	19,934
Education	6,364	51	17	186	6,618
Other	1,553	18	1	343	1,915
	$384,924	$7,658	$1,946	$9,046	$403,574

		30-59 Days	60-89 Days	Due 90 Days
December 31, 2010	Current	Past Due	Past Due	or More	Total

Single family	$159,503	$6,187	$2,054	$6,532	$174,276
Multifamily	30,968	—	—	9,238	40,206
Commercial real estate	126,510	1,630	1,887	5,875	135,902
Construction and land development	30,771	495	926	—	32,192
Commercial business	28,366	652	227	349	29,594
Consumer and other:
Home equity line of credit	19,249	253	37	356	19,895
Education	6,993	116	74	160	7,343
Other	2,008	16	1	395	2,420
	$404,368	$9,349	$5,206	$22,905	$441,828

There were no loans past due ninety days or more still accruing interest as of September 30, 2012 and December 31, 2011 and December 31, 2010.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 4.                                 Loans (Continued)

The following table presents the recorded investment in nonaccrual loans by class of loans as of September 30, 2012 and December 31, 2011 and December 31, 2010:

	September 30, 2012	December 31, 2011	December 31, 2010

Single family	$4,610	$5,318	$7,018
Multifamily	2,789	3,392	9,238
Commercial real estate	2,376	4,267	7,190
Construction and land development	108	178	—
Commercial business	—	626	783
Consumer and other:
Home equity lines of credit	310	431	356
Education	199	203	234
Other	45	343	395
Total	$10,437	$14,758	$25,214

As part of the on-going monitoring of the credit quality of the Company’s loan portfolio, management categorizes loans into risk categories based on relevant information about the ability of the borrowers to service their debt and comply with various terms of their loan agreements.  The Company considers current financial information, historical payment experience, credit documentation, public information and current economic trends.  Generally, all sizeable credits receive a financial review no less than annually to monitor and adjust, if necessary, the credit’s risk profile.  Credits classified as watch and special mention generally receive a review more frequently than annually.

The Company categorizes loans into the following risk categories based on relevant information about the ability of borrowers to service their debt:

Pass — A pass asset is well protected by the current worth and paying capacity of the obligor (or guarantors, if any) or by the fair value, less costs to acquire and sell in a timely manner, of any underlying collateral.

Watch — A watch asset has potential weaknesses that deserve management’s close attention.  If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the Company’s credit position at some future date.  Watch assets are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification.

Special Mention — A special mention asset has characteristics of deterioration in quality exhibited by any number of well-defined weaknesses requiring significant corrective action.  The repayment ability of the borrower has not been validated, or has become marginal or weak and the loan may have exhibited some overdue payments or payment extensions and/or renewals.

Substandard — A substandard asset is an asset with a well-defined weakness that jeopardizes repayment in whole or in part, of the debt.  These credits are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged.  These assets are characterized by the distinct possibility that the Company will or has sustained some loss of principal and/or interest if the deficiencies are not corrected.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 4.                                 Loans (Continued)

Doubtful — A doubtful asset is an asset that has all the weaknesses inherent in the substandard classification with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable.  These credits have a high probability for loss, yet because certain important and reasonably specific pending factors may work toward the strengthening of the asset, its classification of loss is deferred until its more exact status can be determined.

Homogeneous loan types are assessed for credit quality based on the contractual aging status of the loan and payment activity.  In certain cases, based upon payment performance, the loan being related with another commercial type loan or for other reasons, a loan may be categorized into one of the risk categories noted above.  Such assessment is completed at the end of each reporting period.

The following tables present the risk category of loans evaluated by internal asset classification based on the most recent analysis performed and the contractual aging as of September 30, 2012 and December 31, 2011 and December 31, 2010:

September 30, 2012	Pass	Watch	Special Mention	Substandard	Doubtful	Total

Single family	$8,059	$536	$806	$2,629	$—	$12,030
Multifamily	29,948	5,208	—	3,335	—	38,491
Commercial real estate	114,755	5,246	1,795	10,986	—	132,782
Construction and land development	7,534	708	177	556	—	8,975
Commercial business	20,925	280	780	953	—	22,938
Total	$181,221	$11,978	$3,558	$18,459	$—	$215,216

	Performing	Non-Performing	Total
Single family	$137,936	$3,124	$141,060
Consumer and other:
Home equity lines of credit	19,046	310	19,356
Education	5,510	199	5,709
Other	1,210	45	1,255
	$163,702	$3,678	$167,380

December 31, 2011	Pass	Watch	Special Mention	Substandard	Doubtful	Total

Single family	$8,990	$844	$1,080	$1,577	$—	$12,491
Multifamily	27,690	6,351	3,373	3,392	—	40,806
Commercial real estate	110,107	10,056	4,297	7,792	—	132,252
Construction and land development	10,677	77	439	460	—	11,653
Commercial business	21,150	937	120	1,176	—	23,383
Total	$178,614	$18,265	$9,309	$14,397	$—	$220,585

	Performing	Non-Performing	Total
Single family	$150,900	$3,622	$154,522
Consumer and other:
Home equity line of credit	19,503	431	19,934
Education	6,415	203	6,618
Other	1,572	343	1,915
	$178,390	$4,599	$182,989

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 4.                                 Loans (Continued)

December 31, 2010	Pass	Watch	Special Mention	Substandard	Doubtful	Total

Single family	$2,343	$440	$364	$1,450	$—	$4,597
Multifamily	23,862	5,796	1,310	9,238	—	40,206
Commercial real estate	114,056	5,001	7,769	9,076	—	135,902
Construction and land development	29,834	1,154	341	863	—	32,192
Commercial business	24,209	1,173	1,789	2,423	—	29,594
Total	$194,304	$13,564	$11,573	$23,050	$—	$242,491

	Performing	Non-Performing	Total
Single family	$164,210	$5,469	$169,679
Consumer and other:
Home equity lines of credit	19,539	356	19,895
Education	7,109	234	7,343
Other	2,025	395	2,420
	$192,883	$6,454	$199,337

The Company does not classify single family loans unless such loans are either related to an existing classified commercial or commercial real estate loan relationship, or have become more than 90 days delinquent and are not secured by private mortgage insurance.  As of September 30, 2012, December 31, 2011, and 2010, approximately $2,629, $1,577, and $1,450, respectively, of single family loans meeting these criteria are included in the Substandard risk category above.

An analysis of the allowance for loan losses is as follows:

	Nine Months Ended September 30,		Years Ended December 31,
	2012	2011	2011	2010
		(Unaudited)

Balance, beginning	$7,116	$4,983	$4,983	$4,485
Provision for loan losses	3,019	4,380	7,533	3,057
Loans charged-off	(3,680)	(2,266)	(5,646)	(2,770)
Recoveries of loans previously charged-off	235	115	246	211

Balance, ending	$6,690	$7,212	$7,116	$4,983

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 4.                                 Loans (Continued)

The following tables provide additional detail of the activity in the allowance for loan losses, by portfolio segment, for the nine months ended September 30, 2012 and year ended December 31, 2011 and December 31, 2010:

			Commercial	Construction and		Consumer
September 30, 2012	Single Family	Multifamily	Real Estate	Land Development	Commercial	and Other	Total

Allowance for loan losses:

Beginning balance	$1,437	$918	$3,381	$251	$1,089	$40	$7,116
Provision for loan losses	753	229	1,176	524	69	268	3,019
Loans charged-off	(803)	(435)	(1,399)	(482)	(398)	(163)	(3,680)
Recoveries	3	—	91	—	50	91	235
Ending balance	$1,390	$712	$3,249	$293	$810	$236	$6,690

Period-ended amount allocated for:
Individually evaluated for impairment	$424	$192	$739	$107	$30	$—	$1,492
Collectively evaluated for impairment	966	520	2,510	186	780	236	5,198
Ending Balance	$1,390	$712	$3,249	$293	$810	$236	$6,690

Loans:
Individually evaluated for impairment	$3,810	$5,215	$8,535	$555	$30	$68	$18,213
Collectively evaluated for impairment	149,280	33,276	124,247	8,419	22,908	26,253	364,383
Ending Balance	$153,090	$38,491	$132,782	$8,974	$22,938	$26,321	$382,596

			Commercial	Construction and		Consumer
December 31, 2011	Single Family	Multifamily	Real Estate	Land Development	Commercial	and Other	Total

Allowance for loan losses:

Beginning balance	$1,701	$533	$1,524	$483	$710	$32	$4,983
Provision for loan losses	852	1,431	3,169	(232)	2,168	145	7,533
Loans charged-off	(1,133)	(1,177)	(1,385)	—	(1,802)	(149)	(5,646)
Recoveries	17	131	73	—	13	12	246
Ending balance	$1,437	$918	$3,381	$251	$1,089	$40	$7,116

Period-ended amount allocated for:
Individually evaluated for impairment	$52	$522	$1,125	$—	$284	$—	$1,983
Collectively evaluated for impairment	1,385	396	2,256	251	805	40	5,133
Ending Balance	$1,437	$918	$3,381	$251	$1,089	$40	$7,116

Loans:
Individually evaluated for impairment	$4,275	$7,867	$7,158	$650	$812	$122	$20,884
Collectively evaluated for impairment	162,738	32,939	125,094	11,003	22,571	28,345	382,690
Ending Balance	$167,013	$40,806	$132,252	$11,653	$23,383	$28,467	$403,574

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 4.                                 Loans (Continued)

			Commercial	Construction and		Consumer
December 31, 2010	Single Family	Multifamily	Real Estate	Land Development	Commercial	and Other	Total

Allowance for loan losses:

Beginning balance	$1,248	$209	$1,717	$209	$767	$335	$4,485
Provision for loan losses	921	346	1,582	278	233	(303)	3,057
Loans charged-off	(624)	(22)	(1,815)	(4)	(303)	(2)	(2,770)
Recoveries	156	—	40	—	13	2	211
Ending balance	$1,701	$533	$1,524	$483	$710	$32	$4,983

Period-ended amount allocated for:
Individually evaluated for impairment	$233	$33	$263	$157	$—	$17	$703
Collectively evaluated for impairment	1,468	501	1,261	326	710	14	4,280
Ending Balance	$1,701	$534	$1,524	$483	$710	$31	$4,983

Loans:
Individually evaluated for impairment	$8,991	$9,238	$13,140	$899	$997	$752	$34,017
Collectively evaluated for impairment	165,285	30,968	122,762	31,293	28,597	28,906	407,811
Ending Balance	$174,276	$40,206	$135,902	$32,192	$29,594	$29,658	$441,828

The following tables present additional detail of impaired loans, segregated by segment, as of and for the nine months ended September 30, 2012, and as of and for the years ended December 31, 2011 and December 31, 2010.  The unpaid principal balance represents the recorded balance prior to any partial charge-offs.  The recorded investment represents customer balances net of any partial charge-offs recognized on the loans.  The interest income recognized column represents all interest income reported on either a cash or accrual basis after the loan became impaired.

	Unpaid		Allowance for	Average	Interest
	Principal	Recorded	Loan Losses	Recorded	Income
September 30, 2012	Balance	Investment	Allocated	Investment	Recognized

With no related allowance recorded:
Single family	$2,844	$2,605	$—	$3,066	$—
Multifamily	4,788	4,279	—	4,820	—
Commercial real estate	5,594	5,255	—	4,680	9
Construction and land development	447	447	—	549	—
Commercial business	—	—	—	193	—
Consumer and other	77	68	—	94	—

With an allowance recorded:
Single family	1,256	1,205	424	977	18
Multifamily	978	936	192	1,721	—
Commercial real estate	4,274	3,280	739	3,167	6
Construction and land development	734	108	107	54	—
Commercial business	44	30	30	288	2
Consumer and other	—	—	—	—	—
	$21,036	$18,213	$1,492	$19,609	$35

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 4.                                 Loans (Continued)

	Unpaid		Allowance for	Average	Interest
	Principal	Recorded	Loan Losses	Recorded	Income
December 31, 2011	Balance	Investment	Allocated	Investment	Recognized

With no related allowance recorded:
Single family	$3,526	$3,526	$—	$2,137	$—
Multifamily	5,362	5,362	—	5,503	115
Commercial real estate	4,373	4,106	—	8,077	481
Construction and land development	650	650	—	144	—
Commercial business	444	386	—	2,445	26
Consumer and other	121	121	—	71	—

With an allowance recorded:
Single family	749	749	52	747	—
Commercial business	426	426	284	403	—
Multifamily	2,505	2,505	522	3,051	—
Construction and land development	—	—	—	691	—
Commercial real estate	3,053	3,053	1,125	1,904	—
Consumer and other	—	—	—	11	—
Total	$21,209	$20,884	$1,983	$25,184	$622

	Unpaid		Allowance for	Average	Interest
	Principal	Recorded	Loan Losses	Recorded	Income
December 31, 2010	Balance	Investment	Allocated	Investment	Recognized

With no related allowance recorded:
Single family	$8,146	$8,136	$—	$2,843	$109
Multifamily	9,378	9,188	—	7,530	—
Commercial real estate	12,886	12,126	—	5,104	375
Construction and land development	36	36	—	477	2
Commercial business	1,043	997	—	875	12
Consumer and other:
Home equity line of credit	356	356	—	256	—
Education	—	—	—	—	—
Other	400	379	—	289	—

With an allowance recorded:
Single family	855	855	233	490	1
Multifamily	50	50	33	2,141	—
Commercial real estate	1,942	1,014	263	4,520	—
Construction and land development	863	863	157	587	43
Commercial business	—	—	—	58	—
Consumer and other:
Home equity line of credit	—	—	—	—	—
Education	—	—	—	—	—
Other	17	17	17	17	—
	$35,972	$34,017	$703	$25,187	$542

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 4.                                 Loans (Continued)

The following is a summary of troubled debt restructured loans (TDRs) at September 30, 2012 and December 31, 2011 and December 31, 2010:

	September 30,	December 31,
	2012	2011	2010

Troubled debt restructurings - accrual	$6,302	$8,900	$8,148
Troubled debt restructurings - nonaccrual	1,289	1,035	4,692

Modifications of loan terms in a troubled debt restructuring (TDR) are generally in the form of an extension of payment terms or lowering of the interest rate, although occasionally the Bank has reduced the outstanding principal balance.

The following table presents information related to loans modified in a TDR, by class, during the nine months ended September 30, 2012 and year ended December 31, 2011:

	Nine Months Ended September 30, 2012
		Unpaid
		Principal
	Number of	Balance	Balance in the ALLL
	Modifications	(at End of Period)	Prior to Modification	At Period End

Single family	4	$923	$—	$—
Multifamily	—	—	—	—
Commercial real estate	5	1,706	—	119
Construction and land development	1	198	—	—
Commercial business	—	—	—	—
Consumer and other:
Home equity lines of credit	—	—	—	—
Education	—	—	—	—
Other	1	37	—	—
	11	$2,864	$—	$119

	Year Ended December 31, 2011
		Unpaid
		Principal
	Number of	Balance	Balance in the ALLL
	Modifications	(at End of Period)	Prior to Modification	At Period End

Single family	10	$319	$—	$36
Multifamily	1	1,881	—	—
Commercial real estate	12	2,727	329	329
Construction and land development	—	—	—	—
Commercial business	—	—	—	—
Consumer and other:
Home equity lines of credit	—	—	—	—
Education	—	—	—	—
Other	—	—	—	—
	23	$4,927	$329	$365

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 4.                                 Loans (Continued)

The following table presents a summary of loans modified in a TDR during the nine months ended September 30, 2012 and year ended December 31, 2011 by class and by type of modification:

	Principal and	Interest Rate Reduction		Reduced	Reduced
	Interest to	To Below	To Interest	Amortization	Principal
September 30, 2012	Interest Only	Market Rate	Only	Period	Balance	Other (1)	Total

Single family	$—	$—	$—	$363	$449	$111	$923
Multifamily	—	—	—	—	—	—	—
Commercial real estate	186	—	—	—	—	1,520	1,706
Construction and land development	—	—	—	198	—	—	198
Commercial business	—	—	—	—	—	—	—
Consumer and other:
Home equity lines of credit	—	—	—	—	—	—	—
Education	—	—	—	—	—	—	—
Other	—	—	—	—	37	—	37
	$186	$—	$—	$561	$486	$1,631	$2,864

	Principal and	Interest Rate Reduction		Reduced	Reduced
	Interest to	To Below	To Interest	Amortization	Principal
December 31, 2011	Interest Only	Market Rate	Only	Period	Balance	Other (1)	Total

Single family	$—	$—	$—	$—	$319	$—	$319
Multifamily	—	—	—	—	—	1,881	1,881
Commercial real estate	409	1,196	—	—	928	194	2,727
Construction and land development	—	—	—	—	—	—	—
Commercial business	—	—	—	—	—	—	—
Consumer and other:
Home equity lines of credit	—	—	—	—	—	—	—
Education	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—
	$409	$1,196	$—	$—	$1,247	$2,075	$4,927

(1)         Other modifications primarily include capitalization of property taxes.

There were no re-defaults of TDR loans that occurred during the nine months ended September 30, 2012 and the year ended December 31, 2011.

Certain of the Bank’s officers, employees, directors, and their associates are loan customers of the Bank.  As of September 30, 2012, December 31, 2011 and December 31, 2010, loans of approximately $5,781, $4,892 and $6,402, respectively, were outstanding to such parties.  These loans were made on substantially the same terms as those prevailing for comparable transactions with other persons and do not involve more than the normal risk of collectability.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 5.                                 Foreclosed Real Estate

An analysis of foreclosed real estate is as follows:

	Nine Months Ended		Years Ended
	September 30,		December 31,
	2012	2011	2011	2010
		(Unaudited)

Balance, beginning	$4,300	$5,289	$5,289	$7,133
Transfer of loans	6,681	5,203	6,724	3,326
Writedown to realizable value	(1,018)	(3,103)	(2,769)	(1,181)
Proceeds on sale	(6,906)	(4,528)	(4,647)	(3,617)
Loss on sale	(329)	(54)	(297)	(372)
Balance, ending	$2,728	$2,807	$4,300	$5,289

Note 6.                                 Mortgage Servicing Rights

Loans serviced for others approximated $278,325, $284,188 and $285,264 at September 30, 2012, December 31, 2011, and 2010, respectively.  These loans are not reflected in the accompanying consolidated financial statements and were sold without recourse, with the exception of approximately $48,482, $61,313 and $82,788 at September 30, 2012, December 31, 2011, and 2010, respectively, which were sold to the FHLB with limited recourse (see Note 16).

The fair value of mortgage servicing rights was $1,893, $2,387, and $2,832 as of September 30, 2012, December 31, 2011 and December 31, 2010, respectively.  The fair value of servicing rights was determined using the following assumptions as of:

	September 30,	December 31,
	2012	2011	2010

Discount rates	10.5 to 11.0%	10% to 11%	10% to 15%
Prepayment speeds range	15.7 to 24.5	9.4 to 26.8	6.5 to 23.9
Weighted average default rate	1.12%	1.32%	1.31%

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 6.                                 Mortgage Servicing Rights (Continued)

The following is a summary of changes in the balance of mortgage servicing rights for:

	Nine Months Ended		Years Ended
	September 30,		December 31,
	2012	2011	2011	2010
		(Unaudited)

Mortgage servicing rights:
Balance at beginning of year	$3,077	$3,182	$3,182	$2,621
Additions	405	340	691	1,542
Disposals	—	—	—	—
Amortization	(827)	(466)	(796)	(981)
Balance at end of year	2,655	3,056	3,077	3,182

Valuation allowances:

Balance at beginning of year	690	350	350	—
Additions	72	—	500	350
Reductions	—	(160)	(160)	—
Write-downs	—	—	—	—
Balance at end of year	762	190	690	350

Mortgage servicing rights, net	$1,893	$2,866	$2,387	$2,832

A valuation allowance of $762, $690 and $350 was necessary to adjust the aggregate cost basis of mortgage servicing rights to fair value as of September 30, 2012, December 31, 2011 and December 31, 2010, respectively.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 7.                                 Office Properties and Equipment

The components of office properties and equipment are as follows:

	September 30,	December 31,
	2012	2011	2010

Land and land improvements	$4,349	$4,538	$4,937
Office buildings and improvements	13,950	14,943	16,330
Furniture and equipment	4,524	4,893	5,821
Leasehold improvements	336	568	1,137
Future expansion sites	310	417	417
	23,469	25,359	28,642
Less accumulated depreciation and amortization	(10,179)	(10,485)	(11,576)

	$13,290	$14,874	$17,066

Depreciation and amortization expense of approximately $718, $769, $1,051 and $1,156 on office properties and equipment is included in furniture and equipment and occupancy expenses for the nine months ended September 30, 2012 and 2011, and the years ended December 31, 2011 and December 31, 2010, respectively.

The Company and certain subsidiaries are obligated under noncancelable operating leases for other facilities and equipment, certain of which provide for increased rentals based upon increases in cost of living adjustments and other operating costs.  Total rent expense was approximately $380, $398, $736 and $643 for the nine months ended September 30, 2012 and 2011, and the years ended December 31, 2011 and December 31, 2010, respectively.

The approximate minimum annual rentals and commitments under noncancelable agreements and leases with remaining terms in excess of one year are as follows:

Years Ending December 31,

2012 (three remaining months)	$93
2013	377
2014	386
2015	396
2016	406

$1,658

In September of 2011, the Company closed and sold one of its branch office locations for a gain of approximately $875.  In July of 2012, the Company closed and sold two more of its branch office locations for a combined loss of approximately $71.  In the future, the Company may close and/or sell additional branch office locations as determined to be prudent and/or necessary by the Company’s management.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 8.                                 Real Estate Held for Investment

The following table presents real estate held for investment as of:

	September 30,	December 31,
	2012	2011	2010

Office properties and improvements	$11,567	$14,655	$14,629
Less - accumulated depreciation and amortization	(3,116)	(3,845)	(3,425)

	$8,451	$10,810	$11,204

Depreciation expense of $256, $333, $420 and $438 on real estate held for investment is included in real estate held for investment expense for the nine months ended September 30, 2012 and 2011, and the years ended December 31, 2011 and December 31, 2010, respectively.

The Company leases, to various tenants, office properties classified as real estate held for investment, under noncancelable operating leases.  Lease terms range from 3 to 50 years.  Gross rental income was $464, $654, $857 and $1,554 for the nine months ended September 30, 2012 and 2011, and years ended December 31, 2011 and December 31, 2010, respectively.  Minimum future rental income under the terms of noncancelable leases is as follows:

Years Ending December 31,

2012 (Three remaining months)	$131
2013	345
2014	276
2015	217
2016	177

$1,146

In March and April of 2012, the Company sold two commercial real estate properties, previously classified as real estate held for investment, for a combined gain of $362.  In the future, the Company may sell additional real estate held for investment as determined to be prudent and/or necessary by the Company’s management.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 9.   Deposits

The following table presents the composition of deposits as of:

	September 30,		December 31,
	2012		2011		2010
	Amount	Percent	Amount	Percent	Amount	Percent

Negotiable order for withdrawal accounts:
Noninterest bearing	$67,033	14.36%	$58,339	11.13%	$53,474	9.61%
Interest bearing	153,824	32.96%	189,668	36.18%	200,779	36.09%

	220,857	47.32%	248,007	47.31%	254,253	45.70%

Passbook and statement savings	113,381	24.29%	113,501	21.64%	111,105	19.97%
Variable rate money market accounts	23,595	5.05%	33,005	6.30%	38,447	6.91%
Certificate accounts	108,925	23.34%	129,764	24.75%	152,520	27.42%

	$466,758	100.00%	$524,277	100.00%	$556,325	100.00%

Certificate accounts over $100,000 totaled $27,795, $32,692 and $27,498 as of September 30, 2012, December 31, 2011 and December 31, 2010, respectively.

A summary of certificate accounts by scheduled maturity is as follows:

September 30,
2012

2012	$20,610
2013	50,182
2014	22,599
2015	10,105
2016	3,894
Thereafter	1,535

$108,925

Certain of the Bank’s officers, employees, directors, and their associates are deposit customers of the Bank.  As of September 30, 2012, December 31, 2011 and December 31, 2010, such deposits totaled approximately $1,417, $1,814 and $4,280, respectively.  These deposits were entered into on substantially the same terms as those prevailing for comparable transactions with other persons.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 10.                          Advances From the Federal Home Loan Bank

The Bank maintains a master contract agreement with the Federal Home Loan Bank of Chicago (FHLB) that provides for borrowing up to the maximum of 75 percent of the book value of the Bank’s first lien 1-4 family real estate loans.  The FHLB provides both fixed and floating rate advances.  Floating rates are tied to short-term market rates of interest, such as LIBOR, Federal Funds or Treasury Bill rates.  Fixed rate advances are priced in reference to market rates of interest at the time of the advance, namely the rates that the FHLB pays to borrowers at various maturities.  Interest is payable monthly with principal payable at maturity.

Advances are generally secured by a security agreement pledging a portion of the Bank’s real estate mortgages.  Pledged real estate mortgages had a carrying value of $152,752, $143,580 and $176,739 as of September 30, 2012, and December 31, 2011 and December 31, 2010, respectively.

Details of FHLB advances are as follows:

	Weighted		Weighted		Weighted
	Average	September 30,	Average	December 31,	Average	December 31,
Maturity Date	Interest Rate	2012	Interest Rate	2011	Interest Rate	2010

2011	—	$—	—	$—	5.98%	$3,000
2012	—	—	—	—	5.15%	4,000

		$—		$—		$7,000

Note 11.                          Notes Payable

The Company maintains a note payable with an unaffiliated bank which matures in March 2014.  The note currently bears interest at the rate of 3-month LIBOR plus 5.00 percent.  (As of September 30, 2012, December 31, 2011 and December 31, 2010, 3-month LIBOR was 0.3585 percent, 0.5557 percent and 0.30281 percent, respectively).  Payments are interest only through maturity.  This note is collateralized by 100 percent of the stock of the Bank.  As of September 30, 2012 and December 31, 2011 and December 31, 2010, the note payable balance is $954.  The loan agreement also requires certain capital ratio covenants.  The Company is in compliance with these covenants as of the balance sheet date.

On March 31, 2011, the Company entered into an unsecured note payable with a limited liability company consisting of certain of the Company’s officers and directors which matures March 31, 2014.  The note bears interest at a rate of 9.50 percent and was originated with a balance of $300.  Principal and accrued interest are due in a single payment at the note’s maturity.  Repayment of this note is subordinated to the aforementioned loan agreement.  Proceeds from this new note payable were used to establish an escrow account to fund interest-only payments due under the aforementioned loan agreement through its maturity on March 31, 2014 as the Bank’s primary regulator has curtailed dividends from the Bank to the Company.

The Company also entered into a note payable with an unaffiliated bank which matured in February 2012.  The note payable bore interest at a rate of 5.25 percent.  The note payable was collateralized by mortgages on income producing real estate properties classified as real estate held for investment.  As of December 31, 2011 and December 31, 2010 the note payable balance was $2,185 and $2,389, respectively.  The note payable was paid in full on February 24, 2012.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 12.                          Regulatory Capital

The Bank is subject to various regulatory capital requirements administered by federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.

Under capital adequacy guidelines and the regulatory framework for prompt corrective action the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.  Prompt corrective action provisions are not applicable to bank holdings companies.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier 1 capital (as defined) to average assets (as defined).  Management believes, as of September 30, 2012 and December 31, 2011 and December 31, 2010, the Bank meets all capital adequacy requirements to which it is subject.

In connection with the challenging economic environment and the Bank’s elevated levels of non-performing assets, management instituted a business and capital plan to maintain the stability of the Bank.  This business and capital plan requires the Bank to maintain a Tier 1 (leverage) capital ratio of 8.00% and a total risk-based capital ratio of 12.00%.  The Bank did not achieve these capital targets at September 30, 2012 and December 31, 2011.  Management plans to meet the capital targets prescribed by the business and capital plan through the disposition of problem assets, reduction of non-interest expenses, retention of earnings and completion of a plan of conversion (see Note 21).

On November 5, 2012, the Bank was notified by its primary regulator that it would be subject to higher minimum capital ratios as of December 31, 2012.  The higher minimum capital ratios are identical to the business and capital plan ratios noted above.  At September 30, 2012, the Bank was not in compliance with those ratios.  See Note 22 for additional details.

As of September 30, 2012, December 31, 2011 and December 31, 2010 the Bank was restricted from paying dividends to the Company without the prior consent of their primary regulator.  Regardless of formal regulatory restrictions, the Bank would not be allowed to pay dividends in amounts that would result in its capital levels being reduced below the minimum requirements to be adequately capitalized under the regulatory framework for prompt corrective action.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 12.                          Regulatory Capital (Continued)

The Bank’s actual capital amounts and ratios and those required by the above regulatory standards are as follows:

					To be Well Capitalized Under
			For Capital Adequacy		Prompt Corrective Action
	Actual		Purposes		Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Amounts in Thousands)
At September 30, 2012
Total capital
(to risk-weighted assets)	$44,148	11.46%	$30,830	8.00%	$38,538	10.00%
Tier 1 capital
(to risk-weighted assets)	39,308	10.20%	15,415	4.00%	23,123	6.00%
Tier 1 capital
(to adjusted total assets)	39,308	7.68%	20,480	4.00%	25,600	5.00%

					To be Well Capitalized Under
			For Capital Adequacy		Prompt Corrective Action
	Actual		Purposes		Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Amounts in Thousands)
At December 31, 2011
Total capital
(to risk-weighted assets)	$42,475	10.65%	$31,905	8.00%	$39,882	10.00%
Tier 1 capital
(to risk-weighted assets)	38,133	9.56%	15,953	4.00%	23,929	6.00%
Tier 1 capital
(to average assets)	38,133	6.45%	23,641	4.00%	29,552	5.00%

					To be Well Capitalized Under
			For Capital Adequacy		Prompt Corrective Action
	Actual		Purposes		Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Amounts in Thousands)
At December 31, 2010
Total capital
(to risk weighted assets)	$49,638	11.64%	$34,102	8.00%	$42,628	10.00%
Tier 1 capital
(to risk-weighted assets)	46,308	10.86%	17,051	4.00%	25,577	6.00%
Tier 1 capital
(to adjusted total assets)	46,308	7.44%	24,907	4.00%	31,134	5.00%

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 12.                          Regulatory Capital (Continued)

The following table reconciles the Bank’s stockholders’ equity to regulatory capital as of September 30, 2012 and December 31, 2011 and December 31, 2010:

	September 30,	December 31,
	2012	2011	2010

Stockholders’ equity of the Bank	$47,353	$46,547	$53,581
Less: Disallowed servicing assets	(189)	(239)	(283)
Unrealized gain on securities	(1,177)	(1,002)	(491)
Disallowed investment in subsidiary	(3,296)	(3,296)	(3,296)
Disallowed deferred tax assets	(3,383)	(3,877)	(3,203)
Tier 1 and tangible capital	39,308	38,133	46,308
Plus: Allowable general valuation allowances	4,840	4,342	3,330
Risk-based capital	$44,148	$42,475	$49,638

Note 13.                          Other Comprehensive Income (Loss)

	Nine Months Ended		Years Ended
	September 30,		December 31,
	2012	2011	2011	2010
		(Unaudited)

Unrealized appreciation (depreciation) on available-for-sale securities	$599	$1,212	$1,592	$(263)
Taxes	(170)	(344)	(772)	83

	429	868	820	(180)

Less: reclassification adjustment for realized gains included in net income	(421)	(527)	(601)	(547)
Taxes	167	209	292	158

	(254)	(318)	(309)	(389)

Other comprehensive income (loss)	$175	$550	$511	$(569)

Note 14.                          Employee Benefit Plans

Westbury Bank maintains a contributory, defined-contribution profit-sharing plan (the Plan) for all employees meeting certain minimum age and service requirements.  The Plan qualifies under Section 401(k) of the Internal Revenue Code.  Participants may elect to defer a portion of their compensation (between 2 percent and 10 percent) and contribute this amount to the Plan.  A discretionary contribution is made each year as determined annually by the Board of Directors.  The contribution is allocated to each participant based on his or her compensation.  The aggregate benefit payable to any employee is dependent upon his or her rate of contribution, the earnings of the Plan assets, and the length of time such employee has been a participant in the Plan.  The expense related to this Plan was $234, $162, $199, and $259 for the nine months ended September 30, 2012 and 2011 and years ended December 31, 2011 and December 31, 2010, respectively.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 15.                          Deferred Compensation

Certain key employees of Westbury Bank hold nonqualified salary continuation plans.  These plans provide for payments of specific amounts over 10 to 15 year periods subsequent to each participant’s retirement.  The related deferred compensation liabilities are being accrued ratably to the respective normal retirement dates of each participant.  As of September 30, 2012, December 31, 2011 and December 31, 2010, approximately $2,193, $2,128 and $1,804 are accrued related to these plans.  The expense for compensation under these plans was approximately $153, $77, $324 and $346 for the nine months ended September 30, 2012 and 2011 and years ended December 31, 2011 and December 31, 2010, respectively.

Although not part of the plans, the Company has purchased life insurance on the lives of certain employees electing to participate in the plans, which could provide funding for the payment of benefits.  At September 30, 2012, December 31, 2011 and December 31, 2010, the cash surrender value of such life insurance policies totaled $11,940, $11,629 and $11,210, respectively.

The Company currently defers its Directors’ fees at the discretion of the Director, with payments made at the request of each Director.  The balances of deferred directors’ fees were $598, $768 and $900 at September 30, 2012, December 31, 2011 and December 31, 2010, respectively.

Note 16.                          Guarantees

The Company is the guarantor of debt held by a Bank customer.  The Bank receives compensation from this customer in return for its guaranty.  The balance of the guaranteed debt was $3,710 and $3,860 as of December 31, 2011 and December 31, 2010, respectively, and the Bank was released from its guaranty obligation by the customer in August 2012 when the customer restructured the debt.

The Bank has executed commitments under the Mortgage Partnership Finance (MPF) program with the FHLB to guarantee the payment of any realized losses that exceed the FHLB’s first loss account for mortgages delivered under the commitments.  The Bank receives credit enhancement fees from the FHLB for providing this guarantee and continuing to manage the credit risk of the MPF program mortgage loans.  The liability representing the present value of the credit enhancement fees less any expected losses in the mortgages delivered under the commitments was not material.  The maximum potential amount of future payments that the Bank could be required to make under the limited recourse guarantee was approximately $318, $644 and $1,254 at September 30, 2012, December 31, 2011 and December 31, 2010, respectively.  Under the commitments, the Bank agrees to service the loans and therefore, is responsible for any necessary foreclosure proceedings.  Any future recoveries on any losses would not be paid by the FHLB under the commitments.  Historically, the Bank has not incurred a loss on loans sold to the FHLB with these recourse provisions and management has determined there are no probable losses related to these loans at September 30, 2012, December 31, 2011, or 2010.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 17.                          Income Taxes

The following table presents the provision for income taxes as of:

	Nine Months Ended		Years Ended
	September 30,		December 31,
	2012	2011	2011	2010
		(Unaudited)

Current expense (benefit)	$(78)	$437	$751	$40
Deferred income benefit	307	(1,410)	(1,950)	(1,584)

	$229	$(973)	$(1,199)	$(1,544)

A reconciliation of expected income tax expense to the income tax expense included in the consolidated statements of operations is as follows:

	Nine Months Ended September 30,				Years Ended December 31,
	2012		2011		2011		2010
		% of Pretax		% of Pretax		% of Pretax		% of Pretax
	Amount	Income	Amount	Loss	Amount	Loss	Amount	Loss
			(Unaudited)

Computed “expected” tax expense	$273	34.00%	$(1,467)	(34.00)%	$(2,998)	(34.00)%	$(1,007)	(34.00)%
Net increase in cash surrender of life insurance	(121)	(15.06)%	(122)	(2.83)%	(164)	(1.86)%	(144)	(4.90)%
Tax-exempt interest, net	(7)	(0.88)%	(94)	(2.17)%	(103)	(1.17)%	(336)	(11.30)%
Increase from state income tax benefit, net	42	5.21%	(225)	(5.20)%	(460)	(5.22)%	(198)	(6.70)%
Increase (decrease) in valuation allowance	—	0.00%	965	22.36%	2,346	26.60%	—	0.00%
Other, net	42	5.21%	(30)	(0.07)%	180	2.04%	141	4.80%

	$229	28.48%	$(973)	(22.54)%	$(1,199)	(13.60)%	$(1,544)	(52.10)%

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 17.                          Income Taxes (Continued)

The net deferred tax asset or liability included within other assets or other liabilities, as appropriate, includes the following amounts of deferred tax assets and liabilities as of:

	September 30,	December 31,
	2012	2011	2010

Deferred tax assets:
Allowance for loan losses	$2,623	$2,790	$1,678
Deferred compensation	860	834	708
Deferred directors fees	235	301	353
Loss carryforward	5,367	5,358	2,560
Non accrual interest	167	185	660
Foreclosed real estate writedowns	51	894	379
Other	19	266	99
Total deferred tax assets	9,322	10,628	6,437

Deferred tax liabilities:
Prepaid expenses	(82)	(82)	(146)
Mortgage servicing rights	(742)	(936)	(1,110)
Fixed assets basis difference	(838)	(1,534)	(1,400)
Federal Home Loan Bank stock basis difference	(295)	(404)	(404)
Unrealized gain on securities available-for-sale	(759)	(785)	(305)
Other	(185)	—	—
Total deferred tax liabilities	(2,901)	(3,741)	(3,365)

Valuation allowance	(2,447)	(2,447)	(101)

Net deferred tax asset (liability)	$3,974	$4,440	$2,971

In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

The Company has State of Wisconsin net operating loss carryforwards of approximately $19,111, $19,290 and $13,249 at September 30, 2012, December 31, 2011 and December 31, 2010, respectively, which can be used to offset its future state taxable income.  The carryforwards start to expire in 2017.  Prior to 2009, each legal entity in the consolidated group filed separately in the State of Wisconsin.  A total of $11,013 of the net operating loss carryforward at September 30, 2012 and December 31, 2011 represents the Wisconsin net operating loss from separate company returns (“Separate Return Loss Year” or “SRLY” losses).  A valuation allowance of $101 at September 30, 2012, December 31, 2011 and December 31, 2010, has been established for the future benefits attributed to the SRLY state net operating losses for the two Holding Company entities for tax years prior to 2009, since it is unlikely that the two Holding Company entities will generate taxable income on a separate basis to utilize these benefits.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 17.                          Income Taxes (Continued)

The Company has federal net operating loss carryforwards of approximately $11,552, $11,680 and $5,337 at September 30, 2012, December 31, 2011 and December 31, 2010, respectively, which can be used to offset its future federal taxable income.  The carryforwards start to expire in 2027.  A valuation allowance of $2,346 has been established at September 30, 2012 and December 31, 2011 to reflect management’s evaluation of the Company’s realizability of its net deferred tax assets.

Under the Internal Revenue Code and Wisconsin Statutes, the Bank is permitted to deduct, for tax years beginning before 1997, an annual addition to a reserve for bad debts.  The amount differs from the provision for loan losses recorded for financial accounting purposes.  Under prior law, bad debt deductions for income tax purposes were included in taxable income of later years only if the bad debt reserves were used for purposes other than to absorb bad debt losses.  Because the Company did not intend to use the reserve for purposes other than to absorb losses, no deferred income taxes were provided.  Retained earnings as of September 30, 2012, December 31, 2011 and December 31, 2010 include approximately $3,227 for which no deferred federal or state income taxes were provided.  If in the future the Company no longer qualifies as a bank for tax purposes, an income tax expense of $1,266 would be incurred.

The Company files income tax returns in the U.S. federal jurisdiction and the state of Wisconsin.  With few exceptions, the Company is no longer subject to U.S. federal tax examinations by tax authorities for years before 2009 and state tax examinations by tax authorities for years before 2008.

Note 18.                          Commitments and Contingencies

Financial Instruments with Off-Balance Sheet Risk

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit and involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.  The contractual amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit is represented by the contractual amount of those instruments.  The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

The following instruments were outstanding whose contract amounts represent credit risk:

	September 30,	December 31,
	2012	2011	2010

Commitments to extend mortgage credit:
Fixed rate	$812	$3,985	$2,244
Adjustable rate	118	682	1,398

Unused commercial loan and home equity lines of credit	$36,553	$45,751	$45,068
Standy letters of credit	545	4,266	4,711
Commitment to sell loans	3,022	3,640	4,327

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 18.                          Commitments and Contingencies (Continued)

Commitments to extend credit are agreements to lend funds to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  As some such commitments expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Company evaluates each customer’s creditworthiness on a case-by-case basis.  The Company generally extends credit only on a secured basis.  Collateral obtained varies but consists primarily of one-to-four family residences.

Unfunded commitments under lines of credit are commitments for possible future extensions of credit to existing customers.  These lines of credit may be uncollateralized and ultimately may not be drawn upon to the total extent to which the Company is committed.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.  Those letters of credit are primarily issued to support public and private borrowing arrangements, and, generally, have terms of one year or less.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.  The Company holds collateral supporting those commitments if deemed necessary.  In the event the customer does not perform in accordance with the terms of the agreement with the third party, the Company would be required to fund the commitment.  The maximum potential amount of future payments the Company could be required to make is represented by the contractual amount shown in the summary above.  If the commitment is funded, the Company would be entitled to seek recovery from the customer.  At September 30, 2012, December 31, 2011 and December 31, 2010, no amounts have been recorded as liabilities for the Company’s potential obligations under these guarantees.

Litigation

In the normal course of business, the Company is involved in various legal proceedings.  In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company’s consolidated financial statements.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 19.                          Derivative Activities

The Company invests in, and has on deposit, certain certificates of deposit with embedded derivatives where the related interest income or expense is calculated based on changes in the S&P 500.  The Company also enters into interest rate swaps and options to offset the variability in interest income and expense related to these certificates of deposits.  At September 30, 2012, December 31, 2011 and December 31, 2010, the Company had approximately $2,170, $1,902 and $1,764, respectively, in notional amount of swaps where the Company pays a fixed or LIBOR-based interest rate and receives a variable rate based on the S&P 500.  The fair values of the embedded derivatives, swaps and options are reported in the consolidated balance sheets, and the changes in fair value of the embedded derivatives, swaps and options are reported as gains or losses in the consolidated statements of operations.  The fair value of the derivative liability was $513, $312 and $323 as of September 30, 2012, December 31, 2011 and December 31, 2010, respectively, and the related derivative asset was $513, $312 and $323 as of September 30, 2012, December 31, 2011 and December 31, 2010, respectively.  The change in fair value was not significant as of September 30, 2012, December 31, 2011 and December 31, 2010.

Commitments to originate residential mortgage loans held for sale and forward commitments to sell residential mortgage loans are defined as derivatives.  The fair value related to these commitments was not material as of September 30, 2012 and December 31, 2011 and December 31, 2010.

Note 20.                          Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.  ASC Topic 820 requires the use of valuation techniques that are consistent with the market approach, the income approach and/or the cost approach.  Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability.  Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  In that regard, ASC Topic 820 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1:  Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:  Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3:  Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 20.                          Fair Value Measurements (Continued)

Securities available-for-sale:  The fair value of the Company’s securities available-for-sale is determined using Level 2 inputs, which are derived from readily available pricing sources and third-party pricing services for comparable instruments.  The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, treasury yield curves, trading levels, credit information and credit terms, among other factors. In certain cases where Level 1 or Level 2 are not available, securities are classified within Level 3 of the hierarchy.

Derivatives:  The fair values of the Company’s embedded derivatives related to certain certificates of deposit are determined using inputs that are observable or that can be corroborated by observable market data (such as the S&P 500 Index and the 10-year U.S. Treasury rate) and, therefore, are classified within Level 2 of the valuation hierarchy.

Assets and liabilities recorded at fair value on a recurring basis:  The following table summarizes assets measured at fair value on a recurring basis, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value as of:

		Fair Value Measurements
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
September 30, 2012
Assets
Securities available-for-sale
U.S. Government and agency securities	$3,009	$—	$3,009	$—
U.S. Government agency residential mortgage-backed securities	32,510	—	32,510	—
U.S. Government agency collateralized mortgage obligations	8,745	—	8,745	—
Municipal securities	20,268	—	20,268	—
Total securities available-for-sale	$64,532	$—	$64,532	$—

Derivatives	$513	$—	$513	$—

Liabilities
Derivatives	$513	$—	$513	$—

The Company did not have any transfers between Level 1, Level 2, and Level 3 of the fair value hierarchy during the nine month ended September 30, 2012.  The Company’s policy for determining transfers between levels occurs at the end of the reporting period when circumstances in the underlying valuation criteria change and result in a transfer between levels.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 20.                          Fair Value Measurements (Continued)

		Fair Value Measurements
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
December 31, 2011
Assets
Securities available-for-sale
U.S. Government and agency securities	$3,013	$—	$3,013	$—
U.S. Government agency residential mortgage-backed securities	57,771	—	57,771	—
U.S. Government agency collateralized mortgage obligations	20,943	—	20,943	—
Municipal securities	17,392	—	17,392	—
Total securities available-for-sale	$99,119	$—	$99,119	$—

Derivatives	$312	$—	$312	$—

Liabilities
Derivatives	$312	$—	$312	$—

		Fair Value Measurements
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
December 31, 2010
Assets
Securities available-for-sale
U.S. Government and agency securities	$1,005	$—	$1,005	$—
U.S. Government agency residential mortgage-backed securities	32,467	—	32,467	—
U.S. Government agency collateralized mortgage obligations	11,995		11,995
Municipal securities	24,821	—	24,821	—
Total securities available-for-sale	$70,288	$—	$70,288	$—

Derivatives	$323	$—	$323	$—

Liabilities
Derivatives	$323	$—	$323	$—

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 20.                          Fair Value Measurements (Continued)

Assets recorded at fair value on a nonrecurring basis:  The Company may be required, from time to time, to measure certain instruments at fair value on a nonrecurring basis in accordance with U.S. generally accepted accounting principles.

Impaired loans:  The Company does not record loans at fair value on a recurring basis.  The specific reserves for collateral-dependent impaired loans are based on the fair value of the collateral less estimated costs to sell. The fair value of collateral is determined based on appraisals.  In some cases, adjustments were made to the appraised values due to various factors including age of the appraisal, age of comparables included in the appraisal, and known changes in the market and in the collateral.  When significant adjustments were based on unobservable inputs, the resulting fair value measurement has been categorized as a Level 3 measurement.  Impaired loans with a carrying amount of $5,559, $6,733 and $2,800 have a valuation allowance of $1,491, $1,983 and $703 included in the allowance for loan losses as of September 30, 2012, December 31, 2011 and December 31, 2010, respectively.

Foreclosed real estate:  The Company does not record foreclosed real estate owned at a fair value on a recurring basis.  The fair value of foreclosed real estate was determined using Level 3 inputs based on appraisals or broker pricing opinions.  In some cases, adjustments were made to these values due to various factors including the age of the appraisal, age of comparables included in the appraisal, and known changes in the market and in collateral.  Foreclosed real estate is measured at fair value less estimated costs to sell at the date of foreclosure.  Subsequent to foreclosure, additional writedowns may be recorded based on changes to the fair value of the assets.

Mortgage servicing rights:  Mortgage servicing rights (MSRs) do not trade in an active, open market with readily observable prices.  While sales of MSRs do occur, the precise terms and conditions typically are not readily available.  Accordingly, the Company estimates the fair value of MSRs using discounted cash flow models incorporating numerous assumptions from the perspective of market participants including servicing income, servicing costs, market discount rates, prepayments speeds, and default rates.  Due to the nature of the valuation inputs, MSRs are classified within Level 3 of the valuation hierarchy.  As of September 30, 2012, mortgage servicing rights with a carrying amount of $2,655 have a valuation allowance of $762 to reflect their fair value of $1,893.  As of December 31, 2011, mortgage servicing rights with a carrying amount of $3,077 have a valuation allowance of $690 to reflect their fair value of $2,387.  As of December 31, 2010, mortgage servicing rights with a carrying amount of $3,182 have a valuation allowance of $350 to reflect their fair value of $2,832.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 20.                          Fair Value Measurements (Continued)

		Fair Value Measurements
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
September 30, 2012
Assets
Impaired loans	$4,068	$—	$—	$4,068
Foreclosed real estate	2,728	—	—	2,728
Mortgage Servicing Rights	1,893	—	—	1,893

		Fair Value Measurements
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
December 31, 2011
Assets
Impaired loans	$4,750	$—	$—	$4,750
Foreclosed real estate	4,300	—	—	4,300
Mortgage Servicing Rights	2,387	—	—	2,387

		Fair Value Measurements
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
December 31, 2010
Assets
Impaired loans	$2,097	$—	$—	$2,097
Foreclosed real estate	5,289	—	—	5,289
Mortgage Servicing Rights	2,832	—	—	2,832

Disclosure of fair value information about financial instruments, for which it is practicable to estimate that value, is required whether or not recognized in the consolidated balance sheets.  In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.  Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments.  Certain financial instruments with a fair value that is not practicable to estimate and all non-financial instruments are excluded from the disclosure requirements.  Accordingly, the aggregate fair value amounts presented do not necessarily represent the underlying value of the Company for assets and liabilities not previously described.  The Company, in estimating its fair value disclosures for financial instruments not described above, used the following methods and assumptions:

Cash and cash equivalents:  The carrying amounts of cash and cash equivalents reported in the consolidated balance sheets approximate those assets’ fair values.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 20.                          Fair Value Measurements (Continued)

Loans:  For variable-rate mortgage loans that re-price frequently and with no significant change in credit risk, fair values are based on carrying values.  The fair values for fixed rate residential mortgage loans are based on quoted market prices for similar loans sold in conjunction with sale transactions, adjusted for differences in loan characteristics.  The fair values for commercial real estate loans, rental property mortgage loans, and consumer and other loans are estimated using discounted cash flow analyses and using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Loans held for sale:  Fair value of loans held for sale are based on commitments on hand from investors or prevailing market prices.

Federal Home Loan Bank stock:  The carrying amount of FHLB stock approximates its fair value based on the redemption provisions of the FHLB.

Accrued interest receivable and payable:  The carrying amounts of accrued interest receivable and payable approximate their fair values.

Deposits:  The fair value disclosed for interest-bearing and non-interest-bearing checking accounts, savings accounts, and money market accounts are equal to the amount payable on demand at the reporting date (i.e., their carrying amounts).  The fair values of fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities of the outstanding certificates of deposit.

Advances from the Federal Home Loan Bank and notes payable:  The fair values of FHLB advances and notes payable are estimated using discounted cash flow analyses, based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Advance payments by borrowers for property taxes and insurance:  The carrying amounts of the advance payments by borrowers for property taxes and insurance approximate their fair values.

Mortgage banking derivatives:  The fair value of commitments to originate mortgage loans held for sale is estimated by comparing the Company’s cost to acquire mortgages and the current price for similar mortgage loans, taking into account the terms of the commitments and the credit worthiness of the counterparties.  The fair value of forward commitments to sell residential mortgage loans is the estimated amount that the Bank would receive or pay to terminate the forward delivery contract at the reporting date based on market prices for similar financial instruments.  The fair value of these derivative financial instruments was not material at September 30, 2012, December 31, 2011 or 2010.

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 20.                          Fair Value Measurements (Continued)

The estimated fair values and related carrying amounts of the Company’s financial instruments are as follows:

	September 30, 2012
	Carrying	Estimated Fair	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Other Unobservable
	Amount	Value	(Level 1)	(Level 2)	Inputs (Level 3)

Financial assets:
Cash and cash equivalents	$33,141	$33,141	$33,141	$—	$—
Securities	64,532	64,532	—	64,532	—
Loans, net	375,899	384,318	—	—	384,318
Loans held for sale, net	3,022	3,022	—	3,022	—
Federal Home Loan Bank stock	2,670	2,670	—	—	2,670
Mortgage servicing rights	1,893	1,893	—	1,893	—
Accrued interest receivable	1,907	1,907	1,907	—	—
Derivative asset	513	513	—	513	—

Financial liabilities:
Deposits	466,758	464,388	67,033	—	397,355
Notes payable	1,254	1,254	—	—	1,254
Advance payments by borrowers for property taxes and insurance	6,670	6,670	6,670	—	—
Accrued interest payable	38	38	38	—	—
Derivative liability	513	513	—	513	—

	December 31,
	2011		2010
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value

Financial assets:
Cash and cash equivalents	$21,497	$21,497	$50,193	$50,193
Securities	99,119	99,119	70,288	70,288
Loans, net	396,439	400,667	436,820	438,917
Loans held for sale, net	3,640	3,640	4,327	4,327
Federal Home Loan Bank stock	3,652	3,652	3,652	3,652
Mortgage servicing rights	2,387	2,387	2,832	2,832
Accrued interest receivable	2,188	2,188	2,360	2,360
Derivative asset	312	312	323	323

Financial liabilities:
Deposits	524,277	521,221	556,325	551,979
Advances from the Federal Home Loan Bank	—	—	7,000	7,298
Notes payable	3,439	3,439	3,343	3,343
Advance payments by borrowers for property taxes and insurance	444	444	292	292
Accrued interest payable	69	69	163	163
Derivative liability	312	312	323	323

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 21.                          Plan of Conversion and Change in Corporate Form

On September 5, 2012, the Board of Directors of the Company adopted a plan of conversion (the Plan).  The Plan is subject to the approval of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the United States Securities and Exchange Commission.  The Plan sets forth that the Company proposes to convert into a federally-chartered stock savings bank structure with the establishment of a new holding company, Westbury Bancorp, Inc. as parent of the Bank.  The Company (WBSB Bancorp, MHC) and its wholly-owned mid-tier stock holding company subsidiary (WBSB Bancorp, Inc.) will collapse into the newly formed Westbury Bancorp, Inc., which will then issue its outstanding stock.

Pursuant to the Plan, the Company will determine the total offering value and number of shares of common stock based upon a valuation by an independent appraiser.  The stock will be priced at $10.00 per share.  The Company’s Board of Directors will adopt an employee stock ownership plan which will subscribe eight percent of the common stock sold in the offering.  The newly formed holding company is being organized as a corporation incorporated under federal law in the United States of America and will own all of the outstanding common stock of the Bank upon completion of the conversion.

The costs of issuing the common stock will be deferred and deducted from the sales proceeds of the offering.  If the conversion is unsuccessful, all deferred costs will be charged to operations.  There were no conversion costs incurred and/or deferred as of December 31, 2011 or 2010.  The transaction is subject to approval by regulatory authorities.  At the completion of the conversion to stock form, the Company will establish a liquidation account in the amount of retained earnings contained in the final prospectus.  The liquidation account will be maintained for the benefit of eligible account holders who maintain deposit accounts in the Bank subsequent to conversion.

The conversion will be accounted for as a change in corporate form with the historic basis of the Bank’s assets, liabilities and equity unchanged as a result.

Note 22.                          Regulatory Actions and Management’s Plans

In October 2012, the Bank entered into a Formal Agreement with the OCC (the Formal Agreement), which superseded and replaced a prior agreement with the Office of Thrift Supervision.  Pursuant to the Formal Agreement, the Bank agreed, among other things, to:

•                  submit a business and capital plan that provides for plans and strategies including (i) specific plans for the maintenance of adequate capital given the Bank’s risk profile, (ii) projections for growth and capital requirements based upon a detailed analysis of the Bank’s assets, liabilities, earnings, fixed assets and off-balance sheet activities, (iii) projections of the sources and timing of additional capital to meet the Bank’s current and future needs, and (iv) the primary sources from which the Bank will strengthen its capital structure to meet its needs and contingency plans that identify alternative methods should the primary sources not be available;

WBSB Bancorp, MHC and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 22.                          Regulatory Actions and Management’s Plans (Continued)

•                  adopt a written program to improve the Bank’s credit administration practices, including policies, procedures and controls as necessary to ensure (i) timely and accurate credit risk ratings based on regulatory definitions of “special mention,” “substandard,” “doubtful,” and “loss,” (ii) compliance of the Bank’s appraisal and evaluation program with applicable regulations and guidance, (iii) timely and effective follow-up and implementation of loan review findings and exceptions, (iv) satisfactory and perfected collateral documentation, (v) that extensions of credit are granted to any borrower only after obtaining and analyzing current and satisfactory credit information and performing and documenting analysis of the borrower’s financial position and repayment sources, (vi) timely loan charge-offs and accurate reporting of troubled debt restructurings, (vii) annual credit reviews, (viii) conformance with loan policy requirements, (ix) adequate systems to track and analyze credit and collateral exceptions, (x) the accuracy and integrity of internal management information and loan filing systems, and (xi) systems to track and analyze concentrations of credit, significant economic factors, and general conditions and their potential impact on the credit quality of the Bank’s loan and lease portfolios;

•                  revise its written policies and procedures for maintaining an adequate allowance for loan and lease losses to include, at a minimum, (i) policies and procedures for determining whether a loan is impaired and measuring the amount of impairment consistent with GAAP, (ii) policies and procedures for segmenting the loan portfolio and estimating loss on groups of loans that are consistent with GAAP and requiring the documentation of support for its estimation of credit losses, and (iii) procedures for validating the Bank’s allowance for loan and lease losses methodology;

•                  appoint, if the position of Chief Credit Officer becomes vacant, a capable person with executive authority to ensure compliance with the Formal Agreement and the safe and sound operation of functions within that position’s responsibility, which appointment shall be subject to the review and notice or disapproval of the OCC;

•                  not declare any dividend or capital distribution unless the Bank (i) is in compliance with its approved capital program, (ii) is in compliance with applicable regulations governing dividends and capital distributions, and (iii) has received the prior written non-objection of the OCC;

•                 take immediate and continuing action to protect its interest in all criticized assets, including adopting individual workout plans for criticized assets that equal or exceed $500,000, and reviewing to resolve the basis of criticism of all classified, special mention and delinquent assets or credit relationships that equal or exceed $500,000;

•                  not extend any additional credit to or for the benefit of any borrower who has a loan or other extension of credit that is criticized and whose aggregate loans or other extensions of credit exceed $250,000 only if (i) the Board of Directors determines that the extension of additional credit is necessary to promote the best interests of the Bank and records in writing its reasons for this determination, and (ii) a comparison to the Bank’s written program with respect to that asset shows that such plan to collect or strengthen the criticized asset will not be compromised; and

•                  appoint a Compliance Committee that will be responsible for monitoring and coordinating the Bank’s adherence to the provisions of the Formal Agreement and reporting regularly to the OCC.

You should rely only on the information contained in this document or that to which we have referred you.  No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Westbury Bancorp, Inc. or Westbury Bank  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Westbury Bancorp, Inc. or Westbury Bank since any of the dates as of which information is furnished herein or since the date hereof.

WESTBURY BANCORP, INC.

(Proposed Holding Company for

Westbury Bank)

Up to 4,427,500 Shares of

Common Stock

Par value $0.01 per share

(Subject to Increase to up to 5,091,625 Shares)

PROSPECTUS

KEEFE, BRUYETTE & WOODS

                  , 2013

Until [•], 2013, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II:                                            INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                                                  Other Expenses of Issuance and Distribution

		Amount (1)

*	Registrant’s Legal Fees and Expenses	$800,000
*	Registrant’s Accounting Fees and Expenses	225,000
*	Marketing Agent Fees and Expenses (1)	796,158
*	Conversion Agent Fees and Expenses	60,000
*	Appraisal Fees and Expenses	75,000
*	Printing, Postage, Mailing and EDGAR Fees	245,000
*	Filing Fees (Nasdaq, FINRA and SEC)	61,600
*	Transfer Agent Fees and Expenses	15,000
*	Business Plan Fees and Expenses	62,500
*	Proxy Solicitor Fees and Expenses	40,000
*	Other	85,900
*	Total	$2,466,158

*                                         Estimated

(1)                                 Westbury Bancorp, Inc. has retained Keefe, Bruyette & Woods, Inc. to assist in the sale of common stock on a best efforts basis in the offerings.  Fees are estimated at the adjusted maximum of the offering range, assuming all of the shares are sold in the subscription offering.

Item 14.                                                  Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of Westbury Bancorp, Inc. (the “Corporation”) sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLE 10.  Indemnification, etc. of Directors and Officers.

A.                                    Indemnification.  The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.                                    Procedure.  If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit.  It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C.                                    Non-Exclusivity.  The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.                                    Insurance.  The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E.                                    Miscellaneous.  The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder.  The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F.                                     Limitations Imposed by Federal Law.  Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11.  Limitation of Liability.  An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL.  If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.                                                  Recent Sales of Unregistered Securities

Not Applicable.

Item 16.                                                  Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)                                 List of Exhibits

1.1                               Engagement Letter between Westbury Bank, WBSB Bancorp, Inc., WBSB Bancorp, Inc. and Keefe, Bruyette & Woods, Inc. *

1.2                               Form of Agency Agreement between WBSB Bancorp, MHC, WBSB Bancorp, Inc., Westbury Bank, Westbury Bancorp, Inc., and Keefe, Bruyette & Woods, Inc.

2                                         Amended and Restated Plan of Conversion and Reorganization

3.1                               Articles of Incorporation of Westbury Bancorp, Inc.*

3.2                               Bylaws of Westbury Bancorp, Inc.*

4                                         Form of Common Stock Certificate of Westbury Bancorp, Inc.*

5                                         Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*

8.1                               Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.

8.2                               State Tax Opinion of McGladrey LLP

10.1                        Form of Employee Stock Ownership Plan*

10.2                        Salary Continuation Agreement by and between Westbury Bank and Raymond F. Lipman*

10.3                        Salary Continuation Agreement by and between Westbury Bank and Kirk J. Emerich*

10.4                        Employment Agreement by and between Westbury Bank and Raymond F. Lipman*

10.5                        Form of Employment Agreement between Westbury Bank and Raymond F. Lipman*

10.6                        Form of Employment Agreement between Westbury Bank and certain executive officers*

10.7                        Form of Change and Control Agreement*

10.8                        Deferred Compensation Plan for Directors and Key Management Employees of Westbury Bank*

10.9                        Formal Written Agreement by and between Westbury Bank and the Comptroller of the Currency

21                                 Subsidiaries of Registrant*

23.1                        Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8.1)

23.2                        Consent of McGladrey LLP

23.3                        Consent of RP Financial, LC.*

24                                  Power of Attorney (set forth on signature page)

99.1                        Appraisal Agreement between Westbury Bank, WBSB Bancorp, Inc., WBSB Bancorp, MHC and RP Financial, LC.*

99.2                        Letter of RP Financial, LC. with respect to Subscription Rights*

99.3                        Appraisal Report of RP Financial, LC.*,**

99.3.1              Updated Appraisal Report of RP Financial, LC.*,**

99.4                        Marketing Materials*

99.5                        Stock Order and Certification Form*

99.6                        Letter of RP Financial, LC. with respect to Liquidation Accounts*

99.7                        Conversion agent agreement between Westbury Bank, WBSB Bancorp, MHC, WBSB Bancorp, Inc. and Keefe, Bruyette & Woods, Inc.*

*                                         Previously filed.

**                                  Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T.  Available for inspection during business hours at the principal offices of the Securities and Exchange Commission in Washington, D.C.

(b)                                 Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.                                                  Undertakings

The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)         That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)         That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)         The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Bend, State of Wisconsin on January 28, 2013.

WESTBURY BANCORP, INC.

By:	/s/ Raymond F. Lipman
Raymond F. Lipman
President, Chief Executive Officer and Chairman
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Westbury Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Raymond F. Lipman as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Raymond F. Lipman may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Raymond F. Lipman shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Raymond F. Lipman		January 28, 2013
Raymond F. Lipman	President, Chief Executive Officer and Chairman (Principal Executive Officer)

/s/ Kirk J. Emerich		January 28, 2013
Kirk J. Emerich	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Russell E. Brandt		January 28, 2013
Russell E. Brandt	Director

/s/ William D. Gehl		January 28, 2013
William D. Gehl	Director

/s/ Gerald R. Guarnaccio		January 28, 2013
Gerald R. Guarnaccio	Director

/s/ Andrew J. Gumm		January 28, 2013
Andrew J. Gumm	Director

/s/ James L. Mohr		January 28, 2013
James L. Mohr	Director

/s/ James A. Spella		January 28, 2013
James A. Spella	Director

/s/ Terry Wendorff		January 28, 2013
Terry Wendorff	Director

/s/ J.J. Ziegler		January 28, 2013
J.J. Ziegler	Director

As filed with the Securities and Exchange Commission on January 28, 2012

Registration No. 333-184594

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

EXHIBITS

TO

PRE-EFFECTIVE AMENDMENT NO. 2

TO THE

REGISTRATION STATEMENT

ON

FORM S-1

Westbury Bancorp, Inc.

West Bend, Wisconsin

EXHIBIT INDEX

1.1	Engagement Letter between Westbury Bank, WBSB Bancorp, Inc., WBSB Bancorp, Inc. and Keefe, Bruyette & Woods, Inc.*
1.2	Form of Agency Agreement between WBSB Bancorp, MHC, WBSB Bancorp, Inc., Westbury Bank, Westbury Bancorp, Inc., and Keefe, Bruyette & Woods, Inc.
2	Amended and Restated Plan of Conversion and Reorganization
3.1	Articles of Incorporation of Westbury Bancorp, Inc.*

3.2	Bylaws of Westbury Bancorp, Inc.*

4	Form of Common Stock Certificate of Westbury Bancorp, Inc.*
5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*
8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.
8.2	State Tax Opinion of McGladrey LLP
10.1	Form of Employee Stock Ownership Plan*
10.2	Salary Continuation Agreement by and between Westbury Bank and Raymond F. Lipman*
10.3	Salary Continuation Agreement by and between Westbury Bank and Kirk J. Emerich*
10.4	Employment Agreement by and between Westbury Bank and Raymond F. Lipman*
10.5	Form of Employment Agreement between Westbury Bank and Raymond F. Lipman*
10.6	Form of Employment Agreement between Westbury Bank and certain executive officers*
10.7	Form of Change and Control Agreement*

10.8	Deferred Compensation Plan for Directors and Key Management Employees of Westbury Bank*

10.9	Formal Written Agreement by and between Westbury Bank and the Comptroller of the Currency
21	Subsidiaries of Registrant*

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8.1)
23.2	Consent of McGladrey LLP
23.3	Consent of RP Financial, LC.*
24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between Westbury Bank, WBSB Bancorp, Inc., WBSB Bancorp, MHC and RP Financial, LC.*

99.2	Letter of RP Financial, LC. with respect to Subscription Rights*

99.3	Appraisal Report of RP Financial, LC.*,**
99.3.1	Updated Appraisal Report of RP Financial, LC.*,**
99.4	Marketing Materials*
99.5	Stock Order and Certification Form*

99.6	Letter of RP Financial, LC. with respect to Liquidation Accounts*

99.7	Conversion agent agreement between Westbury Bank, WBSB Bancorp, MHC, WBSB Bancorp, Inc. and Keefe, Bruyette & Woods, Inc.*

*	Previously filed.

**

Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the Securities and Exchange Commission in Washington, D.C.